As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-275205

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MoneyHero Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

70 Shenton Way

#18-15, EON Shenton, S079118

Singapore

+65 6322 4392

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Pitrelli, Esq. Cooley LLP 182 Cecil Street, Level 38, Frasers Tower 069547. Singapore +65 6962 7500	Will Cai, Esq. 35th Floor Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758 1200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant (the “Registrant”) hereby amends this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On January 22, 2024, MoneyHero Limited (the “Registrant”) filed Amendment No. 4 to a Registration Statement on Form F-1 (File No. 333-275205) (as amended, the “Registration Statement”), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2024. On May 17, 2024, the Registrant filed post-effective amendment No. 1 to the Registration Statement to include its consolidated financial statements as of December 31, 2023 and for the year ended December 31, 2023 and to update certain other information contained in the Registration Statement. On June 21, 2024, the Registrant filed post-effective amendment No. 2 to the Registration Statement to make certain amendments. On July 1, 2024, the Registrant filed post-effective amendment No. 3 to the Registration Statement to make certain amendments. On November 8, 2024 the Registrant filed post-effective amendment No.4 to the Registration Statement to include its unaudited interim condensed consolidated financial statements as of June 30, 2024 and for the six months ended June 30, 2024 and to update certain other information contained in the Registration Statement. The Registrant is filing this post-effective amendment No. 5 to the Registration Statement to include its consolidated financial statements as of December 31, 2024 and for the year ended December 31, 2024 and to update certain other information contained in the Registration Statement.

No additional securities are being registered by this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement on Form F-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 27, 2025

PRELIMINARY PROSPECTUS

MONEYHERO LIMITED

PRIMARY OFFERING OF UP TO 26,282,971 PUBCO CLASS A
ORDINARY SHARES UNDERLYING WARRANTS

SECONDARY OFFERING OF

UP TO 42,988,598 PUBCO CLASS A ORDINARY SHARES AND

UP TO 8,116,602 WARRANTS TO PURCHASE PUBCO CLASS A ORDINARY SHARES

This prospectus relates to the issuance from time to time by MoneyHero Limited, a Cayman Islands exempted company (“PubCo” or the “Company”), of up to 26,282,971 PubCo Class A ordinary shares, par value $0.0001 per share (“PubCo Class A Ordinary Shares”) issuable upon the exercise of (i) 19,833,035 warrants to purchase PubCo Class A Ordinary Shares, which are exercisable at a price of $11.50 per share and were originally issued as part of the units offered in the initial public offering of Bridgetown Holdings Limited, a Cayman Islands exempted company limited by shares (“Bridgetown”), at a price of $10.00 per unit, with each unit consisting of one-third of one public warrant of Bridgetown and one Class A ordinary share of Bridgetown (“Bridgetown Class A Ordinary Share”) (such warrants, “PubCo Public Warrants”), and (ii) 6,449,936 warrants to purchase PubCo Class A Ordinary Shares, which are exercisable at a price of $11.50 per share and were originally issued to Bridgetown LLC (the “Sponsor”) in a private placement concurrently with Bridgetown’s initial public offering at a price of $1.00 per warrant (“PubCo Sponsor Warrants”).

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their donees, pledgees, transferees or other successors-in-interest (collectively, the “Selling Securityholders”) of (x) up to 42,988,598 PubCo Class A Ordinary Shares, including (i) (a) 12,659,892 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of Class B ordinary shares, par value $0.0001 per share, of PubCo (“PubCo Class B Ordinary Shares”) held by Sponsor, which were issued to it in connection with the Business Combination (as defined below) in exchange for its Class B ordinary shares, par value $0.0001 per share, of Bridgetown (“Bridgetown Class B Ordinary Shares”), which were purchased by Sponsor prior to Bridgetown’s initial public offering, together with other Bridgetown Class B Ordinary Shares, of which 2,214,946 were outstanding immediately prior to the Business Combination, for an aggregate price of $25,000 (or less than $0.002 per share), (b) 594,946 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of PubCo Class B Ordinary Shares that Sponsor may acquire, at its discretion, from Steven Teichman, an advisor to Bridgetown, for no consideration, which were issued to Mr. Teichman in connection with the Business Combination in exchange for the Bridgetown Class B Ordinary Shares he acquired from Sponsor for nil consideration after Sponsor bought the shares from Bridgetown at the aforementioned price, (c) 451,839 PubCo Class A Ordinary Shares issued to Sponsor pursuant to the Working Capital Loan Capitalization Agreement (as defined below) to settle an aggregate of $4,518,390 working capital loans from Sponsor to Bridgetown, and (d) 6,449,936 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Sponsor Warrants, which are exercisable at a price of $11.50 per share and were originally issued to Sponsor in a private placement concurrently with Bridgetown’s initial public offering at a price of $1.00 per warrant; (ii) 6,577,459 PubCo Class A Ordinary Shares held by PCCW Media International Limited (“PMIL”), consisting of shares issued (a) in exchange for its shares in CompareAsia Group Capital Limited, a Cayman Islands exempted company limited by shares (“CGCL”) in connection with the Business Combination, (b) upon the full exercise, for no consideration, of its PubCo warrants, which were converted from its CGCL warrants, and (c) upon the full exercise, for no consideration, of its Call Option, which was converted from its CGCL call option in connection with the Business Combination and was exercised in connection with its purchase of 5.0 million Call Option Notes (as defined below) at a price of US$1.0 per Call Option Note. PMIL acquired its CGCL shares, warrants and call option in connection with the purchase of 11.4 million CGCL Loan Notes (as defined below) at a price of US$1.0 per CGCL Loan Note; (iii) (a) 7,212,571 PubCo Class A Ordinary Shares held by Enterprise Innovation Holdings Limited (“EIHL”), of which 5,207,308 were issued to it in exchange for its CGCL Class A Ordinary Shares (as defined below) and its Class A ordinary shares, par value $0.0001 per share, of Bridgetown (“Bridgetown Class A Ordinary Shares”) in connection with the Business Combination and 2,005,263 were issued to it upon the exercise, for no consideration, of its PubCo warrants converted from its CGCL Class C Warrants (as defined below) in connection with the Business Combination, (b) 1,692,419 PubCo Class A Ordinary Shares issuable upon the conversion of its preference shares, par value US$0.0001 per share, of PubCo (“PubCo Preference Shares”), which were issued in exchange for its CGCL Preference Shares (as defined below) in connection with the Business Combination, (c) 1,566,817 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Class A Warrants (as defined below), which were converted from its CGCL Class A Warrants (as defined below) in connection with the Business Combination, including 940,091 PubCo Class A Ordinary Shares issuable at an exercise price of $2.9899 per 0.307212 share, 313,363 PubCo Class A Ordinary Shares issuable at an exercise price of $5.9798 per 0.307212 share and 313,363 PubCo Class A Ordinary Shares issuable at an exercise price of $8.9697 per 0.307212 share, and (d) 1,666,666 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Public Warrants, which are exercisable at a price of $11.50 per share and were converted, in connection with the Business Combination, from its warrants to purchase Bridgetown Class A Ordinary Shares, which were originally issued as part of the units offered in the initial public offering of Bridgetown, at a price of $10.00 per unit, with each unit consisting of one-third of one public warrant of Bridgetown and one Bridgetown Class A Ordinary Share. EIHL acquired its CGCL Class A Ordinary Shares and CGCL Class A Warrants for an aggregate consideration of approximately $48,000,000, its CGCL Class C Warrants for no consideration in connection with the purchase of 5.0 million CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note, its CGCL Preference Shares in connection with the conversion of approximately $12.8 million worth of 2022 Convertible Notes (as defined below) and its Bridgetown Class A Ordinary Shares and Bridgetown warrants from FWD Life Insurance Public Company and FWD Life Insurance Company, Limited (collectively, the “FWD Parties” and each an “FWD Party”) for an aggregate price of $51.7 million; (iv) 320,842 PubCo Class A Ordinary Shares held by E Capital (Select) Limited (“E Capital”), which were issued to it in exchange for its CGCL Class C Ordinary Shares (as defined below) in connection with the Business Combination, and 715,156 PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares, which were issued to it in exchange for its CGCL Preference Shares in connection with the Business Combination. E Capital acquired its CGCL Class C Ordinary Shares upon the exercise of CGCL Class C Warrants, which were acquired by it for no consideration in connection with the purchase of 800,000 CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note, and its CGCL Preference Shares in connection with the conversion of approximately $5,400,000 worth of 2022 Convertible Notes; (v) an aggregate of (a) 167,461 PubCo Class A Ordinary Shares held by certain former and current directors and executive officers of PubCo, which were issued in exchange for their CGCL Class A Ordinary Shares in connection with the Business Combination, upon the exercise of their CGCL Class C Warrants, for no consideration, in connection with the Business Combination and upon the conversion of certain PubCo Preference Shares, which were issued in exchange for CGCL Preference Shares in connection with the Business Combination, following the Business Combination, (b) 28,704 PubCo Class A Ordinary Shares issuable upon the exercise of their PubCo Class A Warrants, which were issued in exchange for their CGCL Class A Warrants in connection with the Business Combination, including 17,224 PubCo Class A Ordinary Shares issuable at an exercise price of $2.9899 per 0.307212 share, 5,740 PubCo Class A Ordinary Shares issuable at an exercise price of $5.9798 per 0.307212 share and 5,740 PubCo Class A Ordinary Shares issuable at an exercise price of $8.9697 per 0.307212 share, and (c) 938,890 PubCo Class A Ordinary Shares issued or issuable upon the exercise of their PubCo Options (as defined below) at an exercise price of US$0.0003 per share. These former and current directors and executive officers acquired these CGCL Class A Ordinary Shares at par value, CGCL Class C Warrants in connection with the purchase of 0.2 million CGCL Loan Notes (as defined below) at a price of US$1.0 per CGCL Loan Note, CGCL Preference Shares in connection with the conversion of approximately $0.6 million worth of 2022 Convertible Notes, CGCL Class A Warrants for no consideration and the PubCo Options as compensation for their services; (vi) 325,000 PubCo Class A Ordinary Shares issuable to BTIG, LLC (“BTIG”) as compensation for certain strategic and capital markets advisory services to be provided by BTIG to PubCo following the closing of the Business Combination (“Closing”); and (vii) (a) 1,600,000 PubCo Class A Ordinary Shares held by Daniel Wong, Bridgetown’s former Chief Executive Officer, Chief Financial Officer and director, (b) 5,000 PubCo Class A Ordinary Shares held by John R. Hass, a director of Bridgetown, (c) 5,000 PubCo Class A Ordinary Shares held by Samuel Altman, a director of Bridgetown, (d) 5,000 PubCo Class A Ordinary Shares held by In Joon Hwang, a director of Bridgetown, (e) 5,000 PubCo Class A Ordinary Shares held by Kenneth Ng, an advisor to Bridgetown, and (f) 594,946 PubCo Class B Ordinary Shares held by Steven Teichman, which Sponsor may acquire from time to time at its discretion. These shares of Messrs. Wong, Hass, Altman, Hwang, Ng and Teichman were issued to them in connection with the Business Combination in exchange for the Bridgetown Class B Ordinary Shares that they acquired from Sponsor for nil consideration after Sponsor bought the shares from Bridgetown at the aforementioned price; and (y) up to 8,116,602 warrants to purchase PubCo Class A Ordinary Shares, including the 1,666,666 PubCo Public Warrants held by EIHL and the 6,449,936 PubCo Sponsor Warrants (collectively, the “Registered Securities”).

The PubCo Class A Ordinary Shares being offered for resale under this prospectus, including PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 98.1% of the sum of (i) PubCo’s total outstanding shares as of December 31, 2024 and (ii) the total amount of PubCo Class A Ordinary Shares issuable upon the exercise of the aforementioned PubCo Warrants and PubCo Options. The PubCo Class A Ordinary Shares being offered for resale under this prospectus, excluding the PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 97.0% of PubCo’s total outstanding shares as of December 31, 2024. In addition, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares will have an incentive to sell and could make substantial profits upon resales even if the trading price of PubCo securities is low, whereas our public securityholders who purchased Bridgetown Class A Ordinary Shares as part of the units offered in the initial public offering of Bridgetown at a price of $10.00 per unit or, subsequent to the initial public offering, Bridgetown Class A Ordinary Shares or PubCo Class A Ordinary Shares at a price higher than the current trading price may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. Upon (i) the effectiveness of the registration statement of which this prospectus is a part or satisfaction of the requirements of Rule 144 under the Securities Act and (ii) the expiration or waiver of the applicable contractual resale restrictions, the Selling Securityholders may sell large amounts of PubCo Class A Ordinary Shares and/or PubCo Warrants in the open market or in privately negotiated transactions. Such sales, or the perception that such sales might occur, could increase the volatility in PubCo’s share price and result in a significant decline in the price of PubCo’s securities. For more details on the contractual resale restrictions, see “Securities Eligible for Future Sales.” In addition, PubCo’s issuance of additional share capital in connection with acquisitions, investments, financings, its equity incentive plans, the exercise of PubCo Warrants or otherwise could cause the market price of PubCo’s securities to decline, in addition to diluting the ownership of all other shareholders. An aggregate of 32,447,889 PubCo Class A Ordinary Shares were issuable upon the exercise of all outstanding PubCo Warrants as of December 31, 2024 (including warrants that are being registered for resale herein and other warrants held by non-affiliates, all of which are out of money based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share). For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—The securities being offered in this prospectus represent a substantial percentage of PubCo’s outstanding shares. In addition, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares could make substantial profits upon resales,” “Risk Factors—Risks Related to PubCo and Its Securities—Future resales of a large number of PubCo Class A Ordinary Shares or PubCo Warrants may cause the market price of PubCo Class A Ordinary Shares to drop significantly, even if PubCo’s business is doing well” and “PubCo’s issuance of additional share capital in connection with acquisitions, investments, financings, its equity incentive plans, the exercise of PubCo Warrants or otherwise will dilute all other shareholders and could cause the market price of PubCo’s securities to decline.” Despite such a decline in the public trading price, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares may still experience a positive rate of return on the Registered Securities.

Assuming that no Selling Securityholder will exercise its PubCo Warrants for cash for so long as the warrant exercise price remains above the trading price of PubCo Class A Ordinary Shares, then, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share and the closing price of PubCo Public Warrants on May 16, 2025 of $0.03 per warrant, (i) the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo Class B Ordinary Shares (not taking into account any payments that the Sponsor may be required to be make under the Non-Redemption Deeds (as defined below), the exact amount of which cannot be ascertained at this time), which were converted from the Bridgetown Class B Ordinary Shares that it purchased at a price of less than $0.002 per share, and will experience a negative rate of return on the resale of its PubCo Class A Ordinary Shares and PubCo Sponsor Warrants; (ii) PMIL could experience a potential profit of $0.77 per share, or approximately $5.1 million in the aggregate, on the resale of its PubCo Class A Ordinary Shares, which were acquired by it for no consideration in connection of its purchase of Call Option Notes and CGCL Loan Notes; (iii) EIHL could experience a potential profit of $0.77 per share, or approximately $1.6 million in the aggregate, on the resale of the 2,005,263 PubCo Class A Ordinary Shares that it received for no consideration in connection with the exercise of its CGCL Class C Warrants, which were acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (iv) E Capital could experience a potential profit of $0.77 per share, or approximately $0.2 million in the aggregate, on the resale of its 320,842 PubCo Class A Ordinary Shares, which were converted from the CGCL Class C Ordinary Shares that it acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (v) PubCo’s former and current directors and officers participating in this offering could experience (a) a potential profit of up to $0.77 per share, or up to approximately $0.1 million in the aggregate, on the resale of 88,018 PubCo Class A Ordinary Shares that they acquired for no consideration upon the conversion or exercise of their CGCL shares and warrants, which were acquired at par value or for no consideration and (b) a potential profit of $0.77 per share, or approximately $0.7 million in the aggregate, on the resale of 938,890 PubCo Class A Ordinary Shares issued or issuable to them upon the exercise of their PubCo Options at an exercise price of US$0.0003 per share, and will experience a negative rate of return on the resale of the remainder of their Registered Securities; (vi) BTIG could experience a potential profit of $0.77 per share, or approximately $0.3 million in the aggregate, on the resale of its 325,000 PubCo Class A Ordinary Shares, not taking into account any costs related to the provision of the aforementioned strategic and capital markets advisory services; and (v) Daniel Wong, John R. Hass, Samuel Altman, In Joon Hwang, Kenneth Ng and Steven Teichman may experience a potential profit of up to $0.77 per share, or up to $1.7 million in the aggregate, on the resale of their 1,620,000 PubCo Class A Ordinary Shares and 594,946 PubCo Class B Ordinary Shares, which were converted from the Bridgetown Class B Ordinary Shares that they acquired from Sponsor for nil consideration. As noted above, the Registered Securities being offered for resale by several Selling Securityholders, including the Sponsor, EIHL, and E Capital, consist of PubCo shares of different cost bases. When shares of different cost bases are aggregated, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share, the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Class B Ordinary Shares), EIHL will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares), and E Capital also will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares).

On October 12, 2023 (the “Closing Date”), PubCo consummated the previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of May 25, 2023 (the “Business Combination Agreement”), by and among PubCo, Bridgetown, Gemini Merger Sub 1 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Bridgetown Merger Sub”), Gemini Merger Sub 2 Limited, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“CGCL Merger Sub”) and CGCL. As a result of the Business Combination, (i) Bridgetown merged with and into Bridgetown Merger Sub, with Bridgetown Merger Sub being the surviving company and remaining as a wholly-owned subsidiary of PubCo and (ii) CGCL Merger Sub merged with and into CGCL, with CGCL being the surviving entity and becoming a wholly-owned subsidiary of PubCo. On October 13, 2023, PubCo Class A Ordinary Shares and PubCo Public Warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “MNY” and “MNYWW,” respectively.

In this prospectus, PubCo and its subsidiaries are collectively referred to as the MoneyHero Group. Unless the context otherwise requires, all references to “we,” “us” or “our” in this prospectus refer to the MoneyHero Group. Dual-headquartered in Singapore and Hong Kong, MoneyHero Group, formerly known as the Hyphen Group or CompareAsia Group, is a leading personal finance aggregation and comparison company in Greater Southeast Asia, operating in Singapore, Hong Kong, Taiwan and the Philippines with respective local market brands. Hong Kong is a special administrative region of the People’s Republic of China (the “PRC”). The MoneyHero Group conducts business in Hong Kong mainly through the following subsidiaries: (i) MoneyHero Global Limited, which operates the online financial comparison platform MoneyHero; (ii) MoneyHero Insurance Brokers Limited, a registered insurance broker; (iii) eKos Limited, a SaaS provider connecting financial institutions with their digital partners and affiliates; (iv) CAG Regional Limited (“CAGRL”), which provides technology regional support services, including legal, human resources and finance functions, to group companies and (v) CompareAsia Group Limited (“CAGL”), which is primarily engaged in investment holding and provision of management services to other group companies. In 2022, 2023 and 2024, approximately 32.7%, 33.4% and 38.3% of our total revenue was derived from Hong Kong. As of December 31, 2024, approximately 50.8% of the MoneyHero Group’s assets were located in Hong Kong. Any changes in the economic, social and political conditions in Hong Kong, any escalation in political and trade tensions, including those involving the U.S., China and Hong Kong, and incidents such as protests, social unrests, strikes, riots, civil disturbances or disobedience in Hong Kong, may have a widespread effect on the business operations of the MoneyHero Group’s Hong Kong subsidiaries, which could in turn materially affect the MoneyHero Group’s business, financial condition and results of operations. The future development of national security laws and regulations in Hong Kong also could materially impact the MoneyHero Group’s business by possibly triggering sanctions or other harmful measures. For a more detailed description on the related risks, see “Risk Factors—Risks Related to Doing Business in Hong Kong—Potential political and economic instability in Hong Kong may adversely impact our results of operations” and “Risk Factors—Risks Related to Doing Business in Hong Kong—The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures that can cause economic harm to our business.”

The MoneyHero Group does not currently have any subsidiaries or business operations in Mainland China, generate any revenue from Mainland China, provide its products or services in Mainland China, or solicit any customer, or collect, host or manage any customer’s personal data, in Mainland China, and none of its assets, directors, officers or members of senior management are, or are expected to be, located in Mainland China. Accordingly, the MoneyHero Group’s management believes, based on their experience, that (i) the laws and regulations of the PRC do not currently have any material impact on the MoneyHero Group’s business operations and that the PRC government currently does not exert direct oversight and discretion over the manner in which the MoneyHero Group conducts its business activities; and (ii) no permission or approval from PRC government authorities, including but not limited to the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”), is required of PubCo or any of its subsidiaries for operating their business, listing securities on a foreign stock exchange, maintaining such listing or offering securities to foreign investors. As such, neither the MoneyHero Group nor any of its subsidiaries has applied for, or been denied, any permission or approval from PRC government authorities for operating its business, listing securities on a foreign stock exchange, maintaining such listing or offering securities to foreign investors. However, the MoneyHero Group has not engaged PRC legal counsel in connection with reaching these determinations, and there is no guarantee that PRC government authorities will take the same position. If the conclusion that such permissions or approvals are not required proves to be incorrect, or if applicable laws, regulations or interpretations change, and PubCo or any of its subsidiaries is required to obtain such permissions or approvals in the future, any failure to obtain the requisite permissions and approvals or the subsequent denial or rescission of such permissions and approvals could materially and adversely affect the operations of MoneyHero Group, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities, and cause the value of PubCo’s securities to significantly decline or become worthless, which would materially affect the interests of the MoneyHero Group’s investors.

Because of the MoneyHero Group’s substantial operations in Hong Kong and given that (i) the PRC government has significant oversight and authority over the conduct of business in Hong Kong generally and (ii) there are significant risks and uncertainties regarding the enforcement of PRC laws and regulations as the laws, rules and regulations in the PRC can change quickly with little advance notice, PRC laws, rules and regulations could become applicable to the MoneyHero Group’s business in Hong Kong, and the MoneyHero Group could become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, its operations may be materially and adversely affected, PubCo’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of PubCo’s securities could significantly decline or become worthless, which would materially affect the interests of the MoneyHero Group’s investors. Furthermore, while the MoneyHero Group does not believe the recent statements and regulatory actions by the PRC government and regulatory authorities in Hong Kong, such as those related to data security or anti-monopoly concerns, have had any impact on it, these statements and regulatory actions could have a significant impact on the MoneyHero Group’s ability to conduct its business, accept foreign investments, or seek or maintain listing on Nasdaq or another U.S. or foreign stock exchange. Any actions by the PRC government or regulatory authorities in Hong Kong to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, issuers that are based in Mainland China or Hong Kong could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or become worthless. For a more detailed description on the related risks, see “Risk Factors—Risks Related to Doing Business in Hong Kong—The business, financial condition and results of operations of our Hong Kong subsidiaries and/or the value of PubCo’s securities or PubCo’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws, rules and regulations of the PRC become applicable to us,” and “Risk Factors—Risks Related to Doing Business in Hong Kong—The PRC government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of the PRC or companies that operate in, or generate revenue from, Mainland China must conduct their business activities.” Because of our substantial operations in Hong Kong and given the PRC government’s significant oversight and authority over the conduct of business in Hong Kong generally, if we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or become worthless, which would materially affect the interests of our investors,” “Risk Factors—Risks Related to Doing Business in Hong Kong—Our Hong Kong subsidiaries may be subject to various restrictions on intercompany fund transfers and foreign exchange control under current PRC laws and regulations and could be subject to additional, more onerous restrictions under new PRC laws and regulations that may come into effect in the future, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations” and “Risk Factors—Risks Related to Doing Business in Hong Kong—We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

Furthermore, several of PubCo’s directors, officers and members of senior management, including but not limited to Kenneth Chan, Derek Fong, Susanna Lee and Daniel Wang, are located in Hong Kong, which makes it more difficult (i) to serve legal process within the United States upon these individuals, (ii) to obtain information from these individuals necessary for investigations or lawsuits, (iii) to enforce, both in and outside the United States, judgments obtained in U.S. courts against these individuals in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, and (iv) to bring an original action in a Hong Kong court to enforce liabilities against these individuals based upon the U.S. federal securities laws. For a more detailed description on the related risks, see “Risk Factors—Risks Related to Doing Business in Hong Kong—There may be difficulties in effecting service of legal process, conducting investigations, collecting evidence, enforcing foreign judgments or bringing original actions in Hong Kong based on United States or other foreign laws against PubCo’s directors, officers and members of senior management who are located in Hong Kong.” None of PubCo’s directors, officers and members of senior management are, or are expected to be, located in Mainland China.

Cash is transferred within the MoneyHero Group mainly in the following manners: (i) working capital loans from CGCL and certain of its subsidiaries in Singapore, Hong Kong and the Philippines to other group companies based in Singapore, Hong Kong, Taiwan and the Philippines; (ii) repayment of intercompany working capital loans; (iii) service fees or recharges paid by certain of its subsidiaries in Singapore, Hong Kong and the Philippines to other group companies based in these regions in connection with various types of management, administrative, technical support and marketing services; and (iv) capital contributions into group companies that are engaged in insurance brokerage businesses in Singapore, Hong Kong and the Philippines for additional equity interests in these companies by the holding companies of these companies in the same region. For additional information on these and other historical intercompany cash transfers, including the parties and regions involved, the currencies in which the transfers were made and the amount of the transfers, see the section titled “Prospectus Summary—Cash Flows through Our Organization.”

As of the date of this prospectus, no cash dividend or distribution had been made by PubCo or any of its subsidiaries to their respective investors. It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future. The payment of any cash dividends will be dependent upon the revenue, earnings and financial condition of PubCo and its subsidiaries from time to time and will be within the discretion of the board of directors of PubCo. The MoneyHero Group believes that there are no additional limitations or foreign exchange restrictions on its ability to transfer cash between PubCo and its subsidiaries, or among its subsidiaries, either within a certain region or cross borders, and its ability to distribute earnings or declare dividends to U.S. and non-U.S. investors, other than the laws and regulations described under (i) the sections titled “Regulations on Foreign Investment and Exchange Control” and “Regulations on Dividend Distribution” under “Regulatory Overview—Regulations in Singapore,” (ii) the sections titled “Regulations on Foreign Ownership Restrictions,” “Regulations on Exchange Control” and “Regulations on Dividend Distributions” under “Regulatory Overview—Regulations in the Philippines,” (iii) the sections titled “Regulations on Foreign Investment,” “Regulations on Financial Support Provided by Offshore Entities,” “Regulations on Exchange Control” and “Regulations on Dividend Distributions” under “Regulatory Overview—Regulations in Taiwan,” and (iv) “Description of PubCo Securities—Ordinary Shares and Preference Shares—Dividends.” However, while the Hong Kong dollar is freely convertible into other currencies and the MoneyHero Group believes, based on the experience of its management, that there are no restrictions on foreign investments or foreign ownership applicable to the businesses currently conducted by its Hong Kong subsidiaries, and that no foreign exchange controls are currently in force in Hong Kong. However, funds or assets located in Hong Kong may not be available to fund operations or for other use outside of Hong Kong due to the PRC government authorities’ interventions in, or the imposition of restrictions and limitations on, the ability of PubCo or its subsidiaries to transfer cash or assets. For a more detailed description of the related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—It is not expected that PubCo will pay dividends in the foreseeable future,” “Risk Factors—Risks Related to the MoneyHero Group’s Business and Industry—Our subsidiaries are, or may in the future be, subject to restrictions and limitations on paying dividends or otherwise transferring funds to us or other group companies or making other cross border transfers or foreign exchange transactions, which may restrict our ability to satisfy liquidity requirements, expand our business or pay dividends to our shareholders,” “Risk Factors—Risks Related to the MoneyHero Group’s Business and Industry—Risks Related to Doing Business in Hong Kong—The PRC government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of the PRC or companies that operate in, or generate revenue from, Mainland China must conduct their business activities. Because of our substantial operations in Hong Kong and given the PRC government’s significant oversight and authority over the conduct of business in Hong Kong generally, if we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or become worthless, which would materially affect the interests of our investors” and “Risk Factors—Risks Related to Doing Business in Hong Kong—Our Hong Kong subsidiaries may be subject to various restrictions on intercompany fund transfers and foreign exchange control under current PRC laws and regulations and could be subject to additional, more onerous restrictions under new PRC laws and regulations that may come into effect in the future, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

The MoneyHero Group maintains a Finance and Accounting Manual, which sets forth certain rules and procedures relating to cash management. All the group companies are required to perform monthly bank reconciliation. The Group Finance Director prepares a group-level cash position report on a monthly basis for the group’s Chief Executive Officer to review, with a summary of the balances of bank accounts in each of the MoneyHero Group’s four markets, analysis on the fluctuations for the month, information about conversion of trade receivables to cash, explanation on the sources and uses of cash and other information required to forecast, schedule and allocate cash. In addition, for purposes of working capital budgeting, local financial managers are required to send a monthly cashflow forecast of their respective region for the Group Finance Director and Chief Financial Officer to review, and variances from previous forecasts are also analyzed as part of this process. Local entities that need funds for operations are required to submit cash requests to the Group Finance Director and Chief Financial Officer for assessment and approval. Repayments of working capital loans and regional recharges are initiated at the group level, taking into account factors such as the funding needs of the entities and foreign exchange exposure, and require approval from the Chief Financial Officer.

The outstanding share capital of PubCo consists of PubCo Class A Ordinary Shares, PubCo Class B Ordinary Shares and PubCo Preference Shares. As of December 31, 2024, there were 28,653,467 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding. Each holder of PubCo Class A Ordinary Shares is entitled to one vote per share and each holder of PubCo Class B Ordinary Shares is entitled to 10 votes per share on all matters submitted to them for a vote. PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Ordinary Share at any time by the holder thereof. Holders of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares have the same rights except for voting and conversion rights. Each PubCo Preference Ordinary Share is convertible into a number of PubCo Class A Ordinary Shares at any time at the option of the holder thereof at a ratio described in this prospectus. Each PubCo Preference Share is entitled to a number of votes equal to the number of PubCo Class A Ordinary Shares (rounded down to the nearest whole number) into which such PubCo Preference Share is convertible as of the record date for such vote or, if there is no specified record date, as of the date of such vote.

As of March 31, 2025, Sponsor, the sole member of which is indirectly wholly owned by Mr. Li, directly beneficially owned 38.7% of the equity interest and 81.4% of the voting power in PubCo. As a result of Sponsor’s majority voting power, which gives it the ability to control the outcome of certain matters submitted to PubCo shareholders for approval, including the appointment or removal of directors (subject to certain limitations described elsewhere in this prospectus), we qualify as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Therefore, we have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of its board of directors shall consist of independent directors and the requirement that its nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. We currently do not intend to take advantage of these exemptions, subject to application of our home country corporate governance practices as outlined below. However, we cannot guarantee that this may not change going forward. For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—PubCo is a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifies for, and could elect to rely on, exemptions from certain corporate governance requirements.”

In addition, PubCo qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act of 1934, as amended (the “Exchange Act”) and is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD. For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—PubCo qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act and is therefore exempt from certain provisions applicable to United States domestic public companies.” In addition, as a foreign private issuer, PubCo is permitted to follow certain corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. PubCo currently relies, and expects to continue to rely, on the foreign private issuer exemption with respect to Nasdaq Rule 5605(e), Nasdaq Rule 5605(b)(1), Nasdaq Rule 5605(b)(2), Nasdaq Rule 5605(c)(2)(A), Nasdaq Rule 5605(d)(2), Nasdaq Rule 5620(a) and Nasdaq Rule 5635 and instead follows the home country practices described in more details under “Prospectus Summary.” For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—As a foreign private issuer, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq’s corporate governance standards applicable to domestic U.S. companies. These practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq’s corporate governance standards” and “Risk Factors—Risks Related to PubCo and Its Securities—PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.”

In addition, PubCo is an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

The Selling Securityholders may offer, sell or distribute all or a portion of the Registered Securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain fees and expenses in connection with the registration of the Registered Securities and will not receive proceeds from the sale of the Registered Securities by the Selling Securityholders. In connection with the issuance of PubCo Class A Ordinary Shares upon the exercise of 19,833,035 PubCo Public Warrants and 6,449,936 PubCo Sponsor Warrants registered herein, we will receive up to $302,254,166.50 if all such warrants are exercised in full for cash at an exercise price of $11.50 per share. In addition, to the extent any Selling Securityholder wishes to exercise its PubCo Class A Warrants and sell the underlying PubCo Class A Ordinary Shares, we will receive an exercise price of $2.9899, $5.9798 or $8.9697 per 0.307212 share, as applicable, from the Selling Securityholder (or up to $24,845,189.97 in the aggregate). However, based on the historical trading prices for PubCo Class A Ordinary Shares have varied from a high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025 and the closing price of PubCo Class A Ordinary Shares on Nasdaq on May 16, 2025 of $0.7744, which are all below the aforementioned warrant exercise prices, we believe it is likely that warrant holders will not exercise their warrants for cash, which could adversely affect our liquidity and our ability to fund our operations on a prospective basis with our current cash on hand. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will also decrease.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this document:

“Acquisition Merger” means the merger between CGCL and CGCL Merger Sub, with CGCL being the surviving company;

“Assignment, Assumption and Amendment Agreement” means the amendment, dated May 25, 2023, to that certain warrant agreement, dated October 15, 2020, by and among PubCo, Bridgetown and Continental (“Existing Warrant Agreement”), pursuant to which, among other things, Bridgetown assigned all of its rights, interests and obligations in and under the Existing Warrant Agreement to PubCo;

“Bridgetown” means Bridgetown Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Bridgetown Merger Sub” means Gemini Merger Sub 1 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Business Combination Agreement” means the business combination agreement, dated May 25, 2023, (as it may be amended, supplemented, or otherwise modified from time to time), by and among PubCo, Bridgetown Merger Sub, CGCL Merger Sub, Bridgetown and CGCL;

“Bridgetown Public Shareholders” means holders of Bridgetown Class A Ordinary Shares issued as part of the units issued in Bridgetown’s initial public offering; “Call Option” means the call option granted by the PubCo on October 12, 2023 (the “Closing Date”) pursuant to the Call Option Agreement such that PMIL will have the right to subscribe for loan notes from the PubCo for an aggregate subscription price of up to such amount corresponding to the unexercised portion of the Existing Call Option, together with such number of Class A Ordinary Shares as determined in accordance with the Call Option Agreement, during the period commencing on the Closing Date and ending on December 23, 2025;

“Cayman Companies Act” means Cayman Companies Act (As Revised);

“CGCL” means CompareAsia Group Capital Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, CompareAsia Group Capital Limited and its subsidiaries and consolidated affiliated entities;

“CGCL Class A Ordinary Shares” means the shares of CGCL designated as Class A ordinary shares, of a nominal or par value of $0.0001, each with one vote per share;

“CGCL Class A Warrant” means warrants to purchase CGCL Class A Ordinary Shares issued pursuant to the CGCL Class A Warrant Instrument, dated October 14, 2022, as amended;

“CGCL Class B Ordinary Shares” means the shares of CGCL designated as Class B ordinary shares, of a nominal or par value of $0.0001, each with two votes per share, which shall automatically be converted into the same number of CGCL Class C Ordinary Shares immediately upon the full or partial exercise of CGCL Class C Warrants;

“CGCL Class C Ordinary Shares” means the shares of CGCL designated as Class C ordinary shares, of a nominal or par value of $0.0001, each with ten votes per share;

“CGCL Class C Warrant” means warrants to purchase CGCL Class C Ordinary Shares issued pursuant to the CGCL Class C Warrant Instrument, dated October 14, 2022, as amended;

“CGCL Merger Sub” means Gemini Merger Sub 2 Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“CGCL Preference Shares” means the shares of CGCL designated as preference shares, of a nominal or par value of $0.0001, each with one vote per share;

“China” or “PRC,” in each case, means the People’s Republic of China, excluding, solely for the purpose of this prospectus, Taiwan. The term “Chinese” has a correlative meaning for the purpose of this prospectus;

“Existing Call Option” means that certain call option granted by CGCL to PMIL pursuant to CGCL’s fifth amended and restated shareholders agreement dated October 14, 2022, as amended on April 14, 2023, pursuant to and subject to the terms and conditions of which PMIL shall have the right to subscribe for additional CGCL Loan Notes from CGCL for an aggregate subscription price of up to $5 million, together with a certain number of warrants to purchase CGCL Class C Ordinary Shares to be issued pursuant to the CGCL Class C Warrant Instrument;

“FWD” means a pan-Asian life insurance company majority owned by Pacific Century;

“FWD Parties” means FWD Life Insurance Public Company and FWD Life Insurance Company, Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Initial Merger” means the merger between Bridgetown and Bridgetown Merger Sub, with Bridgetown Merger Sub being the surviving company;

“Mainland China” means the People’s Republic of China, excluding, solely for the purpose of this prospectus, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan;

“MoneyHero Group,” “we,” “our” or “us” means MoneyHero Limited and its subsidiaries;

“MoneyHero Group Members” means users who have login IDs with the MoneyHero Group’s platforms in Singapore, Hong Kong and Taiwan, users who subscribe to its email distributions in Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, and users who are registered in its rewards database in Singapore and Hong Kong. Any duplications across the three sources above are deduplicated;

“Monthly Unique User” means as a unique user with at least one session in a given month as determined by a unique device identifier from Google Analytics. A session initiates when a user either opens an app in the foreground or views a page or screen and no session is currently active (e.g., the user’s previous session has ended). A session ends after 30 minutes of user inactivity. We measure Monthly Unique Users during a time period longer than one month by averaging the Monthly Unique Users of each month within that period;

“Mr. Li” means Mr. Richard Tzar Kai Li;

“Nasdaq” means the Nasdaq Stock Market;

“Non-Redemption Deeds” means the non-redemption deeds, dated May 25, 2023, entered into by Sponsor in favor of each of the FWD Parties pursuant to which, among other things, subject to such FWD Party (i) voting in favor of the Business Combination, (ii) not exercising its redemption rights with respect to the Bridgetown Class A Ordinary Shares held by it, (iii) not selling or transferring any of the Bridgetown Class A Ordinary Shares held by it prior to the closing of the Initial Merger, and (iv) not exercising its dissenters’ rights under Section 238 of the Cayman Companies Act, Sponsor has offered to pay to such FWD Party an amount in cash sufficient to assure each FWD Party of an annual return of 5.0% on the PubCo Class A Ordinary Shares held by such FWD Party over a five-year period commencing on the Closing Date and to compensate such FWD Party for any loss realized by it if it sells any PubCo Class A Ordinary Shares at a price per PubCo Class A Ordinary Share of less than $10.00 during such period (and for any unrealized loss at the end of such period), subject to certain caps set forth in the Non-Redemption Deeds. Such cash payments to the FWD Parties will be funded through Sponsor selling PubCo Class A Ordinary Shares issued upon conversion of PubCo Class B Ordinary Shares held by Sponsor, except that Sponsor shall have the right to purchase all of the remaining PubCo Class A Ordinary Shares held by the FWD Parties as of the end of such five-year period pursuant to the terms and conditions of the Non-Redemption Deeds, and if Sponsor exercises such right, the Non-Redemption Deeds do not require Sponsor to sell PubCo Class A Ordinary Shares to fund such purchase of the remaining PubCo Class A Ordinary Shares held by the FWD Parties as of the end of the five-year period. Subject to the terms and conditions of the respective Non-Redemption Deeds, Sponsor has agreed to execute a customary equitable share mortgage granting security interests over the Sponsor Support Shares (as defined in the Non-Redemption Deeds) and an account security covering proceeds of the sale of such shares, in each case in favor of the relevant FWD Party to secure its obligations under the applicable Non-Redemption Deed and take such action as such FWD Party may reasonably require for perfecting the security created by such equitable share mortgage and account security. On October 10, 2023, in connection with the transfer of the FWD Parties’ Bridgetown Class A Ordinary Shares and Bridgetown warrants to EIHL, the FWD Parties assigned their rights under the Non-Redemption Deeds to EIHL;

“PIK” means paid in kind;

“Pacific Century” means Pacific Century Group, an affiliate of Sponsor;

“PCAOB” means the U.S. Public Company Accounting Oversight Board;

“PMIL” means PCCW Media International Limited, a company incorporated in Hong Kong with limited liability and a wholly-owned subsidiary of PCCW Limited. PCCW Limited is a company incorporated in Hong Kong with limited liability, the shares of which are listed on the main board of the Hong Kong Stock Exchange (stock code: 0008) and traded in the form of American Depositary Receipts on the OTC Markets Group Inc. (ticker: PCCWY);

“PubCo” means MoneyHero Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, MoneyHero Limited and its subsidiaries and consolidated affiliated entities;

“PubCo Class A Ordinary Shares” means the Class A ordinary shares of the PubCo with a par value of $0.0001 per share;

“PubCo Class B Ordinary Shares” means the Class B ordinary shares of the PubCo with a par value of $0.0001 per share;

“PubCo Class A Warrants” means the warrants issued by PubCo in connection with the Acquisition Merger pursuant to a PubCo Class A Warrant Instrument;

“PubCo Preference Shares” means the preference shares of the PubCo with a par value of $0.0001 per share having the rights, preferences and restrictions set forth in the second amended and restated memorandum and articles of association of the PubCo, dated October 12, 2023;

“PubCo Public Warrants” means the warrants to be issued by PubCo upon the conversion of Bridgetown Public Warrants at the effective time of the Initial Merger;

“PubCo Shares” means PubCo Class A Ordinary Shares, PubCo Class B Ordinary Shares and PubCo Preference Shares;

“PubCo Sponsor Warrants” means the warrants to be issued by PubCo upon the conversion of Bridgetown’s private placement warrants at the effective time of the Initial Merger;

“PubCo Warrants” means PubCo Public Warrants, PubCo Sponsor Warrants and PubCo Class A Warrants;

“Trust Account” means a trust account established by Bridgetown upon the consummation of its initial public offering;

“SEC” means the U.S. Securities and Exchange Commission;

“Sponsor” means Bridgetown LLC, a limited liability company incorporated under the laws of the Cayman Islands;

“Sponsor Permitted Transferees” means (i) PubCo’s officers or directors, any affiliate or family member of any of PubCo’s officers or directors, any affiliate of Sponsor or any member(s) of Sponsor or any of their affiliates and (ii) anyone who acquired PubCo Sponsor Warrants from Sponsor in one of the following manners: (a) in the case of an individual, by gift to a member such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual, or to a charitable organization; (b) in the case of an individual, by virtue of the laws of descent and distribution upon death of such person; (c) in the case of an individual, pursuant to a qualified domestic relations order; or (d) by virtue of the laws of the Cayman Islands or Sponsor’s memorandum and articles of association upon dissolution of Sponsor;

“Traffic” means the total number of unique sessions in Google Analytics. A unique session is a group of user interactions recorded when a user visits the website or app within a 30-minute window. The current session ends when there is 30 minutes of inactivity or users have a change in traffic source;

“U.S. Dollars,” “US$” and “$” means United States dollars, the legal currency of the United States; and

“Working Capital Loan Capitalization Agreement” means the working capital loan capitalization agreement, dated May 25, 2023, by and among Bridgetown, Sponsor, PubCo and CGCL pursuant to which, among other things, the outstanding balance of the Working Capital Loans immediately prior to the effective time of the Initial Merger was capitalized into a number of PubCo Class A Ordinary Shares equal to the aggregate amount outstanding under such working capital loans, up to an amount not exceeding $5,000,000 (subject to such increases as may be agreed in writing between Bridgetown and CGCL), divided by 10.00, rounded down to the nearest whole number.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements that express the MoneyHero Group’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding the MoneyHero Group’s intentions, beliefs or current expectations concerning, among other things, information concerning possible or assumed future results of operations of the MoneyHero Group. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the MoneyHero Group.

Factors that may impact such forward-looking statements include, but are not limited to:

●	the MoneyHero Group’s ability to grow market share in its existing markets or any new markets it may enter;

●	the MoneyHero Group’s ability to execute its growth strategy, manage growth and maintain its corporate culture as it grows;

●	the MoneyHero Group’s ability to successfully execute on acquisitions, integrate acquired businesses and realize efficiencies or meet growth aspirations inherent in the decision to make a specific acquisition;

●	the MoneyHero Group’s ability to retain existing commercial partners or attract new commercial partners, or maintain favorable fee arrangements with its commercial partners;

●	the MoneyHero Group’s ability to cost-effectively attract new, and retain existing, users and maintain and enhance user engagement;

●	the MoneyHero Group’s ability to continue to diversify and optimize its offerings, offer high-quality content and provide strong customer support;

●	the global economic environment and general market and economic conditions in the jurisdictions in which the MoneyHero Group operates;

●	changes in the consumer lending and insurance markets;

●	changes in interest rates or rates of inflation;

●	ongoing geopolitical uncertainties and conflicts;

●	various risks inherent in operating and investing in Greater Southeast Asia;

●	the regulatory environment and changes in laws, regulations or policies in the jurisdictions in which the MoneyHero Group operates;

●	increased competition in the MoneyHero Group’s industry;

●	anticipated technology trends and developments and the MoneyHero Group’s ability to address those trends and developments with its products and offerings;

●	the MoneyHero Group’s ability to protect information technology systems and platforms against security breaches (which includes physical and/or cybersecurity breaches either by external actors or rogue employees) or otherwise protect the confidential information or personally identifiable information of its users and business partners;

●	developments related to COVID-19 and other pandemics, epidemics or public health threats;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect the MoneyHero Group’s business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

●	exchange rate fluctuations;

●	legal, regulatory and other proceedings;

●	changes in tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where the MoneyHero Group operates; and

●	PubCo’s ability to maintain the listing of its securities on Nasdaq.

The forward-looking statements contained in this prospectus are based on the MoneyHero Group’s current expectations and beliefs concerning future developments and their potential effects on PubCo. There can be no assurance that future developments affecting the MoneyHero Group will be those that the MoneyHero Group has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the MoneyHero Group’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward- looking statements. The MoneyHero Group will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.

Overview

Dual-headquartered in Singapore and Hong Kong, MoneyHero Group, formerly known as the Hyphen Group or CompareAsia Group, is a leading personal finance aggregation and comparison company, as well as a digital insurance brokerage provider in Greater Southeast Asia, operating in Singapore, Hong Kong, Taiwan and the Philippines with respective local market brands. With a portfolio of six well-known and trusted brands, We are primarily involved in the operation of online financial comparison platforms and related services for credit cards, personal loans, mortgages, insurance and other financial products, connecting the providers of these products with well-matched and ready-to-transact consumers and generating revenue directly from these providers for placing their products on our platforms and engaging us to provide insurance brokerage, marketing and events-related services. These providers, which we refer to as our commercial partners in this prospectus, primarily consist of regional and international brick-and-mortar banking institutions, insurance providers and investment brokers, many of which are subsidiaries and branches of blue-chip global financial institutions that are based in Asia. In addition to our own platforms, we also help our commercial partners expand their user reach by partnering with third-party online content creators and channel partners via Creatory, a self-service portal that helps content and channel partners monetize their online traffic and user base. These content and channel partners earn commission from us for promoting the financial products on our platforms, either on a fixed fee basis or conversion-based fee basis.

We help consumers with effective decision making by providing guidance through informative content and easy-to-use product comparison tools. As of December 31, 2024, we had approximately 7.5 million MoneyHero Group Members, which include users who have login IDs with us in Singapore, Hong Kong and Taiwan, users who subscribe to our email distributions in Singapore, Hong Kong, Taiwan and the Philippines, and users who are registered in our rewards database in Singapore and Hong Kong. We also retain an equity stake in Malaysian fintech company, Jirnexu Pte. Ltd., parent company of Jirnexu Sdn. Bhd., the operator of RinggitPlus, Malaysia’s largest operating B2C financial comparison platform. .

As of December 31, 2024, we had over 290 commercial partner relationships, which are measured based on relationships with different business lines within a given financial institution. Our platforms address nearly all aspects of customer needs for financial products, making us a vital partner for financial product providers. In 2024, we had over 1.7 million Applications for financial product purchases and over 0.7 million Approved Applications, compared to over 1.7 million Applications for financial product purchases and over 0.6 million Approved Applications in 2023. In addition, in 2024, the MoneyHero Group published over 180 articles per month on our blogs, and our platforms averaged over 5.2 million page views per month by our users. In the quarter ended December 31, 2024, we had approximately 6.2 million Monthly Unique Users, 18.6 million Traffic sessions, with 70% of our Traffic sessions and 72% of our Monthly Unique Users engaged with our online platforms organically through unpaid channels. The volume of user activities on our platforms provides visibility into our future growth and has also encouraged us to continue to improve user experience and drive up conversions

Our main business pillars are (i) online financial comparison platforms, where we provide financial guidance to consumers by offering a broad range of financial and lifestyle content, product comparison tools, and financial product marketplaces on its websites, and (ii) B2B business (Creatory), where we expand our user reach by partnering with other third-party online content and channel partners. The MoneyHero Group conducts its business mainly through the following websites: https://www.moneyherogroup.com, https://www.moneyhero.com.hk, https://www.singsaver.com.sg, https://www.money101.com.tw, https://www.moneymax.ph and https://creatory.biz.

For the years ended December 31, 2022, 2023 and 2024, our revenue was US$68.1 million, US$80.7 million and US$79.5 million, respectively. The MoneyHero Group generates revenue in the form of (i) internet leads generation and marketing service income related to credit cards, personal loans, mortgages, wealth, insurance and other financial products, whereby we charge the providers of these products on a revenue per click (“RPC”), revenue per lead (“RPL”), revenue per application (“RPA”) or revenue per approved application (“RPAA”) basis; (ii) insurance commission income through providing insurance brokerage services; (iii) marketing income through providing marketing services; and (iv) event income from holding financial events and festivals. In 2024, internet leads generation and marketing service income, insurance commission income, marketing income, and events income accounted for approximately 89.5%, 6.5%, 2.7% and 1.3% of our total revenue, respectively, compared to 94.0%, 4.2%, 1.3% and 0.6% of our total revenue in 2023, respectively. We recorded a loss of US$49.4 million, US$172.6 million, and US$37.8 million for the years ended December 31, 2022, 2023 and 2024, respectively.

In 2022, approximately 34.4%, 32.7%, 16.2%, 14.5%, 1.9% and 0.3% of MoneyHero Group’s total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines, Malaysia and Thailand, respectively. We ceased our operations in Thailand in 2022. In 2023, approximately 39.8%, 33.4%, 8.4%, 17.6% and 0.9% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. In 2024, approximately 38.9%, 38.3%, 6.5%, 16.2% and 0.2% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. As of December 31, 2024, approximately 30.9%, 50.8%, 4.1% and 13.7% of MoneyHero Group’s assets were located in Singapore, Hong Kong, Taiwan and the Philippines, respectively. We ceased our customer-facing operations in Malaysia in the third quarter of 2024.

This offering involves the potential sale of a substantial portion of our shares for resale. The PubCo Class A Ordinary Shares being offered for resale under this prospectus, including PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 98.1% of the sum of (i) PubCo’s total outstanding shares as of December 31, 2024 and (ii) the total amount of PubCo Class A Ordinary Shares issuable upon the exercise of the aforementioned PubCo Warrants and PubCo Options. The PubCo Class A Ordinary Shares being offered for resale under this prospectus, excluding the PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 97.0% of PubCo’s total outstanding shares as of December 31, 2024. In addition, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares will have an incentive to sell and could make substantial profits upon resales even if the trading price of PubCo securities is low, whereas our public securityholders who purchased Bridgetown Class A Ordinary Shares as part of the units offered in the initial public offering of Bridgetown at a price of $10.00 per unit or, subsequent to the initial public offering, Bridgetown Class A Ordinary Shares or PubCo Class A Ordinary Shares at a price higher than the current trading price may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. Upon (i) the effectiveness of the registration statement of which this prospectus is a part or satisfaction of the requirements of Rule 144 under the Securities Act and (ii) the expiration or waiver of the applicable contractual resale restrictions, the Selling Securityholders may sell large amounts of PubCo Class A Ordinary Shares and/or PubCo Warrants in the open market or in privately negotiated transactions. Such sales, or the perception that such sales might occur, could increase the volatility in PubCo’s share price and result in a significant decline in the price of PubCo’s securities. For more details on the contractual resale restrictions, see “Securities Eligible for Future Sales.” For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—The securities being offered in this prospectus represent a substantial percentage of PubCo’s outstanding shares. In addition, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares could make substantial profits upon resales” and “Risk Factors—Risks Related to PubCo and Its Securities—Future resales of a large number of PubCo Class A Ordinary Shares or PubCo Warrants may cause the market price of PubCo Class A Ordinary Shares to drop significantly, even if PubCo’s business is doing well.” Despite such a decline in the public trading price, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares may still experience a positive rate of return on the Registered Securities.

Assuming that no Selling Securityholder will exercise its PubCo Warrants for cash for so long as the warrant exercise price remains above the trading price of PubCo Class A Ordinary Shares, then, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share and the closing price of PubCo Public Warrants on May 16, 2025 of $0.03 per warrant, (i) the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo Class B Ordinary Shares (not taking into account any payments that the Sponsor may be required to be make under the Non-Redemption Deeds (as defined below), the exact amount of which cannot be ascertained at this time), which were converted from the Bridgetown Class B Ordinary Shares that it purchased at a price of less than $0.002 per share, and will experience a negative rate of return on the resale of its PubCo Class A Ordinary Shares and PubCo Sponsor Warrants; (ii) PMIL could experience a potential profit of $0.77 per share, or approximately $5.1 million in the aggregate, on the resale of its PubCo Class A Ordinary Shares, which were acquired by it for no consideration in connection of its purchase of Call Option Notes and CGCL Loan Notes; (iii) EIHL could experience a potential profit of $0.77 per share, or approximately $1.6 million in the aggregate, on the resale of the 2,005,263 PubCo Class A Ordinary Shares that it received for no consideration in connection with the exercise of its CGCL Class C Warrants, which were acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (iv) E Capital could experience a potential profit of $0.77 per share, or approximately $0.2 million in the aggregate, on the resale of its 320,842 PubCo Class A Ordinary Shares, which were converted from the CGCL Class C Ordinary Shares that it acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (v) PubCo’s former and current directors and officers participating in this offering could experience (a) a potential profit of up to $0.77 per share, or up to approximately $0.1 million in the aggregate, on the resale of 88,018 PubCo Class A Ordinary Shares that they acquired for no consideration upon the conversion or exercise of their CGCL shares and warrants, which were acquired at par value or for no consideration and (b) a potential profit of $0.77 per share, or approximately $0.7 million in the aggregate, on the resale of 938,890 PubCo Class A Ordinary Shares issued or issuable to them upon the exercise of their PubCo Options at an exercise price of US$0.0003 per share, and will experience a negative rate of return on the resale of the remainder of their Registered Securities; (vi) BTIG could experience a potential profit of $0.77 per share, or approximately $0.3 million in the aggregate, on the resale of its 325,000 PubCo Class A Ordinary Shares, not taking into account any costs related to the provision of the aforementioned strategic and capital markets advisory services; and (v) Daniel Wong, John R. Hass, Samuel Altman, In Joon Hwang, Kenneth Ng and Steven Teichman may experience a potential profit of up to $0.77 per share, or up to $1.7 million in the aggregate, on the resale of their 1,620,000 PubCo Class A Ordinary Shares and 594,946 PubCo Class B Ordinary Shares, which were converted from the Bridgetown Class B Ordinary Shares that they acquired from Sponsor for nil consideration. As noted above, the Registered Securities being offered for resale by several Selling Securityholders, including the Sponsor, EIHL, and E Capital, consist of PubCo shares of different cost bases. When shares of different cost bases are aggregated, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share, the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Class B Ordinary Shares), EIHL will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares), and E Capital also will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares).

Corporate Information

PubCo was incorporated under the laws of the Cayman Islands on March 21, 2023, solely for the purpose of effectuating the Business Combination. PubCo was incorporated with an aggregate share capital of $50,000 divided into 500,000,000 registered shares of a par value of $0.0001 per share.

PubCo’s corporate purpose is unrestricted and PubCo has the full power and authority to carry out any object not prohibited by the Cayman Companies Act or any other law of the Cayman Islands.

PubCo’s affairs are governed by PubCo’s second amended and restated memorandum and articles of association, as amended (the “PubCo Articles”), the Cayman Companies Act and the common law of the Cayman Islands.

The principal place of business of PubCo is 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore, and its telephone number is +65 6322 4392.

Organizational Structure

The following chart illustrates PubCo’s organizational structure and material subsidiaries as of December 31, 2024.

The Business Combination

On October 12, 2023, PubCo consummated the Business Combination pursuant to the Business Combination Agreement, dated as of May 25, 2023, by and among PubCo, Bridgetown, Bridgetown Merger Sub, CGCL Merger Sub and CGCL. As a result of the Business Combination, (i) Bridgetown merged with and into Bridgetown Merger Sub, with Bridgetown Merger Sub being the surviving company and remaining as a wholly-owned subsidiary of PubCo and (ii) CGCL Merger Sub merged with and into CGCL, with CGCL being the surviving entity and becoming a wholly-owned subsidiary of PubCo.

On October 13, 2023, the PubCo Class A Ordinary Shares and PubCo Public Warrants commenced trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “MNY” and “MNYWW,” respectively.

Controlled Company

Under Nasdaq’s listing rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements. As of March 31, 2025, Sponsor, the sole member of which is indirectly wholly owned by Mr. Richard Tzar Kai Li (“Mr. Li”), beneficially owned 38.7% of the equity interest and 81.4% of the voting power in PubCo.

As a result of Sponsor’s majority voting power, which gives it the ability to control the outcome of certain matters submitted to our shareholders for approval, including the appointment or removal of directors (subject to certain limitations described elsewhere in this prospectus), PubCo qualifies as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Therefore, PubCo has the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of its board of directors shall consist of independent directors and the requirement that its nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. PubCo currently does not intend to take advantage of these exemptions, subject to application of its home country corporate governance practices as outlined below. However, we cannot guarantee that this may not change going forward. For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—PubCo is a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifies for, and could elect to rely on, exemptions from certain corporate governance requirements.”

Emerging Growth Company

PubCo is an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s most recently completed second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes- Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act and Nasdaq corporate governance rules that are applicable to U.S. domestic public companies, as detailed below.

Foreign Private Issuer

PubCo qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act and is therefore exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

In addition, as a foreign private issuer, PubCo is permitted to follow certain corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. As a result, PubCo’s shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements.

●	PubCo currently relies, and expects to continue to rely, on the foreign private issuer exemption with respect to the following:

●	Rule 5605(b)(1), which requires that independent directors comprise a majority of a company’s board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors;

●	Rule 5605(b)(2), which requires that independent directors must meet at regularly scheduled executive sessions without management present. As allowed by the laws of the Cayman Islands, our independent directors do not meet in regularly scheduled executive sessions;

●	Rule 5605(d)(2), which requires that a company has a compensation committee, comprised solely of independent directors. As allowed by the laws of the Cayman Islands, our compensation committee is not comprised solely of independent directors;

●	Rule 5605(e), which requires that a company has a nominations committee comprised solely of independent directors and a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws. As allowed by the laws of the Cayman Islands, our nominating and corporate governance committee is not comprised solely of independent directors, and our nominating and corporate governance committee is not required to address matters required under the federal securities laws;

●	Rule 5620(a), which requires a company to hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end. As allowed by the laws of the Cayman Islands, we may not always hold annual meetings of shareholders; and

●	Rule 5635, which requires a company to obtain shareholder approval for the issuance of securities under certain circumstances. As allowed by the laws of the Cayman Islands, we are not required to seek shareholder approval in these circumstances.

For more details on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—As a foreign private issuer, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq’s corporate governance standards applicable to domestic U.S. companies. These practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq’s corporate governance standards” and “Risk Factors—Risks Related to PubCo and Its Securities—PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.”

Cash Flows through Our Organization

Cash is transferred within the MoneyHero Group mainly in the following manners:

●	Intercompany working capital loans;

●	Repayment of intercompany working capital loans;

●	Service fees and recharges in connection with various types of management, administrative, technical support and marketing services; and

●	Capital contributions into group companies that are engaged in insurance brokerage business.

The table below sets forth a breakdown of the amounts transferred, the parties and regions involved and the currencies in which the transfers were made during the period from January 1, 2022 to December 31, 2024.

Source of Funds	Nature of Transfer	Payor	Payee	Currency of Transfer	Amount (US$, in thousands)
Cayman Islands	Working Capital Loan	Moneyhero Limited (“MHL”)	CompareAsia Group Limited (“CAGL”)	USD	17,280
		CompareAsia Group Capital Limited (“CGCL”)	CAGL	USD	60,804
	Transfer of listing proceeds received on behalf	CGCL	MHL	USD	40,001
Singapore	Working Capital Loan	Ekos Pte. Ltd.	CAGRSG	SGD	1,281
		Singsaver Pte. Ltd.	CAGRSG	SGD	1,463
			Seedly Pte. Ltd	SGD	443
	Service Fee	Singsaver Pte. Ltd.	CAGRL	USD	653
			CAGRSG	USD	699
			CAGRSG	SGD	118
			Ekos Pte. Ltd.	SGD	2,091
			Seedly Pte. Ltd	SGD	341
		Seedly Pte. Ltd	Singsaver Pte. Ltd.	SGD	29
		Ekos Pte. Ltd.	Seedly Pte. Ltd	SGD	397
			CAGRSG	SGD	52
			Singsaver Pte. Ltd.	SGD	47,577
			CAGL	USD	8
			CAGRL	USD	2
		Singsaver Insurance Brokers Pte. Ltd.	CAGRL	USD	21
			CAGRSG	USD	315
			Singsaver Pte. Ltd.	SGD	253
	Settlement of payment on behalf	Singsaver Pte. Ltd.	CAGL	USD	8,797
			CAGRSG	USD	10
	Capital Contribution	Singsaver Pte. Ltd.	Singsaver Insurance Brokers Pte. Ltd.	SGD	717
	Loan Repayment	Singsaver Pte. Ltd.	CAGL	USD	2,976
		CAGRSG	Ekos Pte. Ltd.	SGD	557

Hong Kong	Working Capital Loan	CAGL	CAGRL	USD	10,938
			CompareAsia Group ROHQ Philippines		80
			CAGRSG		42,356
			Compargo Malaysia Sdn. Bhd.		590
			Ekos Limited		7,784
			MoneyGuru Philippines Corporation		884
			MoneyHero Global Limited		2,689
			Seedly Pte. Ltd		1,043
			Singsaver Pte. Ltd.		6,433
			Certain historic subsidiaries		765
			CAGRL	HKD	864
			Ekos Limited		955
			MoneyHero Global Limited		1,274
		MoneyHero Global Limited	CAGRL	USD	350
		MoneyHero Global Limited	Ekos Limited	HKD	7
	Loan Repayment	CAGRL	CAGL	USD	869
		MoneyHero Global Limited	CAGL		4,329
		MoneyHero Global Limited	CAGL	HKD	1,274
		CAGL	CGCL	USD	1,540
		Ekos Limited	MoneyHero Global Limited	HKD	15
	Service Fee	MoneyHero Global Limited	CAGL	USD	446
			CAGRL	HKD	536
		MoneyHero Insurance Brokers Limited	CAGL	USD	4
			CAGRL	USD	45
			CAGRSG	USD	14
			CAGRL	HKD	37
		MoneyHero Insurance Brokers Limited	MoneyHero Global Limited	HKD	1,855
		Ekos Limited	MoneyHero Global Limited	HKD	1
	Settlement of payment on behalf	MoneyHero Global Limited	CAGL	USD	3,713
				HKD	2,636
	Capital Contribution	MoneyHero Global Limited	MoneyHero Insurance Brokers Limited	HKD	502
The Philippines	Working Capital Loan	MoneyGuru Philippines Corporation	CompareAsia Group ROHQ Philippines	PHP	435
	Loan Repayment	MoneyGuru Philippines Corporation	CAGL	USD	2,467
		CompareAsia Group ROHQ Philippines	MoneyGuru Philippines Corporation	USD	75
	Service Fee	MoneyGuru Philippines Corporation	CAGL	USD	1,332
			CAGRL		2,571
			CAGRSG		1,956
		MoneyHero Insurance Brokerage, Inc.	MoneyGuru Philippines Corporation	PHP	827
	Capital Contribution	MoneyGuru Philippines Corporation	MoneyHero Insurance Brokerage, Inc.	PHP	976

As of the date of this prospectus, no cash dividend or distribution had been made by PubCo or any of its subsidiaries to their respective investors. It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future. The payment of any cash dividends will be dependent upon the revenue, earnings and financial condition of PubCo and its subsidiaries from time to time and will be within the discretion of the board of directors of PubCo. The MoneyHero Group believes that there are no additional limitations or foreign exchange restrictions on its ability to transfer cash between PubCo and its subsidiaries, or among its subsidiaries, either within a certain region or cross borders, and its ability to distribute earnings or declare dividends to U.S. and non-U.S. investors, other than the laws and regulations described under the sections titled “Regulations on Foreign Investment and Exchange Control” and “Regulations on Dividend Distribution” under “Regulatory Overview—Regulations in Singapore,” the sections titled “Regulations on Foreign Ownership Restrictions,” “Regulations on Exchange Control” and “Regulations on Dividend Distributions” under “Regulatory Overview—Regulations in the Philippines,” the sections titled “Regulations on Foreign Investment,” “Regulations on Financial Support Provided by Offshore Entities,” “Regulations on Exchange Control” and “Regulations on Dividend Distributions” under the section titled “Regulatory Overview—Regulations in Taiwan,”, the sections titled “Regulations on Foreign Investment” and “Regulations on Exchange Control”. Regulatory Overview—Regulations in Malaysia” and “Description of PubCo Securities– Ordinary Shares and Preference Shares - Dividends

In addition, there are various restrictions under current PRC laws and regulations on intercompany fund transfers and foreign exchange control, which mainly include the following:

●	Dividends. PRC companies may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with PRC accounting standards and regulations, and must first set aside at least 10% of their after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. In addition, PRC companies are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and a withholding tax, at the rate of 10% or lower, is payable by a PRC subsidiary upon dividend remittance.

●	Capital expenses. Approval from or registration with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, PRC companies are required to obtain approval from the State Administration of Foreign Exchange (the “SAFE”) or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside Mainland China, or to make other capital expenditure payments outside Mainland China in a currency other than Renminbi.

●	Shareholder loans and capital contributions. Loans by an offshore holding company to its PRC subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of the SAFE, and any capital contribution from such holding company to its PRC subsidiaries is required to be registered with the competent PRC governmental authorities.

As the MoneyHero Group does not currently have, or expect to have, any subsidiaries or business operations in Mainland China or any revenue from Mainland China, and none of its assets, directors, officers or members of senior management are, or are expected to be, located in Mainland China, the MoneyHero Group believes, based on the experience of its management, that there are no restrictions on foreign investments or foreign ownership applicable to the businesses currently conducted by its Hong Kong subsidiaries, and that no foreign exchange controls are currently in force in Hong Kong. However, funds or assets located in Hong Kong may not be available to fund operations or for other use outside of Hong Kong due to the PRC government authorities’ interventions in, or the imposition of restrictions and limitations on, the ability of PubCo or its subsidiaries to transfer cash or assets. However, there remains uncertainty as to how the relevant laws and regulations will be implemented, and we cannot assure you that PRC regulatory agencies, including the SAFE, will take the same position. If the MoneyHero Group or any of its subsidiaries were to be deemed by PRC regulatory authorities to be subject to these restrictions, there is no assurance that they can fully or timely comply with the relevant requirements or complete the required registration, which could have a material and adverse effect on their business, financial condition and results of operations.

The MoneyHero Group maintains a Finance and Accounting Manual, which sets forth certain rules and procedures relating to cash management. All the group companies are required to perform monthly bank reconciliation. The Group Finance Director prepares a group-level cash position report on a monthly basis for the group’s Chief Executive Officer to review, with a summary of the balances of bank accounts in each of the MoneyHero Group’s four markets, analysis on the fluctuations for the month, information about conversion of trade receivables to cash, explanation on the sources and uses of cash and other information required to forecast, schedule and allocate cash. In addition, for purposes of working capital budgeting, local financial managers are required to send a monthly cashflow forecast of their respective region for the Group Finance Director and Chief Financial Officer to review, and variances from previous forecasts are also analyzed as part of this process. Local entities that need funds for operations are required to submit cash requests to the Group Finance Director and Chief Financial Officer for assessment and approval. Repayments of working capital loans and regional recharges are initiated at the group level, taking into account factors such as the funding needs of the entities and foreign exchange exposure, and require approval from the Chief Financial Officer.

Risk Factor Summary

The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may have an adverse effect on the business, cash flows, financial condition and results of operations of PubCo. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

●	Our historical revenue growth and financial performance may not be indicative of our future performance;

●	We have a history of losses, and we may not achieve or maintain profitability in the future;

●	Economic conditions, including changes in the consumer lending and insurance markets, and ongoing geopolitical uncertainties and conflicts could materially and adversely affect our business, financial condition and results of operations;

●	Our operations are located in Greater Southeast Asia, which subjects us to various risks inherent in operating and investing in this region, such as uncertainties with respect to the local economic, legal and political environment;

●	If we fail to retain existing commercial partners, especially commercial partners from which we generate a substantial portion of our revenue, or attract new commercial partners, or maintain favorable fee arrangements with our commercial partners, our business, financial condition and results of operations could be materially and adversely affected;

●	Our business relies heavily on our ability to cost-effectively attract new, and retain existing, users and maintain and enhance user engagement;

●	Our business is highly dependent on our ability to offer high-quality content that meets our users’ preferences and demands;

●	We compete in a highly competitive and rapidly evolving market with a number of other companies, and we face the possibility of new entrants disrupting our market over time;

●	If we are not able to keep pace with technological developments or respond to future disruptive technologies, we might not remain competitive and our business could be adversely affected;

●	We rely on the data provided by our users and third parties to operate our business and enhance our products and services, and failure to maintain and grow the use of such data may adversely affect our business, financial condition and results of operations;

●	Our actual or perceived failure to protect information provided by our users and commercial partners, or other confidential information, and to comply with the relevant laws and regulations could adversely affect our business, financial condition and results of operations;

●	Our business depends on a strong reputation and brand, and any failure to maintain, protect and enhance our brand could have a material adverse effect on our business, financial condition and results of operations;

●	We may be subject to complaints, litigation, arbitration proceedings and regulatory investigations and inquiries from time to time; and

●	We may fail to obtain, maintain or renew the requisite licenses and approvals.

Risks Related to Doing Business in Singapore

●	Our business, financial condition and results of operations may be influenced by the political, economic and legal environments in Singapore, and by the general state of the Singapore economy.

Risks Related to Doing Business in Hong Kong

●	Potential political and economic instability in Hong Kong may adversely impact our results of operations;

●	The business, financial condition and results of operations of our Hong Kong subsidiaries and/or the value of our securities or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws, rules and regulations of the PRC become applicable to us;

●	The PRC government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of the PRC or companies that operate in, or generate revenue from, Mainland China must conduct their business activities. Because of our substantial operations in Hong Kong and given the PRC government’s significant oversight and authority over the conduct of business in Hong Kong generally, if we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of our investors;

●	Our Hong Kong subsidiaries may be subject to various restrictions on intercompany fund transfers and foreign exchange control under current PRC laws and regulations and could be subject to additional, more onerous restrictions under new PRC laws and regulations that may come into effect in the future, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations;

●	We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations;

●	The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures that can cause economic harm to our business;

●	If we are identified by the SEC as a Commission-Identified Issuer for two consecutive years due to the PCAOB’s inability to inspect our auditors, our securities will likely be delisted. The delisting of our securities, or the threat of our securities being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections will deprive investors of the benefits of such inspections;

●	There may be difficulties in effecting service of legal process, conducting investigations, collecting evidence, enforcing foreign judgments or bringing original actions in Hong Kong based on United States or other foreign laws against our directors, officers and members of senior management who are located in Hong Kong;

●	We and our Hong Kong subsidiaries may be affected by the currency pegging system in Hong Kong and other exchange rate fluctuations; and

●	Increases in labor costs may adversely affect our business and results of operations.

Risks Related to Our Securities

●	Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our Class A Ordinary Shares and/or Public Warrants;

●	The market price and trading volume of our securities may be volatile and could decline significantly in the future, which could subject us to securities class action litigation;

●	If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly;

●	A market for our securities may not be sustained, which would adversely affect the liquidity and price of our securities and make it difficult for holders to sell the securities;

●	Future resales of a large number of our Class A Ordinary Shares or Warrants may cause the market price of our Class A Ordinary Shares to drop significantly, even if our business is doing well;

●	Certain of our shareholders may have substantial influence over us, and their interests may not be aligned with the interests of our other shareholders;

●	We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifies for, and could elect to rely on, exemptions from certain corporate governance requirements; and

●	Our issuance of additional share capital in connection with acquisitions, investments, financings, its equity incentive plans, the exercise of Warrants or otherwise will dilute all other shareholders and could cause the market price of our securities to decline.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present our selected consolidated financial information. The selected consolidated statements of loss and other comprehensive income/(loss) data and cash flow data for the three years ended December 31, 2024, 2023 and 2022 and the consolidated statements of financial position data as of December 31, 2024 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Operating and Financial Review and Prospects” below and the audited consolidated financial statements and notes thereto included elsewhere in this prospectus. MoneyHero Group’s audited consolidated financial statements are prepared and presented in accordance with IFRS. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of MoneyHero Group.

Consolidated Statements of Loss and Other Comprehensive Income/(Loss)

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands, except for loss per share)
Revenue	79,511	80,671	68,132
Costs and expenses	(119,702)	(110,698)	(109,105)
Operating loss	(40,192)	(30,026)	(40,973)
Other income/(expenses)	2,513	(142,511)	(8,721)
Loss before income tax	(37,678)	(172,538)	(49,694)
Tax (expenses)/credit	(109)	(63)	252
Loss for the year	(37,787)	(172,601)	(49,442)
Other comprehensive income/(loss), net of tax	3,750	(850)	3,130
Total comprehensive loss, net of tax	(34,037)	(173,451)	(46,312)
Basic and diluted loss per share	(0.9)	(17.9)	(102.4)

Consolidated Statements of Financial Position

	As of December 31,
	2024	2023
	(US$ in thousands)
Assets
Current assets	78,282	106,947
Non-current assets	2,601	8,100
Total assets	80,883	115,047
Liabilities
Current liabilities	32,147	35,708
Non-current liabilities	509	255
Total liabilities	32,656	35,963
Net assets	48,227	79,084
Shareholders’ equity
Total shareholders’ equity	48,227	79,084

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands)
Net cash flows used in operating activities	(24,888)	(17,043)	(14,609)
Net cash flows used in investing activities	(257)	(1,342)	(4,976)
Net cash flows (used in)/from financing activities	(722)	63,062	34,790
Net increase/(decrease) in cash and cash equivalents	(25,867)	44,677	15,205
Cash and cash equivalents at the beginning of the year	68,641	24,078	9,190
Effect of foreign exchange rate changes, net	(253)	(113)	(317)
Cash and cash equivalents at the end of the year	42,522	68,641	24,078

Non-IFRS Financial Measures

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands)
Loss for the year	(37,787)	(172,601)	(49,442)

Tax expenses/(credit)	109	63	(252)
Depreciation and amortization	4,043	7,165	4,789
Interest income	(1,478)	(873)	(28)
Finance costs	25	19,028	7,801

EBITDA	(35,088)	(147,217)	(37,132)

Non-cash items:
Changes in fair value of financial instruments	(447)	57,333	1,101
Impairment of goodwill	—	—	4,383
Impairment of intangible assets	4,541	3,106	1,451
Equity settled share-based payment arising from employee share incentive scheme	3,179	6,629	14,431
Unrealized foreign exchange loss/(gain), net	4,197	(895)	3,389

Listing and other non-recurring strategic exercises related items:
Share-based payment on listing	—	67,027	—
Equity settled share-based payment arising from professional services in relation to listing	—	500	—
Transaction expenses	29	6,643	1,139
Gain on disposal of assets in Malaysian operations	(600)	—	—
Other non-recurring costs related to strategic exercises	61	1	528
Gain on derecognition of convertible loan and bridge loan	—	—	(135)
Equity-settled share-based payment expense arising from other fundraising activities	—	—	882

Other non-recurring items:
Other long-term employee benefits expense/(credit)	—	110	(4,951)
Non-recurring legal fees	462	—	—
Adjusted EBITDA(1)	(23,666)	(6,763)	(14,915)
Revenue	79,511	80,671	68,132
Adjusted EBITDA	(23,666)	(6,763)	(14,915)
Adjusted EBITDA Margin(1)	(29.8)%	(8.4)%	(21.9)%

Note:

(1)	In addition to MoneyHero Group’s results determined in accordance with IFRS, MoneyHero Group believes that the above non-IFRS measures are useful in evaluating its operating performance. MoneyHero Group uses these measures, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. MoneyHero Group believes that non-IFRS information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and may assist in comparisons with other companies to the extent that such other companies use similar non-IFRS measures to supplement their IFRS results. These non-IFRS measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with IFRS and may be different from similarly titled non-IFRS measures used by other companies. Accordingly, non-IFRS measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of other IFRS financial measures, such as loss for the year and loss before income tax.

Adjusted EBITDA is a non-IFRS financial measure defined as loss for the year plus depreciation and amortization, interest income, finance costs, income tax expenses/(credit), impairments of non-financial assets, equity-settled share-based payment expenses, other long-term employee benefits expense/(credit), non-recurring costs related to strategic exercises, gain on disposal of assets in Malaysian operations, transaction expenses, changes in the fair value of financial instruments, non-recurring legal fees, gain on derecognition of convertible loan and bridge loan and unrealized foreign exchange differences. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

A reconciliation is provided above for each non-IFRS measure to the most directly comparable financial measure stated in accordance with IFRS. Investors are encouraged to review the related IFRS financial measures and the reconciliations of these non-IFRS measures to their most directly comparable IFRS financial measures. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies. For additional information on related risks, see “Risk Factors—Risks Related to PubCo and Its Securities—We currently, and will continue to, report financial results under IFRS, which differs in certain significant respects from U.S. GAAP.”

THE OFFERING

Issuer	MoneyHero Limited

Securities offered by the issuer	26,282,971 PubCo Class A Ordinary Shares issuable upon the exercise of 19,833,035 PubCo Public Warrants and 6,449,936 PubCo Sponsor Warrants.

Securities offered by the Selling Securityholders	Up to 42,988,598 PubCo Class A Ordinary Shares and 8,116,602 PubCo Warrants.

Share capital outstanding	28,653,467 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding as of December 31, 2024.

Use of proceeds	We will not receive any of the proceeds from the sale of the Registered Securities by the Selling Securityholders. In connection with the issuance of PubCo Class A Ordinary Shares upon the exercise of 19,833,035 PubCo Public Warrants and 6,449,936 PubCo Sponsor Warrants registered herein, we will receive up to $302,254,166.50 if all such warrants are exercised in full for cash at an exercise price of $11.50 per share. In addition, to the extent any Selling Securityholder wishes to exercise its PubCo Class A Warrants and sell the underlying PubCo Class A Ordinary Shares, we will receive an exercise price of $2.9899, $5.9798 or $8.9697 per 0.307212 share, as applicable, from the Selling Securityholder (or up to $24,845,189.97 in the aggregate). There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. The historical trading prices for PubCo Class A Ordinary Shares have varied from a high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025, and the closing price of PubCo Class A Ordinary Shares on Nasdaq on May 16, 2025 of $0.7744per share. Because the market price for our ordinary shares has been less than the aforementioned exercise prices of our warrants, we believe it is likely that warrant holders will not exercise their warrants for cash, which could adversely affect our liquidity and our ability to fund our operations on a prospective basis with our current cash on hand. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will also decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants.

Market for PubCo Class A Ordinary Shares and PubCo Warrants	The PubCo Class A Ordinary Shares and PubCo Public Warrants are listed on Nasdaq under the symbols “MNY” and “MNYWW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before you decide whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of PubCo. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by the MoneyHero Group, which later may prove to be incorrect or incomplete. The MoneyHero Group may face additional risks and uncertainties that are not presently known to it, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on it.

Risks Related to the MoneyHero Group’s Business and Industry

Our historical revenue growth and financial performance may not be indicative of our future performance.

As a relatively young company, we have experienced rapid growth in the past, which may not be sustainable or representative of our future growth trajectory. Additionally, the COVID-19 pandemic has accelerated the shift towards digital acquisition of financial services, leading to an exceptional period of growth that may not be maintained in the future. As the effects of the pandemic subside and market conditions change, we may face new challenges that could impact our growth rate and financial performance. These challenges may include increased competition, evolving user preferences, adverse market conditions or regulatory changes, and other factors beyond our control. Consequently, our historical growth and financial performance may not be indicative of our future prospects. If we are unable to maintain our growth momentum, adapt to changing market conditions or address new challenges effectively, our business, financial condition and results of operations could be materially and adversely affected.

We have a history of losses, and we may not achieve or maintain profitability in the future.

We have a history of losses, including losses of US$49.4 million, US$172.6 million and US$37.8 million for the years ended December 31, 2022, 2023 and 2024, respectively. We expect to continue to make investments in developing and expanding our business, including, but not limited to, in technology, recruitment and training, marketing, and for the purpose of pursuing strategic opportunities. Our growth efforts may result in significant costs and expenses before generating any incremental revenue from acquisitions or investments. Moreover, we may experience more expenses than we anticipate or fail to generate enough revenue to offset costs, leading to increased losses. Additionally, we may continue to incur significant losses in the future for a number of reasons, including, but not limited to:

●	our inability to grow market share in our existing markets or any new markets we may enter;

●	our expansion into new markets or adjacent lines of business, for which we typically incur more significant losses in the early stages following entry;

●	our inability to successfully execute on acquisitions, integrate acquired businesses and realize efficiencies or meet growth aspirations inherent in the decision to make a specific acquisition;

●	increased competition in the financial comparison industry and insurance brokerage industry in our main markets;

●	failure to realize effective marketing campaigns and product and technology enhancements;

●	failure to execute our growth strategies;

●	changes in the macroeconomic and geopolitical environment and a subsequent reduction in our commercial partners’ customer acquisition budgets for, and our users’ demand for, financial products across our markets;

●	increased marketing costs;

●	challenges in hiring additional personnel to support our overall growth;

●	increased labor costs as a result of rising inflation and increasing competition;

●	changes in laws, regulations and government policies that directly or indirectly impact our industries and business operations;

●	public health threats, natural disasters or other catastrophic events;

●	changes in accounting policies; and

●	unforeseen expenses, difficulties, complications and delays, and other unknown factors.

In addition, as a public company, we will also incur significant legal, accounting, insurance, compliance and other expenses that we did not incur as a private company. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs. If we fail to manage our losses or to grow our revenue sufficiently to keep pace with our investments and other expenses, our business will be harmed, and we may not achieve or maintain profitability in the future.

Economic conditions, including changes in the consumer lending and insurance markets, and ongoing geopolitical uncertainties and conflicts could materially and adversely affect our business, financial condition and results of operations.

Our business operations and financial performance are influenced by the overall condition of the markets in which we operate. Each of the markets in which we operate is affected by various macroeconomic factors outside our control, which by their nature are cyclical and subject to change. These factors include, among other things, interest rates, the general market outlook for economic growth, unemployment and consumer confidence. These factors are also affected by government policy and regulations that may change.

The current global economic slowdown, adverse changes in the consumer lending and insurance markets and the possibility of continued turbulence or uncertainty in global financial markets and economies have had, continue to have, and may increasingly have a negative impact on our users and commercial partners, the demand for, and supply of, the financial products on our platforms, our ability to generate revenue from our commercial partners and grow our business, and our access to and the availability of financing on acceptable terms. For example, while rising inflation could cause consumers to seek increased credit both in the form of credit cards and personal loans, our commercial partners may tighten their underwriting standards as they see higher rates of default from consumers, which could result in decreased supply of credit card or personal loan products on our platforms and lower approval rates. Inflationary pressures have increased our operating costs in 2023 and 2024 and could continue to have an adverse impact on our costs, margins and profitability in the future. Factors such as increased interest rates, economic uncertainties, recessionary conditions, increased unemployment or stagnant or declining wages also can cause consumers to become more cautious in their borrowing behavior, seek alternative financing options or postpone borrowing decisions altogether. While we closely monitor market conditions and have adopted vertical diversification strategies, there is no guarantee that our efforts will be successful in countering the potential negative impacts of macroeconomic risks on our business. Furthermore, macroeconomic conditions could adversely affect the financial strengths of our commercial partners, causing them to cease participating, or participating less, on our platform, tighten underwriting standards, become less willing or able to issue credit, reduce approval rates, implement cost-reduction initiatives that reduce or eliminate their marketing budgets available to our platforms, requiring them to drop the quality of their products and services, or rendering them unable to pay us fees on time, or at all. We cannot predict the timing or duration of an economic slowdown or the timing or strength of a subsequent economic recovery generally or in our industries. If macroeconomic conditions worsen or the current global economic conditions continue for a prolonged period of time, our business, financial condition and results of operations could be materially and adversely affected.

Our operations also could be disrupted by geopolitical risks, including those arising from geopolitical conditions, political and social instability, acts of war or other similar events, which may negatively impact economic growth, cause uncertainty and volatility in the financial markets, and adversely affect our business, financial condition and results of operations. For example, in February 2022, Russia initiated significant military actions against Ukraine, and the tension between Israel and Iran may escalate in the future and turn violent. In response, the U.S. and certain other countries imposed sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business and financial organizations. It is not possible to predict the broader consequences of the conflict, its future development, the extent of further sanctions, and their impact on our business operations and our ability to raise capital. These and any adverse changes or instabilities in the geopolitical environment could increase our costs and our exposure to legal and business risks and disrupt the operations of our company, our content and channel partners and our commercial partners.

Our operations are located in Greater Southeast Asia, which subjects us to various risks inherent in operating and investing in this region, such as uncertainties with respect to the local economic, legal and political environment.

We are dual-headquartered in Singapore and Hong Kong and have operations in four Greater Southeast Asia markets. In 2022, approximately 34.4%, 32.7%, 16.2%, 14.5%, 1.9% and 0.3% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines, Malaysia and Thailand, respectively. We ceased our operations in Thailand in 2022. In 2023, approximately 39.8%, 33.4%, 8.4%, 17.6% and 0.9% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. In 2024, approximately 38.9%, 38.3%, 6.5%, 16.2% and 0.2% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. We ceased our customer-facing operations in Malaysia in the third quarter of 2024.

Each of our markets has its own set of political, policy, legal, economic, taxation and other risks and uncertainties that may impact our performance. Therefore, operating in our current markets often requires bespoke business models for each market in which we operate, which adds complexity and reduces economies of scale. In addition, volatile political situations, policy instabilities or changes in policy directions in these markets could negatively affect the local economy, operating environment and investor confidence, which in turn could have a material adverse effect on our business, financial condition and results of operations. Furthermore, emerging market countries, such as the Philippines, tend to have less sophisticated legal, taxation and regulatory frameworks than developed markets and are typically subject to greater risks and uncertainties, including, but not limited to, the risks of expropriation, nationalization, commercial or governmental disputes, inflation, interest rate and currency fluctuations, and greater difficulty in enforcing or collecting payment against contracts and ensuring that all required governmental and regulatory approvals necessary to operate our business are in place and will be renewed. In addition, the laws and regulations in these markets are more susceptible to unexpected changes and inconsistent application, interpretation or enforcement.

For a more detailed description of these risks, see “—Risks Related to Doing Business in Singapore,” “—Risks Related to Doing Business in Hong Kong,” “—Risks Related to Doing Business in Taiwan,” and “—Risks Related to Doing Business in the Philippines.”

If we fail to retain existing commercial partners, especially commercial partners from which we generate a substantial portion of our revenue, or attract new commercial partners, or maintain favorable fee arrangements with our commercial partners, our business, financial condition and results of operations could be materially and adversely affected.

Our ability to offer a substantial spectrum of relevant and competitively priced financial products for our users to search, compare and procure is essential to our business, and we generate revenue directly from commercial partners who place financial products on our platforms and engage us for insurance brokerage, marketing and events-related services. As of December 31, 2024, we had over 290 commercial partner relationships.

Our commercial partners typically do not have exclusive commercial relationships with us. Our agreements with our commercial partners typically have a term of one to three years on average, which may be terminated by either party for any reason with adequate notice. Our ability to attract and retain commercial partners and negotiate favorable fee arrangements with them is largely dependent on our ability to provide them with a large and consistent volume of qualified users ready to transact and our fee arrangements with them. If we fail to consistently deliver a sufficient quantity of reliable and high-quality customer referrals, due to factors such as shifts in consumer behavior or the emergence of new competitors, our commercial partners may choose to allocate their resources towards alternative channels or competitors, which could negatively impact our revenue, business, financial condition and results of operations. Additionally, changes in market conditions or the regulatory environment may further impact our commercial partner network.

The process of establishing new partnerships or expanding existing relationships can be time-consuming and resource intensive. We devote significant resources to developing and maintaining our relationships with commercial partners but there is no guarantee that our efforts will be successful. If we fail to identify and adapt to the evolving needs of our commercial partners, successfully maintain our relationships with existing commercial partners or identify and secure new sources of supply for our platforms, the amount of fees we can generate from commercial partners could decline significantly, and the quality, diversity and competitiveness of the financial products available through our platforms could be harmed, which will in turn make it more difficult for us to attract and retain users and make us less valuable to commercial partners.

In addition, as the financial services industry in Asia is relatively concentrated, our revenue is heavily reliant on a small number of key commercial partners. For example, various entities affiliated with or acting on behalf of Citibank, N.A. across our key markets together contributed to approximately 14% of our revenue in 2024. The services we provide to these entities are governed by master services agreements, with a term of one to three years, and various work orders and marketing agreements covering a variety type of financial products. The work orders and marketing agreements set out the specific commercial terms and have varying terms of duration. The termination of the master services agreements will not result in the termination of any specific work order or marketing arrangement. The concentrated nature of the industry increases our dependency on these key partners and exposes us to risks associated with the loss of business, unfavorable renegotiation of contractual terms and the emergence of new competitors. If we are unable to manage the risks associated with our dependence on a small number of key commercial partners or adapt to changes in the market environment, if our relationships with any of these key commercial partners were to be terminated, or if our level of business with them were to decrease significantly, our business, financial condition and results of operations could be materially and adversely affected.

Our success-based fee model is subject to risks that could have a material adverse effect on our business, financial condition and results of operations.

We generate revenue directly from commercial partners who place financial products on our platforms and engage us for insurance brokerage, marketing and events-related services. For our internet leads generation and marketing service income, which accounted for approximately 95.3%, 94.0% and 89.5% of our total revenue in 2022, 2023 and 2024, respectively, and we charge our commercial partners on a RPC, RPL, RPA or RPAA basis. In 2022, 2023 and 2024, 84%, 90% and 87% of our revenue was realized based on Approved Applications, respectively, with the remaining portion realized primarily based on Clicks, Leads and Applications. Our internet leads generation and marketing service income is tied to Click, Leads, Application or Approved Application, as applicable, and there is no duplication among the pricing models. Our pricing model is product-based, and our arrangements with some of our commercial partners involve more than one pricing model. The success-based nature of our fee structures creates business risks as we incur marketing and other costs involved in generating revenue upfront but will only receive fees from our commercial partners when such efforts and costs successfully result in Clicks, Leads, Applications and Approved Applications. In 2022, 2023 and 2024, over 80% of our revenue was realized based on Approved Applications. As such, fluctuations in approval rates for Applications, which may be influenced by factors such as economic conditions, consumer creditworthiness and competition from other financial services providers, could create significant risks to our ability to generate revenue and earn profit. Our dependency on success-based outcomes requires us to continuously invest in marketing and promotional activities to attract users to our platforms, while also maintaining strong relationships with our commercial partners. Any adverse change in the availability and competitiveness of the financial products on our platforms, the willingness of our commercial partners to approve applications for financial products, our fee arrangements with our commercial partners, or our ability to attract new users, retain existing users and increase user engagement level could have a material and adverse impact on our business, financial condition and results of operations.

Trends in the credit card industry and impact of the general economy on the credit card industry could harm our business, financial condition and results of operations.

The credit card market is an important part of our business. In 2022, 2023 and 2024, over 60% of our revenue was derived from credit card products. Our participation in the credit card market is subject to particular risks, each of which could negatively affect our business, financial condition and results of operations:

●	adverse conditions in the economy may affect consumer creditworthiness and credit card issuers’ willingness to issue new credit;

●	lower approval rates by credit card issuers due to tighter underwriting or other factors;

●	credit losses among credit card issuers may increase beyond normal and budgeted levels, which could cause a reduction in credit card issuers’ ability to extend credit;

●	decreases in consumer interest in credit card products;

●	increased competition; and

●	our inability to provide competitive service to credit card issuers and to consumers using our platforms.

Our insurance brokerage businesses pose unique risks.

We hold insurance brokerage licenses in Singapore, Hong Kong and the Philippines. In 2022, 2023 and 2024, we had insurance commission income of US$1.7 million, US$3.4 million and US$5.2 million, respectively, representing approximately 2.4%, 4.2% and 6.5% of our total revenue, respectively. Commission fee rates and premiums can change based on various factors over which we do not have control, such as the prevailing economic, regulatory, taxation and competitive factors, as well as consumer demand for insurance products and the growing availability of alternative methods for consumers to meet their risk-protection needs. Any decrease in commission fee rates or premiums may have an adverse effect on our financial condition and results of operations.

In addition, our insurance brokerage business is subject to various laws and regulations. Any failure to comply with applicable laws or regulations could result in fines, censure, suspensions of business or other sanctions, including revocation of licenses, which could have a material and adverse effect on our business, financial condition and results of operations. For more details on the applicable laws and regulations, see “Regulatory Overview.” Even if a sanction imposed against us or our personnel is small in monetary amount, the resulting adverse publicity arising could harm our reputation and impair our ability to attract and retain users and commercial partners. In addition, new laws and regulations that impose additional compliance requirements or make it harder for us to renew our licenses could be adopted from time to time.

Our business relies heavily on our ability to cost-effectively attract new, and retain existing, users and maintain and enhance user engagement.

Our financial performance heavily depends on our ability to refer our users to our commercial partners and facilitate transactions between our users and commercial partners. Our ability to attract new, and retain existing, users and maintain and increase levels of user engagement depends on various factors, including, but not limited to:

●	changes in market conditions and the regulatory environment;

●	fluctuations in the demand for, and supply of, the financial products on our platforms;

●	our ability to identify the evolving needs of our users and adapt our platforms and product offerings to cater to such needs in a timely and effective manner;

●	the strength and influence of our brands;

●	our commercial partners’ ability to offer products and services that meet user demands and to ensure the relevance and attractiveness of their products in response to new and refined financial products available in the market.

●	our ability to offer high-quality content, access to competitive products, personalized user experience and satisfactory customer services;

●	our ability to further diversify our product and service offerings;

●	the effectiveness of our marketing and promotional activities;

●	our ability to continuously invest in research and development, adapt to technological advancements and emerging trends in customer touchpoints, data management and digital marketing, and stay at the forefront of industry innovation;

●	our ability to successfully navigate the competitive landscape by staying ahead of new entrants and the evolving strategies of existing competitors; and

●	our ability to address user concerns regarding the privacy and security of our platforms.

Negative publicity about our platforms, our commercial partners, or the financial products available on our platforms, whether accurate or inaccurate, disruptions or outages of our or our commercial partners’ platforms or other technical or customer service problems that frustrate the user experience may also adversely affect our ability to attract and retain users.

A substantial portion of our user base discovers our services through search engine results, making our visibility in these results a critical factor in attracting and retaining users. Search engine algorithms and ranking criteria are subject to continuous changes and updates. Changes to search engine algorithms or terms of service, or a decline in the effectiveness of our search engine optimization (“SEO”) activities, could cause our websites to be ranked lower or excluded from search results. In addition, our competitors may engage in SEO and search engine marketing (“SEM”) strategies that could result in their offerings ranking higher than ours in search results, the search engines we use could experience service disruptions or outages, and search engines may take actions against our websites for behavior that it believes unfairly influences search results. We must continuously invest in and adapt our SEO and SEM strategies to maintain and improve our search result rankings and effectively use other social media platforms and other online sources to generate traffic to our platforms, which may require significant resources and expertise. If we are unable to maintain or improve our search engine visibility, or if we experience a decline in our search result rankings due to algorithm changes or other factors, our ability to cost-effectively attract and retain users may be compromised.

In addition to organic traffic, we also expand our user reach through paid marketing channels, such as Google, Meta and TikTok, and by partnering with other third-party online content and channel partners via Creatory, who receive commission from us on a fixed fee basis or conversion-based fee basis for promoting the financial products on our platforms. If we are unable to monitor conversions on a real time basis across all paid marketing channels and optimize our paid marketing channel mix, or identify, attract and retain at economically attractive price points a sufficient number of content and channel partners who can successfully promote the products on our platforms, our ability to cost-effectively expand our user base and our results of operations could be significantly harmed. In addition to the paid marketing channels, we also employ rewards, such as consumer products, gift cards, e-commerce vouchers and cashback rewards for certain online payment services, as a way to attract visits to our platforms. Failure to drive campaigns with cost-effective rewards options that are likely to attract high quality traffic and result in conversions could have a material adverse effect on our financial performance. In addition, we bear the cost for most of the rewards offered to our users who purchase or were approved for particular financial products via our platforms and certain costs related to the fulfillment of rewards, which require operational bandwidth and a dedicated procurement team for cost-effective sourcing of rewards. Adverse changes in these costs and other costs related to the services that we provide to our commercial partners and their customers, such as customer support services, also could have a material and adverse effect on our financial performance.

Our business is highly dependent on our ability to offer high-quality content that meets our users’ preferences and demands.

Our business relies heavily on our ability to provide high-quality content that is both timely and tailored to meet the preferences and demands of our users. To maintain user engagement and attract new users to our platforms, we must continuously invest in creating, curating and updating relevant content that covers a wide range of consumer finance products, offers value to our users and supports their financial decision-making processes. The success of our content strategy depends on various factors, including our ability to anticipate and adapt to evolving user preferences, the effectiveness of our content development and delivery processes, and our capacity to leverage data and analytics to optimize content relevance and user engagement. In addition, we must stay abreast of market trends, technological advancements and regulatory changes that may impact the financial industry and users’ needs and preferences.

If we fail to offer high-quality content in a timely manner that aligns with our users’ preferences and demands, we may experience a decline in user engagement, retention and acquisition, which could adversely affect our business, financial condition and results of operations. Moreover, any failure to effectively compete with other financial services aggregators or adapt to the changing content landscape may negatively impact our competitive position, growth prospects and long-term viability.

Failure to offer high-quality customer support could adversely affect our business, financial condition and results of operations.

Providing high-quality customer service and support, including with respect to rewards fulfilment, is essential for fostering trust and loyalty among our users and commercial partners. Poor customer service or inadequate support could reduce user satisfaction and conversion rates, weaken our reputation and harm our relationships with our commercial partners. This risk is especially pronounced in emerging markets such as the Philippines, where we rely on customer service agents to assist with converting Clicks and Leads to Applications for our commercial partners.

We have invested in the continuous improvement of our technological infrastructure and customer service operations, including the training and development of customer service agents, streamlining our support processes, and implementing systems for monitoring and evaluating performance. However, these efforts may be resource intensive and may not guarantee the desired level of customer satisfaction. If we fail to provide high- quality customer service and support, our business, financial condition and results of operations could be materially and adversely affected.

We are making substantial investments in new product offerings and technologies, and expect to increase such investments in the future. These efforts are inherently risky, and we may never realize any expected benefit from them.

In response to the constant innovation in the financial services industry, evolving customer preferences and ongoing emergence of new digital channels and solutions, we expect to increase our investments in new product offerings and technologies in the future. However, these efforts are inherently risky, and there is no guarantee that we will realize any anticipated benefits from them. Despite the potential for growth and increased market share, the introduction of new products and technologies exposes us to several risks, including, but not limited to:

●	the possibility that these new products or services may not gain market acceptance or be commercially viable;

●	the risk of investing significant financial and human resources in the development and implementation of new technologies without generating adequate returns;

●	the challenge of overcoming any potential regulatory hurdles and adapting to changes in legal frameworks;

●	the need to differentiate our offerings from those of our competitors; and

●	the uncertainty associated with the effectiveness of our marketing and sales strategies in promoting new products or services.

We have less experience operating in some of the newer fields into which we have expanded.

As we continue to expand our product portfolio, such as wealth management products and new types of insurance products, our lack of experience could adversely affect our ability to successfully navigate the complexities of these new sectors. Entering new fields involves unique challenges, including understanding industry-specific regulations, establishing relationships with new commercial partners, developing expertise in product offerings and user preferences and navigating new regulatory landscapes. Our ability to successfully expand into these areas will depend on our capacity to acquire the necessary knowledge and skills, as well as to adapt our business model and strategies accordingly. To mitigate these risks, we may need to invest in training our existing workforce, hiring new employees with relevant experience, and potentially acquiring or collaborating with other companies that possess the required expertise. However, these efforts may be time-consuming or resource intensive and may not guarantee success. If we are unable to effectively manage our expansion into newer fields, our business, financial condition and results of operations could be materially and adversely affected.

We rely on the data provided by our users and third parties to operate our business and enhance our products and services, and failure to maintain and grow the use of such data may adversely affect our business, financial condition and results of operations.

As an online financial services aggregator, we rely on the data provided by our users and third parties, such as Google, to operate our business, provide our services and enhance our offerings. Examples of relevant types of data include, but are not limited to, user demographics, financial profiles, transaction data, search and browsing behavior, preferences for financial products, feedback on user experiences, and data from third-party financial institutions, credit reporting agencies and industry research. Maintaining the quality, accuracy and comprehensiveness of this data is crucial for our ability to provide valuable services to our users and commercial partners. For the credit report feature in our MoneyHero App in partnership with TransUnion Limited (“TransUnion”), we offer registered users access to credit reports provided by TransUnion on the MoneyHero App free of charge.

However, users may provide inaccurate or incomplete information or may choose not to share certain data with us due to privacy concerns, and third-party sources may also face challenges in ensuring the accuracy and completeness of their data. For example, we do not verify the information obtained from TransUnion, and the credit scores we provide to users of the MoneyHero App may not reflect their actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data. Moreover, changes in laws and regulations governing data protection and privacy may restrict our ability to collect, use and share such data, or may impose additional compliance burdens that increase our operating costs and subject us to fines and penalties if we or our business partners mishandle such data. For more details on applicable regulatory requirements, see “Business—Regulations.” For more details on related risks, see “—Risks Related to Doing Business in Hong Kong—We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.” If we are unable to effectively manage the risks associated with maintaining and growing the use of user and third-party data, our ability to provide high-quality products and services, attract and retain users and commercial partners, and maintain our competitive position may be materially and adversely affected.

Our (and the third parties with whom we work) actual or perceived failure to protect information provided by our users and commercial partners, or other confidential information, and to comply with the relevant laws and regulations could adversely affect our business, financial condition and results of operations.

The protection of data is crucial to maintaining user trust and the confidence of our users and commercial partners. As an online financial services aggregator and a licensed insurance broker/registered agent in certain jurisdictions, we collect and manage significant amounts of personally identifiable information from our users and third parties, such as user demographics, financial profiles, transaction data, search and browsing behavior, preferences for financial products and feedback on user experiences, as well as sensitive data from our commercial partners, and are subject to numerous legal requirements, contractual obligations and industry standards concerning security, data protection, and privacy. For more details on related risks and relevant laws and regulations, see “––Risks Related to Doing Business in Hong Kong—We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations,” “Regulatory Overview—Regulations in Hong Kong—Regulations on Data Protection,” “Regulatory Overview—Regulations in Singapore—Regulations on Data Protection,” “Regulatory Overview—Regulations in the Philippines—Regulations on Data Protection,” “Regulatory Overview—Regulations in the Philippines—Regulations on Cybersecurity,” “Regulatory Overview—Regulations in Taiwan—Regulations on Data Protection and Information Security,” “Regulatory Overview—Regulations in Malaysia—Regulations on Data Protection.” Failure to adequately safeguard this information, whether due to data breach, cyberattack, employee negligence or other factors, or to comply with the applicable legal and regulatory requirements, contractual obligations or industry standards could result in negative consequences for our business, including reputational damage, loss of users and commercial partners, regulatory penalties and potential legal liabilities. In particular, failure to comply with the specific requirements for ISO 27001 certification, an internationally recognized standard for information security management systems that requires organizations to implement a comprehensive set of security controls and establish an ongoing process to maintain and improve their information security posture, may hinder our ability to compete effectively in the marketplace, as our commercial partners often view this certification as a key differentiator when selecting service providers.

To mitigate these risks, we have invested in data security systems, implemented policies and procedures and undergone certain accreditation processes and believe that we are materially compliant with the applicable laws and regulations on data protection and privacy. However, these measures may not be sufficient to prevent or fully address potential data breaches or other security incidents. If we (or the third parties with whom we work) fail, or are perceived to fail, in protecting information provided by our users and commercial partners, or other confidential information, our business, financial condition and results of operations may be adversely affected.

We compete in a highly competitive and rapidly evolving market with a number of other companies, and we face the possibility of new entrants disrupting our market over time.

We compete in a highly competitive and rapidly evolving market. For our internet leads generation and marketing businesses, we face competition for user growth and commercial partnerships from both online and offline financial product acquisition channels. For our insurance brokerage business, we primarily compete with insurance companies with in-house distribution capabilities and other intermediaries such as insurance brokers. Some of our current competitors may possess more capital or are able to offer a wider range of products or services, which they could use to gain an edge over us, including through strategic acquisitions. Moreover, we must also contend with the potential emergence of new competitors. These newcomers may enter the market with the ability to innovate and launch products and services more rapidly or to better predict and meet the demands of consumers or commercial partners. Some new entrants, including major search engines and content aggregators, could potentially utilize their existing products, services or data access to our detriment.

To stay competitive with both current and future competitors, we may need to invest substantial resources. Should any of our competitors prove to be more successful in attracting and retaining users or commercial partners, our business, financial condition and results of operations could be significantly and negatively impacted.

If we are not able to keep pace with technological developments or respond to future disruptive technologies, we might not remain competitive and our business could be adversely affected.

The industry in which we operate is characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and solutions, and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to anticipate the emergence of new technologies and assess their market acceptance. We also need to invest significant resources in research and development in order to keep our products and services competitive in the market. However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research and development results, which could result in excessive research and development expenses or delays.

Our success is also subject to the risk of future disruptive technologies, such as artificial intelligence (“AI”) and machine learning (“ML”). The failure to develop enhancements to our applications for, or that incorporate, technologies such as AI and ML may impact our ability to increase the efficiency of and reduce costs associated with our clients’ operations. Given the fast pace with which such new technologies have been and will continue to be developed, we may not be able to timely upgrade our technologies in an efficient and cost-effective manner, or at all. For example, if new technologies emerge that are able to deliver similar or superior solutions at lower prices, more efficiently or more conveniently or if more consumers utilize AI and AI-related technology to learn about, find or compare financial products, such technologies could adversely affect our ability to compete. In addition, new developments in technologies such as AI and ML could render our products and services obsolete or unattractive. If we are unable to keep up with the technological developments and anticipate market trends, or if new technologies render our technologies or solutions obsolete, customers may no longer be attracted to our products and services. As a result, our business, results of operations and financial condition would be materially and adversely affected.

COVID-19 and other pandemics, epidemics or public health threats may adversely affect our business, financial condition and results of operations.

The COVID-19 pandemic, its broad impact, and measures taken to contain or mitigate the pandemic have had, and may continue to have, significant negative effects on the global economy, employment levels, employee productivity and certain aspects of the financial markets. This, in turn, has had and may continue to have a negative impact on our users, their creditworthiness and demand for our products and services, the financial strength of our commercial partners, and our profitability, access to credit and ability to operate our business.

While COVID-related restrictions have largely been lifted in the markets in which we operate, measures used by government authorities to contain the spread of COVID-19 and other pandemics, epidemics or public health threats are often implemented unpredictably at short notice and can operate for extended periods. With the emergence and spread of new variants, we are unable to predict whether local governments will reimpose restrictive measures and the consequential impact on economies. Our access to and the availability of financing on acceptable terms may also be adversely impacted by pandemics, epidemics or public health threats. Any continuing effects of, or prolonged reemergence from, pandemics, epidemics or public health threats could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to ensure the accuracy and completeness of the product information on our platforms.

The product information on our platforms is provided to us by our commercial partners. Despite our commercial partners’ undertaking to only provide us with factual and complete information about their products, we may not be able to guarantee the accuracy and completeness of the product information displayed on our platforms, as product information is typically subject to frequent changes and updates. After receiving product information from our commercial partners, we manually input the information into our systems. This manual process inherently exposes us to the risk of human error, potentially resulting in inaccurate or incomplete information being presented to our users. While we have invested in quality control measures, staff training and technological improvements to minimize the occurrence of human errors and ensure the accuracy and completeness of the product information on our platforms, there is no guarantee that our efforts will be successful in eliminating inaccuracies or inconsistencies in the product information presented to our users. If the product information on our platforms is found to be inaccurate or incomplete, it could undermine user trust and confidence in our services and negatively affect user satisfaction, engagement and loyalty. This, in turn, could adversely affect our business, financial condition and results of operations.

Our business depends on a strong reputation and brand, and any failure to maintain, protect and enhance our brand could have a material adverse effect on our business, financial condition and results of operations.

Our business is dependent on maintaining a strong reputation and brand, which is crucial for attracting and retaining users and commercial partners, maintaining a high level of organic or unpaid traffic, driving user engagement and facilitating growth in our market share. Maintaining our brand reputation requires continuous investment in marketing and public relations strategies, user experience and customer support, as well as a commitment to appropriate business practices and compliance with relevant laws and regulations. However, our brand may be adversely affected by factors beyond our control, such as security breaches, incidents involving our platforms, our commercial partners, content and channel partners and other third-party service providers, negative publicity or media coverage about our company, shareholders, commercial partners, content and channel partners and other participants in the personal finance and insurance industry, or regulatory investigations and litigation. Additionally, our brand may be vulnerable to risks associated with rapid expansion, including the challenges of maintaining consistent quality standards and adapting to local market preferences.

Failure to maintain, protect and enhance our brand could lead to a loss of users and commercial partners, reduced user engagement and diminished market share, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Improper, illegal or otherwise inappropriate activity by our users, employees, former employees, customer service agents, content and channel partners, commercial partners or other third parties could harm our business and reputation and expose us to liability.

We are exposed to potential risks and liabilities arising from improper, illegal or otherwise inappropriate activity taken by our users, employees, former employees, content and channel partners, commercial partners or other third parties in connection with the use of our platforms or the content and products available on our platforms. In addition, we conduct business in certain countries where there is a heightened risk of fraud and corruption due to local business practices and customs. There can be no assurance that we will be able to identify and address all instances of such improper, illegal or otherwise inappropriate activity in a timely manner, or at all. Such inappropriate activity may give rise to complaints, expose us to liability and harm our business and reputation.

If we continue to grow in the future and fail to manage our growth effectively, our brand, business, financial condition and results of operations could be adversely affected.

Successful growth management requires investment in infrastructure, technology and human resources, as well as the implementation of appropriate financial and operational controls. It also demands the ability to anticipate market trends, adapt our product and service offerings based on the needs of our users and commercial partners, and maintain strong relationships with users and commercial partners. As our operations expand, we will face increased challenges in maintaining the quality and efficiency of our services, managing our resources and adapting to evolving market demands, and greater risks with respect to overextension of resources, loss of strategic focus and dilution of our company culture. Additionally, we may encounter difficulties in integrating acquired businesses, entering new markets, and navigating diverse regulatory environments. If we are unable to manage our growth effectively, we could experience reduced user satisfaction and loss of market share, and our brand, business, financial condition and results of operations could be materially and adversely impacted.

We may need to raise additional capital to grow our business or satisfy our liquidity requirements and may not be able to raise additional capital on terms acceptable to us, or at all.

Our primary sources of liquidity have been cash and bank balances raised from the issuance of preference shares and loan instruments and cash generated from operating activities. As part of our growth strategies, we expect to continue to require additional capital in the future to cover our costs and expenses. However, we may be unable to obtain additional capital in a timely manner or on commercially acceptable terms, or at all.

Our ability to obtain additional financing in the future is subject to a number of uncertainties, including those relating to:

●	our market position and competitiveness, especially in Greater Southeast Asia;

●	our future profitability, overall financial condition, operating results and cash flows;

●	the general market conditions for financing activities; and

●	the macroeconomic and other conditions in Greater Southeast Asia and elsewhere.

To the extent that we engage in debt financing, the incurrence of indebtedness would result in increased debt servicing obligations and could result in operating and financing covenants that may, among other things, restrict our operational flexibility or our ability to distribute dividends. If we fail to service our debt obligations or are unable to comply with our debt covenants, we could be in default under the relevant financing agreements, and our liquidity and financial condition may be materially and adversely affected. To the extent that we raise additional financing by issuance of additional equity or equity-linked securities, our shareholders would experience dilution, and the equity securities issued could also provide for rights, preferences or privileges senior to those of holders of our Class A Ordinary Shares. In the event that financing is not available or is not available on terms commercially acceptable to us, our business, operating results and growth prospects may be adversely affected.

In connection with the issuance of Class A Ordinary Shares upon the exercise of 19,833,035 Public Warrants and 6,449,936 Sponsor Warrants, we will receive up to $302,254,166.50 if all such warrants are exercised in full for cash at an exercise price of $11.50 per share and, to the extent any Selling Securityholder wishes to exercise its Class A Warrants and sell the underlying Class A Ordinary Shares, we will receive an exercise price of $2.9899, $5.9798 or $8.9697 per 0.307212 share, as applicable, from the Selling Securityholder (or up to $24,845,189.97 in the aggregate). However, we will only receive such proceeds if all the Warrant holders exercise all of their Warrants. The likelihood that warrant holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive is dependent upon the market price of our Class A Ordinary Shares. If the market price for our Class A Ordinary Shares is less than the exercise price of the warrants (on a per share basis), we believe that warrant holders will be unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. The historical trading prices for Class A Ordinary Shares have varied from a high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025. There is no guarantee that the Warrants will ever be “in the money” prior to their expiration, and as such, the Warrants may expire worthless. See also Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Our subsidiaries are, or may in the future be, subject to restrictions and limitations on paying dividends or otherwise transferring funds to us or other group companies or making other cross border transfers or foreign exchange transactions, which may restrict our ability to satisfy liquidity requirements, expand our business or pay dividends to our shareholders.

Our subsidiaries are subject to restrictions on paying dividends to us. For example, (i) our Singapore subsidiaries, like all Singapore companies, are only allowed to pay dividends out of profits, and there are certain restrictions on the use of profits for the purposes of dividend declaration; (ii) except under limited circumstances, our Taiwan subsidiaries, like all Taiwan companies, will not be permitted to distribute dividends or make other distributions to shareholders in any given year for which it did not record net income or retained earnings (excluding reserves), and 10% of each Taiwan company’s annual net income is required to be set aside as a legal reserve until the accumulated legal reserve equals the paid-in capital of the company; and (iii) a Philippines company may declare dividends out of the unrestricted retained earnings which can be payable in cash, property, or in stock, provided that, stock dividends are issued with the approval of stockholders representing at least two-thirds (2/3) of the outstanding capital stock, and the declaration of dividends must comply with relevant guidelines on determining retained earnings available for dividend declaration. For a more detailed description on these and other restrictions on intercompany funds transfers, see “Regulatory Overview.” While there are currently no restrictions on the ability of our Hong Kong subsidiaries to issue dividends or make other distributions to us, transfer funds to other group companies or make other cross border transfers or foreign exchange transactions, we cannot assure you that such restrictions will not be imposed in the future. For more details, see the section titled “—Risks Related to Doing Business in Hong Kong—Our Hong Kong subsidiaries may be subject to various restrictions on intercompany fund transfers and foreign exchange control under current PRC laws and regulations and could be subject to additional, more onerous restrictions under new PRC laws and regulations that may come into effect in the future, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

In addition, existing or future foreign exchange controls or imposition of withholding taxes may further hinder our subsidiaries’ ability to pay dividends, transfer funds to us or other group companies or make other cross border transfers or foreign exchange transactions. For a more detailed description on foreign exchange controls, see “Business—Regulations.” Furthermore, our subsidiaries may enter into financing agreements in the future with provisions that restrict their ability to pay dividends or transfer funds to us or other group companies. Any such restrictions or limitations on our subsidiaries’ ability to pay dividends, transfer funds to us or other group companies or make other cross border transfers or foreign exchange transactions may adversely affect our ability to satisfy our liquidity requirements, expand our business or pay dividends to our shareholders, which could result in a material adverse change to our business, financial condition and results of operations and cause our securities to significantly decline in value.

We may be subject to complaints, litigation, arbitration proceedings and regulatory investigations and inquiries from time to time.

From time to time, we may become subject to complaints, litigation, arbitration proceedings and regulatory investigations or inquiries with respect to, among other things, intellectual property, labor and employment, information on our platforms, complaints from our users, disputes with our commercial partners, content and channel partners or competitors, and compliance with regulatory requirements and other matters. For example, the content we publish on our platforms to educate users about personal finance products and content that users post to our platforms through ratings, reviews, forums, comments or other social media features may be subject to claims of violations of law or regulations and claims for defamation, negligence, discrimination, invasion of personal privacy, fraud, deceptive practices or copyright or trademark infringement, which could subject us to monetary damages and legal penalties that are beyond the scope of our insurance coverage. As our business continues to grow, we also may become subject to additional types of claims, lawsuits, government investigations and legal or regulatory proceedings. In addition, improper, illegal or otherwise inappropriate conduct by our users, commercial partners, content and channel partners or other third parties could also expose us to liability.

The results of any such complaints, litigation, arbitration proceedings and regulatory investigations or inquiries cannot be predicted with any degree of certainty. Any claims against us or any of our subsidiaries, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to our reputation, require significant management attention and divert significant resources. Determining reserves for pending litigation is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that one or more such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect our business, financial condition and results of operations. These proceedings could also result in sanctions, consent decrees, injunctions or other orders requiring a change in our business practices. Any of these consequences could adversely affect our business, financial condition and results of operations. Furthermore, under certain circumstances, we may be required to incur legal expenses on behalf of our business and commercial partners and current and former directors and officers.

We may make decisions based on the best interests of our users in order to build long-term trust, which may result in us forgoing short-term gains.

As an online financial services aggregator, our priority is to build long-term trust with our users by offering valuable guidance and prioritizing their best interests. We believe that providing valuable and carefully considered guidance, rather than aggressively pushing users to transact, is crucial to maintaining user trust and loyalty. This approach may require us to forgo short-term gains in favor of nurturing sustainable relationships and creating effective user experiences. However, this approach may result in slower revenue growth or reduced profitability in the short term. Additionally, our commitment to prioritizing user interests and trust could lead to situations in which we choose not to offer certain financial products or services on our platforms, even if they offer higher revenue potential. This decision may result in lost revenue opportunities or strained relationships with commercial partners, who may have different priorities or expectations. Furthermore, developing and maintaining a user-centric platform that offers personalized and relevant content takes considerable time, effort and resources. We must continuously invest in technology, user experience design and data analytics to ensure that we can meet the evolving needs of our users. This investment may divert resources from other revenue- generating activities and increase our operational costs, which could adversely affect our financial performance.

We track certain operational metrics, which are subject to inherent challenges in measurement. Real or perceived inaccuracies or limitations in such metrics may harm our reputation and adversely affect our business, financial condition and results of operations.

We track certain operational metrics, such as Monthly Unique Users, Traffic sessions, MoneyHero Group Members, Clicks, Leads, Applications and Approved Applications, which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies or the assumptions on which we rely. Our internal systems and the tools we use to track these metrics are subject to a number of limitations. If these internal systems or tools undercount or overcount or contain algorithmic or other technical errors, the data we report may not be accurate. Changes in the algorithms of the tools we use to track these metrics, such as Google Analytics, could also lead to inaccuracies and cause our operating results from different periods to be less comparable. For example, historically, we utilized data from Universal Analytics (“UA”), Google’s analytics platform, to measure three key business metrics: monthly unique users, traffic, and clicks. Effective July 1, 2024, Google Analytics 4 (“GA4”) replaced UA. The methodologies used in GA4 are different and not comparable to the methodologies used in UA. While Google has provided some guidance on these differences, Google has not made available sufficient information for us to assess the impact (whether positive or negative) of this transition on our key business metrics, nor can we quantify the extent of such impact. Furthermore, due to the adoption of GA4, we have adjusted our definitions of these key business metrics to enhance accuracy and align them more closely with previous definitions under UA. Therefore, we are unable to provide comparable data for monthly unique user, traffic, and clicks for any periods prior to July 1, 2024. Additionally, there are inherent challenges in measuring how our platforms are used. For example, the number of Monthly Unique Users on our platforms is based on activity associated with a unique device identifier during a certain time period. Certain individuals may have more than one device and therefore may be counted more than once in our count of Monthly Unique Users.

Limitations or errors with respect to how we measure data or with respect to the data that we measure may affect our understanding of certain details of our business, which could affect our long-term strategies. If our operational metrics are not accurate representations of our business, if investors do not perceive these metrics to be accurate, or if we discover material inaccuracies with respect to these figures, our reputation may be significantly harmed, our stock price could decline, we may be subject to shareholder litigation, and our business, financial condition and results of operations could be adversely affected.

Industry data and estimates contained in this prospectus are inherently uncertain and subject to interpretation. Accordingly, you should not place undue reliance on such information.

This prospectus contains market and industry data and estimates obtained from third-party sources, including Similarweb. Although we generally consider this information to be reliable, we have not independently verified the accuracy or completeness of any such third-party data. Such information may not have been prepared on a consistent basis and may not align with other sources. Additionally, this prospectus includes information based on, or derived from, internal company surveys, studies and research that has not been independently verified by third-party sources.

Industry data and estimates inherently involve uncertainty, as they necessarily depend on certain assumptions and judgments. Furthermore, the industries in which we operate are not strictly defined or subject to standardized definitions. Consequently, our use of terms referring to our industries may be open to interpretation, and the resulting industry data and estimates may not be reliable. For these reasons, you should exercise caution when relying on such information.

We expect a number of factors to cause our results of operations to fluctuate periodically, which may make it difficult to predict our future performance.

Our results of operations may vary significantly from quarter to quarter and year to year due to various factors, such as the number of users utilizing our platforms to apply for or register for financial products, variations in the timing and amount of our expenses, our ability to properly plan our expenses, changes in search engine algorithms and the visibility of our editorial articles in search results, fluctuations and variability in our industries and the overall economy, and the impact of heightened competition on our operations. In addition, each market where we operate has unique seasonality and events that can increase or decrease the demand for our offerings. For example, we typically witness (i) drops in Applications near the calendar year end and during Chinese New Year, which is in the first quarter of the calendar year, and the Holy Week in the Philippines, which typically occurs in April; (ii) increases in travel insurance Applications in Singapore and Hong Kong a month before government-designated school holidays, which generally occur in the second half of the calendar year; and (iii) increases in credit card and personal loan Applications in Hong Kong and Taiwan during tax seasons, which generally occur in the first half of the calendar year.

Consequently, comparing our operational results on a period-to-period basis may not provide meaningful insights, and the outcomes of a single period should not be considered indicative of future performance. Our operational results might not align with the expectations of investors or public market analysts who track us, which could negatively affect our stock price.

We are exposed to fluctuations in foreign currency exchange rates.

We operate across various markets in Greater Southeast Asia. Our financial statements are presented in U.S. dollars, while a significant portion of our revenue, expenses and cash deposits is denominated in the local currencies of the markets in which we operate. As a result, changes in the value of these local currencies relative to the U.S. dollar could have a material impact on our financial results. Fluctuations in foreign currency exchange rates, which are affected by factors beyond our control, such as changes in economic and political conditions, monetary policies and global market trends, can be volatile and could result in increased operating costs, reduced revenue and lower profitability. While we may engage in foreign currency hedging activities in an attempt to mitigate the risk associated with currency fluctuations, there can be no assurance that these hedging activities will be effective in protecting us against adverse currency movements. To the extent that we are unable to manage or mitigate the risks associated with currency fluctuations, our business, financial condition and results of operations could be adversely affected.

There are various risks associated with the facilitation of payments from users, including risks related to fraud and reliance on third parties.

As an online financial services aggregator, particularly in our insurance brokerage operations where we facilitate end-to-end user journeys, we are exposed to various risks associated with the facilitation of payments from users, such as risks of fraud and reliance on third parties, which could have a material adverse effect on our business, financial condition and results of operations. The risk of fraud is inherent in the facilitation of payments, and we may be subject to fraudulent activities, such as unauthorized transactions, identity theft and data breaches. Despite our efforts to implement robust security measures, there can be no guarantee that we will be able to prevent all instances of fraud. Any occurrence of fraud could result in reputational damage, financial losses and increased regulatory scrutiny. Additionally, we rely on third-party payment processors, banks and other financial institutions to process payments and facilitate transactions between users and providers of financial products or services. Our reliance on these third parties exposes us to the risk of disruptions or failures in their systems and services, as well as potential breaches of their security measures. Such events could lead to delays or errors in processing payments, reputational damage, and loss of users and commercial partners.

Our future international expansion could subject us to additional costs and risks, and such plans may not be successful.

Our capacity for continued growth depends in part on our ability to expand our operations into, and compete effectively in, new markets. Entering new markets may require significant investments in resources, including time, capital and human resources. We may incur significant operating expenses and may not be successful in our international expansion for a variety of reasons, including:

●	recruiting and retaining talented and capable employees and maintaining our company culture across all of our offices;

●	operating our business across a significant distance, in different languages and among different cultures, including the potential need to modify our platforms and features to ensure that they are culturally appropriate and relevant in different countries;

●	competition from local incumbents;

●	differing demand dynamics for our products and services;

●	difficulties in establishing relationships with local financial institutions, regulators and commercial partners;

●	compliance with applicable laws and regulations, including laws and regulations with respect to privacy, intellectual property, data protection, consumer protection, anti-corruption, trade barriers and economic sanctions, and the risk of penalties if our practice is deemed to be noncompliant;

●	obtaining required government approvals, licenses or other authorizations;

●	varying levels of internet adoption and infrastructure;

●	operating in jurisdictions that do not protect intellectual property rights to the same extent as other regions;

●	foreign exchange controls and exchange rate fluctuations;

●	political and economic instability;

●	public health emergencies and containment measures;

●	potentially adverse tax consequences; and

●	higher costs of doing business internationally, including increased accounting, travel, infrastructure, and legal compliance costs.

Each market we may seek to evaluate to enter presents unique characteristics and operating environments that may differ significantly from our current markets, posing challenges to the successful replication of our business model and strategies. There is no assurance that we will be able to leverage our existing experience and knowledge from our current markets to achieve success in new markets. If our international expansion efforts do not yield the desired results or if we fail to manage the risks and challenges associated with entering new markets, our brand, business, financial condition and results of operations could be adversely affected.

Acquisitions or strategic investments that we may pursue may not be successful or yield the intended benefits and could disrupt our business and harm our financial condition.

As an online financial services aggregator operating across various markets in Greater Southeast Asia, we may pursue acquisitions or strategic investments to enhance our business capabilities, expand our market presence, or diversify our product offerings. However, such acquisitions or investments may not be successful or yield the intended benefits, and they could disrupt our business and harm our financial condition.

Acquisitions and strategic investments entail a variety of risks and challenges, including, but not limited to:

●	difficulties in integrating the acquired businesses, technologies or products into our existing operations while maintaining our company culture and values;

●	the potential loss of key employees, customers or partners of the acquired or invested entities

●	inaccurate assessments of the value, potential or synergies of the acquired or invested entities;

●	the assumption of unforeseen liabilities or contingencies related to the acquired or invested entities;

●	potential dilution of our existing shareholders’ ownership and earnings per share;

●	the diversion of management’s attention from our core business operations;

●	challenges in realizing cost savings, efficiencies or other benefits expected from the acquisitions or investments;

●	the risk of overpaying for acquisitions or investments, resulting in impairment charges or write-downs; and

●	difficulties in obtaining required regulatory approvals or meeting other conditions for completing the acquisitions or investments.

If we fail to manage these risks and challenges effectively, our acquisitions or strategic investments may not contribute positively to our growth, and our business, financial condition and results of operations could be adversely affected. Furthermore, any negative publicity or perception surrounding these transactions could damage our reputation and brand, potentially impacting our ability to retain and attract users, commercial partners and employees.

Our ability to attract, train and retain executives and other qualified employees is critical to our business, results of operations and future growth.

We face intense competition for talent across all functional aspects. Several factors contribute to the risks associated with talent acquisition and retention, including, but not limited to:

●	the necessity to offer competitive compensation packages to attract and retain skilled employees in a highly competitive market;

●	the potential loss of key employees to competitors or other industries, which may negatively impact our operations and institutional knowledge;

●	the need to invest in training and development programs to ensure our employees are equipped with the skills and expertise required to excel in their roles and adapt to the rapidly changing industry landscape;

●	the challenge of maintaining a strong company culture that fosters employee engagement, job satisfaction and loyalty;

●	the potential impact of changes in immigration policies and regulations on our ability to hire and retain foreign talent; and

●	the need to establish and maintain strong succession planning for key executive and managerial positions to minimize the risk of disruption in our operations.

Failure to effectively manage these risks and challenges could result in a diminished ability to execute our business strategies, innovate and respond to market demands, which may adversely affect our competitive position, business, financial condition and results of operations.

Failures, defects, errors, vulnerabilities or other compromises in our systems or data (or those of our third parties with whom we work) could adversely affect our business, financial condition and results of operations.

We rely heavily on the availability and performance of our platforms and systems and those of third parties with whom we work to service our users and commercial partners. Cyber-attacks, malicious internet-based activity, online and offline fraud, and other similar activities threaten the confidentiality, integrity, and availability of our sensitive information and information technology systems, and those of the third parties with whom we work. Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Our platforms and systems (and those of the third parties with whom we work) are susceptible to failures, interruptions and security breaches and may have defects, errors or vulnerabilities, which could adversely affect our business, financial condition and results of operations. Such risks include, but are not limited to:

●	technical malfunctions, power outages, hardware or software failures, defects, errors or vulnerabilities in our systems or those of our third-party partners and human errors that could disrupt the availability or functionality of our platforms, leading to decreased user satisfaction and potential loss of users and commercial partners;

●	security breaches, cyberattacks or unauthorized access to our systems or those of the third parties with whom we work—including but not limited to those caused by social-engineering attacks (including through deep fakes, which are increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, loss of data or other information technology assets, adware, telecommunications failures, attacks enhanced or facilitated by AI, and other similar threats could compromise the security, confidentiality or availability of our platforms or the loss or compromise of user data or other confidential information, resulting in reputational damage, legal liability and loss of trust among users and commercial partners;

●	increased costs and resources associated with monitoring, mitigating, identifying, addressing and resolving any defects, cyber-attacks, errors or vulnerabilities in our systems or those of the third parties with whom we work;

●	increased costs and difficulty associated with maintaining, upgrading and enhancing our platforms and systems to minimize the risks of failures, interruptions and security breaches and to comply with evolving legal and regulatory requirements;

●	the potential for third parties to gather, collect, or infer sensitive information about us—whether from public sources, data brokers, or other means—that reveals competitively sensitive details about our organization or a prolonged system failure or interruption, which could lead to loss of revenue, increased operating expenses or negative publicity; and

●	the potential for legal and contractual liability, regulatory penalties or negative publicity resulting from system failures, defects, errors or vulnerabilities, which could harm our reputation and business.

While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties with whom we work). We have not, and may not in the future, however, detect and remediate all such vulnerabilities including on a timely basis. Further, we may experience delays in developing and deploying remedial measures and patches designed to address identified vulnerabilities.

Certain of the previously identified or similar threats have, in the past, caused and may, in the future, cause a security incident or other interruption. Such incidents could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information or our information technology systems, or those of the third parties with whom we work. For example, we have been the target of unsuccessful phishing attempts in the past, and expect such attempts will continue in the future. Moreover, any sensitive information (including confidential, competitive, proprietary, or personal data) that we input into a third-party generative AI/ML platform could be leaked or disclosed to others, including if sensitive information is used to train the third parties’ AI/ML model. Additionally, where an AI/ML model ingests personal data and makes connections using such data, those technologies may reveal other personal or sensitive information generated by the model.

We employ a shared responsibility model where our customers are responsible for using, configuring and otherwise implementing security measures related to our platform, services and products in a manner that meets applicable cybersecurity standards, complies with laws, and addresses their information security risk. As part of this shared responsibility security model, we make certain security features available to our customers that can be implemented at our customers’ discretion, or identify security areas or measures for which our customers are responsible. For example, our customer is responsible for setting certain security controls such as MFA on their account/instance. In certain cases where our customers choose not to implement, or incorrectly implement, those features or measures, misuse our services, or otherwise experience their own vulnerabilities, policy violations, credential exposure or security incidents, even if we are not the cause of a resulting customer security issue or incident, our customer relationships reputation, and revenue in the future may be adversely impacted.

Applicable data privacy and security obligations may require us, or we may voluntarily choose, to notify relevant stakeholders, including affected individuals, customers, regulators, and investors, of security incidents, or to take other actions, such as providing credit monitoring and identity theft protection services. Such disclosures and related actions can be costly, and the disclosure or the failure to comply with such applicable requirements could lead to adverse consequences. Our actual, or perceived, failure to effectively manage these risks and maintain the availability and performance of our platforms could diminish our ability to service our users and commercial partners, leading to loss of market share, decreased revenue and reputational damage, which could adversely affect our business, financial condition and results of operations.

We rely on third parties to deliver our services to users on our platforms, and any disruption of or interference with our use of third parties could adversely affect our business, financial condition and results of operations.

As an online financial services aggregator operating across different markets in Greater Southeast Asia, we rely on third parties to deliver our services to users on our platforms. Any disruption of or interference with our use of these third parties could adversely affect our business, financial condition and results of operations.

In particular, we rely heavily on Amazon Web Services (“AWS”) as our primary cloud services provider for hosting our websites and data. Services provided to us by AWS include, but are not limited to, storage, networking and database management. Our relationship with AWS is governed by their standard customer agreement (the “AWS Agreement”). The AWS Agreement will remain in effect until terminated by either party in accordance with the agreement. AWS can change or discontinue services provided under the AWS Agreement from time to time, provided that they provide 12 months’ prior notice if such changes are material (except in certain situations, such as if such notice period would be economically or technically burdensome or cause AWS to violate legal requirements). AWS can also modify the AWS Agreement at any time by posting a revised version of the customer agreement or standard terms of service on their website or by notifying us, provided that they provide at least 90 days’ advance notice of any adverse changes.

This reliance on AWS exposes us to various risks, including:

●	the potential for service outages, disruptions or degradation in performance on the AWS platform, which could lead to interruptions in our services, loss of user trust and damage to our reputation;

●	the possibility of AWS encountering technical difficulties, cybersecurity breaches or other issues that could impact the security, privacy and integrity of our data and systems, leading to potential legal liabilities, regulatory penalties and loss of user trust;

●	the risk of AWS increasing its prices, changing its terms of service, or discontinuing certain features or services, which could result in increased operating costs or the need for us to find alternative providers, potentially disrupting our operations;

●	the possibility of AWS facing regulatory scrutiny or legal action, which could lead to limitations on its ability to provide services, increased costs or reputational damage, indirectly impacting our business; and

●	the reliance on AWS for ongoing maintenance, support and enhancements to its platform, which may not align with our needs.

While we have in the past been able to renew our customer agreement with AWS and expect to continue to do so in the future, there can be no assurance that we can continue to renew the AWS Agreement on commercially favorable terms, or at all, or if the AWS Agreement is not terminated early pursuant to its terms. In an effort to mitigate the risks associated with reliance on a single provider, such as AWS, we have adopted technologies that work across all major cloud infrastructure platforms. This strategy provides us with the flexibility to switch providers if necessary. However, the process of transferring data and systems between providers would likely be time-consuming and complex, and there is no guarantee that this could be done seamlessly or without disruption to our operations. Any disruption of, or interference with, our use of AWS or other third-party service providers could result in interruptions to our services, increased costs, reputational damage, loss of user trust and potential legal liabilities, all of which may adversely impact our business, financial condition and results of operations.

Our use of open-source software could adversely affect our ability to offer our platforms and services and subject us to costly litigation and other disputes.

We utilize open-source software in various aspects of our platforms and services. While we strive to comply with relevant open-source licensing requirements and copyleft restrictions, there is no guarantee that we will always be successful in doing so. The use of open-source software may inadvertently expose us to risks that could adversely impact our ability to operate our platforms and subject us to costly litigation and other disputes.

In the event of noncompliance with open-source licensing terms or copyleft restrictions, we may be required to release the source code of our proprietary software, reengineer our platforms and services, or discontinue the use of certain software components, any of which could result in significant costs and disruptions to our business. Additionally, defending against potential legal claims or disputes relating to open-source software may consume valuable resources and divert the attention of our management and technical personnel. These factors could adversely affect our business, financial condition and results of operations.

Our failure to protect our intellectual property rights and other proprietary information could diminish the value of our platforms, brand and other intangible assets.

As of the date of this prospectus, we had 63 registered trademarks, of which 17 are registered in Hong Kong, 15 are registered in Singapore, 12 are registered in Taiwan and the rest are registered in the Philippines, Malaysia and Indonesia, 241 registered domain names, and 2 pending trademarks. In terms of revenue contribution, our most material intellectual property and proprietary rights are held in Singapore and Hong Kong. Our registered trademarks will expire between March 2026 and March 2035. These trademarks generally can be renewed before their respective expiration date following the submission of the requisite renewal application and/or renewal fee. However, there is no guarantee that all of these registered trademarks can be renewed. Failure to renew, register or otherwise protect our trademarks could negatively affect the value of our brand names and our ability to use those names in certain geographical areas and allow our competitors to take advantage of the lapse by using such trademarks in competition, both of which could have a material and adverse effect on our business, financial condition and results of operations. Our registered domain names are renewed automatically upon expiration.

We rely, and expect to continue to rely, on a combination of trademark, copyright, trade secret and other laws and confidentiality and license agreements with our employees and third parties to protect our intellectual property and proprietary rights. The scope of intellectual property protection may be limited in the regions in which we operate, including Hong Kong, Singapore, Taiwan, and the Philippines, compared to the protection available in the United States, and we may face challenges in enforcing our intellectual property rights in these jurisdictions if the intellectual property laws and enforcement procedures in these jurisdictions do not protect intellectual property rights to the same extent as the laws and enforcement procedures of the United States do. In addition, any changes in, or unexpected interpretations of, the intellectual property laws in any country or region in which we currently operate or may operate in the future may compromise our ability to enforce our intellectual property and proprietary rights. The agreements and tools we use to protect our intellectual property rights may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Third parties may knowingly or unknowingly infringe our intellectual property and proprietary rights, and we may not be able to prevent infringement without incurring substantial expenses. In addition, others may independently discover our trade secrets or develop similar technologies and processes, in which case we would not be able to assert trade secret rights. Our failure to obtain intellectual property registration or protect our intellectual property rights in any country or region in which we operate could diminish the value of our platforms, brand and other intangible assets, which could have a material adverse effect on our business, financial condition and results of operations.

Defending against intellectual property infringement claims could be expensive and divert our management’s attention and resources, which could harm our business, financial condition and results of operations.

Although we believe that our intellectual property and proprietary rights do not infringe on the intellectual property rights of others, we face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could be time-consuming and costly to defend, cause us to cease using or incorporating the challenged intellectual property and divert our management’s attention and resources. Additionally, a successful claim of infringement against us could result in us being required to pay significant damages or enter into costly license or royalty agreements to obtain the right to use a third party’s intellectual property. Any such royalty or licensing agreements may not be available to us on acceptable terms, or at all. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

Our business could be adversely affected by natural disasters, political conflicts or other unexpected events.

Any significant natural disaster, such as an earthquake, fire, hurricane, tornado, flood or significant power outage, could disrupt our operations, mobile networks, the internet or the operations of our third-party technology providers. In addition, any unforeseen political conflicts, such as terrorist attacks, military actions and other political instability or catastrophic events in the jurisdictions in which we operate could adversely affect our operations, the overall economy and investor sentiment with respect to personal finance products. The impact of these disruptions could adversely affect our business, financial condition and results of operations.

As we grow our business, the need for business continuity planning and disaster recovery plans will grow in significance. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after the aforementioned events and successfully execute on those plans, our business, financial condition and results of operations could be harmed.

We may not be able to obtain or maintain adequate insurance coverage.

We maintain insurance to cover costs and losses from certain risk exposures in the ordinary course of our operations. Our insurance policies do not cover 100% of the costs and losses from the events that they are intended to insure against. We are responsible for certain retentions and deductibles that vary by policy, and we may suffer losses that exceed our insurance coverage by a material amount. We also may incur costs or suffer losses arising from events against which we have no insurance coverage. There are certain losses, including, but not limited to, losses from floods, fires, earthquakes, wind, pollution, certain environmental hazards, security breaches, litigation, regulatory action, and other events for which we may not be insured, because it may not be deemed economically feasible or prudent to do so, among other reasons. In addition, large-scale market trends or the occurrence of adverse events in our business may raise our cost of procuring insurance or limit the amount or type of insurance we are able to secure. We may not be able to maintain our current coverage, or obtain new coverage in the future (including, but not limited to, coverage for our directors and executive officers), on commercially reasonable terms, or at all. Any losses resulting from lack of insurance coverage could adversely affect our business, financial condition and results of operations.

Our business is subject to legal and regulatory risks that could have a material and adverse impact on our business, financial condition and results of operations.

As an online financial services aggregator, our business operates in a highly regulated environment, and we must comply with numerous laws, regulations and guidelines that govern the provision of online services, advertising or marketing, consumer protection, data localization, data portability, cybersecurity, anti-money laundering, anti-trust, anti-corruption, foreign ownership restrictions and other aspects of our operations. These requirements may vary across jurisdictions, and our compliance obligations may change over time as new regulations are introduced or existing ones are amended. To manage these legal and regulatory risks, we have invested in resources to monitor and adapt to evolving legal and regulatory landscapes, ensure our policies and procedures align with applicable requirements, and provide ongoing training and support to our employees. However, there is no guarantee that these efforts will be sufficient to prevent non-compliance or the associated adverse effects. Failure to comply with applicable legal and regulatory requirements may result in fines, penalties, sanctions, litigation and reputational damage. In addition, non-compliance may lead to increased scrutiny from regulatory authorities and heightened expectations for future compliance, potentially increasing the costs and complexity of our operations.

Furthermore, the laws and regulations governing our business operations are subject to frequent changes and varying interpretations by regulatory authorities, and such changes may include more stringent licensing requirements, increased regulatory scrutiny, additional reporting obligations, or the imposition of new taxes or fees. These changes could increase our compliance costs, restrict our ability to place certain products or services on our platforms, require us to make significant changes to our business practices or limit our ability to enter new markets or expand our operations, which could adversely impact our competitive position and our ability to attract and retain users and commercial partners. Such regulatory uncertainty could negatively affect our ability to plan and execute our business strategies effectively and may also affect the perceptions and decisions of our users and commercial partners, leading to reduced demand for our services or increased competition from other providers who may be subject to different regulatory requirements.

We may fail to obtain, maintain or renew the requisite licenses and approvals.

Our business is subject to various licensing and approval requirements. For more details, see “Regulatory Overview.” We believe that we have received all requisite permissions to conduct our businesses, and no permission has been declined. However, relevant laws and regulations in certain jurisdictions, as well as their interpretations, may be unclear, which makes it difficult for us to assess which licenses and approvals are necessary for our business and to ascertain the processes required for obtaining such licenses. As such, we cannot assure you that the relevant government authorities, which often have broad discretion in interpreting and implementing these laws and regulations, will not take a contrary position. In addition, new laws or regulations may be introduced to impose additional government approval, license and permit requirements, and there is no guarantee that we will be able to comply with these additional requirements.

Maintaining or renewing the licenses and approvals we currently have may require significant time and financial resources, which could divert our focus from other strategic initiatives and increase our operational costs, and the requirements for maintaining and renewing these licenses and approvals are complex and may be subject to change. Regulatory authorities also may impose conditions on our licenses or approvals, such as imitations on the types of financial products or services we can present on our platforms or the manner in which we conduct our business, which could restrict our ability to operate or grow our business, limit our ability to attract and retain users and commercial partners, impact our competitiveness and ultimately harm our financial performance. Due to these factors or other circumstances beyond our control, we may fail to maintain or renew the requisite licenses and approvals for our operations.

Failure to secure or maintain the necessary licenses and approvals may result in fines, penalties, or other sanctions. Additionally, it could necessitate the modification or discontinuation of our services in certain jurisdictions, which may adversely affect our business, financial condition and results of operations.

We may be subject to restrictions on foreign ownership in certain jurisdictions.

Based on our assessment of our business operations as of the date of this prospectus and opinions from local counsel, we believe that our operations in each of the markets we operate in are not subject to foreign ownership restrictions. For a detailed description on the relevant foreign ownership laws and regulations, see “Regulatory Overview.” However, government authorities have significant discretion in interpreting and implementing these laws and regulations, and there can be no assurance that the relevant authorities would take the same position as we do. In addition, the foreign ownership laws and regulations in each of our markets and their interpretations may be modified by the relevant authorities in the future, which could adversely affect our ability to comply with applicable foreign ownership requirements. If our foreign ownership arrangements in any of our markets are successfully challenged or if changes in laws, regulations or their interpretations render our arrangements invalid, we may face a range of consequences, including civil and criminal penalties against our subsidiaries and their shareholders, monetary penalties and restrictions or suspension on operations, and we may be required to reorganize our ownership arrangements in these markets. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Changes in, or failure to comply with, competition laws or regulations could adversely affect us.

We are subject to competition laws in each of the markets we operate in. In recent years, antitrust regulators in Southeast Asia have taken greater interest in potential antitrust abuses and are reviewing their frameworks and policies for dealing with digital markets. For example, the Competition and Consumer Commission of Singapore has revised its competition guidelines, effective from February 1, 2022, for greater clarity and guidance on issues and conduct that may be relevant in the digital era. While we have not been subject to any regulatory authority’s inquiries or investigations in connection with compliance with the applicable competition laws and regulations, our market position subjects us to heightened scrutiny from the relevant government authorities. We could be subject to fines or penalties, lose credibility with regulators, be subject to other administrative sanctions or otherwise incur expenses and diversion of management attention or other resources if any regulators choose to investigate us or find that we have not made required notifications or filings in connection with the Business Combination.

In addition, any new requirements or restrictions, or proposed requirements or restrictions, could limit our ability to pursue future acquisitions, divestitures or combinations, cause us to re-evaluate previous acquisitions, combinations or restructurings, subject us to significant fines, penalties or antitrust allegations from third parties, or require us to modify our operations, such as limitations on our contractual relationships with our users, restrictions on our pricing models or divestiture of certain of our assets.

We are subject to various laws with regard to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism and have operations in certain countries known to experience high levels of corruption. There can be no assurance that failure to comply with any such laws would not have a material adverse effect on us.

We are subject to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism laws in the jurisdictions in which we do business and may also be subject to such laws in other jurisdictions under certain circumstances, including, for example, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Under applicable anti-bribery and anti-corruption laws, we could be held liable for acts of corruption and bribery committed by third-party business partners, representatives and agents who acted, or may have purported to act, on our behalf. We and our employees, consultants, content and channel partners, commercial partners or other business partners, representatives and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and we are subject to the risk that we could be held liable for, or be inadvertently involved in, the violation of anti-corruption laws, including the FCPA, by these parties and their respective employees, representatives, contractors and agents, notwithstanding that we do not authorize or have control over such activities. In addition, our activities in certain countries with high levels of corruption enhance such risks. While we have policies and procedures intended to prohibit and avoid the furtherance of such violations and manage such risks, there is no guarantee that such policies and procedures are or will be fully effective at all times.

Any violation of applicable anti-bribery, anti-corruption, and anti-money laundering and countering the financing of terrorism laws could result in whistleblower complaints, adverse media coverage, harm to our reputation and brand, investigations, imposition of significant legal fees and criminal or civil sanctions, suspension of or restrictions on our business operations, diversion of management’s attention or other adverse consequences, any or all of which could have a material and adverse effect on our business, financial condition and results of operations.

We could face uncertain tax liabilities in various jurisdictions in which we operate, which could adversely impact our operating results.

Although PubCo is incorporated in the Cayman Islands, we collectively operate in multiple tax jurisdictions and pay income taxes according to the tax laws of those jurisdictions. Our tax liabilities could be uncertain, and we could suffer adverse tax and other financial consequences if tax authorities do not agree with our interpretation of the applicable tax laws. Various factors, some of which are beyond our control, determine our effective tax rate and/or the amount we are required to pay, including changes in tax laws in any given jurisdiction or their interpretations and changes in the geographical allocation of our income. We accrue income tax liabilities and tax contingencies based upon our best estimate of the taxes ultimately expected to be paid after considering our knowledge of all relevant facts and circumstances, existing tax laws, our experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available. In addition, it is possible that the relevant tax authorities in the jurisdictions where we do not file returns may assert that we are required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that our subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect our business, financial condition and results of operations.

We have been and may, from time to time, be subject to inquiries or audits from tax authorities of certain jurisdictions. We cannot be certain that tax authorities will agree with our interpretations of the applicable tax laws, or that they will resolve any inquiries in our favor. To the extent the relevant tax authorities do not agree with our interpretation, we may seek to enter into settlements with the tax authorities, which may require significant payments and may adversely affect our results of operations or financial condition. While we may appeal against the tax authorities’ determinations to the appropriate governmental authorities, we cannot be sure we will prevail. If our appeal does not prevail, we may have to make significant payments or otherwise record charges that could adversely affect our results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on us, harm our reputation and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in Singapore

Our business, financial condition and results of operations may be influenced by the political, economic and legal environments in Singapore, and by the general state of the Singapore economy.

We conduct business in Singapore through the following subsidiaries: (i) SingSaver Pte. Ltd., which operates the online financial comparison platform SingSaver; (ii) Seedly Pte. Ltd., which operates the personal finance community platform Seedly; (iii) SingSaver Insurance Brokers Pte. Ltd., a registered insurance broker; (iv) eKos Pte. Ltd., a SaaS provider connecting financial institutions with their digital partners and affiliates; and (v) CAGRSG, which provides management and technology support services to group companies. In 2022, 2023 and 2024, Singapore was our largest market, contributing to approximately 34.4%, 39.8% and 38.9% of our total revenue, respectively. Accordingly, any adverse change in the political, economic and legal environments in Singapore, or in the general state of the Singapore economy, could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in Hong Kong

We conduct business in Hong Kong mainly through the following subsidiaries: (i) MoneyHero Global Limited, which operates the online financial comparison platform MoneyHero; (ii) MoneyHero Insurance Brokers Limited, a registered insurance broker; (iii) eKos Limited, a SaaS provider connecting financial institutions with their digital partners and affiliates; (iv) CAGRL, which provides regional operational support services, including legal, human resources and finance functions, to group companies and (v) CAGL, which is primarily engaged in investment holding and provision of management services to other group companies. In 2022, 2023 and 2024, approximately 32.7%, 33.4% and 38.3% of our total revenue was derived from Hong Kong, respectively. As of December 31, 2024, approximately 50.8% of our assets were located in Hong Kong. Any changes in the economic, social and political conditions in Hong Kong, any escalation in political and trade tensions, including those involving the U.S., Mainland China and Hong Kong, and incidents such as protests, social unrests, strikes, riots, civil disturbances or disobedience in Hong Kong, may have a widespread effect on the business operations of our Hong Kong subsidiaries, which could in turn materially affect our business, financial condition and results of operations. The future development of national security laws and regulations in Hong Kong also could materially impact our business by possibly triggering sanctions or other harmful measures.

We do not currently have any subsidiaries or business operations in Mainland China, generate any revenue from Mainland China, provide products or services in Mainland China, or solicit any customer, or collect, host or manage any customer’s personal data, in Mainland China, and none of its assets, directors, officers or members of senior management are, or are expected to be, located in Mainland China. Accordingly, our management believes, based on their experience, that (i) the laws and regulations of the PRC do not currently have any material impact on our business operations and that the PRC government currently does not exert direct oversight and discretion over the manner in which we conduct our business activities; and (ii) no permission or approval from PRC government authorities, including but not limited to the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”), is required of our Company or any of our subsidiaries for operating our business, listing securities on a foreign stock exchange, maintaining such listing or offering securities to foreign investors. As such, neither we nor any of our subsidiaries have applied for, or been denied, any permission or approval from PRC government authorities for operating our business, listing securities on a foreign stock exchange, maintaining such listing or offering securities to foreign investors. However, we have not engaged PRC legal counsel in connection with reaching these determinations, and there is no guarantee that PRC government authorities will take the same position. If the conclusion that such permissions or approvals are not required proves to be incorrect, or if applicable laws, regulations or interpretations change, and we or any of our subsidiaries is required to obtain such permissions or approvals in the future, any failure to obtain the requisite permissions and approvals or the subsequent denial or rescission of such permissions and approvals could materially and adversely affect our operations, significantly limit or completely hinder our ability to offer or continue to offer securities, and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of our investors.

Because of our substantial operations in Hong Kong and given that (i) the PRC government has significant oversight and authority over the conduct of business in Hong Kong generally and (ii) there are significant risks and uncertainties regarding the enforcement of PRC laws and regulations as the laws, rules and regulations in the PRC can change quickly with little advance notice, PRC laws, rules and regulations could become applicable to our business in Hong Kong, and we could become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, our operations may be materially and adversely affected, our Company’s ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of our securities could significantly decline or become worthless, which would materially affect the interests of our investors. Furthermore, while we do not believe the recent statements and regulatory actions by the PRC government and regulatory authorities in Hong Kong, such as those related to data security or anti-monopoly concerns have had any impact on us, could have a significant impact on our ability to conduct our business, accept foreign investments, or seek or maintain listing on Nasdaq or another U.S. or foreign stock exchange. Any actions by the PRC government or regulatory authorities in Hong Kong to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, issuers that are based in Mainland China or Hong Kong could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

In addition, our auditor is headquartered in Hong Kong. Under the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), an issuer that has been identified as a Commission-Identified Issuer (i.e., an issuer who has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it was unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction) by the U.S. Securities and Exchange Commission for two consecutive years will be subject to trading prohibitions. On December 29, 2022, the Consolidated Appropriations Act of 2023 was signed into law, which contained, among other things, a provision identical to the aforementioned provision in the AHFCAA. Historically, the PCAOB had determined that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China or Hong Kong, because of positions taken by PRC authorities in such jurisdictions. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. The PCAOB has since then conducted inspections of certain PCAOB-registered public accounting firms headquartered in Mainland China and/or Hong Kong. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. While our auditor currently can be inspected by the PCAOB, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors outside the control of us and our auditor. For example, should the regulatory authorities in Mainland China or Hong Kong obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. If we in the future file an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, we could be identified as a Commission-Identified Issuer and our securities would become subject to the aforementioned trading prohibitions if we are identified as a Commission-Identified Issuer for two consecutive years. The delisting of our securities, or the threat of our securities being delisted, may substantially impair your ability to sell our securities when you wish to do so and the value of your investment. In addition, as the inspections of audit firms, including audit firms in Mainland China and Hong Kong, that the PCAOB has conducted have identified deficiencies in those firms’ audit and quality control procedures, the inability of the PCAOB to conduct inspections will deprive investors of the benefits of such inspections.

Furthermore, several of our directors, officers and members of senior management, including but not limited to Kenneth Chan, Derek Fong, Susanna Lee, and Daniel Wang, are located in Hong Kong, which makes it more difficult (i) to serve legal process within the United States upon these individuals, (ii) to obtain information from these individuals necessary for investigations or lawsuits, (iii) to enforce, both in and outside the United States, judgments obtained in U.S. courts against these individuals in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, and (iv) to bring an original action in a Hong Kong court to enforce liabilities against these individuals based upon the U.S. federal securities laws. None of our directors, officers and members of senior management is, or is expected to be, located in Mainland China.

Potential political and economic instability in Hong Kong may adversely impact our results of operations.

We conduct business in Hong Kong mainly through the following subsidiaries: (i) MoneyHero Global Limited, which operates the online financial comparison platform MoneyHero; (ii) MoneyHero Insurance Brokers Limited, a registered insurance broker; (iii) eKos Limited, a SaaS provider connecting financial institutions with their digital partners and affiliates; (iv) CAGRL, which provides regional operational support services, including legal, human resources and finance functions, to group companies and (v) CAGL, which is primarily engaged in investment holding and provision of management services to other group companies. In 2022, 2023 and 2024, approximately 32.7%, 33.4% and 38.3% of our total revenue was derived from Hong Kong, respectively. As of December 31, 2024, approximately 50.8% of our assets were located in Hong Kong. Accordingly, any changes in the economic, social and political conditions in Hong Kong could have a material adverse effect on the business operations of our Hong Kong subsidiaries.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Nevertheless, we cannot ensure that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since we conduct business in Hong Kong, any change of such political arrangements may affect the stability of the economy in Hong Kong, thereby directly affecting our results of operations and financial positions.

In addition, under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Any escalation in political and trade tensions, including those involving the U.S., China and Hong Kong, could potentially harm our business. For more details on related risks, see “—The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures that can cause economic harm to our business.”

Incidents such as protests, social unrests, strikes, riots, civil disturbances or disobedience in Hong Kong may have a widespread effect on the business operations of our Hong Kong subsidiaries, which could in turn materially affect our business, financial condition and results of operations. In addition, policies of the PRC government, which are subject to frequent changes, can have significant effects on economic conditions in Hong Kong.

The future development of national security laws and regulations in Hong Kong could materially impact our business by possibly triggering sanctions and other measures that can cause economic harm to our business.

On June 30, 2020, the Standing Committee of China’s National People’s Congress (the “NPC”) passed the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region, or the Hong Kong National Security Law, which was promulgated in Hong Kong by Hong Kong’s Chief Executive on the same day. Among other things, the Hong Kong National Security Law criminalizes separatism, subversion, terrorism and foreign interference in Hong Kong. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. government to impose sanctions against foreign individuals and entities who are determined by the U.S. government to have materially contributed to the failure to preserve Hong Kong’s autonomy. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The implementation of the Hong Kong National Security Law may trigger sanctions or other forms of penalties by foreign governments. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If any of our Hong Kong subsidiaries or Hong Kong-based content and channel partners or commercial partners is determined to be in violation of the Hong Kong National Security Law or the HKAA, our business operations, financial position and results of operations could be materially and adversely affected.

The business, financial condition and results of operations of our Hong Kong subsidiaries and/or the value of PubCo’s securities or PubCo’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws, rules and regulations of the PRC become applicable to us.

We do not currently have any subsidiaries or business operations in Mainland China, generate any revenue from Mainland China, provide our products or services in Mainland China, or solicit any customer, or collect, host or manage any customer’s personal data, in Mainland China, and none of our assets, directors, officers or and members of senior management are, or are expected to be, located in Mainland China. Accordingly, we believe that the laws, rules and regulations of the PRC do not currently have any material impact on our business, financial condition and results of operations or the initial or continued listing of PubCo’s securities, notwithstanding the fact that we have substantial operations in Hong Kong.

Pursuant to the Basic Law, (i) national laws of the PRC, except for those listed in Annex III of the Basic Law, shall not be applied in Hong Kong, and (ii) the national laws listed in Annex III of the Basic Law shall be limited to those relating to defense, foreign affairs and other matters that are deemed to be outside the autonomy of Hong Kong under the Basic Law. As a result, national laws of the PRC not listed in Annex III of the Basic Law, such as certain laws relating to cybersecurity, data protection, personal information protection, and certain enterprise tax laws, may not apply in Hong Kong.

To the extent any PRC laws, rules and regulations, including but not limited to the laws mentioned in the preceding paragraph, were to become applicable to our business in Hong Kong, we may be required to make substantial changes to our business operations and how we seek financing, may have to incur substantial costs in order to comply with such laws, rules and regulations and may be subject to fines, penalties and sanctions if we are unable to comply with such laws, rules and regulations in a timely manner, or at all. The application of such PRC laws, rules and regulations may have a material adverse impact on our business, financial conditions and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities to significantly decline or become worthless. In addition, we will face risks and uncertainties associated with the rapidly evolving PRC legal system. For example, PRC laws, regulations, policies and their interpretations may change quickly with little or no advance notice. In particular, because many laws, regulations and policies are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretations of these laws, regulations and policies may contain inconsistencies, and their enactment timetable, implementation and enforcement involve uncertainties. For more details, see “—We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.”

The PRC government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of the PRC or companies that operate in, or generate revenue from, Mainland China must conduct their business activities. Because of our substantial operations in Hong Kong and given the PRC government’s significant oversight and authority over the conduct of business in Hong Kong generally, if we were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in our operations, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or become worthless, which would materially affect the interests of our investors.

We do not currently have any subsidiaries or business operations in Mainland China, generate any revenue from Mainland China, provide our products or services in Mainland China, or solicit any customer, or collect, host or manage any customer’s personal data, in Mainland China and none of our assets, directors, officers or members of senior management are, or are expected to be, located in Mainland China. Accordingly, we believe that the laws, rules and regulations of the PRC do not currently have any material impact on our business operations, and the PRC government does not currently exert direct oversight, discretion or control over the manner in which we conduct our business. However, because of our substantial operations in Hong Kong through our Hong Kong subsidiaries and given the PRC government’s significant oversight and authority over the conduct of business in Hong Kong generally, there is no guarantee that we or PubCo will not be subject to such direct oversight, discretion or control in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the PRC government may, in the future, seek to affect operations of any company with any level of operations in Mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign stock exchange, maintain such listing, conduct its business or accept foreign investment. In addition, the PRC legal system is evolving rapidly and the PRC laws, rules and regulations may change quickly with little or no advance notice. Because the laws, rules and regulations in the PRC can change quickly with little advance notice, there are significant risks and uncertainties regarding the enforcement of these laws, rules and regulations. See “—The business, financial condition and results of operations of our Hong Kong subsidiaries and/or the value of PubCo’s Securities or PubCo ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws, rules and regulations of the PRC become applicable to us.” Furthermore, while we do not believe the recent statements and regulatory actions by the PRC government and regulatory authorities in Hong Kong, such as those related to data security or anti-monopoly concerns, have had any impact on us, these statements and regulatory actions could have a significant impact on our ability to conduct our business, accept foreign investments, or seek or maintain listing on Nasdaq or another U.S. or foreign stock exchange. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business. In 2022, 2023 and 2024, approximately 32.7%, 33.4% and 38.3% of our total revenue was derived from Hong Kong. As of December 31, 2024, approximately 50.8% of our assets were located in Hong Kong. If we were to become subject to the intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in our operations and/or result in increased costs necessary to comply with existing or any newly adopted laws, rules and regulations or penalties for any failure to comply. Our operations and the value of the securities registered herein could be materially and adversely affected if the PRC government intervenes in or influences our operations at any time, or exerts more control over offerings conducted overseas by, and/or foreign investment in, issuers based in Mainland China or Hong Kong. In addition, the market prices and value of PubCo’s securities could be adversely affected as a result of the actual or anticipated negative impacts of any such government actions, as well as negative investor sentiment towards companies with operations in Hong Kong subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government will not intervene in or influence our current or future operations at any time.

Based on the experience of our management team, we believe that no permission or approval from any PRC governmental authority is required for any of our Hong Kong subsidiaries to operate its business or for us to list our securities on a U.S. securities exchange, maintain such listing or issue securities to foreign investors. As such, neither we nor any of our subsidiaries have applied for, or been denied, any permission or approval from PRC government authorities for operating our business, listing securities on a foreign stock exchange, maintaining such listing or offering securities to foreign investors. However, we have not engaged PRC legal counsel in connection with reaching these determinations, and there is no guarantee that PRC government authorities will take the same position as we do or that such permission or approval will not be required in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. If the conclusion that such permissions or approvals are not required proves to be incorrect, or if applicable laws, regulations or interpretations change and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, any failure to obtain the requisite permissions and approvals or the subsequent denial or rescission of such permissions and approvals could materially and adversely affect the operations of our company and our subsidiaries, significantly limit or completely hinder our ability to offer or continue to offer securities, and cause the value of PubCo’s securities to significantly decline or become worthless, which would materially affect the interests of the MoneyHero Group’s investors. See “—We and our subsidiaries may be subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.” Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas by, and/or foreign investment in, issuers that are based in Mainland China or Hong Kong could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or become worthless.

Our Hong Kong subsidiaries may be subject to various restrictions on intercompany fund transfers and foreign exchange control under current PRC laws and regulations and could be subject to additional, more onerous restrictions under new PRC laws and regulations that may come into effect in the future, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

There are various restrictions under current PRC laws and regulations on intercompany fund transfers and foreign exchange control, which mainly include the following:

●	Dividends. PRC companies may pay dividends only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with PRC accounting standards and regulations, and must first set aside at least 10% of their after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. In addition, PRC companies are required to complete certain procedural requirements related to foreign exchange control in order to make dividend payments in foreign currencies; and a withholding tax, at the rate of 10% or lower, is payable by a PRC subsidiary upon dividend remittance.

●	Capital expenses. Approval from or registration with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. As a result, PRC companies are required to obtain approval from the SAFE or complete certain registration process in order to use cash generated from their operations to pay off their respective debt in a currency other than Renminbi owed to entities outside Mainland China, or to make other capital expenditure payments outside Mainland China in a currency other than Renminbi.

●	Shareholder loans and capital contributions. Loans by an offshore holding company to its PRC subsidiaries to finance their operations shall not exceed certain statutory limits and must be registered with the local counterpart of the SAFE, and any capital contribution from such holding company to its PRC subsidiaries is required to be registered with the competent PRC governmental authorities.

Due to these restrictions, cash and/or non-cash assets located in Mainland China may not be available to fund the operations or liquidity needs of companies outside Mainland China, and fundings in currencies other than Renminbi may not be readily accessible by companies in Mainland China. In addition, more onerous restrictions under new PRC laws and regulations may come into effect in the future, and the PRC regulatory authorities could potentially impose additional restrictions and limitations in practice.

As we do not currently have, or expect to have, any subsidiaries or business operations in Mainland China or any revenue from Mainland China, and none of our assets are, or are expected to be, located in Mainland China, we believe that we are not subject to the aforementioned restrictions. However, there remains uncertainty as to how the relevant laws and regulations will be implemented, and we cannot assure you that PRC regulatory agencies, including the SAFE, will take the same position as we do. If we or any of our subsidiaries were to be deemed by PRC regulatory authorities to be subject to these restrictions, there is no assurance that we can fully or timely comply with the relevant requirements or complete the required registration, which could have a material and adverse effect on our business, financial condition and results of operations.

We, our subsidiaries, and the third parties with whom we work, may be subject to a variety of laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations regarding cybersecurity and data protection, and our (or the third parties with whom we work) actual or perceived failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

As an online financial services aggregator, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, process) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, and sensitive third-party data. In addition, we rely on the data provided by our users and third parties, such as Google, to operate our business, provide our services and enhance our offerings. Examples of relevant types of data include, but are not limited to, user demographics, financial profiles, transaction data, search and browsing behavior, preferences for financial products, feedback on user experiences, and data from credit reporting agencies and industry research. Maintaining the quality, accuracy and comprehensiveness of this data is crucial for our ability to provide valuable services to our users and commercial partners. For the credit report feature in our MoneyHero App in partnership with TransUnion, we offer registered users access to credit reports provided by TransUnion on the MoneyHero App free of charge.

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). Regulators in the United States such as the Department of Justice are also increasingly scrutinizing certain personal data transfers and have proposed and may enact certain data localization requirements, for example, the Biden Administration’s executive order Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern.

Outside the United States, an increasing number of laws, regulations, and industry standards govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR”) (collectively, “GDPR”), Singapore’s PDPA, Philippine’s Data Privacy Act, Taiwan’s Personal Data Protection Act, and China’s Personal Information Protection Law (“PIPL”) impose strict requirements for processing personal data. We have customers in Asia and are subject to data privacy regimes in Asia, including Singapore’s PDPDA. For example, Singapore’s PDPA imposes a set of specific obligations on covered businesses in connection with their processing and transfer of personal data and imposes fines of up to 10% of the organization’s annual turnover in Singapore for organizations with an annual turnover in Singapore exceeding S$10 million.

The primary regulations applicable to data security protection in Hong Kong are the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) and the Personal Data (Privacy) (Amendment) Ordinance 2021 (the “PDPAO”). Failure to comply with these requirements or policies could have a material and adverse effect on our business, financial condition and results of operations.

The PDPO imposes a statutory duty on data users in Hong Kong to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not engage in any act or practice that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1—purpose and manner of collection of personal data;

●	Principle 2—accuracy and duration of retention of personal data;

●	Principle 3—use of personal data;

●	Principle 4—security of personal data;

●	Principle 5—information to be generally available; and

●	Principle 6—access to personal data.

In particular, Data Protection Principle 4 requires data users to take all practicable steps to protect the personal data they hold against unauthorized or accidental access, processing, erasure, loss or use and, when doing so, to consider a list of factors including the nature of the data, the potential harm of such events, and the measures taken for ensuring the integrity, prudence and competence of persons having access to the data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment. In addition, the PDPO criminalizes certain activities, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. For example, the use of personal data in direct marketing without giving notice to the data subject or the data subject’s consent is a criminal offence punishable by a fine of HK$500,000 and imprisonment; a data user that provides a third party with personal data for the purposes of direct marketing in return for consideration and without the data subject’s consent will be liable to fines of up to HK$1,000,000 and imprisonment; and failure to take all practicable steps to erase personal data held by the data user where the data is no longer required for the purpose for which the data was used is an offence liable to a fine of HK$10,000. Furthermore, an individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

The PDPAO amended the PDPO, particularly to: (i) criminalize the unconsented disclosure of personal data information of an individual who is a Hong Kong resident or is present in Hong Kong (such disclosure, “subject disclosure”), or “doxxing,” (ii) introduce a cessation notice regime to tackle doxxing; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner with respect to the enforcement against doxxing and other offences relating to disclosure of personal data without consent. Under the PDPO, if the Privacy Commissioner has reasonable ground to believe that (i) there is a written message or electronic message by means of which a subject disclosure is made (whether or not the message exists in Hong Kong) and (ii) an individual who is present in Hong Kong or a body of persons that is incorporated, established or registered in Hong Kong or has a place of business in Hong Kong (such individual or body, a “Hong Kong person”) is able to take a cessation, the Privacy Commissioner may serve a written notice on the person directing the person to take the cessation action. In addition, if the Privacy Commissioner has reasonable ground to believe that (i) there is an electronic message by means of which a subject disclosure is made (whether or not the message exists in Hong Kong) and (ii) a person (not being a Hong Kong person) that has provided or is providing any service (whether or not in Hong Kong) to any Hong Kong person is able to take a cessation action (whether or not in Hong Kong) in relation to the message, the Privacy Commissioner may serve a written notice on the provider directing the provider to take the cessation action. Failure to comply with cessation notices may result in a fine of HK$50,000 and two years of imprisonment for a first conviction, and in the case of a continuing offence, to a further fine of HK$1,000 for every day during which the offence continues.

In addition, on August 30, 2022, the Privacy Commissioner’s office issued the Guidance Note on Data Security Measures for Information and Communications Technology (the “ICT Guidance”) to provide data users with recommended data security measures for information and communications technology to facilitate their compliance with the requirements of the PDPO. For more details, see “Business—Regulations—Regulations in Hong Kong—Regulations on Data Protection.”

In addition, our Hong Kong subsidiaries may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection. On November 7, 2016, the Standing Committee of the NPC passed the PRC Cybersecurity Law, which became effective on June 1, 2017. The PRC Cybersecurity Law applies to the construction, operation, maintenance and use of the internet network within the territory of the PRC and the supervision and administration of cybersecurity and systematically lays out the regulatory requirements on cybersecurity and data protection in China. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The PRC Data Security Law applies to data processing activities and the security supervision thereof conducted in the territory of the PRC and also holds liable those who conduct data processing activities outside the territory of the PRC to the detriment of the national security, public interest, or lawful rights and interests of citizens and organizations of the PRC. The PRC Data Security Law sets forth a series of data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means and that the collection and use of such data should not exceed certain limits. On August 20, 2021, the Standing Committee of the NPC promulgated the PRC Personal Information Protection Law, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of the personal information of natural persons within the territory of the PRC. The PRC Personal Information Protection Law further detailed the rules on personal data processing and increased the potential liability of personal data processors. The legal consequences of violating these laws include, among other things, the issuance of warnings, confiscation of illegal income, suspension or winding-up of the related business, and revocation of business license or relevant permits. On January 4, 2022, the Cyberspace Administration of China (the “CAC”) and 12 other PRC regulatory agencies jointly adopted and published the Review Measures, which became effective on February 15, 2022. The Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing on a foreign stock exchange must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine that certain network products, services, or data processing activities of such company affect or may affect national security.

We do not have any operations in Mainland China. However, there remains uncertainty as to how PRC laws and regulations will be implemented, and we cannot assure you that PRC regulatory agencies, including the CAC, will take the same position as we do. If we were deemed by PRC regulatory authorities to be subject to these laws and regulations, there is no assurance that we can fully or timely comply with the relevant requirements or complete the required cybersecurity review, and we may be required to suspend our relevant business, shut down the MoneyHero website or mobile app, or face other penalties, which could materially and adversely affect our business, financial condition and results of operations.

We use AI, including generative AI, and machine learning (“ML”) technologies in our products and services (collectively, “AI/ML” technologies). The development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML are subject to privacy and data security laws, as well as increasing regulation and scrutiny. Several jurisdictions around the globe, including Europe and certain U.S. states, have proposed enacted, or are considering laws governing AI/ML, including the EU’s AI Act. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML, or prevent or limit our use of AI/ML. For example, the U.S. Federal Trade Commission has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or that use is restricted, our business may be less efficient, or we may be at a competitive disadvantage.

Additionally, under various privacy laws and other obligations, we may be required to obtain certain consents to process personal data. For example, some of our data processing practices may be challenged, if we obtain consumer information from third parties through various methods, including chatbot and session replay providers, or via third-party marketing pixels. These practices may be subject to increased challenges by class action plaintiffs. Our inability or failure to obtain consent for these practices could result in adverse consequences, including class action litigation and mass arbitration demands.

If PubCo is identified by the SEC as a Commission-Identified Issuer for two consecutive years due to the PCAOB’s inability to inspect its auditors, PubCo’s securities will likely be delisted. The delisting of our securities, or the threat of our securities being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections will deprive investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years.

The Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which was passed by the U.S. Senate on June 22, 2021 and enacted on December 23, 2022, shortens the three-consecutive-year compliance period under the HFCAA to two consecutive years and, as a result, reduces the time before the potential trading prohibition against or delisting of our securities. On December 29, 2022, the Consolidated Appropriations Act of 2023 was signed into law, which contains, among other things, an identical provision to the AHFCAA that reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China or Hong Kong, because of positions taken by PRC authorities in such jurisdictions. This includes our auditors, which are headquartered in Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the CSRC and the Ministry of Finance of China, which grants the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. The PCAOB has since then conducted inspections of certain PCAOB-registered public accounting firms headquartered in Mainland China and/or Hong Kong and has found deficiencies in certain of the audits reviewed. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions.

While our auditors currently can be inspected by the PCAOB, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors outside the control of we and our auditors. For example, should the regulatory authorities in Mainland China or Hong Kong obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. If we in the future file an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, our securities would become subject to the trading prohibitions under the HFCAA if we are identified as a Commission-Identified Issuer for two consecutive years. The delisting of our securities, or the threat of our securities being delisted, may substantially impair your ability to sell our securities when you wish to do so and the value of your investment. Our brand and our ability to conduct our business operations and raise capital on acceptable terms, or at all, would also be materially and adversely affected.

In addition, inspections of other audit firms that the PCAOB has conducted outside the PRC have identified deficiencies in those firms’ audit and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB is unable to conduct inspections, it will be prevented from fully evaluating the audit and quality control procedures of our independent registered public accounting firm. As a result, we and our investors will be deprived of the benefits of such PCAOB inspections, and it will be more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit or quality control procedures, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

There may be difficulties in effecting service of legal process, conducting investigations, collecting evidence, enforcing foreign judgments or bringing original actions in Hong Kong based on United States or other foreign laws against our directors, officers and members of senior management who are located in Hong Kong.

Several of our directors, officers and members of senior management, including but not limited to Kenneth Chan, Derek Fong, Susanna Lee, and Daniel Wang, are located in Hong Kong, which makes it more difficult to serve legal process within the United States upon these individuals. In addition, there may be significant legal and other obstacles in Hong Kong to providing information needed for regulatory investigations or litigation initiated by regulators outside Hong Kong, which could make it more difficult to conduct investigations or collect evidence within Hong Kong. Furthermore, courts in Hong Kong may recognize and enforce judgments from courts in other jurisdictions in accordance with Hong Kong laws based either on the ordinances of Hong Kong or common law principles. Currently, except for the arrangement with Mainland China, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign court judgments nor is Hong Kong a party to any international treaties/conventions relevant to the enforcement of foreign court judgments, including with the United States or the Cayman Islands. Therefore, foreign judgments obtained from courts in the United States or the Cayman Islands can only be enforced in Hong Kong in accordance with common law principles, which entails issuing fresh proceedings in Hong Kong based on the foreign judgment. As a result, it may be more difficult to enforce, both in and outside the United States, judgments obtained in U.S. courts against these individuals in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, or to bring an original action before a Hong Kong court to enforce liabilities against these individuals based upon U.S. federal securities laws.

We and our Hong Kong subsidiaries may be affected by the currency pegging system in Hong Kong and other exchange rate fluctuations.

The functional currency of our Hong Kong subsidiaries is Hong Kong dollars. Since 1983, the Hong Kong dollar has been pegged to the U.S. dollar at the rate of approximately HK$7.79 to US$1.00. There is no assurance that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, our business, financial condition and results of operations could be materially and adversely affected.

Increases in labor costs may adversely affect our business and results of operations.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, the MoneyHero Group’s Hong Kong subsidiaries are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of employees, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. We expect that our labor costs, including wages and employee benefits, will continue to increase. Increasing labor costs could materially and adversely affect our financial condition and results of operations.

Risks Related to Doing Business in Taiwan

Regional geopolitical risks and disruptions in Taiwan’s political environment caused by local political events could negatively affect our business operations in Taiwan.

We conduct business in Taiwan through our subsidiary Money101 Company Limited, which operates the online financial comparison platform Money101.com.tw. In 2022, 2023 and 2024, approximately 16.2%, 8.4% and 6.5% of our total revenue was derived from Taiwan, respectively. Despite recent challenges in the Taiwan market associated with the halt of various product offerings by certain key clients, which have led to a decrease in revenue, Money101 continues to witness a significant increase in user engagement, and continued investments are set to capture potential growth opportunities in the market.

Past and recent developments related to the relations between the Republic of China and PRC governments, United States-China diplomatic and trade friction, threats of military actions or escalation of military activities, and local political events, such as election results, have on occasion depressed the market prices of the securities of Taiwanese or Taiwan-related companies. Any major change in Taiwan’s political environment, including the outcome of elections, changes in governmental policies, and political and social instability, may affect the direction of economic and political developments in Taiwan and negatively impact the local economic and political environment, which could in turn have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in the Philippines

Our Philippines subsidiaries face challenges and risks unique to operating a business in the Philippines. If we are unable to manage those challenges and risks, the growth of our business could be limited, and our business could suffer.

We conduct business in the Philippines through the following subsidiaries: (i) MoneyGuru Philippines Corporation, which operates the online financial comparison platform Moneymax, (ii) MoneyHero Insurance Brokerage Inc., a registered insurance broker, and (iii) eKos Inc., a SaaS provider connecting financial institutions with their digital partners and affiliates, as well as CompareAsia Group ROHQ Philippines, which is a branch and the regional operating headquarters in the Philippines of CAGRL. In 2022, 2023 and 2024, approximately 14.5%, 17.6% and 16.2% of our total revenue was derived from the Philippines, respectively.

In recent history, there has been political instability in the Philippines, including alleged extra judicial killings, alleged electoral fraud, impeachment proceedings against former presidents and chief justices of the Supreme Court of the Philippines, hearings on graft and corruption issues against various government officials, and public and military protests arising from alleged misconduct by previous and current administrations. In addition, a number of officials of the Philippine government have been indicted on corruption charges stemming from allegations of misuse of public funds, extortion, bribery, or usurpation of authority. There can be no assurance that acts of political violence will not occur in the future, and any such events could negatively impact the Philippine economy. We also may be affected by changes in the political leadership and policy directions in the Philippines. An unstable political environment and policy instabilities may negatively affect the general economic conditions and operating environment in the Philippines and result in loss of investor confidence in the Philippines, which in turn could have a material adverse effect on our business, financial condition and results of operations.

In addition, our business operations in the Philippines face other challenges and risks unique to operating a business in the Philippines, including, but not limited to:

●	difficulties and costs of staffing and managing foreign operations;

●	restrictions imposed by local labor practices and laws on our business and operations;

●	exposure to different business practices and legal standards;

●	unexpected changes in legal and regulatory requirements;

●	the imposition of government controls and restrictions;

●	the risk of military conflicts, terrorist activities or other international incidents;

●	the failure of telecommunications and connectivity infrastructure;

●	natural disasters and public health emergencies;

●	potentially adverse tax consequences; and

●	lack of intellectual property protection.

If we are unable to manage these challenges and risks, the growth of our business could be limited, and our business could suffer.

The credit ratings of the Philippines may restrict the access to capital of Philippine companies, including our Philippines subsidiaries.

The Philippine government’s credit ratings directly affect companies domiciled in the Philippines, as international credit rating agencies issue credit ratings by reference to that of the sovereign. Historically, the Philippines’ sovereign debt has been rated relatively low by international credit rating agencies. In August 2024, Moody’s affirmed its rating of Baa2 with a stable outlook. In June 2024, Fitch affirmed its rating of BBB with a stable outlook, reflecting the country’s medium-term growth prospects constrained by low GDP per head and weaker governance standards than at BBB peers.

No assurance can be given that Fitch, Moody’s, S&P or any other international credit rating agency will not downgrade the credit ratings of the Philippine government in the future. Any such downgrade could have a material adverse impact on the liquidity in the Philippine financial markets and the ability of the Philippine government and Philippine companies, including our Philippines subsidiaries, to raise additional financing, including the interest rates and other commercial terms at which such additional financing is available.

Risks Related to PubCo and Its Securities

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our Class A Ordinary Shares and/or Public Warrants.

If we fail to satisfy Nasdaq’s continued listing requirements, Nasdaq may take steps to delist our Class A Ordinary Shares and/or Public Warrants, which would likely have a negative effect on the trading price and impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting notification, we would take actions to restore our compliance with the applicable requirements. However, there is no guarantee that such efforts will be successful. Our securities are listed on the Nasdaq Global Market. In order to maintain our listing on the Nasdaq Global Market, we are required to comply with certain rules, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. On April 7, 2025, we received a bid deficiency notice letter from Nasdaq indicating non-compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) for continued listing on Nasdaq. We were provided 180 calendar days, or until October 6, 2025, to regain compliance with the Bid Price Rule. To regain compliance, PubCo Class A ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. The Company intends to continue to actively monitor its compliance with the Bid Price Rule and, as appropriate, will consider available options to resolve any deficiencies and regain compliance, including the implementation of a reverse share split, if necessary.

As of the date of this prospectus, PubCo Class A ordinary shares continue to be listed and traded on Nasdaq. However, we may be unable to regain and maintain compliance with Nasdaq continued listing requirements.

If our securities are subsequently delisted from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A ordinary shares is a “penny stock,” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price and trading volume of PubCo securities may be volatile and could decline significantly in the future, which could subject PubCo to securities class action litigation.

The stock markets, including Nasdaq, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our securities, the market prices of our securities may be volatile and could decline significantly. In addition, the trading volumes in our securities may fluctuate and cause significant price variations to occur. If the market prices of our securities decline significantly, you may be unable to resell your securities at or above the market price of such securities as of the date immediately following Closing. There can be no assurance that the market prices of our securities will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in PubCo estimates, or in the estimates of analysts, for PubCo’s revenue, results of operations, adjusted EBITDA, cash flows, level of indebtedness, liquidity or financial condition;

●	announcements by PubCo or its competitors of significant business developments;

●	acquisitions or expansion plans;

●	PubCo’s involvement in litigation;

●	sales of PubCo’s securities in the future;

●	market conditions in PubCo’s industry;

●	changes in key personnel;

●	the trading volume of PubCo securities;

●	actual, potential or perceived control, accounting or reporting problems;

●	changes in accounting principles, policies and guidelines;

●	other events or factors, including but not limited to, those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the COVID-19 pandemic), natural disasters, war, acts of terrorism or responses to these events; and

●	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of PubCo’s securities, regardless of PubCo’s operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Such litigation could cause PubCo to incur substantial costs, and PubCo’s management’s attention and resources could be diverted as a result.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about PubCo, its share price and trading volume could decline significantly.

The trading market for PubCo Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about PubCo or its business. PubCo may be unable to sustain coverage by well-regarded securities and industry analysts. If no, or only a limited number of, securities or industry analysts maintain coverage of us, or if these securities or industry analysts are not widely respected within the general investment community, the demand for PubCo or its Class A Ordinary Shares could decrease, which might cause our share price and trading volume to decline significantly. In the event that one or more of the analysts who cover PubCo downgrade their assessment of PubCo or publish inaccurate or unfavorable research about us, the market price and liquidity for PubCo Class A Ordinary Shares could be negatively impacted.

A market for PubCo’s securities may not be sustained, which would adversely affect the liquidity and price of PubCo’s securities and make it difficult for holders to sell the securities.

A substantial amount of PubCo Class A Ordinary Shares are, or will be (in the case of certain PubCo Class A Ordinary Shares issuable upon the conversion of Class B Ordinary Shares or Preference Shares or the exercise of PubCo Warrants or PubCo Options), subject to transfer restrictions, While there is currently an active trading market for our securities, it may not be sustained. Additionally, if our securities are not listed on Nasdaq and are quoted on the OTC, the liquidity and price of PubCo’s securities may be more limited than if they were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be sustained.

The securities being offered in this prospectus represent a substantial percentage of PubCo’s outstanding shares. In addition, Selling Securityholders that acquired the Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares could make substantial profits upon resales.

This prospectus relates to, among other things, the resale from time to time by the Selling Securityholders of up to 42,988,598 PubCo Class A Ordinary Shares, including (i) (a) 12,659,892 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of PubCo Class B Ordinary Shares held by Sponsor, which were issued to it in connection with the Business Combination in exchange for its Bridgetown Class B Ordinary Shares, which were purchased by Sponsor prior to Bridgetown’s initial public offering, together with other Bridgetown Class B Ordinary Shares, of which 2,214,946 were outstanding immediately prior to the Business Combination, for an aggregate price of $25,000 (or less than $0.002 per share), (b) 594,946 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of PubCo Class B Ordinary Shares that Sponsor may acquire, at its discretion, from Steven Teichman for no consideration, which were issued to Mr. Teichman in connection with the Business Combination in exchange for the Bridgetown Class B Ordinary Shares he acquired from Sponsor for nil consideration after Sponsor bought the shares from Bridgetown at the aforementioned price, (c) 451,839 PubCo Class A Ordinary Shares issued to Sponsor pursuant to the Working Capital Loan Capitalization Agreement to settle an aggregate of $4,518,390 working capital loans from Sponsor to Bridgetown, and (d) 6,449,936 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Sponsor Warrants, which were converted from certain Bridgetown warrants Sponsor purchased at a price of $1.00 per warrant; (ii) 6,577,459 PubCo Class A Ordinary Shares held by PMIL, consisting of shares issued (a) in exchange for its CGCL shares in connection with the Business Combination, (b) upon the full exercise, for no consideration, of its PubCo warrants, which were converted from its CGCL warrants, and (c) upon the full exercise, for no consideration, of its Call Option, which was converted from its CGCL call option in connection with the Business Combination and was exercised in connection with its purchase of 5.0 million Call Option Notes at a price of US$1.0 per Call Option Note. PMIL acquired its CGCL shares, warrants and call option in connection with the purchase of 11.4 million CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note; (iii) (a) 7,212,571 PubCo Class A Ordinary Shares held by EIHL, of which 5,207,308 were issued to it in exchange for its CGCL Class A Ordinary Shares and its Bridgetown Class A Ordinary Shares in connection with the Business Combination and 2,005,263 were issued to it upon the exercise, for no consideration, of its PubCo warrants converted from its CGCL Class C Warrants in connection with the Business Combination, (b) 1,692,419 PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares, which were issued in exchange for its CGCL Preference Shares in connection with the Business Combination, (c) 1,566,817 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Class A Warrants, which were converted from its CGCL Class A Warrants in connection with the Business Combination, including 940,091 PubCo Class A Ordinary Shares issuable at an exercise price of $2.9899 per 0.307212 share, 313,363 PubCo Class A Ordinary Shares issuable at an exercise price of 5.9798 per 0.307212 share and 313,363 PubCo Class A Ordinary Shares issuable at an exercise price of $8.9697 per 0.307212 share, and (d) 1,666,666 PubCo Class A Ordinary Shares issuable upon the exercise of its PubCo Public Warrants, which were converted, in connection with the Business Combination, from its warrants to purchase Bridgetown Class A Ordinary Shares. EIHL acquired its CGCL Class A Ordinary Shares and CGCL Class A Warrants for an aggregate consideration of approximately $48,000,000, its CGCL Class C Warrants for no consideration in connection with the purchase of 5.0 million CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note, its CGCL Preference Shares in connection with the conversion of approximately $12.8 million worth of 2022 Convertible Notes and its Bridgetown Class A Ordinary Shares and Bridgetown warrants from the FWD Parties for an aggregate price of $51.7 million; (iv) 320,842 PubCo Class A Ordinary Shares held by E Capital, which were issued to it in exchange for its CGCL Class C Ordinary Shares in connection with the Business Combination, and 715,156 PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares, which were issued to it in exchange for its CGCL Preference Shares in connection with the Business Combination. E Capital acquired its CGCL Class C Ordinary Shares upon the exercise of CGCL Class C Warrants, which were acquired by it for no consideration in connection with the purchase of 800,000 CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note, and its CGCL Preference Shares in connection with the conversion of approximately $5,400,000 worth of 2022 Convertible Notes; (v) an aggregate of (a) 167,461 PubCo Class A Ordinary Shares held by certain former and current directors and executive officers of PubCo, which were issued in exchange for their CGCL Class A Ordinary Shares in connection with the Business Combination, upon the exercise of their CGCL Class C Warrants, for no consideration, in connection with the Business Combination and upon the conversion of certain PubCo Preference Shares, which were issued in exchange for CGCL Preference Shares in connection with the Business Combination, following the Business Combination, (b) 28,704 PubCo Class A Ordinary Shares issuable upon the exercise of their PubCo Class A Warrants, which were issued in exchange for their CGCL Class A Warrants in connection with the Business Combination, including 17,224 PubCo Class A Ordinary Shares issuable at an exercise price of $2.9899 per 0.307212 share, 5,740 PubCo Class A Ordinary Shares issuable at an exercise price of $5.9798 per 0.307212 share and 5,740 PubCo Class A Ordinary Shares issuable at an exercise price of $8.9697 per 0.307212 share, and (c) 938,890 PubCo Class A Ordinary Shares issued or issuable upon the exercise of their PubCo Options at an exercise price of US$0.0003 per share. These former and current directors and executive officers acquired these CGCL Class A Ordinary Shares at par value, CGCL Class C Warrants in connection with the purchase of 0.2 million CGCL Loan Notes at a price of US$1.0 per CGCL Loan Note, CGCL Preference Shares in connection with the conversion of approximately $0.6 million worth of 2022 Convertible Notes, CGCL Class A Warrants for no consideration and the PubCo Options as compensation for their services; (vi) 325,000 PubCo Class A Ordinary Shares issuable to BTIG as compensation for certain strategic and capital markets advisory services to be provided by BTIG to PubCo following Closing; and (vii) (a) 1,600,000 PubCo Class A Ordinary Shares held by Daniel Wong, Bridgetown’s former Chief Executive Officer, Chief Financial Officer and director, (b) 5,000 PubCo Class A Ordinary Shares held by John R. Hass, a director of Bridgetown, (c) 5,000 PubCo Class A Ordinary Shares held by Samuel Altman, a director of Bridgetown, (d) 5,000 PubCo Class A Ordinary Shares held by In Joon Hwang, a director of Bridgetown, (e) 5,000 PubCo Class A Ordinary Shares held by Kenneth Ng, an advisor to Bridgetown, and (f) 594,946 PubCo Class B Ordinary Shares held by Steven Teichman, an advisor to Bridgetown, which Sponsor may acquire from time to time at its discretion. These shares of Messrs. Wong, Hass, Altman, Hwang, Ng and Teichman were issued to them in connection with the Business Combination in exchange for the Bridgetown Class B Ordinary Shares that they acquired from Sponsor for nil consideration after Sponsor bought the shares from Bridgetown at the aforementioned price. The PubCo Class A Ordinary Shares being offered for resale under this prospectus, including PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 98.1% of the sum of (i) PubCo’s total outstanding shares as of December 31, 2024 and (ii) the total amount of PubCo Class A Ordinary Shares issuable upon the exercise of the aforementioned PubCo Warrants and PubCo Options. The PubCo Class A Ordinary Shares being offered for resale under this prospectus, excluding the PubCo Class A Ordinary Shares underlying the aforementioned PubCo Warrants and PubCo Options, represent approximately 97.0% of PubCo’s total outstanding shares as of December 31, 2024.

In addition, because some Selling Securityholders acquired all or a portion of their Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares, as described above, these Selling Securityholders will have an incentive to sell even if the trading price of PubCo securities is low because they could still make substantial profits upon resales, whereas our public securityholders who purchased Bridgetown Class A Ordinary Shares as part of the units offered in the initial public offering of Bridgetown at a price of $10.00 per unit or, subsequent to the initial public offering, Bridgetown Class A Ordinary Shares or PubCo Class A Ordinary Shares at a price higher than the current trading price may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. The sale of all the Registered Securities could result in a significant decline in the trading price of PubCo securities. Despite such a decline in the public trading price, Selling Securityholders that acquired all or a portion of their Registered Securities for no consideration or at a price that is below the trading price of PubCo Class A Ordinary Shares may still experience a positive rate of return on the Registered Securities.

Assuming that no Selling Securityholder will exercise its PubCo Warrants for cash for so long as the warrant exercise price remains above the trading price of PubCo Class A Ordinary Shares, then, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744 per share and the closing price of PubCo Public Warrants on May 16, 2025 of $0.03 per warrant, (i) the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo Class B Ordinary Shares (not taking into account any payments that the Sponsor may be required to be make under the Non-Redemption Deeds (as defined below), the exact amount of which cannot be ascertained at this time), which were converted from the Bridgetown Class B Ordinary Shares that it purchased at a price of less than $0.002 per share, and will experience a negative rate of return on the resale of its PubCo Class A Ordinary Shares and PubCo Sponsor Warrants; (ii) PMIL could experience a potential profit of $0.77 per share, or approximately $5.1 million in the aggregate, on the resale of its PubCo Class A Ordinary Shares, which were acquired by it for no consideration in connection of its purchase of Call Option Notes and CGCL Loan Notes; (iii) EIHL could experience a potential profit of $0.77 per share, or approximately $1.6 million in the aggregate, on the resale of the 2,005,263 PubCo Class A Ordinary Shares that it received for no consideration in connection with the exercise of its CGCL Class C Warrants, which were acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (iv) E Capital could experience a potential profit of $0.77 per share, or approximately $0.2 million in the aggregate, on the resale of its 320,842 PubCo Class A Ordinary Shares, which were converted from the CGCL Class C Ordinary Shares that it acquired for no consideration in connection with its purchase of CGCL Loan Notes, and will experience a negative rate of return on the resale of the remainder of its Registered Securities; (v) PubCo’s former and current directors and officers participating in this offering could experience (a) a potential profit of up to $0.77 per share, or up to approximately $0.1 million in the aggregate, on the resale of 88,018 PubCo Class A Ordinary Shares that they acquired for no consideration upon the conversion or exercise of their CGCL shares and warrants, which were acquired at par value or for no consideration and (b) a potential profit of $0.77 per share, or approximately $0.7 million in the aggregate, on the resale of 938,890 PubCo Class A Ordinary Shares issued or issuable to them upon the exercise of their PubCo Options at an exercise price of US$0.0003 per share, and will experience a negative rate of return on the resale of the remainder of their Registered Securities; (vi) BTIG could experience a potential profit of $0.77 per share, or approximately $0.3 million in the aggregate, on the resale of its 325,000 PubCo Class A Ordinary Shares, not taking into account any costs related to the provision of the aforementioned strategic and capital markets advisory services; and (v) Daniel Wong, John R. Hass, Samuel Altman, In Joon Hwang, Kenneth Ng and Steven Teichman may experience a potential profit of up to $0.77 per share, or up to $1.7 million in the aggregate, on the resale of their 1,620,000 PubCo Class A Ordinary Shares and 594,946 PubCo Class B Ordinary Shares, which were converted from the Bridgetown Class B Ordinary Shares that they acquired from Sponsor for nil consideration. As noted above, the Registered Securities being offered for resale by several Selling Securityholders, including the Sponsor, EIHL, and E Capital, consist of PubCo shares of different cost bases. When shares of different cost bases are aggregated, based on the closing price of PubCo Class A Ordinary Shares on May 16, 2025 of $0.7744per share, the Sponsor could experience a potential profit of approximately $0.43 per share, or approximately $5.6 million in the aggregate, on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Class B Ordinary Shares), EIHL will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares), and E Capital also will experience a negative rate of return on the resale of its PubCo shares (including existing PubCo Class A Ordinary Shares and PubCo Class A Ordinary Shares issuable upon the conversion of its PubCo Preference Shares).

Among the up to 42,988,598 PubCo Class A Ordinary Shares registered for resale herein, including an aggregate of 17,509,740 PubCo Class A Ordinary Shares currently held by the Selling Securityholders and 25,478,857 PubCo Class A Ordinary Shares issuable to them upon the conversion of PubCo Class B Ordinary Shares and PubCo Preference Shares and the exercise of PubCo Warrants and PubCo Options, 21,012,667 are subject to contractual transfer restrictions as of the date of this prospectus. Upon (i) the effectiveness of the registration statement of which this prospectus is a part or satisfaction of the requirements of Rule 144 under the Securities Act and (ii) the expiration or waiver of the applicable contractual resale restrictions, shareholders of PubCo may sell large amounts of PubCo Class A Ordinary Shares and/or PubCo Warrants in the open market or in privately negotiated transactions, which increase the volatility in PubCo’s share price and result in a significant decline in the price of PubCo’s securities. For more details, see the section titled “Securities Eligible for Future Sales” in this prospectus.

PubCo is a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifies for, and could elect to rely on, exemptions from certain corporate governance requirements.

Under Nasdaq’s listing rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements. As of March 31, 2025, Sponsor, the sole member of which is indirectly wholly owned by Mr. Richard Tzar Kai Li (“Mr. Li”), beneficially owned 38.7% of the equity interest and 81.4% of the voting power in MoneyHero Limited.

As a result of Sponsor’s majority voting power, which gives it the ability to control the outcome of certain matters submitted to our shareholders for approval, including the appointment or removal of directors (subject to certain limitations described elsewhere in this prospectus), PubCo qualifies as a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Therefore, we have the option not to comply with certain requirements to which companies that are not controlled companies are subject, including the requirement that a majority of its board of directors shall consist of independent directors and the requirement that its nominating and corporate governance committee and compensation committee shall be composed entirely of independent directors. PubCo currently does not intend to take advantage of these exemptions but intends to follow its home country’s corporate governance practices as long as it remains a foreign private issuer. However, we cannot guarantee that this may not change going forward. In the event that we elect to rely on the exemptions, our shareholders will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Certain shareholders of PubCo will have substantial influence over PubCo, and their interests may not be aligned with the interests of PubCo’s other shareholders.

As of March 31, 2025 and after taking into account additional Class A Ordinary Shares that may be acquired by the relevant shareholder within 60 days following the same date, (i) Sponsor beneficially owned 38.7% of the equity interest and 81.4% of the voting power, which enable it to control the outcome of certain matters submitted to our shareholders for approval, including the appointment or removal of directors (subject to certain limitations described elsewhere in this prospectus); (ii) EIHL, an affiliate of Sponsor, beneficially owned 24.9% of the equity interest and 7.2% of the voting power; (iii) PMIL, a wholly-owned subsidiary of PCCW Limited, a Hong Kong Stock Exchange-listed company where Mr. Li is the Chairman and an Executive Director, beneficially owned 14.4% of the equity interest and 4.0% of the voting power. In addition, Mr. Li, by virtue of his indirect ownership of E Capital, may be deemed to beneficially own an additional 0.7% of the equity interest and 0.2% of the voting power through E Capital.

These shareholders may have interests different than yours, and they may want us to pursue strategies that deviate from the interests of other shareholders of PubCo.

PubCo’s issuance of additional share capital in connection with acquisitions, investments, financings, its equity incentive plans, the exercise of PubCo Warrants or otherwise will dilute all other shareholders and could cause the market price of PubCo’s securities to decline.

As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. We also expect to issue additional share capital in the future in connection with financings, grant of equity awards under equity incentive plans. In addition, an aggregate of 29,981,970 Class A Ordinary Shares are issuable upon the exercise of Warrants outstanding as of March 31, 2025 (including warrants held by non-affiliates, all of which are out of money based on the closing price of our Class A Ordinary Shares on May 1, 2025 of $0.78 per share), and an aggregate of 13,197,563 our Class A Ordinary Shares have been reserved for issuance under the 2023 Equity Incentive Plan (the “Equity Plan”). For more details, see “Directors, Senior Management and Employees—Compensation—Equity Incentive Plan.”

As a result of additional share issuance(s), (i) the proportionate ownership interest of our then existing shareholders may decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding share may be diminished; and (iv) the market price of our securities may decline. For example, to the extent our Warrants are exercised, additional Class A Ordinary Shares will be issued, which will result in dilution to the existing holders of Class A Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of additional shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of Class A Ordinary Shares.

PubCo’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

Our authorized and issued ordinary shares are divided into PubCo Class A Ordinary Shares, PubCo Class B Ordinary Shares and PubCo Preference Shares. Each PubCo Class A Ordinary Share and PubCo Preference Share is entitled to one vote, while each PubCo Class B Ordinary Share is entitled to 10 votes, with all ordinary shares voting together as a single class on most matters. Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Ordinary Share at any time by the holder thereof, while PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Sponsor and Steven Teichman each directly held approximately 95.5% and 4.5% of PubCo Class B Ordinary Shares issued and outstanding as of March 31, 2025, respectively, which, together with the PubCo Class A Ordinary Shares beneficially owned by Sponsor, represented 38.7% of the equity interest and 81.4% of the voting power, after taking into account additional PubCo Class A Ordinary Shares that may be acquired by them within 60 days following the same date. In addition, Sponsor may, at its discretion, acquire the PubCo Class B Ordinary Shares held by Mr. Teichman for no consideration.

As a result of the dual-class share structure and the concentration of control, holders of PubCo Class B Ordinary Shares have considerable influence over matters such as decisions regarding election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of control may discourage, delay or prevent a change in control of us, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of us and may reduce our share price. This concentrated control will also limit the ability of other shareholders to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that other shareholders may view as beneficial.

PubCo may redeem your unexpired PubCo Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your PubCo Public Warrants worthless, while PubCo Sponsor Warrants (so long as they are held by Sponsor or any of the Sponsor Permitted Transferees) and PubCo Class A Warrants are not redeemable.

PubCo has the ability to redeem outstanding PubCo Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sales price of PubCo Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) on each of the 20 trading days within a 30-trading-day period ending on the third trading day prior to the date on which PubCo gives proper notice of such redemption and there is an effective registration statement covering the issuance of PubCo Class A Ordinary Shares issuable upon exercise of the PubCo Public Warrants. Redemption of the outstanding PubCo Public Warrants could force you (i) to exercise your PubCo Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) to sell your PubCo Public Warrants at the then-current market price when you might otherwise wish to hold your PubCo Public Warrants; or (iii) to accept the nominal redemption price, which, at the time the outstanding PubCo Public Warrants are called for redemption, is likely to be substantially less than the market value of your PubCo Public Warrants. PubCo Sponsor Warrants, so long as they are held by Sponsor or any of the Sponsor Permitted Transferees, and PubCo Class A Warrants are not redeemable by us. For more details, see the section titled “Description of PubCo Securities—Warrants.”

The historical trading prices for PubCo Class A Ordinary Shares have varied from a high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025, but have not reached the $18.00 per share threshold for redemption described above. We have no obligation to notify holders of the PubCo Public Warrants that they have become eligible for redemption and will not provide separate notice to the holders of PubCo Public Warrants at the time that they become exercisable. However, in the event we decide to redeem your PubCo Public Warrants, a notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the date fixed for redemption to the registered holders of the warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in such a manner shall be conclusively presumed to have been duly given.

The PubCo Articles designate the Cayman Islands as the exclusive forum for certain litigation that may be initiated by PubCo’s shareholders and the federal district courts of the United States as the exclusive forum for litigation arising under the Securities Act or the Exchange Act, which could limit PubCo’s shareholders’ ability to obtain a favorable judicial forum for disputes with PubCo.

The PubCo Articles provide that, unless PubCo consents in writing to the selection of an alternative forum, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, to the fullest extent permitted by relevant law, will be the U.S. federal district courts, regardless of whether such legal suit, action, or proceeding also involves parties other than PubCo. In addition, the PubCo Articles provide that, unless PubCo consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with the PubCo Articles or otherwise, including any questions regarding their existence, validity, formation or termination, provided that such forum selection provisions shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, as amended, or any other claim based on securities laws for which the federal district courts of the United States have exclusive jurisdiction. Without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to PubCo, the PubCo Articles also provide that the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PubCo, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of PubCo to PubCo or PubCo’s shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the applicable laws or the PubCo Articles, including but not limited to any purchase or acquisition of PubCo Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against PubCo concerning its internal affairs.

The forum selection provisions in the PubCo Articles may increase a shareholder’s cost and limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with PubCo or PubCo’s directors, officers or other employees, which may discourage lawsuits against PubCo and PubCo’s directors, officers and other employees. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation, memorandum and articles of association and/or equivalent constitutional documents has been challenged in legal proceedings, and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find these provisions in the PubCo Articles to be inapplicable or unenforceable in an action, PubCo may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on PubCo’s business, financial conditions and results of operations.

The Assignment, Assumption and Amendment Agreement and the PubCo Class A Warrant Agreement provide that any action, proceeding or claim against PubCo arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that PubCo irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but, as discussed below, will not apply to claims under the Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Assignment, Assumption and Amendment Agreement and the PubCo Class A Warrant Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the exclusive forum provision does not designate the courts of the State of New York as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in that instance.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of the exclusive forum provision in the Assignment, Assumption and Amendment Agreement and the PubCo Class A Warrant Agreement is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our securities.

The exclusive forum provision in the Assignment, Assumption and Amendment Agreement and the PubCo Class A Warrant Agreement may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes related to the Assignment, Assumption and Amendment Agreement or the PubCo Class A Warrant Agreement, which may discourage such lawsuits against PubCo and PubCo’s directors or officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, PubCo may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect PubCo’s business, financial condition and results of operations and result in a diversion of the time and resources of PubCo’s management and board of directors.

It is not expected that PubCo will pay dividends in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in PubCo being unable to pay its debts as they fall due in the ordinary course of its business. It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

PubCo’s board of directors (the “PubCo Board”) has complete discretion as to whether to distribute dividends. Even if the PubCo Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by PubCo from subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that the shares of PubCo will appreciate in value in the future or that the trading price of the shares will not decline. Holders of PubCo shares should not rely on an investment in such shares as a source for any future dividend income.

PubCo’s management team has limited skills and experience related to managing a public company.

PubCo’s management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from PubCo’s management and could divert their attention away from the day-to-day management of our business, which could adversely affect PubCo’s business, financial condition, results of operations and prospects.

PubCo is obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in PubCo and, as a result, the value of its securities.

PubCo is required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of PubCo’s internal control over financial reporting as of the end of each fiscal year in its annual report on Form 20-F. This assessment includes disclosure of any material weaknesses identified by its management in its internal control over financial reporting. In addition, PubCo’s independent registered public accounting firm will be required to attest to the effectiveness of its internal control over financial reporting in PubCo’s first annual report required to be filed with the SEC following the date it is no longer an “emerging growth company.”

PubCo’s current internal controls and any new controls that it develops may become inadequate because of changes in conditions in its business. In addition, changes in accounting principles or interpretations could also challenge PubCo’s internal controls and require that PubCo establishes new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that PubCo expects or do not operate as intended, it could materially and adversely affect PubCo’s financial reporting systems and processes, its ability to produce timely and accurate financial reports or the effectiveness of its internal control over financial reporting. Moreover, PubCo’s business may be harmed if it experiences problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

Any material weakness or significant deficiency in PubCo’s internal control over financial reporting or PubCo’s failure to maintain internal control over financial reporting could severely inhibit PubCo’s ability to accurately report its financial condition or results of operations impair investor confidence in the accuracy and completeness of its financial reports, cause the market price of PubCo’s securities to decline and restrict PubCo’s future access to the capital markets, and PubCo could be subject to sanctions or investigations by the SEC or other regulatory authorities.

The growth and expansion of PubCo’s business places a continuous, significant strain on its operational and financial resources, and its internal controls and procedures may not be adequate to support its operations. As PubCo continues to grow, it may not be able to successfully implement requisite improvements to these systems, controls and processes. PubCo’s failure to improve its systems and processes, or failure to operate its systems and processes in the intended manner, may result in its inability to accurately forecast its revenue and expenses, or to prevent certain losses, undermine its ability to provide accurate, timely and reliable reports on its financial and operating results, and adversely impact the effectiveness of its internal control over financial reporting. In addition, PubCo’s systems and processes may not be able to prevent or detect all errors, omissions or fraud.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations, which may adversely affect investor confidence in PubCo and, as a result, the value of PubCo’s shares.

Prior to the Business Combination, CGCL was a private company with limited accounting and financial reporting personnel and other resources with which to address our internal control over financial reporting. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of and for the year ended December 31, 2024, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to our (i) lack of sufficient accounting and financial reporting personnel with the requisite knowledge, skills and experience in application of IFRS and SEC reporting requirements to properly address complex IFRS accounting issues and related disclosures in accordance with IFRS and financial reporting requirements set forth by the SEC, (ii) lack of financial reporting policies and procedures that are commensurate with IFRS and SEC reporting requirements, and (iii) ineffective information technology general controls in the area of program change and user access management over the financial accounting system.

We have initiated a series of measures to address the identified material weaknesses. For instance, we have recruited a Senior Finance Manager with experience and knowledge in IFRS and SEC reporting to strengthen the financial reporting function and established a financial reporting control framework. Furthermore, we have started to establish monitoring and oversight controls for non-recurring and complex transactions and revise and update our financial accounting policy manual. However, we have experienced high turnover of our accounting and financial reporting personnel, including the chief financial officer, group financial director and key accounting and financial reporting personnel which has significantly hindered the progress of our remedial efforts towards addressing the identified material weaknesses.

As a result, we are still in the process of implementing a number of measures to address the material weaknesses identified, including, among other things: (i) hiring additional qualified individuals with relevant experience and qualifications in IFRS and SEC reporting, (ii) implementing regular and standardized training programs on IFRS and SEC reporting for our accounting personnel, (iii) establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our consolidated financial statements and related disclosures in accordance with IFRS and SEC reporting standards, (iv) updating, communicating, and implementing the financial accounting policy manual for our accounting personnel regarding recurring transactions and period-end closing procedures, and (v) designing and implementing information technology general controls, including controls over program change management, and the review and update of user access rights and privileges for our financial accounting system. We intend to remediate the material weaknesses and expect that we will incur certain costs for implementing our remediation measures. However, there is no guarantee that these measures will be effective in addressing the material weaknesses identified or that we may conclude in the future that these material weaknesses have been fully remediated. In addition, during the course of documenting and testing our internal control procedures, we may identify additional material weaknesses in our internal control over financial reporting. Such material weaknesses would likely cause investors to lose confidence in our reported financial information, limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares.

Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is adverse if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently than we do. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404, meet our reporting obligations, avoid material misstatements in our financial statements, or anticipate and identify accounting issues or other financial reporting risks that could materially impact our consolidated financial statements. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations, and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. For a more detailed description of the related risks, see “—PubCo is obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in PubCo and, as a result, the value of its securities.”

We currently, and will continue to, report financial results under IFRS, which differs in certain significant respects from U.S. GAAP.

We currently, and will continue to, report financial results under IFRS. There are, and there may in the future be, certain significant material differences between IFRS and U.S. GAAP. As a result, our financial information and reported earnings for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, PubCo does not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those of companies that prepare financial statements under U.S. GAAP.

The reduced SEC reporting requirements applicable to emerging growth companies may make PubCo’s securities less attractive to investors, which could have a material and adverse effect on PubCo, including its growth prospects.

PubCo is an “emerging growth company” as defined in the JOBS Act and will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of October 12, 2023, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Class A Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s most recently completed second fiscal quarter, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and will not be required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, PubCo’s shareholders may not have access to certain information they deem important. PubCo cannot predict if investors will find PubCo’s securities less attractive because it relies on these exemptions. If some investors do find PubCo’s securities less attractive as a result, there may be a less active trading market and the price of PubCo’s securities may be more volatile.

PubCo qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act and is therefore exempt from certain provisions applicable to United States domestic public companies.

Because PubCo qualifies as a foreign private issuer under the Exchange Act, PubCo is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

PubCo is required to file an annual report on Form 20-F within four months of the end of each fiscal year. Information relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about PubCo than you would receive about a U.S. domestic public company.

As a foreign private issuer, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq’s corporate governance standards applicable to domestic U.S. companies. These practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq’s corporate governance standards.

Nasdaq market rules permit a foreign private issuer like PubCo to follow certain corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq’s corporate governance standards applicable to domestic U.S. companies.

PubCo currently relies, and expects to continue to rely, on the foreign private issuer exemption with respect to the following:

●	Rule 5605(b)(1), which requires that independent directors comprise a majority of a company’s board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors;

●	Rule 5605(b)(2), which requires that independent directors must meet at regularly scheduled executive sessions without management present. As allowed by the laws of the Cayman Islands, our independent directors do not meet in regularly scheduled executive sessions;

●	Rule 5605(d)(2), which requires that a company has a compensation committee, comprised solely of independent directors. As allowed by the laws of the Cayman Islands, our compensation committee is not comprised solely of independent directors;

●	Rule 5605(e), which requires that a company has a nominations committee comprised solely of independent directors and a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws. As allowed by the laws of the Cayman Islands, our nominating and corporate governance committee is not comprised solely of independent directors, and our nominating and corporate governance committee is not required to address matters required under the federal securities laws;

●	Rule 5620(a), which requires a company to hold an annual meeting of shareholders no later than one year after the end of the company’s fiscal year-end. As allowed by the laws of the Cayman Islands, we may not always hold annual meetings of shareholders; and

●	Rule 5635, which requires a company to obtain shareholder approval for the issuance of securities under certain circumstances. As allowed by the laws of the Cayman Islands, we are not required to seek shareholder approval in these circumstances.

Such home country practices may deprive you of the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

PubCo may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, PubCo could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of PubCo’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of PubCo’s directors or officers are U.S. citizens or residents; (ii) more than 50% of PubCo’s assets are located in the United States; or (iii) PubCo’s business is administered principally in the United States. If PubCo loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, PubCo would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of PubCo’s management would likely have to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled.

Because PubCo is incorporated under the laws of the Cayman Islands and conducts substantially all of its operations outside of the United States, and all of PubCo’s directors and executive officers reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

PubCo is an exempted company limited by shares incorporated under the laws of the Cayman Islands. In addition, PubCo conducts substantially all of its operations through its subsidiaries outside of the United States, substantially all of PubCo’s assets are located outside of the United States, and all of PubCo’s officers and directors, and a substantial portion of their assets, are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against PubCo or against its officers and directors outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise, and it will be difficult to effect service of process within the United States upon PubCo’s officers or directors or enforce judgments obtained in United States courts against PubCo’s officers or directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions in which PubCo operates could render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s officers and directors. In addition, it is unclear if any applicable extradition treaties now in effect between the United States and the jurisdictions in which PubCo operates would permit effective enforcement of criminal penalties of U.S. federal securities laws.

In addition, PubCo’s corporate affairs are governed by the PubCo Articles, the Cayman Companies Act and the common law of the Cayman Islands, and the rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company and the register of mortgages and charges) or to obtain copies of lists of shareholders of these companies. PubCo’s directors will have discretion under the PubCo Articles to determine whether or not, and under what conditions, PubCo’s corporate records may be inspected by its shareholders, but PubCo is not obliged to make them available to its shareholders (subject to limited circumstances in which an inspector may be appointed to report on the affairs of PubCo). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. See the section titled “Description of PubCo Securities—Differences in Company Law—Inspection of Books.”

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Certain corporate governance practices in the Cayman Islands differ significantly from the requirements for companies incorporated in other jurisdictions such as the United States. To the extent PubCo chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, PubCo’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PubCo may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of the PubCo shares that is a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Following the Initial Merger; provided that the Initial Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, PubCo will be treated as the successor to Bridgetown for U.S. federal income tax purposes, and for the taxable year that includes the Business Combination and subsequent taxable years, the PFIC asset and income tests will be applied based on the assets and activities of the combined business. Based on PubCo’s operations, composition of assets and income, and market capitalization, it is possible that PubCo could qualify as a PFIC for the 2023 taxable year which is the year that includes the Business Combination, however, given the limited information we have to date, it is uncertain whether PubCo is expected to qualify as a PFIC beginning January 1, 2024 or for subsequent taxable years.

Additionally, even if PubCo is not a PFIC following the Business Combination, PubCo Class A Ordinary Shares will generally be treated as stock of a PFIC with respect to a U.S. Holder that held Bridgetown Class A Ordinary Shares in a prior taxable year in which Bridgetown was treated as a PFIC, provided the Initial Merger qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. Because it is a blank check company with no active business, it is anticipated that Bridgetown was a PFIC for its taxable years ended December 31, 2020, December 31, 2021 and December 31, 2022.

Although PubCo’s PFIC status for any taxable year is an annual factual determination, absent certain elections, a determination that PubCo is a PFIC (or, in the circumstances described above, that Bridgetown was a PFIC) for any taxable year in which a U.S. Holder holds shares in such entity will generally continue to apply to such U.S. Holder for subsequent years in which such U.S. Holder continues to hold shares in such entity (including a successor entity), whether or not PubCo continues to be a PFIC.

Please see the section entitled “United States Federal Income Tax Considerations” for a more detailed discussion with respect to the PFIC rules and risks and tax consequences of PFIC classification to U.S. Holders of PubCo Class A Ordinary Shares. U.S. Holders should consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Class A Ordinary Shares.

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. In connection with the issuance of PubCo Class A Ordinary Shares upon the exercise of 19,833,035 PubCo Public Warrants and 6,449,936 PubCo Sponsor Warrants registered herein, we will receive up to $302,254,166.50 if all such warrants are exercised in full for cash at an exercise price of $11.50 per share, assuming the exercise in full of 8,116,602 warrants for cash. In addition, to the extent any Selling Securityholder wishes to exercise its PubCo Class A Warrants and sell the underlying PubCo Class A Ordinary Shares, we will receive an exercise price of $2.9899, $5.9798 or $8.9697 per 0.307212 share, as applicable, from the Selling Securityholder (or up to $24,845,189.97 in the aggregate). There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. The historical trading prices for PubCo Class A Ordinary Shares have varied from high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025, and the closing price of PubCo Class A Ordinary Shares on Nasdaq on May 16, 2025 of $0.7744 per share. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. Because the market price for our ordinary shares has been less than the aforementioned exercise prices of our warrants, we believe it is likely that warrant holders will not exercise their warrants for cash, which could adversely affect our liquidity and our ability to fund our operations on a prospective basis with our current cash on hand. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will also decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants.

DIVIDEND POLICY

The PubCo Board has complete discretion as to whether to distribute dividends. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in PubCo being unable to pay its debts as they fall due in the ordinary course of its business. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by PubCo from subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of its business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

As of December 31, 2024
Actual
(US$ thousands)
Cash and cash equivalents	42,522
Indebtedness
Interest-bearing borrowings	—
Warrant liabilities	1,393
Total Indebtedness	1,393
Shareholders’ equity
Issued capital	4
Reserves	48,223
Total shareholders’ equity	48,227
Total Capitalization(1)	49,620

Note:

(1)	Calculated as total shareholders’ equity plus interest-bearing borrowings and warrant liabilities.

EXPENSES RELATED TO THE OFFERING

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of PubCo Class A Ordinary Shares being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount
SEC registration fee	$53,052
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	Estimated not presently known

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of Registered Securities.

U.S. Federal Income Tax Considerations to U.S. Holders

General

The following is a general discussion of certain material U.S. federal income tax considerations applicable to the ownership and disposition of Class A Ordinary Shares (the “Securities”) by U.S. Holders (as defined below). This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax considerations described below; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold PubCo Securities as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion, moreover, does not address the U.S. federal estate, gift or other non-income tax considerations, alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our Class A Ordinary Shares. This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	our officers or directors;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations, partnerships and other pass-through entities or arrangements;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares by vote or value;

●	persons that acquired PubCo Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold PubCo Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	Persons that actually or constructively own 10% or more of our PubCo Class A Ordinary Shares (by vote or value); or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of our PubCo Securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold PubCo Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of PubCo Securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership will generally depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding PubCo Securities, we urge you to consult your own tax advisor.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING AND DISPOSING OF PUBCO SECURITIES. HOLDERS OF PUBCO SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR PUBCO SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Taxation of Distributions

As stated under “—Dividend Policy,” we do not anticipate paying any cash distributions on PubCo Class A Ordinary Shares in the foreseeable future. However, subject to the possible applicability of the PFIC rules discussed below under “Passive Foreign Investment Company Status,” if we do make a distribution of cash or other property on PubCo Class A Ordinary Shares, a U.S. Holder will generally be required to include in gross income as a dividend the amount of any distribution paid on PubCo Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in PubCo Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary Shares and PubCo Public Warrants” below). We do not intend to provide calculations of our earnings and profits under U.S. federal income tax principles. A U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will generally not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends will generally be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary Shares and PubCo Public Warrants” below) provided that PubCo Class A Ordinary Shares are readily tradable on an established securities market in the United States, and we are not treated as a PFIC in the year the dividend is paid or in the preceding year and certain holding period and other requirements are met. U.S. Treasury Department guidance indicates that shares listed on Nasdaq (on which the PubCo Class A Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even if the PubCo Class A Ordinary Shares are listed on Nasdaq, there can be no assurance that PubCo Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to PubCo Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary Shares and PubCo Public Warrants

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss upon the sale or other disposition of our Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in such Class A Ordinary Shares. The gain or loss generally will be capital gain or loss. Any capital gain or loss will be long-term if the Class A Ordinary Shares have been held for more than one year. The deductibility of capital losses is subject to limitations.

Any such gain or loss that the U.S. Holder recognizes generally will be treated as U.S.-source income or loss for foreign tax credit limitation purposes, which will generally limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of PubCo Securities, including the availability of the foreign tax credit under its particular circumstances.

Exercise, Lapse or Redemption of a PubCo Public Warrant

Subject to the PFIC rules described below under “Passive Foreign Investment Company Status” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will generally not recognize gain or loss upon the acquisition of a PubCo Class A Ordinary Share on the exercise of a PubCo Public Warrant for cash. A U.S. Holder’s tax basis in a PubCo Class A Ordinary Share received upon exercise of the PubCo Public Warrant will generally be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Public Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo Class A Ordinary Share received upon exercise of the PubCo Public Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Public Warrant and will not include the period during which the U.S. Holder held the PubCo Public Warrant. If a PubCo Public Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the PubCo Public Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of PubCo Public Warrants (including after we provide notice of our intent to redeem PubCo Public Warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the PubCo Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the PubCo Public Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the PubCo Class A Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the PubCo Class A Ordinary Shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the PubCo Public Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining PubCo Public Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of PubCo Public Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants deemed exercised and the U.S. Holder’s tax basis in such PubCo Public Warrants. In this case, a U.S. Holder’s tax basis in the PubCo Class A Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Public Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the PubCo Class A Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash or purchase warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Exercise, Lapse or Redemption of a PubCo Public Warrant.”

Possible Constructive Distributions

The terms of each PubCo Public Warrant provide for an adjustment to the number of PubCo Class A Ordinary Shares for which the PubCo Public Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of PubCo Securities—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the PubCo Public Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interests in our assets or earnings and profits (e.g. through an increase in the number of PubCo Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a Warrant) as a result of a distribution of cash or other property to the holders of PubCo Class A Ordinary Shares which is taxable to the U.S. Holders of such PubCo Class A Ordinary Shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its PubCo Public Warrants to the extent that such distribution is treated as a dividend.

Passive Foreign Investment Company Status

The treatment of U.S. Holders of Class A Ordinary Shares could be materially different from that described above if we are or were treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A non-U.S. corporation, such as our company, will be classified as a PFIC if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For purposes of these rules, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based on our analysis of our activities as well as the composition of our income and valuation of our assets, including goodwill, we believe we were a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2024. However, our PFIC status for any taxable year is a factual determination that can be made only after the end of such year, and will depend on the composition of our income and assets and the value of our assets for such year. Moreover, because we hold, and may continue to hold, a significant amount of cash, our PFIC status for any taxable year may depend on the value of our goodwill which may be determined, in part, by reference to the market price of PubCo Class A Ordinary Shares, which may change from time to time. In light of the foregoing, there can be no assurance that we were not, or will not be, a PFIC for any taxable year. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of PubCo Class A Ordinary Shares and the U.S. Holder did not make an applicable election described below, such U.S. Holder would generally be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its PubCo Class A Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the PubCo Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the PubCo Class A Ordinary Shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the PubCo Class A Ordinary Shares or PubCo Public Warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we were a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we (or our subsidiary) receive a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of such U.S. Holder’s Class A Ordinary Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. There can be no assurance, however, that we will provide U.S. Holders this information if we determine that we likely are a PFIC. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a valid QEF election or result in the termination of a U.S. Holder’s prior PFIC election.

Alternatively, if we are a PFIC and the Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder will generally include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of such year over its adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which we own shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the Class A Ordinary Shares should consult their tax advisors concerning the application of the PFIC rules to Class A Ordinary Shares under their particular circumstances.

 Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. Holder is a corporation or other “exempt recipient” and (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information relating to their ownership of PubCo Class A Ordinary Shares, unless our PubCo Class A Ordinary Shares are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the PubCo Class A Ordinary Shares.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of PubCo Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of PubCo Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of the PubCo Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of PubCo Securities or on an instrument of transfer in respect of a PubCo Security.

We have been incorporated under the laws of the Cayman Islands as an exempted company limited by shares and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Act Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (as amended) of the Cayman Islands, the following undertaking has been given to the Company:

(a)	that no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The concessions apply for a period of THIRTY years from the 17th day of April 2023.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning the industry in which MoneyHero Group operates, including market size and growth of the markets in which it participates, that are based on industry publications and estimates, reports and forecasts prepared by its management. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The sources of certain statistical data, estimates and forecasts contained in this prospectus include Similarweb.

Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information are not guaranteed. In some cases, we do not expressly refer to the sources from which this data is derived. This information involves a number of assumptions and limitations and is subject to a variety of risks and uncertainties, including those described under “Risk Factors.” Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

BUSINESS

Overview

We are a leading personal finance aggregation and comparison platform, as well as a digital insurance brokerage provider in Greater Southeast Asia. We operate in Singapore, Hong Kong, Taiwan and the Philippines. Our brand portfolio includes B2C platforms MoneyHero, SingSaver, Money101, Moneymax and Seedly, as well as the B2B platform Creatory and we also retain an equity stake in Malaysian fintech company, Jirnexu Pte. Ltd., parent company of Jirnexu Sdn. Bhd., the operator of RinggitPlus, Malaysia’s largest operating B2C financial comparison platform. We had over 290 commercial partner relationships as at December 31, 2024, and had approximately 6.2 million Monthly Unique Users across our platform for the quarter ended December 31, 2024. Our backers include Peter Thiel—co-founder of PayPal, Palantir Technologies, and the Founders Fund—and Hong Kong businessman, Richard Li, the founder and chairman of Pacific Century Group.

Our mission is to make all of life’s financial decisions a time saving and rewarding experience. We achieve this by creating innovative tools and frictionless digital experiences for consumers and financial product providers, offering relevant educational content and financial product comparison tools through our online platforms and accelerating the digitization of the financial industry. We are committed to building seamless experiences and creating the right content to help users make the most relevant financial decisions for them, especially as the personal finance industry continues to expand and become more complex and fragmented.

With a portfolio of six well-known and trusted brands, we are primarily involved in the operation of online financial comparison platforms and related services for credit cards, personal loans, mortgages, wealth, insurance and other financial products, connecting the providers of these products with well-matched and ready-to-transact consumers and generating revenue directly from these providers for placing their products on our platforms and engaging us to provide insurance brokerage, marketing and events-related services. These providers, which we refer to as our commercial partners in this prospectus, primarily consist of regional and international brick-and-mortar banking institutions, insurance providers and investment brokers, many of which are subsidiaries and branches of blue-chip global financial institutions that are based in Asia. In addition to our own platforms, we also help our commercial partners expand their user reach by partnering with third-party online content creators and channel partners via Creatory, a self-service portal that helps content and channel partners monetize their online traffic and user base. These content and channel partners earn commission from us for promoting the financial products on our platforms, either on a fixed fee basis or conversion-based fee basis.

Consumers in Asia have an ever-expanding portfolio of personal finance choices ahead of them and are increasingly comfortable using online sources to learn about their options, compare offerings and transact for financial products. At the same time, consumers are increasingly “time poor.” Through our services, we aim to make financial decisions a time-saving and rewarding experience for them. We help consumers with effective decision making by providing guidance through informative content and easy-to-use product comparison tools. As of December 31, 2024, we had approximately 7.5 million MoneyHero Group Members, which include users who have login IDs with us in Singapore, Hong Kong and Taiwan, users who have subscribed to our email distributions in Singapore, Hong Kong, the Philippines and Taiwan, and users who are registered in our rewards database in Singapore and Hong Kong.

Furthermore, consumers that would not otherwise transact directly through financial product providers’ own platforms, which are inherently limited in terms of product set, would naturally gravitate to our platforms with a strong intent of comparing and purchasing relevant financial products. We leverage technology and data-driven insights to deliver high and reliable volumes of new customers for financial product providers that place products on our platforms, fostering healthy competition and driving the development of better financial products. As of December 31, 2024, we had over 290 commercial partner relationships. Our platforms address nearly all aspects of customer needs for financial products, making us a vital partner for financial product providers. We are dual- headquartered in Singapore and Hong Kong and have operations in four Asian markets, namely Singapore, Hong Kong, the Philippines and Taiwan. We also retain an equity stake in Malaysian fintech company, Jirnexu Pte. Ltd., parent company of Jirnexu Sdn. Bhd., the operator of RinggitPlus, Malaysia’s largest operating B2C financial comparison platform.

In 2024, we had over 1.7 million Applications for financial product purchases and over 0.7 million Approved Applications, compared to over 1.7 million Applications for financial product purchases and over 0.6 million Approved Applications in 2023. In addition, in 2024, we published over 180 articles per month on our blogs, and our platforms averaged over 5.2 million page views per month by our users. In the quarter ended December 31, 2024, we had approximately 6.2 million Monthly Unique Users, 18.6 million Traffic sessions, with 70% of our Traffic sessions and 72% of our Monthly Unique Users engaged with our online platforms organically through unpaid channels. The volume of user activities on our platforms provides visibility into our future growth and has also encouraged us to continue to improve user experience and drive up conversions.

Our main business pillars are:

●	Online Financial Comparison Platforms. We provide financial guidance to consumers in each market in which we operate by offering a broad range of financial and lifestyle content and product comparison tools via our online platforms. Our platforms include information on a comprehensive portfolio of over 2,100 financial products as of December 31, 2024, including credit cards, personal loans, mortgages, various insurance lines (such as medical insurance, travel insurance and car insurance), bank accounts, brokerage accounts and wealth management products across our markets. Our teams have developed significant expertise in monitoring and managing nearly all aspects of digital conversion in the personal finance space. We also actively set internal targets for different aspects of the digital conversion funnel to ensure that our expectations of revenue are aligned with fundamental demand drivers. We operate these platforms through the following websites: https://www.moneyherogroup.com, https://www.moneyhero.com.hk, https://www.singsaver.com.sg, https://www.money101.com.tw and https://www.moneymax.ph.

In exchange for featuring products on our platforms and through our content and channel partners and providing services such as developing promotional campaigns, we charge our commercial partners using various fee models depending on the underlying contractual relationship. Our fee arrangements are flexible depending on the requirements of each commercial partner and our own assessment of the economic risks and potential involved. The main types of our fee structures for our internet leads generation and marketing service income are RPC, RPL, RPA and RPAA. Under the RPC pricing model, a commercial partner pays us each time a prospective customer clicks through from our platform to its website by means of a hyperlink to a product that appears in the comparison search results, sponsored link or promotional link. We measure a Click for the purposes of the RPC pricing model at the point in time when a visitor leaves our platform for a commercial partner’s website. Under the RPL pricing model, a commercial partner pays us each time a prospective customer provides his or her contact information to us in order to receive more information about the product(s). Under the RPA pricing model, a commercial partner pays us for each Application submitted by a prospective customer sourced from our platforms. Under the RPAA pricing model, a commercial partner pays us for each Approved Application that was facilitated through our platforms. Over the years, we have continued to evolve our revenue model from RPC, PRL or RPA to RPAA so that we can align our interest with that of our commercial partners and enhance our financial performance. In 2022, 2023 and 2024, 84%, 90% and 87% of our revenue was realized based on Approved Applications, respectively, and the remaining portion was realized primarily based on Clicks, Leads and Applications. Our internet leads generation and marketing service income is tied to Click, Leads, Application or Approved Application, as applicable, and there is no duplication among the pricing models. Our pricing model is product-based, and our arrangements with some of our commercial partners involve more than one pricing model. We also generate marketing income from our commercial partners for providing certain marketing and event-related services via our online platforms.

In addition, we hold insurance brokerage licenses in Singapore, Hong Kong and the Philippines, which enable us to provide end-to-end insurance acquisition services to consumers. For the insurance products on our platforms, we either act as the broker and generate insurance commission when the product is sold or earn leads generation income when we are not acting as the broker. Since we serve consumers until the end of issuance policies, we are very well positioned to capture insurance renewals and repeat purchases based on the lifestyle and financial needs of individual users in the insurance segment.

In 2022, 2023 and 2024, revenue generated directly through our online financial comparison platforms accounted for 86.3%, 83.0% and 84.0% of our total revenue, respectively.

●	B2B Business (Creatory Content Creators and Channel Partners; also known as eKos_connect). In addition to our own platforms, we also help our commercial partners expand their user reach by partnering with third-party online content creators and channel partners via Creatory, a self-service portal that helps content and channel partners monetize their online traffic and user base by earning commission from us for promoting the financial products that our commercial partners place on our platforms, either on a fixed fee basis or conversion-based fee basis. This helps us increase the scale of sustainable customer acquisition for our commercial partners by improving our paid channel mix and capturing additional users that may not naturally use our own first-party platforms for information on personal finance products. Our ability to provide commercial partners with a greater scale of sustainable customer acquisition further increases our leverage in negotiating higher fee rates or other favorable commercial terms with our commercial partners and makes it easier for us to attract and retain commercial partners. For the quarter ended December 31, 2024, we had over 460 content and channel partners engaged via Creatory. The expansion of our channel network also allows us to capture a greater share of the total addressable market, or TAM, and is a key driver for the growth of our business. The website for the Creatory platform is https://creatory.biz.

In 2022, 2023 and 2024, revenue generated directly through our content and channel partners accounted for 13.7%, 17.0% and 16.0% of our total revenue, respectively.

For the years ended December 31, 2022 and 2023, our revenue was US$68.1 million and US$80.7 million, respectively, representing a year-over-year growth of 18.4%. For the year ended December 31, 2024, our revenue decreased to US$79.5 million, representing a year-over-year decline of 1.4%. We generate revenue in the form of (i) internet leads generation and marketing service income related to credit cards, personal loans, mortgages, wealth, insurance and other financial products, whereby we charge the providers of these products on an RPC, RPL, RPA or RPAA basis; (ii) insurance commission income through providing insurance brokerage services; (iii) marketing income through providing marketing services; and (iv) event income from holding financial events and festivals. In 2024, internet leads generation and marketing service income, insurance commission income, marketing income, and events income accounted for approximately 89.5%, 6.5%, 2.7% and 1.3% of our total revenue, respectively, compared to 94.0%, 4.2%, 1.3%, and 0.6% in 2023, respectively. We recorded a loss of US$49.4 million, US$172.6 million and US$37.8 million for the years ended December 31, 2022, 2023 and 2024, respectively.

In 2022, approximately 34.4%, 32.7%, 16.2%, 14.5%, 1.9% and 0.3% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines, Malaysia and Thailand, respectively. We ceased our operations in Thailand in 2022. In 2023, approximately 39.8%, 33.4%, 8.4%, 17.6% and 0.9% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. In 2024, approximately 38.9%, 38.3%, 6.5%, 16.2% and 0.2% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. As of December 31, 2024, approximately 30.9%, 50.8%, 4.1% and 13.7% of our assets were located in Singapore, Hong Kong, Taiwan and the Philippines, respectively. We ceased our customer-facing operations in Malaysia in the third quarter of 2024, as we strategically invest and consolidate business to our key markets with higher growth potential.

Our Products and Offerings

We operate our holistic online financial comparison platforms under a portfolio of known and trusted brands across four Greater Southeast Asia markets and across comprehensive financial product verticals.

Our platforms provide free, comprehensive information about specific categories of financial products for our users to search for, compare and make informed decisions. As of December 31, 2024, we had over 290 commercial partner relationships and our platforms offered over 2,100 different financial products, including credit cards, personal loans, mortgages, various insurance lines, bank accounts, brokerage accounts and wealth management products. We design all aspects of our platforms to be intuitive and easy-to-use, enabling users to learn about, find, compare and purchase or apply for financial products within minutes. MoneyHero Group Members, which include users who have login IDs with us in Singapore, Hong Kong and Taiwan, users who subscribe to our email distributions in Singapore, Hong Kong, Taiwan and the Philippines and users who are registered in our rewards database in Singapore and Hong Kong, have access to more tailored information and recommendations. Leveraging our relationships with our commercial partners, we also offer exclusive promotions for users who purchase or were approved for particular financial products via our platforms, such as consumer products, gift cards, e-commerce vouchers and cashback rewards for certain online payment services.

In addition, we hold insurance brokerage licenses in Singapore, Hong Kong and the Philippines, through which we generate commission revenue when a product is sold through our online platform. We plan to continue to expand our relationships with insurance providers and we are also committed to providing a smarter and efficient way to purchase digital insurance for our users. For example, we launched a new car insurance platform in Hong Kong in October 2024 through a strategic partnership with bolttech, a global leader in Insurtech. This platform is designed to offer users a best-in-class experience, including comprehensive comparison tools, accurate pricing references, and a streamlined end-to-end user journey.

The following table presents a breakdown of our revenue by product verticals, both in absolute amounts and as a percentage of total revenue for the years presented. For the year ended December 31, 2024, revenue decreased by 1.4%, driven primarily by a shift in focus toward profitability by diversifying revenue mix toward high-margin products starting in the second half of 2024. As a result of our diversification strategy, higher margin verticals including wealth and insurance now represent over 20% of total revenue. In 2024, wealth was our fastest growing vertical, recording a 138% year-over-year growth.

	For the Year Ended December 31,
	2024		2023		2022
	(in thousands, except for percentages)
	US$	%	US$	%	US$	%
Revenue
Credit cards	48,958	61.6	60,258	74.7	49,430	72.6
Personal loans and mortgages	12,185	15.3	10,166	12.6	9,719	14.3
Wealth(1)	8,504	10.7	3,580	4.4	5,617	8.2
Insurance	8,181	10.3	5,853	7.3	2,662	3.9
Insurance-related internet leads generation and marketing service income	2,504	3.1	2,442	3.0	905	1.3
Insurance commission income	5,206	6.5	3,363	4.2	1,666	2.4
Marketing income	471	0.6	48	0.1	91	0.1
Other verticals	1,683	2.1	814	1.0	704	1.0
Total revenue	79,511	100.0	80,671	100.0	68,132	100.0

Note:

(1)	Wealth revenue (previously included in Other verticals) is presented separately effective from the year ended December 31, 2024. Wealth revenue includes revenue from bank accounts, brokerage accounts and wealth management products.

We operate at both a regional and local level, which enables us to effectively leverage our technology systems, marketing tools and market insights across our markets in Asia while deploying localized on-the-ground branding, marketing and product selection strategies specifically tailored to users in each market.

Key Brands

The map below presents our key brands and related average Monthly Unique User data for the quarter ended December 31, 2024.

MoneyHero

Launched in 2013, MoneyHero is one of Hong Kong’s leading online financial comparison platforms in terms of visitors, according to Similarweb, offering quick and easy access to personal finance resources to over 14% of Hong Kong’s total population. In addition to detailed and customizable comparison tables, users can get access to resource guides, answers to frequently asked questions and topical articles exploring new ways to save money in Hong Kong, all of which help them better understand the various financial products in the market. MoneyHero strives to provide users with impartial information so that they can quickly find the right product at the most competitive price, saving both time and money. MoneyHero also continuously updates its products and services portfolio to better assist users in making informed choices. By helping users become more aware of various financial products, MoneyHero enables users to take more control over their financial well-being and improve their financial standing.

MoneyHero launched a new car insurance platform in Hong Kong in October 2024 through a strategic partnership with bolttech, a global leader in Insurtech. This platform is designed to offer users a best-in-class experience, including comprehensive comparison tools, accurate pricing references, and a streamlined end-to-end user journey.

SingSaver

Launched in 2015, SingSaver is a leading Singaporean personal finance comparison site that makes personal finance accessible with easy to understand personal finance articles, tools and tips that simplify everyday financial decisions for users. As a trusted personal finance partner to its users, SingSaver offers users a seamless and secure experience for signing up for financial products and receiving special rewards.

Seedly

Launched in 2016 and acquired by us in 2020, Seedly helps users make smarter financial decisions through a wealth of community member-driven financial content on its platform and events such as the annual Personal Finance Festival. Seedly’s offerings include (i) advertising on a community forum that allows users to crowdsource knowledge from peers before making a financial decision, (ii) business accounts from which financial institutions can source unbiased reviews from Seedly community members for a myriad of products ranging from travel insurance to robo-advisors, and (iii) targeted campaigns for financial institutions to improve awareness of their brands, products and personal finance in general. Together, Seedly and SingSaver have Monthly Unique Users equivalent to over 20% of Singapore’s population and are among the largest online financial comparison platforms within the personal finance comparison sector in terms of visitors, according to Similarweb.

Money101.com.tw

Launched in 2014, Money101.com.tw is one of Taiwan’s largest online financial comparison platform within the personal finance comparison sector in terms of visitors, according to Similarweb. Money101.com.tw enables users to save time and money by helping them find the best products for their needs and providing them with resource guides and articles through its blog. With Money101.com.tw, users can easily and quickly compare the rates and services for consumer finance products in Taiwan.

Moneymax

Launched in 2014, Moneymax is the largest online financial comparison in the Philippines for financial products such as car insurance, credit cards and loans, according to Similarweb. Moneymax empowers Filipinos to lead healthier financial lives through its free, impartial platform that enables them to easily compare, choose and purchase or apply for the right products online, as well as providing educational content via blogs, emails and social media channels.

Creatory (also known as eKos_connect)

Launched in 2019, Creatory is a self-service portal for our content and channel partners, with tools that help content and channel partners discover offers for products they want to promote, gain access to real-time analytics about their content and actionable insights, and connect with a community of other creators that want to share their best practices and success stories. We have a team of account managers who work closely with content and channel partners, alongside our wider commercial, marketing and product teams. Creatory enables us to capture a large pool of independent content creators and users from other large online platforms in a cost-efficient and scalable manner, strengthen our economic relationships with commercial partners and build an ecosystem of competitors ranging from financial aggregators to lifestyle creators.

User Journey

Our financial comparison platforms offer users an end-to-end journey, creating locally tailored and seamless user experiences.

Leveraging New Technologies to Enhance User Journeys

Our commitment to becoming an AI-first organization is translating into several impactful initiatives across the business. We are actively working on deploying AI-powered customer service tools designed to significantly reduce inquiry volumes and achieve higher first-contact resolution rates. Additionally, we are piloting generative AI solutions to accelerate and scale content production efficiently. Throughout the organization, we are exploring opportunities to automate workflows using advanced AI tools and agentic AI to boost productivity, reduce operational overhead, and enable our teams to focus more strategically.

Personal Finance Education

Since our inception, we have built our consumer brands by delivering high-quality personal finance content to our users, which is crucial for building trusted relationships with our users and is a key driver for our user base. As the entry point to our platforms, our personal finance content allows us to meaningfully engage with our users and educate them on important personal finance matters. Over time, engagement through our personal finance content drives trust with our users and increases brand awareness for our online platforms. In the quarter ended December 31, 2024, 70% of our Traffic sessions and 72% of our Monthly Unique Users engaged with our online platforms organically through unpaid channels.

Our experienced content team of writers, editors, strategists, graphic designers and videographers is dedicated to creating and publishing original and useful information to educate our users and help them build the right portfolio of financial products, manage and optimize that portfolio, and improve their financial health. We also work with freelance writers. In 2024, our platforms averaged over 5.2 million page views per month. Our articles appeal to a wide range of users, from casual readers to more sophisticated consumers of financial products. Each market also maintains its own blog that is focused on personal finance topics that are particularly relevant in the local markets, such as money-saving tips, rankings of best products and general financial education. Furthermore, we benefit from the content expertise provided by creators on Creatory.

In addition to free content, we also offer more tailored information and recommendations to our MoneyHero Group Members. We believe that with the increasing complexity in personal finance, there is a significant need to proactively help our users in a more personalized manner to meet the lifecycle of their financial needs.

Product Comparison

Users can specify the type of product and other parameters (if necessary) on our online platforms to search for the products they are looking for. Our platforms instantaneously provide a free and easy-to-read comparison results table, which includes an organic ranking of the products and their key features, in addition to filters that help users narrow down the search results and more easily select the right product. The screenshots below illustrate the key features displayed in the results table and filters that are available for users for some of our major verticals:

Credit Cards

Personal Loans

Travel Insurance

Personalized Recommendations

We provide useful and timely recommendations of financial products to our users, leveraging the user behavioral data accumulated on our platforms over the years and our big data analytics capability. In particular, our technology systems comprehensively aggregate and analyze such data and enable us to effectively anticipate a user’s needs and recommend appropriate financial products, even if the user has not previously requested information about that type of product. For example, in order to receive rewards, users must return to our platforms to claim rewards, which provides us with useful information as to which users’ applications have been approved by our commercial partners, and we can then utilize such information in making future recommendations to users who are more likely to be eligible for the products. As user engagement on our platforms continues to grow, we are able to keep learning more about our users and provide them with more personalized recommendations and enhanced rewards programs. In addition, we have trialed a service to provide to our users their credit reports free of charge in Hong Kong. Based on the credit reports, we will be able to further improve tailored offerings and improve conversion rates.

Purchases and Applications

Within the results table or blog articles, users can click on “Buy Now” or “Apply Now” to purchase or apply for products and are then directed to the purchase page on our website or an external application portal of the product provider. Application approval and/or purchase can be instantaneous for certain financial products, such as travel insurance and personal loans from certain of our commercial partners. For other financial products, such as credit cards, the application will be processed by the financial institution in accordance with its own policies and procedures.

Rewards Programs and Fulfilment

One of the key benefits that our platforms provide is the exclusive rewards that we offer for certain financial products. Our rewards programs incentivize users to purchase financial products through our online platforms and enable us to learn more about our users and deliver more personalized and proactive solutions. These rewards, which typically include popular consumer products, gift cards, e-commerce vouchers and cashback for certain online payment services, do more than incentivize initial purchases. By offering consistent value beyond the transaction, our rewards programs cultivate a sense of loyalty, transforming a transactional interaction into an ongoing relationship with our users. This shift fosters repeat business, reducing customer acquisition costs over time.

Our years of experience in our markets also provides us with a deep understanding of what types of rewards are effective in driving user purchases or applications for particular products. We manage the entire rewards process, including providing, sourcing and fulfilment of the rewards.

Our Commercial Partners

Our commercial partnerships with financial product providers form a core part of the foundations of our strategy and vision. We partner with these providers to promote their financial products online and facilitate a digital product purchase and/or application process. We also work with commercial partners to create personal finance content and design offers, promotions and rewards, which helps ensure our ability to offer users the latest, most comprehensive product information. We seek to build long-term relationships with our commercial partners by understanding how we can add value to their businesses across the digital ecosystem.

As of December 31, 2024, we had over 290 commercial partner relationships. Our commercial partners primarily consist of regional and international brick-and-mortar banking institutions, insurance providers and investment brokers, many of which are subsidiaries and branches of blue-chip global financial institutions that are based in Asia. We also partner with online-only providers, emerging companies and industry disrupters such as digital banks and help them expand their market presence. Our agreements with our commercial partners typically have a term of one to three years on average, which may be terminated by either party for any reason with adequate notice.

Our integration of AI and data-driven strategies enhances the value we deliver to our commercial partners. By leveraging data insights into user behavior and preferences, we enable highly targeted marketing campaigns for our partners’ products. This allows us to offer the right products to the right customers at the right time, increasing conversion rates and ultimately driving more business for our commercial partners. Our ability to personalize the user journey through intelligent data analysis ensures that our partners benefit from efficient and impactful customer engagement.

Marketing

We have a group-level marketing team that is responsible for forming the overall holistic and omni-channel brand and content marketing strategy for our company, including budget planning, channel optimization and campaign design. They also oversee our group-wide and brand-level paid performance marketing strategies and execution. For each brand, we also have a brand-level marketing team that understands the local market well and focuses on the local market. These teams are primarily responsible for gathering user insights, creating and executing marketing plans, generating relevant content, executing search engine optimization plans and performing other marketing functions as needed. Our content creation teams sit at the brand-level under our marketing function. Although each consumer brand has its own brand identity, we are highly aligned across our brands under our umbrella brand, MoneyHero Group.

We leverage a number of marketing channels, including search engines, social media, email, brand marketing and paid performance marketing to drive traffic to our sites.

The vast majority of our user visits are generated from organic traffic via direct and unpaid channels, predominantly through search engine optimization, or SEO, and the content on our platforms. In the quarter ended December 31, 2024, 70% of our Traffic sessions and 72% of our Monthly Unique Users engaged with our online platforms organically through unpaid channels. We believe our ability to generate organic traffic via unpaid channels is rooted in the strength and influence of our brands, our expertise in SEO and our ability to provide users with relevant and credible informational content, a broad supply of personal finance product listings and a smooth user experience. We also have a dedicated SEO team with technical SEO specialists that work seamlessly together with our technology and content teams to monitor and update our websites regularly to maximize our search engine exposure. In addition, based on the personal data we collect from our new and existing users, we engage in personalized email marketing activities to drive high-intent users to our platforms.

We also employ various paid marketing channels such as Google, Meta and TikTok to drive traffic to our platforms and leverage social media and our Creatory platform as an additional source of marketing and lead generation. For the quarter ended December 31, 2024, we had over 460 content and channel partners engaged via Creatory. In addition to the paid marketing channels, we also employ rewards, such as consumer products, gift cards, e-commerce vouchers and cashback rewards for certain online payment services, as a way to attract visits to our platforms into Applications. Our ability to drive campaigns with cost effective rewards options that are likely to attract high quality traffic and conversions will have a direct impact on our performance.

After attracting users to our platforms, we continue to build trust with users as we guide them through their personal finance journey, and we seek to maximize value for our users and achieve economies of scale by cross- promoting and up-promoting products and services on our platforms to existing users in a cost-effective manner. The more that users rely on our platforms for their personal finance needs, the more loyal they tend to be, which leads to increased retention rates and offers us greater cross-promotion and up-promotion opportunities within the product and service mix available on our platforms.

We look to continuously improve the effectiveness of our paid marketing channel mix in order to achieve a specific level of volume at an acceptable price point relative to our revenue expectations for any given campaign, and we plan to do so primarily through enhancing our data analytics capabilities, increasing the share of organic traffic from focused SEO strategies and strengthening our internal infrastructure and tools that support unpaid channels.

Technology

We have built our technology platform to serve both the growing number of consumers searching for financial products digitally and the increasing number of financial product providers looking to reach consumers with the right characteristics.

Our technology systems are designed to be scalable. For instance, we can quickly launch new product verticals in any of our markets. We continue to improve our core technology architecture to reduce the time needed to offer new product verticals, channels and products on our platforms. At the same time, our technology systems are flexible enough to be localized for each of our four markets, enabling us to deliver localized user experiences in terms of languages and other variations in product offerings specific to our markets across Asia.

Our technology systems are also adaptable to our commercial partners’ needs. For example, if our commercial partners are not capable of offering a digital journey to our users, we can work with them to develop an online process. If our partners already have a digital process for their products, we can work to integrate their portals with our platforms. In both cases, our technology systems allow for quick and easy onboarding of new commercial partners and their products. Technical integration where feasible allows for better user journeys with greater operational efficiency in terms of our ability to track users through the conversion funnel and enables us to better capture data to drive engagement.

Our AI-first commitment is transforming our technology platform, creating benefits for both our users and our commercial partners. For our users, financial needs and preferences are analyzed, enabling us to deliver highly relevant product recommendations and more tailored user experience. This means users can discover the right financial solutions faster and more efficiently. Simultaneously, for our commercial partners, leveraging this technology allows for more effective targeting and optimized campaign performance.

We host our platforms in secure and cloud-based data centers, which also allows for redundancy and scalability. Independent penetration tests are performed by qualified third party vendors as required, guided by risk assessments, significant changes in the system, or regulatory requirements.

Data Security and Privacy

We are committed to adhering to certain standards when it comes to data security and privacy. We value practicing a security-first approach to product development, with our information security team involved in building our products, features, platforms and infrastructure. This approach allows us to treat security as a core requirement rather than an afterthought. Our information security team has a wide range of expertise, from corporate security to network security to application security, giving us the ability to design security into everything that we do, from product development to commercial partner selection to the tools that we use in our daily operations. We do security testing on a periodic basis as we continue to develop our technology.

Intellectual Property

Our trademarks, domain names, and other intellectual property and proprietary rights are essential for us to establish our brand recognition, enhance our reputation and distinguish our services from our competitors in the market. As of the date of this prospectus, we had 63 registered trademarks, of which 17 are registered in Hong Kong, 15 are registered in Singapore, 12 are registered in Taiwan and the rest are registered in the Philippines, Malaysia and Indonesia, 241 registered domain names, and 2 pending trademarks. In terms of revenue contribution, our most material intellectual property and proprietary rights are held in Singapore and Hong Kong. Our registered trademarks will expire between March 2026 and March 2035. These trademarks generally can be renewed before their respective expiration date following the submission of the requisite renewal application and/or renewal fee. However, there is no guarantee that all of these registered trademarks can be renewed. Failure to renew, register or otherwise protect our trademarks could negatively affect the value of our brand names and our ability to use those names in certain geographical areas and allow our competitors to take advantage of the lapse by using such trademarks in competition, both of which could have a material and adverse effect on our business, financial condition and results of operations. Our registered domain names are renewed automatically upon expiration.

We believe the protection of our intellectual property and proprietary rights is critical to our business, and we protect our intellectual property and proprietary rights, including our proprietary technology, software, know-how and brand, by relying on a combination of trademark, copyright, trade secret and other laws. In addition, we rely on contractual restrictions to protect our intellectual property and proprietary rights. We enter into standard employment agreements that have confidentiality and intellectual property assignment arrangements with employees. We also regularly monitor any infringement or misappropriation of our intellectual property and proprietary rights.

We have not been subject to any intellectual property infringement claims that had any material impact on us up to the date of this prospectus. While we actively take steps to protect our intellectual property and proprietary rights, these steps may not be adequate to prevent the infringement or misappropriation of the intellectual property created by or licensed to us. The scope of intellectual property protection may be limited in the regions in which we operate, including Hong Kong, Singapore, Taiwan and the Philippines, compared to the protection available in the United States, and we may face challenges in enforcing our intellectual property rights in these jurisdictions if the intellectual property laws and enforcement procedures in these jurisdictions do not protect intellectual property rights to the same extent as the laws and enforcement procedures of the United States do. In addition, any changes in, or unexpected interpretations of, the intellectual property laws in any country or region in which we currently operate or may operate in the future may compromise our ability to enforce our intellectual property and proprietary rights. Even if our efforts are successful, we may incur significant costs in defending our intellectual property and proprietary rights or combatting allegations by third parties. Our failure to address these challenges and protect our intellectual property and proprietary rights could diminish the value of our platforms, brand and other intangible assets, which could have a material adverse effect on our business, financial condition and results of operations. For a more detailed description of the related risks, see “Risk Factors—Risks Related to Our Business and Industry—Our failure to protect our intellectual property rights and other proprietary information could diminish the value of our platforms, brand and other intangible assets.” From time to time, we may be subject to legal proceedings or claims, or threatened legal proceedings or claims, including allegations of infringement, misappropriation or other violations of third-party patents, trademarks, copyrights, trade secrets or other intellectual property or proprietary rights of third parties. In addition, the use of litigation and other dispute resolution processes may be necessary for us to enforce our intellectual property and proprietary rights or to determine the validity and scope of intellectual property or proprietary rights claimed by others. See “Risk Factors—Risks Related to MoneyHero Group’s Business and Industry—Defending against intellectual property infringement claims could be expensive and divert our management’s attention and resources, which could harm our business, financial condition and results of operations.”

Properties and Facilities

Our corporate headquarters are located in Singapore and Hong Kong. We have approximately 4,000 sq. ft. of leased space in Hong Kong with a lease term expiring in February 2027 and approximately 5,000 sq. ft. of leased space in Singapore with a lease term expiring in October 2026. We have also leased office space in each of our local markets across Greater Southeast Asia. We believe our facilities are adequate and suitable for our current needs and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Competition

For our comparison business, we face competition from both online and offline financial product acquisition channels, mainly from:

●	Commercial Partners’ Own Acquisition Channels, including their branch networks, in-app or inhouse telemarketers, email and direct mail, etc.;

●	Offline Agencies, such as sales agencies that set up booths in shopping malls and solicit the purchase of credit cards or offline insurance brokers or financial advisors soliciting purchase of financial products;

●	Other Online Financial Product Comparison Businesses in Greater Southeast Asia, such as MoneySmart, HongKongCard, Roo.cash and flyformiles, etc.; and

●	Other Online Platforms, such as Klook, which sells travel insurance on its platform.

We believe that we compete favorably due to the trust that we have built with all the key stakeholders in our business ecosystem, including our users, commercial partners, content and channel partners and rewards vendors, etc. This trust is further solidified by our AI-driven approach, which allows us to deeply understand user needs and preferences. By leveraging these data insights, we foster greater user loyalty and can delivery highly targeted customer segments to our commercial partners. Given the breadth and depth of our relationships with these stakeholders and the expertise that we have accumulated at a regional level in each local market, we offer highly attractive campaigns in a cost-effective manner across markets, allowing us to grow our business while improving profitability at the same time.

For our insurance brokerage business, we primarily compete with insurance companies with in-house distribution capabilities and other intermediaries such as insurance brokers. We believe that our subsidiaries can compete effectively with insurance companies and other intermediaries because (i) our digital platforms provide customers with a seamless and convenient way to compare and purchase insurance policies from multiple commercial partners, giving them a wider range of options and greater control over their coverage; (ii) our data analytics capabilities enable us to better identify and understand customer needs and preferences, allowing us to offer tailored recommendations and personalized experiences; (iii) our partnerships with a broad network of insurance providers enable us to offer a diverse range of products and services, ensuring that our customers can find the coverage they need at a competitive price; and (iv) we continuously invest in technology and innovation to stay ahead of the curve and provide customers with advanced and value-adding solutions in the insurance industry.

Employees

As of December 31, 2024, we had 286 full-time employees. The following table sets forth the number of our employees categorized by function and geographic region:

Geographic Region:	As of December 31, 2024
Singapore	72
Hong Kong	51
Taiwan	23
The Philippines	123
Malaysia	17
Total	286

Function:	As of December 31, 2024
Commercial	52
Marketing	43
Technology	15
Product	15
Operations	106
Other Corporate Functions	55
Total	286

We offer employees competitive salaries, performance-based cash bonuses, comprehensive training and development programs and other fringe benefits and incentives. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. None of our employees are represented by labor unions, and no collective bargaining agreement has been put in place. We enter into standard employment agreements with our employees that include confidentiality and non-compete arrangements.

Insurance

We maintain insurance coverage that we believe is relevant for our businesses and operations. Our insurance includes local property insurance in various countries, which also covers business interruptions and public liabilities, employee insurance covering varying combinations of outpatient and inpatient medical, term life, work injury and personal accidents and directors’ and officers’ liability insurance, among other coverage. Our insurance policies are subject to deductibles, limitations and exclusions. See the section titled “Risk Factors—Risks Related to the MoneyHero Group’s Business and Industry—We may not be able to obtain or maintain adequate insurance coverage.”

Regulations

We operate in heavily regulated industries across a variety of Greater Southeast Asia markets. As a result, our business is subject to a variety of laws and regulations relating to, among other things, data privacy and consumer protection laws, intellectual property rights, anti-money laundering and anti-terrorism financing, employment and labor, foreign investment, dividend distributions and foreign exchange controls. For a detailed summary of the significant regulations or requirements in the jurisdictions where we conduct our material business operations, see the section titled “Regulatory Overview.”

Legal Proceedings

We are not currently involved in any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention. See also “Risk Factors—Risks Related to MoneyHero Group’s Business and Industry—We may be subject to complaints, litigation, arbitration proceedings and regulatory investigations and inquiries from time to time.”

REGULATORY OVERVIEW

Regulations in Hong Kong

We conduct business in Hong Kong mainly through the following subsidiaries: (i) MoneyHero Global Limited, which operates the online financial comparison platform MoneyHero; (ii) MoneyHero Insurance Brokers Limited, a licensed insurance broker; (iii) eKos Limited, a SaaS provider connecting financial institutions with their digital partners and affiliates; (iv) CAGRL, which provides regional operational support services, including legal, human resources and finance functions, to group companies and (v) CAGL, which is primarily engaged in investment holding and provision of management services to other group companies. Each of our Hong Kong subsidiaries has obtained a business registration certificate under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) since incorporation and the commencement of its business operations.

Regulations Relating to Trade Description of Products on Our Comparison Platforms

The Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong), which came into full effect in Hong Kong on April 1, 1981, prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade or supplies of such goods. Under the Trade Descriptions Ordinance, it is an offence for a person, in the course of trade or business, to apply a false or misleading trade description to any goods or supply any goods with false or misleading trade descriptions, to forge any trademark or falsely apply any trademark to any goods, or to engage in relation to a consumer in a commercial practice that is a misleading omission, aggressive, bait advertising, a bait and switch, or constitutes wrongly accepting payment for a product.

A person who commits any such offense is subject to, on conviction on indictment, a fine of up to HK$500,000 and imprisonment for five years and, on summary conviction, a fine of HK$100,000 and imprisonment for two years.

Regulations on Insurance Intermediaries

In Hong Kong, the Insurance Authority is responsible for supervising compliance with the Insurance Ordinance (Chapter 41 of the Laws of Hong Kong) (the “IO”) and the relevant regulations, rules, codes and guidelines issued by the Insurance Authority by insurance agents and brokers (collectively, the “Insurance Intermediaries”). The Insurance Authority is also responsible for promoting and encouraging the adoption of proper standards of conduct of the Insurance Intermediaries and has regulatory powers in relation to licensing, inspection, investigation and disciplinary sanctions.

The regulatory regime for the Insurance Intermediaries is activity-based. Under section 64G of the IO, a person must not carry on a regulated activity, and must not hold out that the person is carrying on a regulated activity, in the course of its business or employment or for reward unless the person holds an appropriate type of Insurance Intermediary license or is exempt under the IO.

Regulated Activity

Under section 3A(a) of the IO and Schedule 1A to the IO, a person carries on a regulated activity if the person does any of the following:

●	negotiating or arranging a contract of insurance;

●	inviting or inducing, or attempting to invite or induce, a person to enter into a contract of insurance;

●	inviting or inducing, or attempting to invite or induce, a person to make a decision in relation to: (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim; or

●	giving advice in relation to: (a) the making of an application or proposal for a contract of insurance; (b) the issuance, continuance or renewal of a contract of insurance; (c) the cancellation, termination, surrender or assignment of a contract of insurance; (d) the exercise of a right under a contract of insurance; (e) the change in any term or condition of a contract of insurance; or (f) the making or settlement of an insurance claim.

Types of Licensed Insurance Brokers

The licensing regime under the IO prescribes two types of licensed insurance brokers: licensed insurance broker companies and licensed technical representatives (brokers).

●	A licensed insurance broker company is a company that is granted an insurance broker company license under section 64ZA of the IO to carry on regulated activities in one or more lines of business and to perform the act of negotiating or arranging an insurance contract as an agent of any policy holder or potential policy holder.

●	A licensed technical representative (broker) is an individual who is granted a technical representative (broker) license under section 64ZC of the IO to carry on regulated activities in one or more lines of business as an agent of any licensed insurance broker company.

Under section 64ZB and 64ZC of the IO, each of the insurance broker company licence and broker licence is valid for three years but if the Insurance Authority considers it appropriate in a particular case, another period determined by the Insurance Authority, beginning on the date on which it is granted. MoneyHero Insurance Brokers Limited holds an Insurance Authority License (Licence Number FB1740) to act as an insurance broker company which is valid from June 3, 2021 to June 2, 2027.

Responsible Officer

Under section 64ZF of the IO, a licensed insurance broker company should appoint a fit and proper person to discharge his or her responsibilities as a responsible officer of the insurance broker company and should provide sufficient resources and support to that person for discharging his or her responsibilities. Prior approval of the Insurance Authority is required for appointment of the responsible officer.

“Fit and Proper” Requirements

Under the IO, a person who is, is applying to be or is applying for a renewal of a license to be a licensed insurance broker is required to satisfy the Insurance Authority that he/she/it is a fit and proper person. In addition, the responsible officer(s), controller(s), and director(s) (where applicable) of a licensed insurance broker company are also required to be fit and proper persons. These “fit and proper” requirements aim at ensuring that the licensed insurance brokers are competent, are reliable and financially sound, and have integrity.

The Insurance Authority also has issued the Guideline on “Fit and Proper” Criteria for Licensed Insurance Intermediaries under the IO to further explain the criteria that the Insurance Authority would adopt in determining whether a person is a fit and proper person. In addition, continuing professional development is part of the fit and proper requirement, and the Insurance Authority issued the Guideline on Continuing Professional Development for Licensed Insurance Intermediaries to provide guidance on complying with the continuing professional development requirements.

Financial and Other Requirements for Licensed Insurance Broker Companies

A licensed insurance broker company is required to comply with the Insurance (Financial and Other Requirements for Licensed Insurance Broker Companies) Rules (Chapter 41L of the Laws of Hong Kong) (the “Broker Rules”), which set out, inter alia, some of the key requirements in relation to:

●	Share Capital and Net Assets: A licensed insurance broker company must at all times maintain a paid-up share capital of not less than HK$500,000 and net assets of not less than HK$500,000;

●	Professional Indemnity Insurance: A licensed insurance broker company must maintain a professional indemnity insurance policy that provides coverage for claims made against the company for liabilities arising from breaches of duty in the course of carrying on its regulated activities;

●	Client Accounts: A licensed insurance broker company that receives or holds client monies must maintain at least one client account with an authorized institution in the name of the licensed insurance broker company in the title of which the word “client” appears; and

●	Recordkeeping: A licensed insurance broker company must keep, in relation to its business that constitutes the carrying on of regulated activities, where applicable, sufficient accounting and other records (including records relating to the assets or affairs of the company’s clients).

Licensed insurance broker companies are required to file their audited financial statements and auditor’s compliance reports to the Insurance Authority annually, which statements and reports are reviewed by the Insurance Authority. Any issue noted or qualified opinion expressed by the auditor will be followed up on, and where applicable, further action will be taken as the Insurance Authority considers necessary.

The Broker Rules also provide certain exemptions for the broker insurance companies during certain specified transitional periods in complying with the requirements in relation to client monies reconciliation.

Conduct Requirements

Licensed insurance brokers are required to comply with the statutory conduct requirements set out in sections 90 and 92 of the IO. The Insurance Authority has also issued the Code of Conduct for Licensed Insurance Brokers (the “Code of Conduct”) to set out the general principles, together with the standards and practices relating to each general principle, that form the minimum standards of professionalism to be met by licensed insurance brokers when carrying on regulated activities.

A licensed insurance broker company is required to have proper controls and procedures in place to ensure that the broker company and its licensed technical representatives (i.e., brokers) meet the general principles, standards and practices set out in the Code of Conduct.

The Code of Conduct does not have the force of law and should not be interpreted in a way that would override the provision of any law. Failure by a licensed insurance broker to comply with the Code of Conduct shall not by itself render the broker liable to any judicial or other proceedings. However, in proceedings under the IO before a court, the Code of Conduct is admissible as evidence and if a provision in the Code of Conduct appears to the court to be relevant to a question arising in the proceedings, the court may, in determining the question, take into account any compliance or non-compliance with the Code of Conduct.

Regulations on Data Protection

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) imposes a statutory duty on data users in Hong Kong to comply with the requirements of the six data protection principles contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not engage in any act or practice that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1—purpose and manner of collection of personal data;

●	Principle 2—accuracy and duration of retention of personal data;

●	Principle 3—use of personal data;

●	Principle 4—security of personal data;

●	Principle 5—information to be generally available; and

●	Principle 6—access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data. In addition, the Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, such as, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, the right to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. For example, the use of personal data in direct marketing without giving notice to the data subject or the data subject’s consent is a criminal offence punishable by a fine of HK$500,000 and imprisonment; a data user that provides a third party with personal data for the purposes of direct marketing in return for consideration and without the data subject’s consent will be liable to fines of up to HK$1,000,000 and imprisonment; and failure to take all practicable steps to erase personal data held by the data user where the data is no longer required for the purpose for which the data was used is an offence liable to a fine of HK$10,000. Furthermore, an individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

On October 8, 2021, the Personal Data (Privacy) (Amendment) Ordinance 2021 came into effect. The PDPAO amended the PDPO, particularly to: (i) criminalize the unconsented disclosure of personal data information of an individual who is a Hong Kong resident or is present in Hong Kong (such disclosure, “subject disclosure”), or “doxxing,” (ii) introduce a cessation notice regime to tackle doxxing; and (iii) substantially expand the investigation and enforcement powers of the Privacy Commissioner with respect to the enforcement against doxxing and other offences relating to disclosure of personal data without consent. Under the PDPO, if the Privacy Commissioner has reasonable ground to believe that (i) there is a written message or electronic message by means of which a subject disclosure is made (whether or not the message exists in Hong Kong) and (ii) an individual who is present in Hong Kong or a body of persons that is incorporated, established or registered in Hong Kong or has a place of business in Hong Kong (such individual or body, a “Hong Kong person”) is able to take a cessation, the Privacy Commissioner may serve a written notice on the person directing the person to take the cessation action. In addition, if the Privacy Commissioner has reasonable ground to believe that (i) there is an electronic message by means of which a subject disclosure is made (whether or not the message exists in Hong Kong) and (ii) a person (not being a Hong Kong person) that has provided or is providing any service (whether or not in Hong Kong) to any Hong Kong person is able to take a cessation action (whether or not in Hong Kong) in relation to the message, the Privacy Commissioner may serve a written notice on the provider directing the provider to take the cessation action. Failure to comply with cessation notices may result in a fine of HK$50,000 and two years of imprisonment for a first conviction, and in the case of a continuing offence, to a further fine of HK$1,000 for every day during which the offence continues. In addition, on August 30, 2022, the Privacy Commissioner’s office issued the Guidance Note on Data Security Measures for Information and Communications Technology to provide data users with recommended data security measures for information and communications technology to facilitate their compliance with the requirements of the PDPO. The ICT Guidance does not have the force of law and provides recommendations on data security measures in the following seven areas, supplemented by case studies:

●	Data Governance and Organizational Measures;

●	Risk Assessments on data security for new systems and applications;

●	Technical and Operational Security Measures;

●	Data Processor Management;

●	Remedial actions in the event of Data Security Incidents;

●	Monitoring, Evaluating and Improving compliance with data security policies; and

●	Other recommended Data Security Measures for Cloud Services, “Bring Your Own Devices” and Portable Storage Devices.

Regulations on Foreign Investment, Exchange Control and Dividend Distribution

There are no restrictions on foreign investments or foreign ownership applicable to the businesses currently conducted by our Hong Kong subsidiaries. There are also no foreign exchange controls currently in force in Hong Kong, and the Hong Kong dollar is freely convertible into other currencies. Our Hong Kong subsidiaries are not restricted in their ability to pay dividends.

Regulations on Anti-money Laundering and Counter-Terrorist Financing (“AML/CFT”)

Anti-money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong) (the “AMLO”)

The AMLO imposes requirements relating to customer due diligence and record-keeping on financial institutions and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. MoneyHero Insurance Brokers Limited is a licensed insurance broker company and therefore is a financial institution subject to the AMLO.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (the “OSCO”)

Among other things, the OSCO empowers officers of the Hong Kong Police Force and the Hong Kong Customs & Excise Department to investigate organized crime and triad activities, and confers jurisdiction on the Hong Kong courts to confiscate the proceeds of organized and serious crimes and to issue restraint orders and charging orders in relation to the property of defendants of specified offenses under the OSCO. The OSCO extends the money laundering offense to cover the proceeds from all indictable offenses.

United Nations (Anti-terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (the “UNATMO”)

Among other things, the UNATMO stipulates that it is a criminal offense to (i) provide or collect property (by any means, directly or indirectly) with the intention to, or knowledge that the property will be used to, commit, in whole or in part, one or more terrorist acts; or (ii) make any property or financial (or related) services available, by any means, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate, or collect property or solicit financial (or related) services, by any means, directly or indirectly, for the benefit of a person knowing that, or being reckless as to whether, the person is a terrorist or terrorist associate. The UNATMO also requires a person to disclose his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offense under the UNATMO.

GL3: Guideline on Anti-money Laundering and Counter-Terrorist Financing (the “AML/CFT Guideline”)

The AML/CFT Guideline issued by the Insurance Authority sets out the relevant anti-money laundering and counter-financing of terrorism statutory and regulatory requirements. It also prescribes the AML/ CFT standards that authorized insurers and reinsurers carrying on long-term business, and licensed individual insurance agents, licensed insurance agencies and licensed insurance broker companies carrying on regulated activities in respect of long-term business (hereinafter referred to as “insurance institutions”), should meet in order to comply with the statutory requirements under the AMLO and the IO. Compliance with the AML/CFT Guidance is enforced through the AMLO and the IO. Insurance institutions that fail to comply with the AML/ CFT Guidance may be subject to disciplinary or other actions under the AMLO and/or the IO for non-compliance with the relevant requirement.

Regulations on Labor and Employment

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, among other things, notice of termination of his or her employment contract, payment in lieu of notice, maternity protection in the case of a pregnant employee, sickness allowance, statutory holidays or alternative holidays and paid annual leave.

Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), employers must participate in a Mandatory Provident Fund (the “MPF”) Scheme for employees employed under the jurisdiction of the EO. Under the MPF Scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. Employers are also required to maintain a policy of insurance issued by an insurer for an amount not less than the applicable amount stated in the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”). According to the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees.

Regulations in Singapore

We conduct business in Singapore through the following subsidiaries: (i) SingSaver Pte. Ltd., which operates the online financial comparison platform, SingSaver; (ii) Seedly Pte. Ltd., which operates the personal finance community platform, Seedly; (iii) SingSaver Insurance Brokers Pte. Ltd., a registered insurance broker; (iv) eKos Pte. Ltd., a SaaS provider connecting financial institutions with their digital partners and affiliates; and (v) CAGRSG, which provides management and technology support services to group companies. Each of our Singapore subsidiaries has been incorporated in accordance with the Companies Act 1967 of Singapore (“Companies Act”) and registered with the Accounting and Corporate Regulatory Authority of Singapore as required by the Companies Act.

Regulations on Consumer Protection

There are various general consumer protection laws in place in Singapore.

The Consumer Protection (Fair Trading) Act 2003 of Singapore sets out a legislative framework to allow consumers aggrieved by unfair practices to have recourse to civil remedies before the Singapore courts. The definition of supplier under the Consumer Protection (Fair Trading) Act 2003 includes persons who promote the use or purchase of goods or services. Suppliers may be held liable for engaging in unfair practices in relation to consumer transactions. Unfair practices include, among other things, (i) doing or saying anything, or omitting to do or say anything, that would reasonably deceive or mislead consumers, (ii) making a false claim, (iii) taking unreasonable advantage of a consumer, or (iv) making various forms of misrepresentations to the consumer.

The Singapore Code of Advertising Practice (the “SCAP”) is a code of practice set out by the Advertising Standards Authority of Singapore (the “ASAS”) prescribing general principles applicable to advertisements, which include decency, honesty and truthful presentation, and contains guidelines relating to specific services / products. While the SCAP has no force of law, a breach of the SCAP may lead to ASAS referring the matter to the Consumers Association of Singapore for actions under the Consumer Protection (Fair Trading) Act 2003 if an advertiser has repeatedly violated the SCAP by marketing false, misleading or unsubstantiated claims. The ASAS has also issued additional guidelines from time to time, such as the Guidelines for Interactive Marketing Communication & Social Media, which emphasizes that marketing communication should be clearly distinguishable from editorial and personal opinion and should not take the form of social media content that appears to originate from a credible and impartial source, and the Guidelines on Advertising of Investments, which aim to minimize investments-related advertisement with claims that are speculative, misleading or not substantiable.

The Spam Control Act 2007 of Singapore, as administered by the Info-communications Media Development Authority (the “IMDA”), imposes certain requirements on the sending or receiving of unsolicited bulk commercial electronic messages, or “spam,” in Singapore and applies to emails and text messages that have a Singapore nexus. Electronic messages must have an “unsubscribe facility” or “opt-out” function, and the recipient should be removed from the distribution list within 10 business days after submitting an opt-out request. Any person who suffers loss or damage as a result of any violation of the foregoing requirements is entitled to institute legal action, and the court may grant injunctions, damages or statutory damages.

Regulations on Internet Content

Under the Broadcasting Act 1994 of Singapore (“Broadcasting Act”), no licensable broadcasting services in or from Singapore can be provided unless a broadcasting license has been granted by the IMDA. “Computer online services” provided by internet content providers (as defined under the Broadcasting (Class License) Notification, “ICPs”) are a licensable broadcasting service under the Broadcasting Act. Providers of Internet- based content generally are considered ICPs under the Broadcasting (Class License) Notification and are subject to an automatically-granted class license. Part 10A of the Broadcasting Act, which took effect on 1 February 2023, was introduced to tackle harmful content on online services accessible to Singapore users. It generally applies to and in relation to any content that is provided on any online communication service (“OCS”) from outside Singapore and provided in or from Singapore and is accessible by any Singapore end-users, unless such content was published on the internet before 1 February 2023 and does not remain accessible to a Singapore end-user on or after such date. OCS includes social media service (“SMS”) and app distribution service. SMS is defined as an electronic service whose sole or primary purpose of the service is to enable online interaction or linking between 2 or more end-users (including enabling end-users to share content for social purposes) and the service allows end-users to communicate content on the service, and any other characteristics that are prescribed by Part 10A regulations. The Broadcasting Act spells out offences involving egregious content, including the offence of not stopping egregious content on OCS and not stopping access to egregious content on OCS. IMDA can, amongst others, issue directions to the OCS provider to disable access to the egregious content by Singapore end-users, and stop the egregious content from being transmitted to Singapore end-users via other channels or accounts (though such directions cannot be issued in respect of private communications due to privacy concerns). Non-compliance with a direction by IMDA constitutes a criminal offence, punishable with a fine. Additionally, certain OCS may be designated as regulated OCS taking into account the range of online communication services provided and the extent and nature of the effect that the different types of online communication services have on the people of Singapore and her different communities. These regulated OCS are to comply with the IMDA’s codes of practice applicable to regulated OCS.

The IMDA is the regulator of the information, communications and media sectors in Singapore, and ICPs must comply with codes of practice issued by the IMDA from time to time, including the Internet Code of Practice. These requirements include, among other things, that the ICP must use its best efforts to ensure that prohibited material (i.e., any material that is objectionable on the grounds of public interest, public morality, public order, public security or national harmony, offends good taste or decency, or is otherwise prohibited by applicable Singapore laws) is not broadcast via the internet to users in Singapore and must deny access to any prohibited material if it is directed to do so by the IMDA. The IMDA has also issued a Code of Practice for Online Safety (“Online Safety Code”), which mitigates the risks from harmful social media content to Singapore users, especially children, by requiring designated SMS to enhance online safety in Singapore and curb the spread of harmful content on their services. The categories of harmful content covered by the Online Safety Code are: sexual content, violent content, suicide and self-harm content, cyberbullying content, content endangering public health, and content facilitating vice and organised crime.

In addition, the Protection from Online Falsehoods and Manipulation Act 2019 of Singapore (“POFMA”) counters the proliferation of online falsehoods. Under the POFMA, it is an offence to, inter alia, knowingly communicate a false statement of fact which is likely to be prejudicial to the security of Singapore or any part of Singapore. To the extent that our platforms or services transmit or allow our users to access third-party online content, we would be an internet intermediary under the POFMA. POFMA empowers any Singapore government minister to direct the POFMA Office of the IMDA to issue certain directions to internet intermediaries whose internet intermediary service has been used to communicate material that contains or consists of a false statement of fact in Singapore if the minister is of the opinion that it would be in the public interest to do so. Such directions would include (a) targeted correction directions, which require the internet intermediary to communicate a correction notice on its service to all end-users in Singapore who accessed the offending false statement of fact by means of its service after a specified time; and (b) disabling directions, which require the internet intermediary to disable access by end-users in Singapore to the offending false statement of fact being communicated on or through its service. Internet intermediaries may be fined or have their access to their online location by Singapore end-users disabled if they fail to comply with directions issued under POFMA without reasonable excuse.

There are also various other content regulation laws in Singapore, including:

(a)	Undesirable Publications Act 1967 (“UPA”): The UPA prevents the importation, distribution and reproduction of obscene and objectionable publications. The definition of “publication” is wide, and includes “any picture or drawing, whether made by computer-graphics or otherwise howsoever.” The UPA makes it an offence for a person to reproduce any obscene or objectionable publication knowing or having reason to believe that it is obscene or objectionable.

(b)	Foreign Interference (Countermeasures) Act 2021 (“FICA”): The FICA is intended to counteract foreign interference in the public interest. Under the FICA, it would be an offence to, inter alia, undertake (or prepare or plan to undertake) “electronic communications activity” in or outside Singapore that results in or involves the publication in Singapore of any information/material on behalf of (i) a foreign principal or (ii) another person acting on the foreign principal’s behalf, where any part of the undertaking or electronic communications activity is covert or involves deception, and with knowledge or reason to believe that the electronic communications activity or the published information/material is likely to be prejudicial to the security of Singapore or any part of Singapore.

(c)

The Online Criminal Harms Act 2023 (“OCHA”): The OCHA is intended to counter online criminal activity and protect against online harms, and for connected purposes. The OCHA allows directions to be issued to online service providers, other entities, or individuals, when there is reasonable suspicion that an online activity is in furtherance of the commission of an offence specified under the First Schedule of the Act. An “online activity” is defined as any activity conducted by means of the internet, and regulations may clarify the types of activities that are online activities. An OCHA direction can be issued when a designated officer suspects or has reason to believe that any online activity is preparatory to, or in furtherance of, the commission of a scam or malicious cyber activity offence. The OCHA also allows the Singapore Police Force, who is responsible for administering the OCHA, to issue Codes of Practice to require providers of designated online services to put in place systems, processes, or measures to counter the commission of offences specified in the Second Schedule. If a designated online service is found to be non-compliant with any parts of the Code of Practice that is applicable to it, the Singapore Police Force can issue a rectification notice to the service provider to correct the non-compliance within a specified timeframe.

Where there has been non-compliance with a direction, rectification notice, an implementation directive, or another order, the Singapore Police Force can issue an Access Blocking Order, an App Removal Order, or a Service Restriction Order to restrict access to the non-compliant online service, or part of the service, to prevent the criminal activity and content from being accessed by persons in Singapore.

Regulations on Insurance Brokerage

The principal laws and regulations governing insurance brokers in Singapore include the Insurance Act 1966 of Singapore (the “IA”), the Financial Advisers Act 2001 of Singapore (the “FAA”), their subsidiary legislations, and notices and guidelines published by the MAS. Both the IA and the FAA are administered by the MAS, which is the integrated financial regulatory and supervisory authority that governs the insurance, capital markets, financial advisory and banking sectors in Singapore.

Registration Regime for Insurance Brokers

Under the IA, a person may not carry on business as any type of insurance broker in Singapore unless the person is registered by the MAS as that type of insurance broker or the person is an exempt insurance broker (as referred to in section 75 of the IA). An insurance broker includes, but is not limited to, a person who, as an agent for the insureds or intending insureds, collects or receives premiums on policies in Singapore or arranges contracts of insurance in Singapore in respect of policies relating to general insurance business and long-term accident and health policies. Further, a person may not hold himself out to be a registered insurance broker unless he is a registered insurance broker.

In addition, any individual appointed as broking staff of a registered insurance broker must comply with the minimum standards and examination requirements for broking staff set out in the MAS’s Notice 502 on Minimum Standards and Continuing Professional Development for Insurance Brokers and Their Broking Staff, or Notice 502.

SingSaver Insurance Brokers Pte. Ltd. is a registered insurance broker with respect to direct insurance. The registration will continue to be valid until it is cancelled by order of the MAS, either upon the insurance broker’s request or on the grounds prescribed under section 80(2) of the IA. These grounds include, among other things:

●	the insurance broker ceasing to carry on the business for which it is registered;

●	the insurance broker carrying on its business in a manner likely to be detrimental to the interests of policy owners for whom it is acting as an agent; and

●	the insurance broker contravening any provision of the IA or any condition imposed or any direction given by the MAS under the IA.

Application for Registration

An applicant for registration as a registered insurance broker must be a Singapore-incorporated company with the prescribed minimum paid-up share capital and have a professional indemnity insurance policy, the coverage of which is consistent with the prescribed limit and deductible requirements.

In addition, the MAS’s Fit and Proper Guidelines set out the fit and proper criteria applicable to all relevant persons in relation to the carrying out of any activity regulated by the MAS, and the MAS may reject an application for registration if the MAS is not satisfied that the applicant is, and the applicable relevant persons are, fit and proper. Generally, a fit and proper person is one that is competent and honest, has integrity and is of sound financial standing.

Ongoing Obligations for Registered Insurance Brokers

A registered insurance broker must comply with all applicable provisions of the IA and the Insurance (Intermediaries) Regulations (the “IIR”), which is a subsidiary legislation of the IA, as well as the other regulations, notices and guidelines issued by the MAS. Some of the key ongoing obligations for registered direct insurance brokers are as follows:

●	maintaining a minimum paid-up share capital of S$300,000 (see regulation 3(3) of the IIR);

●	maintaining a standalone non-hybrid professional indemnity insurance policy of at least US$1 million (see regulation 4(1) of the IIR);

●	maintaining net asset value of not less than 50% of the minimum paid-up share capital (see section 81 of the IA and regulation 5 of the IIR);

●	maintaining an insurance broking premium account with a licensed bank for monies received from or on behalf of an insured or intending insured for or on account of an insurer in connection with a contract of insurance or proposed contract of insurance, or from or on behalf of an insurer for or on account of an insured or intending insured (see Section 82 of the IA and regulation 7(1) of the IIR);

●	submitting the prescribed returns to the MAS within five months of the end of each financial year (see section 94 of the IA and regulation 10 of the IIR); and

●	appointing an auditor and audit financial statements (see sections 94(5) and (6) of the IA).

Restrictions on Take-over of an Insurance Broker

Under section 87(2) of the IA, no person may enter into an agreement to acquire shares of a registered insurance broker by virtue of which he would, if the agreement is carried out, obtain effective control of that insurance broker without first notifying the MAS of his intention to enter into the agreement and obtaining the approval of the MAS to his entering into the agreement. Such a person must apply for MAS’s approval prior to entering into such an agreement.

A person shall be regarded as obtaining effective control of a registered insurance broker by virtue of an agreement if the person, alone or acting together with any associate or associates, would, if the agreement were carried out, (i) acquire or hold, directly or indirectly, 20% or more of the issued share capital of the insurance broker; or (ii) control, directly or indirectly, 20% or more of the voting power of the insurance broker.

This restriction applies to all individuals, whether or not a resident in or a citizen of Singapore, and bodies corporate or unincorporate, whether incorporated in or carrying on business in Singapore.

Disciplinary Power of the MAS

Under section 80 of the IA, the MAS may cancel the registration of any registered insurance broker on the grounds as specified therein, including for failure to comply with any applicable obligations or the contravention of the provisions of the IA.

Regulations on Data Protection

The Personal Data Protection Act 2012 of Singapore (the “Singapore PDPA”) governs the collection, use and disclosure of the personal data of individuals (i.e., data, whether true or not, about an individual, whether living or deceased, who can be identified (a) from that data or (b) from that data and other information to which the organization has or is likely to have access) by organizations and is administered and enforced by the Personal Data Protection Commission (the “PDPC”). It sets out data protection obligations that all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data.

Organizations are required to, among other things, (i) obtain consent from their customers and inform them of the applicable purposes before collecting, using or disclosing their personal data; and (ii) put in place reasonable measures to (a) protect the personal data in their possession or control from unauthorized access, loss or damage and (b) prevent the loss of any storage medium or device on which personal data is stored. In the event of a data breach involving any personal data in an organization’s possession or control, the Singapore PDPA requires the organization to reasonably and expeditiously assess whether the data breach is notifiable and notify the PDPC and, unless exceptions apply, the affected individuals of the data breach, if the data breach is assessed to be one that (a) is likely to result in significant harm or impact to the individuals to whom the information relates, or (b) is, or is likely to be, of a significant scale. Other obligations include accountability, retention and requirements around the overseas transfers of personal data. In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, including text messages transmitted over the internet, unless clear and unambiguous consent to the sending of such marketing messages to the individual’s Singapore telephone number was obtained from the individual.

Non-compliance with the Singapore PDPA may attract financial penalties or even criminal liability. The PDPC has broad powers to give any such directions as it thinks fit to ensure compliance, which include requiring an organization to pay a financial penalty. In this connection: (i) in the case of contravention of the parts of the Singapore PDPA which sets out the obligations of organizations relating to data protection (including the obligation to protect and care for personal data, and to conduct assessments of data breaches), the maximum financial penalty that may be imposed: (a) on an organization whose annual turnover in Singapore exceeds S$10 million is 10% of the organization’s annual turnover in Singapore, if the contravention occurs on or after October 1, 2022; and (b) in any other case is S$1 million; and (ii) in the case of contravention of the DNC requirements, the maximum financial penalty that may be imposed is S$1 million.

Regulations on Foreign Investment and Exchange Control

Singapore does not have an umbrella regime for regulating foreign investment. Instead, foreign investment is regulated (if at all) by sector. Singapore imposes no significant restrictions on the repatriation of earnings and capital, or on remittances, foreign exchange transactions and capital movements.

Regulations on Dividend Distribution

The governing legislation for the distribution of dividends in Singapore is the Companies Act. Under section 403 of the Companies Act, no dividends can be paid to shareholders of a Singapore-incorporated company except out of profits, and there are certain restrictions on the use of profits for the purposes of dividend declaration. Any profits of a company applied towards the purchase or acquisition of its own shares pursuant to the share buyback provisions under the Companies Act, and any gains derived from the sale or disposal of treasury shares, cannot be payable as dividends to the shareholders of the company. The foregoing restriction does not apply to any part of the proceeds received by the company from a sale or disposal of its treasury shares which the company has applied towards the profits of the company where such part of the proceeds received from a sale or disposal of its treasury shares initially originated from (and was funded by) profits of the company in the first place.

In addition to complying with the Companies Act, the payment of dividends is also governed by case law and must be made in accordance with the company’s constitution and the Singapore Financial Reporting Standards. The Companies Act does not prescribe what constitutes distributable profits and guidance on this issue may be derived from case law.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

Regulated financial institutions (including insurance brokers) must comply with all applicable AML/CFT obligations, including the relevant AML/CFT Notices and Guidelines issued by MAS and AML/CFT laws and regulations such as the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 of Singapore (the “CDSA”) and the Terrorism (Suppression of Financing) Act 2002 of Singapore (the “TSOFA”). In particular, the AML/CFT guidelines applicable for registered insurance brokers include the Guidance to Capital Markets Intermediaries on Enhancing AML/CFT Frameworks and Control, the Guidance for Effective AML/CFT Transaction Monitoring Controls and MAS Circular No. CMI 06/2015. Registered insurance brokers that are also exempt financial advisers under the FAA have to comply with MAS Notice FAA-N06 on Prevention of Money Laundering and Countering the Financing of Terrorism, and the corresponding Guidelines to Notice FAA-N06 on Prevention of Money Laundering and Countering the Financing of Terrorism.

The CDSA criminalizes the concealment or transfer of the benefits of criminal conduct and the knowing assistance of the concealment, transfer or retention of such benefits. The CDSA permits the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Failure to lodge suspicious transaction reports with the Suspicious Transaction Reporting Office may result in criminal liability under the CDSA. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. There are also additional reporting and disclosure obligations under the TSOFA and asset-freezing requirements that financial institutions must comply with. In addition, the TSOFA has extraterritorial reach, and any person outside Singapore who commits an act or omission that would constitute an offense under the TSOFA if committed in Singapore may be proceeded against, charged, tried and punished accordingly in Singapore.

Among other things, the AML/CFT guidelines require financial institutions operating in Singapore to put in place robust controls to detect and deter the flow of illicit funds through Singapore’s financial system, identify and know their customers (including beneficial owners), conduct regular account reviews, and monitor and report any suspicious transactions. In addition, the AML/CFT guidelines also require financial institutions to set out the roles and responsibilities of their senior management, compliance team and employees, and to conduct and monitor AML/CFT training for all employees. Generally, financial institutions may apply a risk-based approach in implementing AML/CFT policies, procedures and controls to effectively manage and mitigate risks that are commensurate with the size and complexity of the business operations.

Regulated financial institutions are also subject to sanctions requirements under regulations issued pursuant to the Financial Services and Markets Act 2022 of Singapore and the Terrorism (Suppression of Financing) Act 2002 of Singapore. The extent of the prohibitions varies depending on the sanctions program.

Regulations on Labor and Employment

The Employment Act 1968 of Singapore (the “Employment Act”) generally extends to all employees regardless of their designation, salary level or type of work performed, with the exception of certain groups of employees (i.e., seafarers, domestic workers and public workers). It provides employees falling within its ambit certain protections such as minimum notice periods, restrictions in relation to the deductions from wages, minimum days of annual and sick leave, maternity/paternity leave and paid childcare leave. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act. Employers in Singapore owe a statutory obligation to contribute to a Central Provident Fund in relation to wages for employees who are Singapore citizens or permanent residents of Singapore. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident and the age group and wage band of the employee. Under the Workplace Safety and Health Act 2006, every employer has a duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of employees and any contractors when at work.

Regulations in the Philippines

We conduct business in the Philippines through the following subsidiaries: (i) MoneyGuru Philippines Corporation, which operates the online personal finance platform, Moneymax, (ii) MoneyHero Insurance Brokerage Inc., a registered insurance broker, and (iii) eKos Inc., a SaaS provider connecting financial institutions with their digital partners and affiliates, as well as CompareAsia Group ROHQ Philippines, which is a branch and the regional operating headquarters in the Philippines of CAGRL.

Regulations on Business Registration

Our subsidiaries in the Philippines each holds a certificate of incorporation under the official seal of the Philippines Securities and Exchange Commission (“PSEC”). In order to maintain the certificate of incorporation, a corporation must meet certain periodic reportorial requirements with respect to its basic information, such as its principal office address, composition of directors or officers, and disclosure of the corporation’s beneficial owners, and financial statements. The PSEC may place under delinquent status any corporation that fails to submit the required reporting documents for a total of three times, consecutively or intermittently, within a period of five years.

In addition, a Philippines corporation must register with the local government unit (“LGU”) where the corporation intends to conduct business. Under the Local Government Code of 1991, LGUs are given local autonomy in regulating the businesses that operate within their respective jurisdictions and levying applicable taxes, fees and charges thereto.

Our subsidiaries in the Philippines are all located in Makati City and must comply with the relevant regulations of the LGU of Makati City. Under the Revised Makati Revenue Code, every person that conducts a business, trade or activity within Makati City must secure a Makati Business Permit (“Business Permit”) prior to its operation and renew the same on an annual basis, and a barangay clearance from where it is located must be secured before it may apply for its Business Permit. Once the barangay clearance has been secured, the corporation may apply for its Business Permit from the Office of the Mayor and pay the corresponding permit or license fee to the Municipal Treasurer. All Business Permits have a term of one year, which take effect on the date of issue and expire on the date specified therein but not beyond December 31 of the year it was issued.

Regulations on Regional Operating Headquarters (the “ROHQs”)

An ROHQ is a branch established in the Philippines by multinational companies that are engaged in any of the following “qualifying services”: general administration and planning; business planning and coordination; sourcing and procurement of raw materials and components; corporate finance advisory services; marketing control and sales promotion; training and personnel management; logistic services; research and development services and product development; technical support and maintenance; data processing and communication; and business development. An ROHQ is allowed to derive income in the Philippines by performing qualifying services to its affiliates, subsidiaries or branches in the Philippines, the Asia-Pacific region and other foreign markets. An ROHQ is prohibited from offering qualifying services to entities other than its principal’s subsidiaries, branches and affiliates as declared in its registration with the PSEC.

An ROHQ may operate in the Philippines only after securing its license from the PSEC upon a favorable recommendation of the Board of Investments. Among the requirements for the establishment of an ROHQ are the following: (1) a certificate of inward remittance of at least US$200,000 or its equivalent; and (2) a certification that the foreign firm is an entity engaged in international trade with affiliates, subsidiaries or branch offices in the Asia-Pacific Region or other foreign markets. CompareAsia Group ROHQ Philippines, an ROHQ, holds the required license.

Regulations on E-commerce and Consumer Protection

The Electronic Commerce Act provides for the recognition of messages and documents in the electronic form as valid evidence of a transaction. It applies to all kinds of electronic data messages and electronic documents used in commercial and noncommercial activities and exchanges. The Consumer Act of the Philippines protects the interests of purchasers, lessees, lessors, or recipients of consumer products within the Philippines. Under the Internet Transactions Act of 2023, the Department of Trade and Industry is the governmental authority that exercises regulatory jurisdiction over e-marketplaces, online merchants, e-retailers, digital platforms, and third-party platforms.

Regulations on Insurance Brokerage

The applicable laws governing insurance contracts and matters related to the insurance business are Republic Act No. 10607 (the “Insurance Code”) and the Civil Code of the Philippines. The Insurance Code defines an insurance broker as any person who, for any compensation, commission or other thing of value, acts or aids in any manner in soliciting, negotiating or procuring the making of any insurance contract or in placing risk or taking out insurance, on behalf of an insured other than himself. In relation thereto, no person shall act as an insurance broker in the solicitation or procurement of applications for insurance, or receive for services in obtaining insurance, any commission or other compensation from any insurance company doing business in the Philippines, or any agent thereof, without first procuring a license to so act from the Philippines Insurance Commission (“IC”), which must be renewed every three years thereafter. MoneyHero Insurance Brokerage Inc. holds an Insurance Broker’s License, valid from January 1, 2025 to December 31, 2027.

Further, IC Circular Letter No. 2018-52 provides for other requirements that must be complied with during the application for new license or renewal thereof. For example, an existing insurance broker seeking license renewal must have a minimum net worth of PHP10,000,000.00 and a surety bond of at least PHP10,000,000 in favor of the Republic of the Philippines by a company authorized to become a surety upon official recognizances, stipulations and undertakings.

Any willful violation of the provisions of the Insurance Code, such as fraud, misrepresentation or material misstatement in the license application and misappropriation of money required to be held in fiduciary capacity, may cause the suspension or revocation of the broker’s license.

Regulations on Data Protection

The Republic Act No. 10173 (the “Philippines DPA”), its implementing rules and regulations, and the issuances of the National Privacy Commission govern the processing of all types of personal information involving the Philippines. The Philippines DPA applies to any natural or juridical person involved in personal information processing, such as personal information controllers and processors who, although not found or established in the Philippines, use equipment that is located in the Philippines, or those who maintain an office, branch or agency in the Philippines, subject to certain exceptions. The Philippines DPA expressly requires that, before a personal information controller or processor can collate, process and use or share personal data, the personal information controller or processor must have a lawful criterion or basis for processing the data, such as consent (which is defined as any freely given, specific, informed indication of will, whereby the data subject agrees to the collection and processing of his or her personal data). Such entity also must register with the National Privacy Commission and appoint a data protection officer.

The Philippines DPA and its implementing rules require personal information controllers and processors to have a data protection officer or compliance officer who shall be accountable for ensuring compliance with applicable laws and regulations for the protection of data privacy and security. Personal information controllers and processors must also comply with the relevant regulations to (i) conduct a privacy impact assessment as part of the organizational security measures and (ii) register its personal data processing system if it (a) employs more than 250 persons, or (b) employs less than 250 persons but the processing undertaken (1) is likely to pose a risk to the rights and freedoms of the data subject or is not occasional, or (2) involves the processing of sensitive personal information of at least 1,000 individuals. Personal information controllers and processors also are required to establish a data breach response team and maintain proper documentation under NPC Circular No. 2016-03.

Regulations on Cybersecurity

The Cybercrime Prevention Act aims to protect the integrity of computer systems, networks, and databases, as well as the confidentiality and integrity of the data stored therein, from misuse and illegal access. It punishes any person or entity who, among other things, illegally accesses or intercepts, or intentionally or recklessly interferes with, computer systems or data. Abetting or aiding in the commission of a cybercrime is also punishable under the Cybercrime Prevention Act. Insurance Commission Circular Letter No. 2014-47 (Guidelines on Electronic Commerce of Insurance Products) requires insurance providers to comply with the Philippines DPA and to maintain adequate security mechanisms to ensure security of payment mechanisms and personal information and provides guidelines on the collection and processing of data. The Insurance Commission may order insurance providers to cease conducting online distribution of insurance products if fraud or injury to the public is found.

Regulations on Foreign Ownership Restrictions

Under the Foreign Investment Act of 1991 (the “FIA”), in domestic market enterprises, foreigners can own as much as 100% equity except in areas specified in the Foreign Investment Negative List (the “Philippines Negative List”), in which case foreign ownership shall not exceed 25%, 30% or 40% depending on the specific circumstances. The Philippines Negative List enumerates industries and activities that have foreign ownership limitations under the FIA and other existing laws. The Philippines Negative List is updated regularly, and the most recent version took effect in 2022. The businesses operated by our Philippines subsidiaries, including our insurance brokerage business, are not on the Philippines Negative List and therefore not subject to foreign ownership restrictions.

Regulations on Exchange Control

Foreign exchange (“FX”) transactions are governed by the BSP Manual of Regulations on Foreign Exchange Transactions. Generally, inward investments need not be registered with the Bangko Sentral ng Pilipinas (the “BSP”), unless the repatriation of capital and/or the remittance of related earnings in Philippines pesos thereon will be funded with FX resources of authorized agent banks (“AABs”) or AAB FX corps (i.e., subsidiary/affiliate FX corporations of AABs). Similarly, outward investments, such as when residents invest in an instrument requiring settlement in FX, may do so, without prior BSP approval, if such investments are funded with (i) the investors’ own FX deposited in their foreign currency deposit account(s) (whether offshore or onshore) and/or (ii) FX obtained from sources other than AABs/AAB FX corps.

Regulations on Dividend Distributions

The Revised Corporation Code (“RCC”) governs the distribution of dividends in the Philippines. Under Section 42 of the RCC, the board of directors may declare dividends out of the unrestricted retained earnings which can be payable in cash, property, or in stock, provided that, stock dividends are issued with the approval of stockholders representing at least two-thirds (2/3) of the outstanding capital stock.

Any cash dividends due on delinquent stock shall first be applied to the unpaid balance on the subscription plus costs and expenses, while stock dividends shall be withheld from the delinquent stockholders until their unpaid subscription is fully paid.

In addition to the foregoing, the declaration of dividends must comply with PSEC Memorandum Circular No. 16-23 dated 24 August 2023, providing for the updated guidelines on determining retained earnings available for dividend declaration. Under the Memorandum Circular, dividends, whether cash, property, or stock, declared out of unrestricted retained earnings must be bona fide income founded upon actual earnings or profits.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

Republic Act No. 9160 (Anti-money Laundering Act of 2001), as amended (the “AMLA”), requires covered institutions, which include banks, nonbanks, quasi-banks, trust entities and all other institutions and their subsidiaries and affiliates supervised or regulated by the BSP, to (i) establish and record the true identity of their clients based on official documents; (ii) maintain a system of verifying the true identity of their clients and, in the case of corporate clients, a system of verifying their legal existence and organizational structure, as well as the authority and identity of all persons purporting to act on their behalf; (iii) register with the Anti-money Laundering Council’s (“AMLC”) electronic reporting system and report to AMLC covered transactions and suspicious transactions within five working days from the occurrence thereof, unless the supervising authority concerned prescribes a longer period not exceeding 10 working days; (iv) take steps to identify, assess and understand their AML/CTF risks and appropriately decide and document their risk-based approach; and (v) implement a comprehensive risk-based Money Laundering and Terrorism Financing Prevention Program geared towards the promotion of high ethical and professional standards and the prevention of money laundering and terrorism financing. Violations of the AMLA will result in administrative and criminal penalties.

In addition, the BSP, the PSEC and the Insurance Commission have each issued their own sets of regulations implementing the AMLA to cover institutions under their respective supervision.

Regulations on Labor and Employment

The Labor Code of the Philippines (the “Labor Code”) governs employment practices and labor relations in the Philippines. The Labor Code sets the conditions of employment and safety standards, and prescribes the minimum requirements relating to wages, hours of work, cost of living allowances and other monetary and welfare benefits, including standards relating to occupational safety and health (the “OSH Standards”). The Labor Code also governs the labor relations between employers and employees, including the just and authorized causes for termination of employment and the due process requirements related thereto.

The Department of Labor and Employment (“DOLE”) is the governmental authority that exercises jurisdiction over the enforcement of conditions of employment, safety standards and employment practices in the Philippines. An establishment that willfully fails to register under the OSH Standards shall be subject to an administrative fine of PHP20,000.

Under DOLE Department Order No. 248-2025, the DOLE has issued new regulations on the employment of foreign nationals in the Philippines, which include expanded publication and application requirements, such as, among others, proof that the employment of the foreign national is necessary to fill a gap, shortage or need in the local labor market.

Regulations in Taiwan

We conduct business in Taiwan through our subsidiary Money101 Company Limited, which operates the online financial comparison platform Money101.com.tw. Our Taiwan subsidiary has been registered and incorporated in accordance with the Company Act of Taiwan. There are no other material registration or business license requirements for our Taiwan subsidiary to operate our business in Taiwan.

Regulations on Advertising

According to the Fair Trade Act, when an advertiser knows or should have known that its testimonial or endorsement for the advertised products or services is or may be misleading but still makes such advertisement available, it shall be jointly liable with the owner of the advertised products or services for any damages arising therefrom. The competent authority may order the violator to suspend or rectify the violation within a prescribed time limit and impose an administrative fine ranging from NT$50,000 to NT$25 million. If the violator fails to rectify the violation within the prescribed time limit and the competent authority issues additional orders of rectification, a fine ranging from NT$100,000 to NT$50 million will be imposed each time.

Regulations on Data Protection and Information Security

The main regulation governing the protection of personal data in Taiwan is the Personal Information Protection Act, as last amended on December 30, 2015. The Personal Information Protection Act governs the collection, processing and use of personal information in order to prevent abuse of personal data. Companies that seek to collect, process and use personal information need to disclose the name of the party collecting the personal information and the purpose of collecting the personal information, subject to the user’s consent. Data subjects should also be informed of their rights under the Personal Information Protection Act and how they can exercise such rights. Failure to comply with the Personal Information Protection Act will give rise to fines and criminal liability. In addition, a nongovernment agency shall not collect or process specific personal information unless it is for a legitimate specific purpose and complies with all of the conditions provided in the relevant laws.

Regulations on Foreign Investment

Foreign investments in Taiwan are governed by the Statute for Investment by Foreign Nationals, as last amended on November 19, 1997. Foreign investors may invest by holding shares issued by a Taiwanese company, contributing to its registered capital, establishing a branch office, a proprietary business or a partnership in Taiwan, or providing loans to the invested business for a period exceeding one year, provided that the business items of the invested Taiwanese company are not on a negative list promulgated by the Ministry of Economic Affairs of Taiwan (the “Taiwan Negative List”), or the MOEA, from time to time. The prohibition on direct foreign investment in the prohibited industries in the Taiwan Negative List is absolute in the absence of a specific exemption from the application of the Taiwan Negative List. Under the Taiwan Negative List, some other industries are restricted so that foreign investors may directly invest only up to a specified level and with the specific approval of the relevant authority responsible for enforcing the legislation that the Taiwan Negative List is intended to implement. The operation of an online personal finance aggregation and comparison platform is currently not on such Taiwan Negative List.

Regulations on Financial Support Provided by Offshore Entities

According to the Statute for Investment by Foreign Nationals, offshore entities can provide loans for a period of less than one year to any Taiwanese companies in which such offshore entities do not hold any equity interest without any approval from government authorities, subject to certain foreign exchange approval requirements in connection with the remittance of foreign currency in excess of certain amount. There is no maximum limitation on the amount of loans a Taiwanese company may receive from an offshore entity. Moreover, based on current laws and regulations, there is generally no limitation on guarantees made by an offshore entity to a Taiwanese company.

Regulations on Exchange Control

Foreign exchange matters are generally governed by Taiwan’s Foreign Exchange Regulation Act, as last amended on April 29, 2009, and regulated by the Ministry of Finance of Taiwan, and the Central Bank of the Republic of China (Taiwan) (the “CBC”). Authorized by the Foreign Exchange Regulation Act, the CBC has promulgated the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, as last amended on December 26, 2022, to deal with the declaration of foreign exchange receipts, disbursements or transactions involving NT$500,000 or more or its equivalent in foreign currency.

Under existing laws and regulations, all foreign exchange transactions must be executed by banks designated to handle foreign exchange transactions by the Ministry of Finance and the CBC. Foreign exchange approvals must be obtained from the CBC on a payment-by-payment basis. A single remittance by a company with an amount over US$1 million or its equivalent in foreign currency shall be reported and documents supporting the accuracy of such report shall be provided to the bank handling such remittance before the remittance is conducted. In addition, remittances by a Taiwanese company whose annual aggregate amount exceeds US$50 million or its equivalent in foreign currency may not be processed without the approval of the Central Bank of the Republic of China (Taiwan). Although such approvals have been routinely granted in the past, there can be no assurance that in the future any such approvals will be obtained in a timely manner, or at all.

Regulations on Dividend Distributions

Except under limited circumstances, a Taiwanese company will not be permitted to distribute dividends or make other distributions to shareholders in any given year for which it did not record net income or retained earnings (excluding reserves). The Company Act of Taiwan also requires that 10% of each Taiwanese company’s annual net income (less prior years’ losses, if any, and applicable income taxes) be set aside as a legal reserve until the accumulated legal reserve equals the paid-in capital of the company.

Regulations on Anti-money Laundering and Counter-Terrorist Financing

According to the Money Laundering Control Act of Taiwan, money laundering includes the following behaviors: (i) concealing the proceeds of specified unlawful activity or disguising the origin of the proceeds of specified unlawful activity; (ii) obstructing or jeopardizing Taiwan’s investigation, discovery, preservation, confiscation or requisition of the proceeds of specified unlawful activity; (iii) accepting, obtaining, possessing or using the proceeds of specified unlawful activity committed by others; and (iv) using one’s proceeds of specified unlawful activity to conduct transactions with others.

Regulations on Labor and Employment

According to the Labor Standards Act of Taiwan, employers are not allowed to terminate employment contracts without cause. Further, the mere transfer of ownership of a company is not sufficient grounds for laying off employees. Under the Labor Standards Act and the Labor Pension Act of Taiwan, employers are required to contribute no less than 6% of an employee’s monthly salary into a specific account as part of the employee’s pension. Under the Labor Insurance Act of Taiwan, employers should withhold and pay for certain statutory percentages of the labor insurance premiums for employees aged between 15 and 65. In addition, under the National Health Insurance Act of Taiwan, employers are required to pay a certain statutory percentage of the employees’ health insurance premium.

Regulations in Malaysia

We maintain non customer-facing operations in Malaysia through our subsidiary Compargo Malaysia Sdn. Bhd. which provides business support services to MoneyHero Group subsidiaries.

Regulations on Business Registration

The Companies Act 2016 (Act 777) (the “2016 Act”) stipulates that a company must be registered with the Companies Commission of Malaysia in order to engage in any business activity. We have registered our Malaysia subsidiary in accordance with the 2016 Act.

Regulations on Data Protection

The Malaysia PDPA regulates the processing or disclosure of personal data relating to any individuals in commercial transactions and applies to any person who processes, and has control over or authorizes the processing of, any personal data in respect of such commercial transactions. The Malaysia PDPA also applies to the person is not established in Malaysia but uses equipment in Malaysia for processing the personal data, except for the purposes of transit through Malaysia. “Personal data” is statutorily defined. Data users must adhere to the applicable principles set out in the Malaysia PDPA with respect to the processing or disclosure of personal data relating to any individuals.

Regulations on Foreign Investment

Foreign companies/investors generally can hold 100% equity of a Malaysian company except for companies in strategic sectors of national interest or specific sectors that are regulated by relevant governmental departments. Compargo Malaysia Sdn. Bhd. is not subject to restrictions on foreign investment.

Regulations on Exchange Control

The exchange control regime in Malaysia is regulated by the FSA, which regulates the domestic and international transactions involving residents and nonresidents of Malaysia and prescribes a list of transactions that are prohibited without approval from BNM. Under the FSA, all payments made between the residents of Malaysia must be paid in Malaysian ringgit, subject to limited exceptions and approval under the FE Notices,. Nonresidents are allowed to make or receive payment in foreign currency (except for the currency of Israel) in Malaysia for any purpose subject to any withholding tax in accordance with the FE Notices.

Regulations on Labor and Employment

Employment and industrial relations in Malaysia are mainly governed by the Employment Act 1955 (the “EA”). The requirements under the EA apply to all employees that enter into a contract of service regardless of wages (except for certain prescribed categories of employees provisions in the EA). Both employees and employers in Malaysia are required to contribute toward the statutory required contributions based on the statutorily prescribed rates under the Employees Provident Fund Act 1991, Employment Insurance System Act 2017 and Employees’ Social Security Fund Act 1969. We employ employees under Compargo Malaysia Sdn. Bhd. to support Group’s regional business activities under the EA.

Regulations in the Cayman Islands

Data Protection

PubCo has certain duties under the Data Protection Act (as revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (collectively, the “Cayman DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts PubCo’ shareholders on notice that, through your investment in PubCo. you will provide PubCo with certain personal information that constitutes personal data within the meaning of the Cayman DPA (“personal data”). In the following discussion, the “company” refers to PubCo and its affiliates and/or delegates, except where the context requires otherwise.

Investor Data

PubCo will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. PubCo will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct its activities on an ongoing basis or to comply with legal and regulatory obligations to which PubCo is subject. PubCo will only transfer personal data in accordance with the requirements of the Cayman DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In its use of personal data, PubCo will be characterized as a “data controller” for the purposes of the Cayman DPA, while its affiliates and service providers who may receive this personal data from PubCo in the conduct of its activities may either act as our “data processors” for the purposes of the Cayman DPA or may process personal information for their own lawful purposes in connection with services provided to PubCo.

PubCo may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides PubCo with personal data on individuals connected to you for any reason in relation to your investment in the company, this will be relevant for those individuals and you should transmit the content of this privacy notice to such individuals or otherwise advise them of its content.

How PubCo May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of its rights and obligations under any our constitutional and operational documents and purchase agreements;

●	where this is necessary for compliance with a legal and regulatory obligation to which the company is subject (such as compliance with anti-money laundering, counter-terrorist financing, counter proliferation financing and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of its legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should PubCo wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), it will contact you.

Why PubCo May Transfer Your Personal Data

In certain circumstances, PubCo may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Cayman Islands Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

PubCo anticipates disclosing personal data to persons who provide services to the company and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on its behalf.

The Data Protection Measures PubCo Takes

Any transfer of personal data by PubCo or its duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Cayman DPA.

PubCo and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data and accidental loss or destruction of, or damage to, personal data.

PubCo shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Your rights

You have certain data protection rights, including the right to:

●	be informed about the purposes for which your personal data are processed;

●	access your personal data;

●	stop direct marketing;

●	restrict the processing of your personal data;

●	have incomplete or inaccurate personal data corrected;

●	ask us to stop processing your personal data;

●	be informed of a personal data breach involving your personal data (unless the breach is unlikely to be prejudicial to you);

●	complain to the Data Protection Ombudsman; and

●	require us to delete your personal data in some limited circumstances.

Should you have any queries or wish to discuss your data protection rights with us, please contact the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of MoneyHero Group’s financial condition and results of operations should be read in conjunction with “Selected Historical Financial Data” and its audited consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect MoneyHero Group’s plans, estimates and beliefs that involve risks and uncertainties. MoneyHero Group’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Founded in 2014 and dual-headquartered in Singapore and Hong Kong, MoneyHero Group, formerly known as the Hyphen Group or CompareAsia Group, is a leading personal finance aggregation and comparison platform, as well as a digital insurance brokerage provider in Greater Southeast Asia, operating in Singapore, Hong Kong, Taiwan and the Philippines with respective local market brands. With a portfolio of six well-known and trusted brands, we are primarily involved in the operation of online financial comparison platforms and related services for credit cards, personal loans, mortgages, wealth, insurance and other financial products, connecting the providers of these products with well- matched and ready-to-transact consumers and generating revenue directly from these providers for placing their products on our platforms and engaging us to provide insurance brokerage, marketing and events-related services. These providers, which we refer to as our commercial partners in this prospectus, primarily consist of regional and international brick-and-mortar banking institutions, insurance providers and investment brokers, many of which are subsidiaries and branches of blue-chip global financial institutions that are based in Asia. In addition to our own platforms, we also help our commercial partners expand their user reach by partnering with third-party online content creators and channel partners via Creatory, a self-service portal that helps content and channel partners monetize their online traffic and user base. These content and channel partners earn commission from us for promoting the financial products on our platforms, either on a fixed fee basis or conversion-based fee basis.

We help consumers with effective decision making by providing guidance through informative content and easy-to-use product comparison tools. As of December 31, 2024, we had approximately 7.5 million MoneyHero Group Members, which include users who have login IDs with us in Singapore, Hong Kong and Taiwan, users who subscribe to our email distributions in Singapore, Hong Kong, Taiwan and the Philippines, and users who are registered in our rewards database in Singapore and Hong Kong. We also retain an equity stake in Malaysian fintech company, Jirnexu Pte. Ltd., parent company of Jirnexu Sdn. Bhd., the operator of RinggitPlus, Malaysia’s largest operating B2C financial comparison platform.

As of December 31, 2024, we had over 290 commercial partner relationships, which are measured based on relationships with different business lines within a given financial institution. Our platforms address nearly all aspects of customer needs for financial products, making us a vital partner for financial product providers. In 2024, we had over 1.7 million Applications for financial product purchases and over 0.7 million Approved Applications, compared to over 1.7 million Applications for financial product purchases and over 0.6 million Approved Applications in 2023. In addition, in 2024, we published over 180 articles per month on our blogs, and our platforms averaged over 5.2 million page views per month by our users. In the quarter ended December 31, 2024, we had approximately 6.2 million Monthly Unique Users, 18.6 million Traffic sessions, with 70% of our Traffic sessions and 72% of our Monthly Unique Users engaged with our online platforms organically through unpaid channels. The volume of user activities on our platforms provides visibility into our future growth and has also encouraged us to continue to improve user experience and drive up conversions.

Our main business pillars are (i) online financial comparison platforms, where we provide financial guidance to consumers by offering a broad range of financial and lifestyle content, product comparison tools, and financial product marketplaces on its websites, and (ii) B2B business (Creatory), where we expand our user reach by partnering with other third-party online content and channel partners. The MoneyHero Group conducts its business mainly through the following websites: https://www.moneyherogroup.com, https://www.moneyhero.com.hk, https://www.singsaver.com.sg, https://www.money101.com.tw, https://www.moneymax.ph and https://creatory.biz.

For the years ended December 31, 2022, 2023 and 2024, our revenue was US$68.1 million, US$80.7 million and US$79.5 million, respectively. We generate revenue in the form of (i) internet leads generation and marketing service income related to credit cards, personal loans, mortgages, wealth, insurance and other financial products, whereby we charge the providers of these products on a revenue per click (“RPC”), revenue per lead (“RPL”), revenue per application (“RPA”) or revenue per approved application (“RPAA”) basis; (ii) insurance commission income through providing insurance brokerage services; (iii) marketing income through providing marketing services; and (iv) event income from holding financial events and festivals. In 2024, internet leads generation and marketing service income, insurance commission income, marketing income, and events income accounted for approximately 89.5%, 6.5%, 2.7% and 1.3% of our total revenue, respectively, compared to 94.0%, 4.2%, 1.3% and 0.6% of our total revenue in 2023, respectively. We recorded a loss of US$49.4 million, US$172.6 million, and US$37.8 million for the years ended December 31, 2022, 2023 and 2024, respectively.

In 2022, approximately 34.4%, 32.7%, 16.2%, 14.5%, 1.9% and 0.3% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines, Malaysia and Thailand, respectively. We ceased our operations in Thailand in 2022. In 2023, approximately 39.8%, 33.4%, 8.4%, 17.6% and 0.9% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. In 2024, approximately 38.9%, 38.3%, 6.5%, 16.2% and 0.2% of our total revenue was generated from Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, respectively. As of December 31, 2024, approximately 30.9%, 50.8%, 4.1% and 13.7% of our assets were located in Singapore, Hong Kong, Taiwan and the Philippines, respectively. We ceased our customer-facing operations in Malaysia in the third quarter of 2024.

Key Factors Affecting Our Results of Operations

Our results of operations and financial condition are affected by the general factors affecting online financial comparison platforms and insurance brokerage services in Greater Southeast Asia, including, among others, the overall global economic conditions and the penetration rate and popularity of the product and service offerings on our platforms. General economic factors and conditions, including the general interest rate environment and unemployment rates, may affect our users’ willingness to seek the financial products and services offered on our platforms and their financial ability to procure these products and services, as well as our commercial partners’ willingness to offer these products to our users, their underwriting standards and approval rates. For example, a significant increase in interest rates could cause our users to delay seeking loans. Additionally, if weakness in the economy persists and actual or expected default rates increase, our commercial partners may delay or reduce their credit card or loan originations. Changes in any of these general factors may affect our results of operations. In addition to these general factors, we believe the following specific factors may have a more direct impact on our results of operations:

Ability to attract and retain commercial partners on favorable terms

Our ability to offer a substantial spectrum of relevant and competitively priced financial products for our users to search, compare and procure is essential to our business, and we generate revenue directly from commercial partners who place financial products on our platforms and engage us for insurance brokerage, marketing and events-related services. As such, our financial condition and results of operations are highly dependent on our ability to retain existing commercial partners, attract new partners and maintain favorable fee arrangements with these partners, which in turn is largely dependent on our ability to provide them with a large and consistent volume of qualified users ready to transact and our fee arrangements with them. As of December 31, 2024, we had over 290 commercial partner relationships.

For our internet leads generation and marketing service income, which accounted for approximately 95.3%, 94.0% and 89.5% of our total revenue in 2022, 2023 and 2024, respectively, and we charge our commercial partners on a RPC, RPL, RPA or RPAA basis. Our fee arrangements are flexible depending on the requirements of each commercial partner and our own assessment of the economic risks and potential involved. In 2022, 2023 and 2024, 84%, 90% and 87% of our revenue was realized based on Approved Applications, respectively, and the remaining portion was realized primarily based on Clicks, Leads and Applications. For a detailed description of the fee structures, see “Business—Our Products and Offerings.”

Changes in our pricing models, fluctuations in the size of our user base or the level of our user engagement and the resulting impact on the number of Clicks, Leads, Applications and Approved Applications, and the costs we incur in developing, maintaining and strengthening our relationships with commercial partners could have a material impact on our business, financial condition and results of operations.

Ability to cost-effectively attract and retain users and maintain and enhance user engagement

Our results of operations and long-term growth depend on our continued ability to cost-effectively attract and retain users and to convert them into users who transact, or otherwise engage with, our commercial partners via our platforms.

The vast majority of our user visits are generated from organic traffic via direct and unpaid channels, predominantly through search engine optimization, or SEO, and the content available on our platforms. Our ability to generate organic traffic via unpaid channels depends on the strength and influence of our brands, our expertise in SEO and our ability to provide users with relevant and credible informational content, a broad supply of personal finance product listings and a smooth user experience. In addition, based on the personal data we collect from our new and existing users, we interact with the users directly via emails. Our ability to drive conversions from the personalized email marketing activities will also impact our performance and profitability.

We also employ various paid marketing channels such as Google, Meta and TikTok to drive traffic to our platforms. Our ability to monitor the conversions on a real time basis across all paid marketing channels and optimize our paid marketing channel mix directly impacts our performance. In addition to the paid marketing channels, we also employ rewards, such as consumer products, gift cards, e-commerce vouchers and cashback rewards for certain online payment services, as a way to attract Traffic visits to our platforms into Applications. Our ability to drive campaigns with cost-effective rewards options that are likely to attract high quality traffic and result in conversions will have a direct impact on our performance.

Furthermore, the long term growth of our business also depends on our ability to identify, attract and retain content creators and channel partners that can drive additional user demand through our Creatory platform. These content and channel partners receive commission from us on a fixed fee basis or success-based fee basis for promoting the products and services on our platforms. Many factors, such as the attractiveness of our fee arrangements with content and channel partners, the user experience of our content and channel partners with the Creatory platform, the level of support we are able to provide to content and channel partners and market competition, could affect our ability to cost-effectively attract and retain high-quality content and channel partners. Changes in other market conditions may also lead to increased costs and reduced availability of content and channel partners.

The following table presents a breakdown of our revenue by source, both in absolute amounts and as a percentage of total revenue for the years presented.

	For the Year Ended December 31,
	2024		2023		2022
	(in thousands, except for percentages)
	US$	%	US$	%	US$	%
Revenue
Online financial comparison platforms	66,815	84.0	66,926	83.0	58,765	86.3
Creatory	12,696	16.0	13,746	17.0	9,367	13.7
Total revenue	79,511	100.0	80,671	100.0	68,132	100.0

Leveraging the strong value proposition we offer to our users and the repeat purchase or renewal nature of certain products, such as insurance, we are generally able to benefit from long-term retention and visibility of business from existing users with negligible marginal costs. In order to continue to attract and retain users in a cost-effective manner, we plan to continue to invest in our technology infrastructure and overall product and marketing capabilities, which could potentially lead to increased costs and expenses.

Ability to expand our verticals

Our platforms include information on a comprehensive portfolio of over 2,100 financial products as of December 31, 2024, including credit cards, personal loans, mortgages, various insurance lines (such as medical insurance, travel insurance and car insurance), bank accounts, brokerage accounts and wealth management products. Our ability to achieve and maintain long-term revenue growth depends in part on our ability to successfully expand our product verticals to capture a larger range of personal finance products that are relevant to our users. The following table presents a breakdown of our revenue by product verticals, both in absolute amounts and as a percentage of total revenue for the years presented.

	For the Year Ended December 31,
	2024		2023		2022
	(in thousands, except for percentages)
	US$	%	US$	%	US$	%
Revenue
Credit cards	48,958	61.6	60,258	74.7	49,430	72.6
Personal loans and mortgages	12,185	15.3	10,166	12.6	9,719	14.3
Wealth(1)	8,504	10.7	3,580	4.4	5,617	8.2
Insurance	8,181	10.3	5,853	7.3	2,662	3.9
Insurance-related internet leads generation and marketing service income	2,504	3.1	2,442	3.0	905	1.3
Insurance commission income	5,206	6.5	3,363	4.2	1,666	2.4
Marketing income	471	0.6	48	0.1	91	0.1
Other verticals	1,683	2.1	814	1.0	704	1.0
Total revenue	79,511	100.0	80,671	100.0	68,132	100.0

Note:

(1)	Wealth revenue (previously included in Other verticals) is presented separately effective from the year ended December 31, 2024. Wealth revenue includes revenue from bank accounts, brokerage accounts and wealth management products.

Net of marketing costs, the profit margin of personal loans and mortgages, wealth, insurance products and certain other verticals have historically been higher than that of credit cards. We plan to continue to diversify our revenue by introducing more verticals within our market coverage and investing more strongly into existing, non-credit card verticals, such as the insurance vertical, which was one of our highest growth verticals in 2023 and 2024. As we achieve greater product diversifications, we believe there also will be natural improvements in group level profitability.

Regulatory and economic conditions affected by geographic mix

We operate across several geographies in Greater Southeast Asia, and our results of operations and financial condition have been, and will continue to be, affected by the regulatory environment and general economic conditions in the jurisdictions in which we operate, particularly in Singapore, Hong Kong, Taiwan and the Philippines.

The following table presents a breakdown of our revenue by market, both in absolute amounts and as a percentage of total revenue for the years presented.

	For the Year Ended December 31,
	2024		2023		2022
	(in thousands, except for percentages)
	US$	%	US$	%	US$	%
Revenue
Singapore	30,890	38.9	32,070	39.8	23,468	34.4
Hong Kong	30,443	38.3	26,947	33.4	22,247	32.7
Taiwan	5,137	6.5	6,743	8.4	11,027	16.2
Philippines	12,844	16.2	14,169	17.6	9,858	14.5
Malaysia(1)	197	0.2	738	0.9	1,282	1.9
Other Asia(1)	-	0.0	4	0.0	250	0.3
Total revenue	79,511	100.0	80,671	100.0	68,132	100.0

Note:

(1)	We ceased our operations in Thailand in 2022 and our consumer-facing operations in Malaysia in the third quarter of 2024.

The applicable laws and regulations of the jurisdictions in which we currently operate or may enter in the future could be subject to frequent changes and varying interpretations by regulatory authorities, which will increase our compliance costs and adversely affect our profitably and ability to operate our businesses in such jurisdictions. For a more detailed description of the related risks, see the section titled “Risk Factors—Risks Related to the MoneyHero Group’s Business and Industry—Our operations are located in Greater Southeast Asia, which subjects us to various risks inherent in operating and investing in this region, such as uncertainties with respect to the local economic, legal and political environment,” “Risk Factors—Risks Related to Doing Business in Singapore,” “Risk Factors—Risks Related to Doing Business in Hong Kong,” “Risk Factors—Risks Related to Doing Business in the Philippines,” and “Risk Factors—Risks Related to Doing Business in Taiwan.”.

Competition

Our industry is evolving rapidly and is becoming increasingly competitive. For our internet leads generation and marketing businesses, we face competition for user growth and commercial partnerships from both online and offline financial product acquisition channels. For our insurance brokerage business, we primarily compete with insurance companies with in-house distribution capabilities and other intermediaries such as insurance brokers. We believe that our competitive strengths position us favorably in the industry, principally considering our ability to consistently attract users at scale with an intent to transact in personal finance products. However, increased competition could materially and adversely affect our business, financial condition and results of operations.

Investment in technology

Our technology infrastructure is critical to creating a convenient and seamless user journey and ensuring quick and efficient onboarding and integration with our commercial partners. We plan to continue to invest in our technology infrastructure to better serve the needs of our users and commercial partners, which could cause our costs and expenses to increase. For example, because our engineers and product managers are critical to the success of our business, we have invested significantly in hiring technical staff and anticipate that such efforts will continue.

Investment in People

Human capital plays a critical role for the sustained success and growth trajectory of our company. As a personal finance aggregation and comparison company, we operate within a highly intricate commercial and marketing ecosystem. It is the caliber of our people that enables us to navigate this complexity with agility. Hence, continuous investment in talent development, acquisition and retention remains a critical strategic imperative for our organization. Effective resourcing, particularly in the domains of product management, technology, commercial operations and marketing, is integral to our capacity to deliver superior service, drive innovation and maintain a competitive edge in our market.

Seasonality

Our business is primarily affected by the following elements of seasonality: (i) drops in Applications near the calendar year end and during Chinese New Year, which is in the first quarter of the calendar year, and the Holy Week in the Philippines, which typically occurs in April; (ii) increases in travel insurance Applications in Singapore and Hong Kong a month before government-designated school holidays, which generally occur in the second half of the calendar year; and (iii) increases in credit card and personal loan Applications in Hong Kong and Taiwan during tax seasons, which generally occur in the first half of the calendar year.

Non-IFRS Financial Measures and Key Performance Metrics

In this prospectus, we have included Adjusted EBITDA and Adjusted EBITDA Margin, two key non-IFRS financial measures used by our management and board of directors in evaluating our operating performance and making strategic decisions regarding capital allocation. Adjusted EBITDA is a non-IFRS financial measure defined as loss for the year plus depreciation and amortization, interest income, finance cost, income tax expenses/(credit), impairments of non-financial assets, equity-settled share-based payment expenses, other long-term employee benefits expenses/(credit), non-recurring costs related to strategic exercises, gain on disposal of Malaysian operations, transaction expenses, changes in the fair value of financial instruments, non-recurring legal fees, gain on derecognition of convertible loan and bridge loan and unrealized foreign exchange differences. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue. We believe that these measures provide investors with greater comparability of our operating performance without the effects of unusual, non-repeating or non-cash adjustments.

Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under IFRS. Some of these limitations are:

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any expenses related to the Business Combination; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA or Adjusted EBITDA Margin differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, operating profit and other IFRS results.

The following table shows our non-IFRS financial measures for the years ended December 31, 2022, 2023 and 2024:

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands)
Loss for the year	(37,787)	(172,601)	(49,442)

Tax expenses/(credit)	109	63	(252)
Depreciation and amortization	4,043	7,165	4,789
Interest income	(1,478)	(873)	(28)
Finance costs	25	19,028	7,801

EBITDA	(35,088)	(147,217)	(37,132)

Non-cash items:
Changes in fair value of financial instruments	(447)	57,333	1,101
Impairment of goodwill	—	—	4,383
Impairment of intangible assets	4,541	3,106	1,451
Equity settled share-based payment arising from employee share incentive scheme	3,179	6,629	14,431
Unrealized foreign exchange loss/(gain), net	4,197	(895)	3,389

Listing and other non-recurring strategic exercises related items:
Share-based payment on listing	—	67,027	—
Equity settled share-based payment arising from professional services in relation to listing	—	500	—
Transaction expenses	29	6,643	1,139
Gain on disposal of assets in Malaysian operations	(600)	—	—
Other non-recurring costs related to strategic exercises	61	1	528
Gain on derecognition of convertible loan and bridge loan	—	—	(135)
Equity-settled share-based payment expense arising from other fundraising activities	—	—	882

Other non-recurring items:
Other long-term employee benefits expense/(credit)	—	110	(4,951)
Non-recurring legal fees	462	—	—
Adjusted EBITDA(1)	(23,666)	(6,763)	(14,915)

Revenue	79,511	80,671	68,132
Adjusted EBITDA	(23,666)	(6,763)	(14,915)
Adjusted EBITDA Margin(1)	(29.8)%	(8.4)%	(21.9)%

In the first half of 2024, we initiated an aggressive growth strategy to expand our footprint and capture market share by increasing reward spending and marketing campaigns. Accordingly, Adjusted EBITDA decreased from negative US$6.8 million for the year ended December 31, 2023 to negative US$23.7 million for the year ended December 31, 2024, largely attributable to strategic investments in marketing and customer acquisition, as well as increased operating costs associated with being a public company. In the second half of 2024, we began implementing our efficiency plan to streamline operations and reduce costs, pivoting from our aggressive growth strategy to improving margins and focusing on building a foundation for sustainable growth and profitability. We plan to continue diversifying our revenue as we invest in higher margin verticals such as insurance and wealth, expanding partnerships with providers, broadening our product offerings and improving profitability.

Adjusted EBITDA increased from negative US$14.9 million in 2022 to negative US$6.8 million in 2023, as we implemented various cost optimization measures to right-size our business in the second and third quarters of 2022, which led to meaningful improvements in 2023 compared to 2022. We shifted our focus from revenue growth to profit maximization and then focused more on projects and businesses that would generate higher returns with greater certainty.

In addition to Adjusted EBITDA and Adjusted EBITDA Margin, we also track several key performance metrics in our key markets through our internal analytics systems in managing our business, as shown in the following tables.

	For the Quarter Ended December 31, 2024
	(in millions, except for percentages)
Monthly Unique Users(1,2)
Singapore	1.4	23.1%
Hong Kong	1.1	17.2%
Taiwan	1.7	28.2%
Philippines	1.9	31.5%
Total	6.2	100.0%

Traffic(1,3)
Singapore	3.1	16.6%
Hong Kong	3.5	19.0%
Taiwan	5.7	30.7%
Philippines	6.3	33.7%
Total	18.6	100.0%

	As of December 31,
	2024		2023		2022
	(in millions, except for percentages)
MoneyHero Group Members(4)
Singapore	1.3	17.7%	1.2	22.1%	0.9	23.3%
Hong Kong	0.9	11.5%	0.7	13.0%	0.5	12.2%
Taiwan	0.4	4.8%	0.3	4.8%	0.2	5.4%
Philippines	5.0	66.1%	2.9	55.3%	1.9	51.8%
Malaysia	0.0	0.0%	0.3	4.8%	0.3	7.2%
Total	7.5	100.0%	5.3	100.0%	3.8	100.0%

Notes:

(1)	Historically, we utilized data from Universal Analytics (“UA”), Google’s analytics platform, to measure three key business metrics: Monthly Unique Users, Traffic, and Clicks. Effective July 1, 2024, Google Analytics 4 (“GA4”) replaced UA. The methodologies used in GA4 are different and not comparable to the methodologies used in UA. While Google has provided some guidance on these differences, Google has not made available sufficient information for us to assess the impact (whether positive or negative) of this transition on our key business metrics, nor can we quantify the extent of such impact. Furthermore, due to the adoption of GA4, we have adjusted our definitions of these key business metrics to enhance accuracy and align them more closely with previous definitions under UA. Therefore, we are unable to provide comparable data for Monthly Unique User, Traffic, and Clicks for periods prior to July 1, 2024.

(2)	We define a Monthly Unique User as a unique user with at least one session in a given month as determined by a unique device identifier from GA4. A session begins when a user opens an app in the foreground or views a page or screen while no other session is currently active (e.g., the prior session has ended). A session concludes after 30 minutes of user inactivity. To measure Monthly Unique Users over a period longer than one month, we calculate the average of the Monthly Unique Users for each month within that period. If an individual accesses a website or app from different devices within a given month, each device is counted as a separate unique user. However, if an individual logs in and accesses a website or app using the same login across different devices, they will only be counted as one unique user.

(3)	We define MoneyHero Group Members as (i) users who have login IDs with us in Singapore, Hong Kong and Taiwan, (ii) users who subscribe to our email distributions in Singapore, Hong Kong, Taiwan, the Philippines and Malaysia, and (iii) users who are registered in our rewards database in Singapore and Hong Kong. Any duplications across the three sources above are deduplicated.

	For the Year ended December 31,
	2024	2023	2022
	(in thousands)
Clicks(1,2)	N/A	N/A	N/A
Applications(3,5)	1,779	1,713	1,303
Approved Applications(4,5)	767	636	397

Notes:

(1)	Historically, we utilized data from Universal Analytics (“UA”), Google’s analytics platform, to measure three key business metrics: Monthly Unique Users, Traffic, and Clicks. Effective July 1, 2024, Google Analytics 4 (“GA4”) replaced UA. The methodologies used in GA4 are different and not comparable to the methodologies used in UA. While Google has provided some guidance on these differences, Google has not made available sufficient information for us to assess the impact (whether positive or negative) of this transition on our key business metrics, nor can we quantify the extent of such impact. Furthermore, due to the adoption of GA4, we have adjusted our definitions of these key business metrics to enhance accuracy and align them more closely with previous definitions under UA. Therefore, we are unable to provide comparable data for Monthly Unique User, Traffic, and Clicks for periods prior to July 1, 2024. In the quarter ended December 31, 2024, we had over 2.2 million Clicks.

(2)	We define Clicks as the sum of unique clicks by product vertical on a tagged “Apply Now”, “Express Buy”, “Buy” or similar button on our website, including product result pages and blogs. We track Clicks to understand how our users engage with our platforms prior to application submission or purchase, which enables us to further optimize conversion rates.

(3)	Excluding Thailand. We define Applications as the total number of product applications submitted by users and confirmed by our commercial partners.

(4)	Excluding Thailand. We define Approved Applications as the number of applications that have been approved and confirmed by our commercial partners.

(5)	The number of Applications and Approved Applications disclosed are based on the data available to us as of the date of the annual report. Due to the nature of our business, there is often a delay in receiving confirmation of the number of Applications and Approved Applications by our commercial partners. As a result, the disclosed figures may utilize estimations if data is unavailable.

Under the RPL pricing model, a commercial partner pays us each time a prospective customer provides his or her contact information to us in order to receive more information about the product(s). However, we do not keep close track of the number of leads generated in connection with the RPL model as the amount of such revenue is insignificant and only a small portion of users who provide contact information to us on our platforms contribute to our revenue via the RPL model, while the rest of these users contribute to our revenue via the RPA model or the RPAA model.

Results of Operations

The following table sets forth our consolidated statements of loss and other comprehensive income/(loss) for the periods indicated:

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands, except for loss per share)
Revenue	79,511	80,671	68,132
Costs and expenses
Cost of revenue	(46,180)	(43,930)	(33,881)
Advertising and marketing expenses	(21,619)	(16,245)	(16,473)
Technology costs	(7,427)	(9,522)	(6,554)
Employee benefit expenses	(24,151)	(24,931)	(34,290)
General, administrative and other operating expenses	(15,543)	(16,725)	(13,855)
Foreign exchange differences, net	(4,783)	657	(4,052)
Operating loss	(40,192)	(30,026)	(40,973)
Other income/(expenses):
Other income	2,092	878	182
Share-based payment on listing	—	(67,027)	—
Finance costs	(25)	(19,028)	(7,801)
Changes in fair value of financial instruments	447	(57,333)	(1,101)
Loss before income tax	(37,678)	(172,538)	(49,694)
Tax (expenses)/credit	(109)	(63)	252
Loss for the year	(37,787)	(172,601)	(49,442)
Other comprehensive income/(loss)
Other comprehensive income/(loss) that may be classified to profit or loss in subsequent periods (net of tax):
Exchange differences on translation of foreign operations	3,739	(820)	3,088
Other comprehensive income/(loss) that will not be reclassified to profit or loss in subsequent periods (net of tax):
Remeasurement gains/(loss) on defined benefit plan	12	(30)	42
Other comprehensive income/(loss), net of tax	3,750	(850)	3,130
Total comprehensive loss, net of tax	(34,037)	(173,451)	(46,312)
Basic and diluted loss per share	(0.9)	(17.9)	(102.4)

Key Components of Results of Operations

Revenue

We generate revenue in the form of (i) internet leads generation and marketing service income related to credit cards, personal loans, mortgages, wealth, insurance and other financial products, whereby we charge our commercial partners on a RPC, RPL, RPA or RPAA basis; (ii) insurance commission income through provision of insurance brokerage services; (iii) marketing income through providing marketing services; and (iv) event income from holding financial events and festivals. The following table sets forth a breakdown of our revenue by service offerings, both in absolute amounts and as a percentage of total revenue for the years presented.

	For the Year Ended December 31,
	2024		2023		2022
	(in thousands, except for percentages)
	US$	%	US$	%	US$	%
Revenue from contracts with customers:
Internet leads generation and marketing service income	71,189	89.5	75,795	94.0	64,930	95.3
Insurance commission income	5,206	6.5	3,363	4.2	1,666	2.4
Marketing income	2,109	2.7	1,026	1.3	1,079	1.6
Events income	1,007	1.3	487	0.6	457	0.7
Total revenue	79,511	100.0	80,671	100.0	68,132	100.0

Other Income

Other income primarily consists of interest income from bank deposits, interest income on refundable rental deposit, net gain / loss on disposal of property and equipment, government subsidies not related to employee cost support and non-cash gain arising from the conversion of an original financial instrument into a new financial instrument where the gain was measured as the difference between the fair value of the original financial instrument and the face value of the new financial instrument.

Cost of Revenue

Cost of revenue is comprised of expenses that increase or decrease, mainly, according to the number of Applications or Approved Applications achieved. This includes campaign rewards costs, variable affiliate fees paid to content and channel partners, events costs, transaction fees, and reward fulfillment costs.

Advertising and Marketing Expenses

Advertising and marketing expenses consist primarily of performance marketing costs, fixed fees paid to content and channel partners, brand keyword boosting fees, other branding-related consulting costs, media advertising costs, and marketing software subscription costs.

Technology Costs

Technology costs are expensed as incurred and consist primarily of subscription fees for IT-related services, such as cloud storage services on AWS, amortization of intangible assets, and third-party vendors and consulting fees for platform development and management. We regularly review costs incurred in the development stage of websites and software, and assess such costs for potential capitalization.

Employee Benefit Expenses

Employee benefit expenses consist of personnel costs, such as salaries, allowances, other employee benefits, including pension scheme contributions, retirement benefits, equity-settled share option expenses, and other long-term employee benefits expense.

General, Administrative and Other Operating Expenses

General, administrative and expenses primarily include legal expenses, audit fees, insurance premiums, investor relations fees including consulting and filing fees, recruitment fees, depreciation and amortization of property and equipment, impairment of assets, provisions of bad debt, and other office expenses.

Foreign Exchange Differences, net

Foreign exchange differences mainly represent unrealized foreign exchange gains or losses arising from translation of working capital loans to, and payments made by CGCL on behalf of, our operating subsidiaries.

Finance Costs

Finance costs mainly include interest from financial instruments and the amortization of the derivative portion of the financial instruments.

Changes in Fair Value of Financial Instruments

Changes in fair value of (i) the embedded derivatives of the 2022 Convertible Notes, the Bridge Loan, the CGCL Loan Notes, issued in 2022, (ii) CGCL Class A and Class C warrants, issued in 2022, and (iii) deSPAC warrants, issued in 2023, to replace the outstanding warrants of Bridgetown represent the difference in fair value of the derivative components of the financial instruments and the warrants between the initial recognition/previous year-end and the following year-end.

Comparison of the Year Ended December 31, 2024 and December 31, 2023

Revenue

Revenue decreased by 1.4% from US$80.7 million for the year ended December 31, 2023 to US$79.5 million for the year ended December 31, 2024, primarily driven by a decrease of US$11.3 million in credit cards revenue as a key provider exited from several of our markets and provider constraints significantly reduced or paused card acquisitions. This was offset by an increase of US$6.9 million in our revenue from other banking products and an increase of US$2.3 million from insurance products, driven by our continuous efforts to diversify and expand products on our platform towards higher-margin verticals.

Other Income

Other income increased by 138.4% from US$0.9 million for the year ended December 31, 2023 to US$2.1 million for the year ended December 31, 2024, primarily due to an increase of US$0.6 million from the gain on disposal of assets in the Malaysian operations in the third quarter of 2024, and an increase in bank interest income of US$0.6 million.

Cost of Revenue

Cost of revenue increased by 5.1% from US$43.9 million for the year ended December 31, 2023 to US$46.2 million for the year ended December 31, 2024, primarily due to an increase in reward costs of US$2.1 million associated with the increase in Approved Applications from 0.6 million in 2023 to 0.8 million in 2024.

Advertising and Marketing Expenses

Advertising and marketing expenses increased by 33.1% from US$16.2 million for the year ended December 31, 2023 to US$21.6 million for the year ended December 31, 2024, primarily due to an increase in performance marketing of US$4.3 million and in distribution costs of US$0.9 million, as part of our strategy to expand market share in the first half of 2024 with strategic investments in branding and customer acquisition.

Technology Costs

Technology costs decreased by 22.0% from US$9.5 million for the year ended December 31, 2023 to US$7.4 million for the year ended December 31, 2024, primarily due to a decrease in amortization of intangible assets of US$3.2 million, partially offset by an increase in third-party vendors and consultant costs of US$0.8 million.

Employee Benefit Expenses

Employee benefit expenses decreased by 3.1% from US$24.9 million for the year ended December 31, 2023 to US$24.2 million for the year ended December 31, 2024, primarily due to a decrease in equity-settled option expense of US$3.4 million, partially offset by an increase in salaries, allowances and other benefits of US$3.0 million.

General, Administrative and Other Operating Expenses

General, administrative and other operating expenses decreased by 7.1% from US$16.7 million for the year ended December 31, 2023 to US$15.5 million for the year ended December 31, 2024, primarily due to a decrease in legal & professional fees of US$5.6 million driven by the transaction expenses incurred in 2023. This was partially offset by an increase in operating costs related to being a public company, including an increase of US$0.8 million, US$0.6 million and US$0.2 million in investor relations, director insurance, and audit and taxation fees, respectively, and an increase in impairment of intangible assets of US$1.5 million.

As at December 31, 2024, due to the uncertainty in the global economic outlook and the net assets of the Company being more than its market capitalization, the Group performed an impairment test for the cash generating unit (“CGU”) containing the intangible assets. The recoverable amount of the CGU that included the intangible assets was determined based on a value in use calculation using cash flow projections based on financial budgets approved by senior management covering a three-year period.

Based on the impairment test, an impairment loss related to intangible assets was recognized amounting to US$4.5 million.

Foreign Exchange Differences, net

Foreign exchange differences, net decreased from US$0.7 million in gains for the year ended December 31, 2023 to US$4.8 million in losses for the year ended December 31, 2024 due to the weakening of local currencies against the US dollar.

Finance Costs

Finance costs decreased by 99.9% from US$19.0 million for the year ended December 31, 2023 to US$0.0 million for the year ended December 31, 2024, as the loan notes were fully settled in October 2023.

Changes in Fair Value of Financial Instruments

Changes in fair value of financial instruments decreased from an expense of US$57.3 million for the year ended December 31, 2023 to a gain of US$0.4 million for the year ended December 31, 2024, driven by a decrease in the fair value of warrant liabilities.

Tax (Expenses)/Credit

Income tax expense remained flat at US$0.1 million for the year ended December 31, 2024, as compared to the year ended December 31, 2023.

Loss for the Year

As a result of the foregoing, our loss for the year decreased by 78.1% from US$172.6 million for the year ended December 31, 2023 to US$37.8 million for the year ended December 31, 2024.

Comparison of the Year Ended December 31, 2023 and December 31, 2022

Revenue

Revenue increased by 18.4% from US$68.1 million for the year ended December 31, 2022 to US$80.7 million for the year ended December 31, 2023, primarily due to (i) an increase of US$7.1 million in our revenue from Singapore (excluding revenue from insurance products), mainly as a result of a 46% increase in credit card revenue, and (ii) an increase of US$3.2 million in our revenue from insurance products, which was primarily driven by our continuous efforts and marketing to expand insurance products on our platform, particularly travel insurance.

Other Income

Other income increased by 383.5% from US$0.2 million for the year ended December 31, 2022 to US$0.9 million for the year ended December 31, 2023, primarily due to an increase in bank interest income of US$0.8 million.

Cost of Revenue

Cost of revenue increased by 29.7% from US$33.9 million for the year ended December 31, 2022 to US$43.9 million for the year ended December 31, 2023, primarily due to an increase in (i) reward costs of US$8.5 million associated with the increase in Approved Applications from 0.4 million in 2022 to 0.6 million in 2023, and (ii) fees paid to channel partner of US$1.4 million.

Advertising and Marketing Expenses

Advertising and marketing expenses decreased by 1.4% from US$16.5 million for the year ended December 31, 2022 to US$16.2 million for the year ended December 31, 2023, primarily due to a decrease in distribution costs of US$0.6 million, partially offset by an increase in credit scoring fees of US$0.5 million related to a credit report feature in partnership with TransUnion in the MoneyHero App.

Technology Costs

Technology costs increased by 45.3% from US$6.6 million for the year ended December 31, 2022 to US$9.5 million for the year ended December 31, 2023, primarily due to an increase in amortization of intangible assets of US$2.8 million and third-party vendors and consultant costs of US$0.3 million.

Employee Benefit Expenses

Employee benefit expenses decreased by 27.3% from US$34.3 million for the year ended December 31, 2022 to US$24.9 million for the year ended December 31, 2023, primarily due to a decrease in salaries, allowances and other benefits of US$8.4 million, and equity-settled option expense of US$7.8 million, partially offset by an increase in other long-term employee benefits expense of US$5.1 million due to the reversal of the accrual for long-term employee benefits of US$5.0 million during the year ended December 31, 2022.

General, Administrative and Other Operating Expenses

General, administrative and other operating expenses increased by 20.7% from US$13.9 million for the year ended December 31, 2022 to US$16.7 million for the year ended December 31, 2023, primarily due to an increase in legal & professional fees of US$4.6 million, impairment of development costs of US$3.1 million, equity settled share-based payment arising from professional services in relation to listing of US$0.5 million, partially offset by a decrease in the impairment of other intangible assets of US$1.4 million, impairment of goodwill of US$4.4 million, and equity-settled share-based payment expense of US$0.9 million.

Foreign Exchange Differences, net

Foreign exchange differences, net decreased from US$4.1 million in losses for the year ended December 31, 2022 to US$0.7 million in gains for the year ended December 31, 2023 due to the strengthening of local currencies against the US dollar.

Share-based payment on listing

For accounting purposes, the listing is determined to be an acquisition of the net assets of Bridgetown together with an equity-settled share-based payment which is regarded as an issuance of certain of the Company’s ordinary shares in exchange for a stock exchange listing service. The share-based payment on listing of US$67.0 million is the excess of fair value of the ordinary shares issued to acquire Bridgetown over the fair value of Bridgetown’s identifiable net assets acquired, with the amount expensed as incurred, see note 27 to our audited consolidated financial statements included elsewhere in this prospectus.

Finance Costs

Finance costs increased by 143.9% from US$7.8 million for the year ended December 31, 2022 to US$19.0 million for the year ended December 31, 2023, primarily due to the finance costs related to the loan notes which were fully settled on October 27, 2023.

Changes in Fair Value of Financial Instruments

Changes in fair value of financial instruments increased from US$1.1 million for the year ended December 31, 2022 to US$57.3 million for the year ended December 31, 2023. The increase is primarily due to an increase in fair value of warrant liabilities and the derivative components of Loan Notes before the listing

Tax (Expenses)/Credit

We had an income tax credit of US$0.3 million for the year ended December 31, 2022 and an income tax expense of US$0.1 million for the year ended December 31, 2023. The income tax credit for the year ended December 31, 2022 was primarily the result of the release of deferred tax liability in relation to the write-off of intangible assets arising from the acquisition of Seedly.

Loss for the Year

As a result of the foregoing, our loss for the year increased by 249.1% from US$49.4 million for the year ended December 31, 2022 to US$172.6 million for the year ended December 31, 2023.

Liquidity and Capital Resources

Capital Resources

Our primary sources of liquidity have been cash and cash equivalents raised from the issuance of preference shares and loan instruments, cash generated from operating activities and cash received in the Business Combination. As of December 31, 2024, we had cash and cash equivalents of US$42.5 million, which are primarily held in U.S. dollars, Hong Kong dollars, Singapore dollars, Philippines pesos, and New Taiwan dollars. Our cash and cash equivalents primarily consist of bank deposits.

Our capital expenditures amounted to US$1.7 million in the year ended December 31, 2024, US$2.2 million in 2023 and US$5.0 million in 2022, respectively. These capital expenditures are primarily related to investments in the development of our technology platform. We expect to continue to make capital expenditures to meet the expected growth and scaling of our business.

We believe that our currently available cash and cash equivalents will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of our business for a period of at least twelve months from the date of this prospectus. In addition, in connection with the issuance of PubCo Class A Ordinary Shares upon the exercise of 19,833,035 PubCo Public Warrants and 6,449,936 PubCo Sponsor Warrants, we will receive up to US$302,254,166.50 if all such warrants are exercised in full for cash at an exercise price of US$11.50 per share and, to the extent any Selling Securityholder wishes to exercise its PubCo Class A Warrants and sell the underlying PubCo Class A Ordinary Shares, we will receive an exercise price of US$2.9899, US$5.9798 or US$8.9697 per 0.307212 share, as applicable, from the Selling Securityholder (or up to US$24,845,189.97 in the aggregate). There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. The historical trading prices for Class A Ordinary Shares have varied from a high of approximately US$6.00 per share on October 13, 2023 to a low of approximately US$0.551 per share on April 8, 2025. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale, will be dependent on the trading price of our ordinary shares. Because the market price for our ordinary shares has been less than the aforementioned exercise prices of our warrants, we believe it is likely that warrant holders will not exercise their warrants for cash, which could adversely affect our liquidity and our ability to fund our operations on a prospective basis with our current cash on hand. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will also decrease.

Our future capital requirements may vary materially from those currently planned and will depend on many factors, including our growth rate, the market acceptance of our service offerings, the introduction of new products and services, continued investment in our technology infrastructure, the expansion of sales and marketing activities and overall economic conditions. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. Therefore, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be adversely affected. See “Risk Factors—Risks Related to the MoneyHero Group’s Business and Industry—We may need to raise additional capital to grow our business or satisfy our liquidity requirements and may not be able to raise additional capital on terms acceptable to us, or at all.”

The following table sets forth our cash flows for the years presented:

	For the Year Ended December 31,
	2024	2023	2022
	(US$ in thousands)
Net cash flows used in operating activities	(24,888)	(17,043)	(14,609)
Net cash flows used in investing activities	(257)	(1,342)	(4,976)
Net cash flows (used in)/from financing activities	(722)	63,062	34,790
Net increase/(decrease) in cash and cash equivalents	(25,867)	44,677	15,205
Cash and cash equivalents at the beginning of the year	68,641	24,078	9,190
Effect of foreign exchange rate changes, net	(253)	(113)	(317)
Cash and cash equivalents at the end of the year	42,522	68,641	24,078

Operating Activities

Net cash used in operating activities was US$24.9 million for the year ended December 31, 2024, while our loss for the same period was US$37.8 million. The difference was primarily due to adjustments for non-cash items or non-operating items, including amortization and depreciation of US$4.0 million, impairment of intangible assets of US$4.5 million, net unrealized foreign exchange loss of US$4.2 million, equity settled share option expenses of US$3.2 million, partially offset by interest income of US$1.5 million, gain on disposal of assets in Malaysian operations of US$0.6 million, changes in fair value of financial instruments of US$0.4 million as well as a decrease in working capital of US$0.7 million, including a net decrease in accounts and other payable of US$2.3 million, partially offsetting a net increase in accounts receivable, prepayment, deposits and other receivables, and contract assets totaling US$1.6 million.

Net cash used in operating activities was US$17.0 million for the year ended December 31, 2023, while our loss for the same period was US$172.6 million. The difference was primarily due to adjustments for non-cash items or non-operating items, including share based payment on listing of US$67.0 million, finance costs of US$19.0 million, amortization and depreciation of US$7.2 million, impairment of intangible assets of US$3.1 million, equity settled share option expenses of US$6.6 million, other equity-settled transactions of US$0.5 million, changes in fair value of financial instruments of US$57.3 million, partially offset by net unrealized foreign exchange gain of US$0.9 million and interest income of US$0.9 million, as well as a decrease in working capital of US$3.7 million, including net increase in accounts receivable, prepayment, deposits and other receivables, and contract assets totaling US$13.4 million, partially offsetting by an increase in accounts and other payable of US$9.7 million.

Net cash used in operating activities was US$14.6 million for the year ended December 31, 2022, while our loss for the same period was US$49.4 million. The difference was primarily due to adjustments for non-cash items or non-operating items, including finance costs of US$7.8 million, amortization and depreciation of US$4.8 million, impairment of intangible assets and goodwill of US$5.8 million, equity settled share option expenses of US$14.4 million, other equity-settled transactions of US$0.9 million, changes in fair value of financial instruments of US$1.1 million and net unrealized foreign exchange loss of US$3.4 million, partially offset by other long-term employee benefit credits of US$5.0 million and gain from the derecognition of the 2022 Convertible Loan and the Bridge Loan of US$0.1 million, as well as an increase in working capital of US$1.9 million, including decrease in accounts receivable of US$5.4 million, partially offset by an increase in contract assets of US$2.6 million.

Investing Activities

Net cash used in investing activities was US$0.3 million for the year ended December 31, 2024, which primarily resulted from additions to intangible assets of US$1.4 million, representing cash spent but capitalized in relation to the development of our technology platform, purchase of property and equipment of US$0.3 million, partially offset by interest received of US$1.5 million.

Net cash used in investing activities was US$1.3 million for the year ended December 31, 2023, which primarily resulted from additions to intangible assets of US$2.1 million, representing cash spent but capitalized in relation to the development of our technology platform, purchase of property and equipment of US$0.1 million, partially offset by interest received of US$0.9 million.

Net cash used in investing activities was US$5.0 million for the year ended December 31, 2022, which primarily resulted from additions to intangible assets of US$4.7 million, representing cash spent but capitalized in relation to the development of our technology platform, and purchases of property and equipment of US$0.3 million, primarily consisting of purchases of computer equipment for our employees.

Financing Activities

Net cash used in financing activities amounted to US$0.7 million for the year ended December 31, 2024, which resulted from lease payments of US$0.7 million.

Net cash generated from financing activities amounted to US$63.1 million for the year ended December 31, 2023, which primarily resulted from net proceeds from the capital reorganization following the Business Combination of US$91.5 million, partially offset by US$27.7 million net of settlement and proceeds from the CGCL Loan Notes and US$0.7 million of lease payments.

Net cash generated from financing activities amounted to US$34.8 million for the year ended December 31, 2022, which was primarily attributable to US$0.6 million net of proceeds from drawdowns and settlement of a bridge loan, US$12.7 million proceeds from a convertible loan issued in April 2022, US$22.4 million proceeds from the issuance of the CGCL Loan Notes in October 2022, net of US$0.9 million lease payments.

Taxation

Cayman Islands

Our Company is incorporated under the laws of the Cayman Islands as an exempted company limited by shares under the Cayman Companies Act. The Cayman Islands currently levies no taxes on profits, income, gains or appreciation earned by individuals or corporations. In addition, our payment of dividends, if any, is not subject to withholding tax in the Cayman Islands.

Singapore

The chargeable income of a Singapore company is taxed at 17%. Partial tax exemptions and corporate income tax rebates are available under certain circumstances.

Hong Kong

Hong Kong profits tax has been provided at the rate of 16.5% on the estimated assessable profits arising in Hong Kong during the year, except for one Hong Kong subsidiary that qualifies for the two-tiered profits tax rates regime effective from the year of assessment 2020/2021, pursuant to which the first HK$2,000,000 of assessable profits of this subsidiary is taxed at 8.25% and the remaining assessable profits are taxed at 16.5%. All entities with profits chargeable to profits tax in Hong Kong can qualify for the two-tiered profits tax rates, except for those with a connected entity that is nominated to be chargeable at the two-tiered rates.

Taiwan

The taxable income of enterprises with head office located in Taiwan in excess of NT$120,000 is subject to a 20% tax rate.

The Philippines

The corporate income tax rate for domestic Philippines corporations with a net taxable income not exceeding PHP5 million and with total assets not exceeding PHP100 million is 20%. All other domestic corporations and resident foreign corporations are subject to income tax at a rate of 25%.

Recent Accounting Pronouncements

For a discussion on certain revised IFRS accounting policies recently adopted, see Note 2 to our consolidated financial statements included elsewhere in this prospectus.

Critical Accounting Estimates

Our audited consolidated financial statements are prepared and presented in accordance with IFRS as issued by the International Accounting Standards Board (IASB). For a discussion of the estimates and assumptions used by us in the preparation of our financial statements, see Note 3 to our consolidated financial statements included elsewhere in this prospectus.

Qualitative and Quantitative Factors about Market Risk

We are exposed to foreign currency, credit and liquidity risks in the ordinary course of our business. For more information about financial risks to which we are exposed, see note 31 to our audited consolidated financial statements included elsewhere in this prospectus.

Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations, resulting in us incurring a financial loss. We are exposed to credit risk from our operating and financing activities, which arises principally from our accounts receivable and cash and cash equivalents. We trade mainly with recognized and creditworthy third parties. Our trading terms with customers are mainly on credit. The credit period is generally one to three months. Customers who wish to trade on credit terms are normally subject to credit verification procedures. Receivable balances are monitored on an ongoing basis. As of December 31, 2023 and 2024, we had accounts receivable of US$17.2 million and US$13.5 million, respectively.

Foreign Currency Risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate as a result of changes in foreign exchange rates. As we operate in several markets in Greater Southeast Asia, we are exposed to foreign exchange risk arising from foreign currency transactions. Our operating units may have financial instruments denominated in currencies other than their respective functional currencies and are therefore exposed to foreign currency risk, as the value of the financial instruments denominated in other currencies will fluctuate due to changes in exchange rates. We do not hedge foreign currency exposures. Our senior management monitors and manages our foreign currency risk exposure position on an ongoing basis. For an analysis of the sensitivity of our loss before tax to possible changes in the foreign exchange rates of the Singapore dollar, New Taiwan dollar, Malaysian ringgit, Philippine peso, Thai baht and Indonesian rupiah against United States dollars, see Note 31 to audited consolidated financial statements included elsewhere in this prospectus.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting financial obligations due to shortage of funds. Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. In order to manage our liquidity risk and ensure that there are adequate funds to meet our liquidity requirements in the short and longer terms, we monitor our risk to shortage of funds and regularly evaluate the maturity of both our financial liabilities and financial assets and projected cash flows from operations. As of December 31, 2023 and 2024, we had current liabilities of US$35.7 million and US$31.0 million, respectively, primarily consisting of accounts and other payable and warrant liabilities.

MANAGEMENT

Directors and Senior Management

The following table sets forth certain information relating to PubCo’s directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Kenneth Chan	57	Director and Chairman of the Board
Derek Fong	44	Director and Chief Innovation Officer
Rohith Murthy	43	Chief Executive Officer and Director
Steven Teichman	57	Director
Marc Syz	43	Director
Susanna Lee	60	Director
Daniel Wang	54	Director
Wallace Pai	56	Director
Shravan Thakur	49	Chief Commercial Officer
Danny Leung	43	Interim Chief Financial Officer & Group Director of Finance

Kenneth Chan, Director. Mr. Chan joined the MoneyHero Group Board in October 2022, served as the company’s interim co-CEO between October 2022 and April 2023 and has been instrumental in the reorganization of the MoneyHero Group into the revitalized consumer financial information leader across four dynamic Asian markets that it is today. Mr. Chan currently serves as the Chairman of the MoneyHero Group’s board of directors.

Mr. Chan is a Senior Vice President of Pacific Century. In that capacity, he plays a leadership role in the group’s corporate finance operations in equity and debt raisings, major mergers and acquisitions as well as venture investments. Pacific Century is an entrepreneurial conglomerate headquartered in Hong Kong with a portfolio of well-established and fast-growing businesses including PCCW Limited and HKT Limited (both listed on the Hong Kong Stock Exchange), FWD (a pan-Asia life insurer), PineBridge (a global asset manager with approximately US$150 billion assets under management) and bolttech (an international insurtech unicorn founded by Pacific Century). In addition, Mr. Chan is a director of Ava Quest, a technology venture fund founded by Pacific Century focusing on cryptocurrency and blockchain technologies. Prior to joining Pacific Century, Mr. Chan was a fund manager at RAB Capital and Sofaer Capital, where he managed Asian long/short equity strategies. Mr. Chan came into finance from a management consulting background. As a management consultant at The Boston Consulting Group, he advised the boards and senior management of global corporations on key strategic and operational issues.

Mr. Chan holds a master’s degree in business administration with distinction from Melbourne Business School where he was awarded a full scholarship to pursue his studies as Murdoch Fellow. He also holds a bachelor’s degree in electrical engineering from the University of New South Wales.

Derek Fong, Director. Mr. Fong joined the MoneyHero Group Board in October 2022 and served as the company’s interim co-CEO between October 2022 and April 2023. Mr. Fong is currently the MoneyHero Group’s Chief Innovation Officer, responsible for driving and managing the development of innovative strategies, technology initiatives and new business models for the company. Mr. Fong is a Senior Vice President of Pacific Century. In that capacity, Mr. Fong is a member of the team responsible for structuring and executing the group’s corporate finance transactions across both equity and debt capital markets, venture investments and major mergers and acquisitions, including at FWD and bolttech. In addition, Mr. Fong is a founding member of the Ava Quest investment team, focused on blockchain and crypto-related technologies, and oversees Ava Quest’s investment in CMCC Global. Mr. Fong is also General Counsel, Asia-Pacific of Pacific Century and serves as a board observer of several key private operating companies within the group. Prior to joining Pacific Century, Mr. Fong was a Vice President at Morgan Stanley in Hong Kong, with legal coverage responsibility for investment banking and global capital markets in the Asia Pacific region. Prior to that, Mr. Fong was a corporate finance lawyer at Herbert Smith Freehills, specializing in initial public offerings and secondary offerings, and advised multinational corporates, financial institutions and private equity firms on a wide range of M&A transactions, including public takeovers, private investments, cross-border acquisitions and disposals, and joint ventures.

Mr. Fong holds an MBA from the Kellogg-HKUST Executive MBA Program and a bachelor’s degree in jurisprudence from the University of Oxford. Mr. Fong is a qualified solicitor in Hong Kong and England and Wales.

Rohith Murthy, Chief Executive Officer and Director. Mr. Murthy joined the MoneyHero Group in March 2015 and previously served as our Country Manager for Singapore, Group General Manager, Chief Product Officer and Chief Business Officer. He was appointed the Chief Executive Officer of the MoneyHero Group in February 2024. Mr. Murthy is a seasoned global executive, innovator, and financial services expert with over 20 years of experience in product innovation, digital banking, and operations. Prior to his numerous executive roles with MoneyHero, Mr. Murthy has held significant leadership roles at Citi, Siam Commercial Bank and Standard Chartered Bank, working across Singapore, Thailand, and Central and Eastern Europe.

Mr. Murthy holds a bachelor’s degree in Computer Engineering from the National University of Singapore.

Marc Syz, Director. With over 18 years of investment experience, Mr. Syz is the co-founder and Managing Partner of Syz Capital and leads Syz Capital’s direct investments and is a member of the firm’s executive and investment committees. Prior to that, Mr. Syz was a Managing Director at ACE & Company, a global co-investment group, where he led the Asian, Hong Kong-based expansion for the group and managed several investment portfolios focusing on Europe and Asia. Mr. Syz has also previously worked as the Head of Capital Markets & Equity Sales at Union Bancaire Privée in Geneva and as a derivatives trader at Credit Suisse First Boston in the Structured Products division. Mr. Syz has a broad expertise in capital markets, asset management and alternative investments across geographies and holds an Executive MBA from INSEAD.

Susanna Lee, Director. Ms. Lee is a seasoned senior regional executive with leadership experience and front-line insight across different business segments in the payment industry. From 2017 to May 2023, Ms. Lee served as the Managing Director (Hong Kong and Taiwan) and the General Manager of Insurance Asia at American Express International, Inc. (“American Express”), where she had held multiple roles since 1987 across different Asia Pacific markets. From February 2014 to April 2023, Ms. Lee was the Chairperson of the board of directors of American Express TLS HK Limited, overseeing the operation of Travel & Lifestyle Services in Hong Kong. In her most recent roles at American Express, Ms. Lee was responsible for driving the revenue growth and market share for the company’s consumer and commercial card business in both Hong Kong and Taiwan. Ms. Lee also led the development of American Express’ insurance business in Asia. In her previous capacity, Ms. Lee and played a critical role in the strategic development of the company’s merchant network and relationships in Hong Kong and Taiwan. In addition, Ms. Lee has been actively promoting diversity and inclusion in Hong Kong throughout her career, by participating in internal and external business forums to share best practices on building diversity in the workplace. Ms. Lee was the executive sponsor of the Women’s Interest Network (WIN) of American Express Hong Kong, an employee initiative dedicated to gender equity and improving the work-life balance for working women and working mothers.

Ms. Lee holds a double major degree of Management and Economics from the University of Guelph in Canada.

Daniel Wang, Director. Mr. Wang is the founder and Chief Investment Officer of Brianna Capital (Asia) Limited (“BCAL”), a Hong Kong SFC Type 4 and 9 Licensed Entity and manages, as well as advises on, a number of portfolios for family office investors with a scope of service covering multiple asset classes in order achieve the stated investment objectives. Mr. Wang oversees all investment activities at BCAL, including asset allocation, portfolio management, research and security selection. Prior to founding BCAL in 2014, Mr. Wang was the Chief Investment Officer at Vision Investment Management. During his tenure, Vision Investment Management was one of the top alternative investment managers in Asia with high-caliber institutional clients from the United States, Europe, Middle East and Asia and had won multiple awards. Before entering the field of finance, Mr. Wang worked as a management consultant at McKinsey & Co. and an engineer at Jacobs Engineering Group.

Mr. Wang has a Master of Business Administration degree from Columbia Business School and a Bachelor of Science degree in Civil Engineering from University of Southern California.

Steven Teichman, Director. Mr. Teichman has served as the General Counsel of Pacific Century since 2017 and is also a Managing Director of PineBridge, a global asset manager and affiliate of Pacific Century. He was formerly a partner in the New York office of White & Case LLP where he worked from 2002 to 2012, advising clients on a range of corporate transactions, including domestic and international mergers and acquisitions and related financings. He also structured joint ventures and venture capital transactions and formed private equity funds. Prior to joining White & Case, Mr. Teichman worked almost 10 years at Simpson Thacher & Bartlett in New York. His work at his previous law firms included representing many Fortune 500 companies and private equity firms.

Mr. Teichman received his Bachelor of Arts degree from Yeshiva University and his J.D. degree from the New York University School of Law.

Wallace Pai, Director. Mr. Pai is a seasoned global executive with deep semiconductor industry experience spanning numerous leading multinational companies. He currently serves as President of Asia Pacific and Chairman of China with Imagination Technologies, where he oversees the group’s regional strategy, revenue, and growth. Previously, Mr. Pai served as COO of Pixelworks, SVP of the Advanced Technology Business at SMIC, and VP/General Manager of Asia Pacific at GlobalFoundries. Earlier in his career, Mr. Pai also held executive roles with Synaptics, Samsung, Google (Motorola Mobility), Qualcomm Technologies, Cadence, and McKinsey & Company. Mr. Pai graduated with a Master of Science from the University of Michigan and a Master of Business Administration from Harvard Business School.

Shravan Thakur, Chief Commercial Officer. Mr. Thakur joined MoneyHero Group in 2021 as the General Manager of Hong Kong. Prior to his appointment as Chief Commercial Officer in 2024, Mr. Thakur served as MoneyHero’s Group Co-Head of Commercial since November 2022, where he oversaw the Company’s commercial strategies in Hong Kong and Taiwan. Prior to joining MoneyHero Group, Mr. Thakur worked with American Express in a number of leadership roles and with PriceWaterHouseCoopers in the Telecom consulting business. Mr. Thakur has 20 years of experience ranging from building and scaling new business, P&L management, developing business strategy, establishing strategic partnerships to managing complex and transformational initiatives and consulting. Mr. Thakur is a Certified Public Accountant and member of the Institute of Chartered Accountants of India (ICAI).

Mr. Thakur holds a Bachelor of Science – Economics, Mathematics and Statistics from St. Xavier’s College, University of Calcutta and attended the Executive Program in General Management, Strategy and Applied Finance at the Indian Institute of Management Calcutta.

Danny Leung, Interim Chief Financial Officer and Group Director of Finance. Mr. Leung joined MoneyHero in 2024 as the Company’s Group Director of Finance, charged with helping to build and manage the Company’s financial systems and is currently acting as our Interim Chief Financial Officer. Prior to joining MoneyHero, Mr. Leung was the Senior Financial Controller of Marga Group, where he worked closely with the Chairman and CEO to oversee financial operations and drive growth within the telecommunications and property development sectors. Before Marga Group, Mr. Leung was a Financial Controller with Kontafarma China Holdings Ltd, where he helped the business aggressively, but prudently expand through numerous successful acquisitions. He started his career as Internal Audit Manager with Lee Kum Kee, and earlier as an Audit Manager with the global consulting firm, Deloitte Touche Tohmatsu. Mr. Leung holds a B.A. in accounting from the University of Toronto and an MBA from the University of Hong Kong.

Board of Directors

The PubCo Board comprises eight directors as of the date of this prospectus. Each of Marc Syz, Susanna Lee, Daniel Wang and Wallace Pai qualifies as “independent” as defined under applicable SEC rules and Nasdaq listing standards.

Except as provided in the PubCo Articles, a director may vote in respect of any contract or transaction in which he/she is interested, provided that the nature of the interest of any director in any such contract or transaction is disclosed at or prior to its consideration and any vote thereon, and such director may be counted in the quorum at any meeting of directors at which any such contract or transaction is considered. A director who is interested in a contract or proposed contract with PubCo must declare the nature of his interest at a meeting of the directors. No PubCo non-employee director has a service contract with PubCo that provides for benefits upon termination of service.

Duties of Directors

Under the laws of the Cayman Islands, PubCo directors owe certain fiduciary duties to the company. In certain circumstances, a shareholder may have the right to seek damages if a duty owed by the directors is breached.

Under Cayman Islands law, directors owe the following fiduciary duties:

●	the duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	the duty to exercise powers solely for the express purposes for which those powers were conferred and not for collateral purposes;

●	the duty not to improperly fetter the exercise of future discretion;

●	the duty to exercise powers fairly as between different sections of shareholders;

●	the duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	the duty to exercise independent judgment.

In addition to the above, under Cayman Islands law, directors owe a duty of care that is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director, in relation to the company and the general knowledge skill and experience of that director.

As stated above, under Cayman Islands law, directors have a duty not to put themselves in a position of conflict, and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances, what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the PubCo Articles or alternatively by shareholder approval at general meetings.

Voting

The PubCo Articles provide that its directors may vote on resolutions relating to any contract or proposed contract or arrangement in which he/she is interested (and count as part of the quorum at any meetings where any such contract or proposed contract or arrangement is being considered), provided that the nature of that interest has been disclosed to the other directors in accordance with the terms of the PubCo Articles. This would include, for example, the right to vote on his/her own compensation arrangements (and that of any other director) and any arrangements in respect of such director borrowing money from PubCo. The PubCo Articles also permit the directors to exercise all of the powers of PubCo to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of PubCo or of any third party.

The above is also subject to the PubCo directors’ ongoing adherence to their fiduciary duties (including to act in the best interests of the company).

Appointment and Removal of Directors

Under the PubCo Articles, PubCo’s board may comprise up to nine directors unless otherwise determined by PubCo in a general meeting. The exact number of directors shall be determined from time to time by PubCo’s board of directors.

Directors may be appointed by ordinary resolution or a resolution of directors. There is no cumulative voting with respect to the appointment of directors. PubCo’s directors do not serve for a fixed term, and there is no requirement for them to retire by rotation or to make themselves eligible for re-election.

The removal of a director by ordinary resolution may be for any reason and need not be for cause. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is removed from office by notice addressed to him at his last known address and signed by all of his co-directors (not being less than two in number); or (v) is removed from office pursuant to any other provision of the PubCo Articles.

The PubCo Articles do not provide a set age requirement regarding the retirement of PubCo’s directors or (subject to any shareholders’ ordinary resolution to the contrary) any shareholding requirement for directors to be appointed.

Terms of Directors

A director shall hold office until such time as he or she resigns his office by notice in writing, is removed from office by ordinary resolution or is otherwise disqualified from acting as a director or removed in accordance with the PubCo Articles.

Directors’ Power to Issue Shares

Subject to applicable law, PubCo’s board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Committees of the PubCo Board of Directors

PubCo has established an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

PubCo’s audit committee consists of Daniel Wang, Susanna Lee and Wallace Pai. Daniel Wang serves as the chairperson of the audit committee. All members of PubCo’s audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the corporate governance rules of Nasdaq. The PubCo Board has determined that Daniel Wang is an audit committee financial expert as defined by the SEC rules and that each of Daniel Wang, Susanna Lee and Wallace Pai is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and the corporate governance rules of Nasdaq.

The PubCo Board has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with Cayman Islands law, the SEC’s rules and the corporate governance rules of Nasdaq and include, among others, the following:

●	selecting or replacing PubCo’s independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent registered public accounting firm;

●	reviewing with PubCo’s independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 7.B of Form 20-F;

●	discussing the annual audited financial statements with PubCo’s management and its independent registered public accounting firm;

●	periodically reviewing and reassessing the adequacy of PubCo’s audit committee charter;

●	meeting periodically with PubCo’s management, its internal auditor and its independent registered public accounting firm;

●	reporting regularly to the PubCo Board;

●	reviewing the adequacy and effectiveness of PubCo’s accounting and integral control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	handling such other matters that are specifically delegated to PubCo’s audit committee by the PubCo Board from time to time.

Compensation Committee

Under the corporate governance rules of Nasdaq, PubCo is required to maintain a compensation committee consisting of at least two independent directors. PubCo’s compensation committee consists of Susanna Lee, Daniel Wang and Derek Fong. Susanna Lee serves as chairperson of the committee. Each of Daniel Wang and Susanna Lee is independent under the corporate governance rules of Nasdaq.

The PubCo Board has adopted a compensation committee charter setting forth the responsibilities of the compensation committee, which are consistent with the corporate governance rules of Nasdaq and include, among others, the following:

●	reviewing and approving, or recommending to the PubCo Board for its approval, the compensation for PubCo’s executive officers;

●	reviewing and recommending to the PubCo Board with respect to the compensation of PubCo’s directors and executive officers;

●	reviewing, and making recommendations to the Board regarding, incentive compensation plans and equity-based plans;

●	selecting and receiving advice from compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing, and making recommendations to the Board regarding, employment agreements and severance arrangements or plans.

Nominating and Corporate Governance Committee

PubCo’s nominating and corporate governance committee consists of Derek Fong, Daniel Wang and Susanna Lee. Derek Fong serves as chairperson of the committee. Each of Daniel Wang and Susanna Lee is independent under the corporate governance rules of Nasdaq.

The PubCo Board has adopted a nominating and corporate governance committee charter setting forth the responsibilities of the nominating and corporate governance committee, which are consistent with the corporate governance rules of Nasdaq and include, among others, the following:

●	identifying and recommending nominees for election or reelection to the PubCo Board or for appointment to fill any vacancy;

●	annually reviewing with the PubCo Board its current composition in light of the characteristics of independence, age, skills, experience and availability of service;

●	reviewing emerging corporate governance trends, best practices and regulations applicable to the corporate governance of PubCo; and

●	renewing, proposing changes to the PubCo Board, or developing, as needed, PubCo’s memorandum and articles of association, code of ethics, corporate governance guidelines, and other corporate governance policies.

Code of Ethics

PubCo has adopted a Code of Ethics applicable to its directors, officers and employees. PubCo seeks to conduct business ethically, honestly and in compliance with applicable laws and regulations. PubCo’s Code of Ethics sets out the principles designed to guide PubCo’s business practices with integrity, respect and dedication. The code applies to all directors, officers and employees of PubCo executive officers. PubCo expects its business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf. A copy of our Code of Ethics is available on PubCo’s website: https://moneyhero.gcs-web.com/static-files/43e281ed-94d0-435e-90b7-ec78a928def7.

PubCo intends to disclose any amendment to PubCo’s Code of Ethics or any waivers of its requirements, in its annual report on Form 20-F. For the year ended December 31, 2024, we did not grant any waiver, including any implicit waiver, from any provision of the Code of Ethics.

Compensation of Directors and Executive Officers

In 2024, we incurred an aggregate of approximately US$1.7 million in cash compensation and benefits in kind to our directors and executive officers as a group, including compensation accrued and not yet paid relating to year-end bonuses. MoneyHero Group has not set aside or accrued any amount to provide pension, retirement or similar benefits to our directors or officers. For information regarding share awards granted to our directors and executive officers, see “Equity Incentive Plan” below.

In Singapore, MoneyHero Group is required by the applicable laws and regulations to make contributions, as the employer, to the Central Provident Fund for executive officers who are employed by MoneyHero Group as prescribed under the Central Provident Fund Act. The contribution rates vary, depending on the age of the executive officers, and whether such executive officer is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass). In addition, our Hong Kong subsidiaries are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of employees, to provide statutorily required paid sick leave, annual leave and maternity leave, and pay severance payments or long service payments. Under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000.

Employment Agreements and Indemnification Agreements

The employment of PubCo’s executive officers is for an indefinite period, but may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying certain compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

In addition, we have entered into indemnification agreements with our directors and executive officers, pursuant to which we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Equity Incentive Plan

On the Closing Date, PubCo adopted the PubCo Equity Plan, with an award pool of 13,197,563 Class A Ordinary Shares reserved for issuance (the “PubCo Equity Plan”). Under the PubCo Equity Plan, PubCo may make equity awards to eligible individuals selected by the PubCo Board in its sole discretion and the affiliates of certain of these individuals.

The following summarizes the material terms of the PubCo Equity Plan:

Plan Administration. The PubCo Board has the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the PubCo Equity Plan, including, among other things, establishing performance and vesting standards and imposing such limitations, restrictions and conditions upon awards granted under the PubCo Equity Plan as it shall deem appropriate.

Types of Awards. The PubCo Equity Plan permits the grants of options and such other awards (including, without limitation, restricted shares and restricted share units) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, PubCo Class A Ordinary Shares (including, without limitation, securities convertible into PubCo Class A Ordinary Shares) as are deemed by the PubCo Board to be consistent with the purposes of the PubCo Equity Plan.

Eligibility. The PubCo Board may, from time to time, select participants who are eligible to participate in the PubCo Equity Plan and the awards to be made to each such participant, which may include present and future employees and non-employee directors of PubCo and consultants, advisors or other service providers of PubCo or a subsidiary of PubCo. The PubCo Board may consider any factors it deems relevant in selecting participants and in making awards to such participants.

Exercise of Awards. All options granted under the PubCo Equity Plan, whether vested or unvested, will generally expire on the 10th anniversary of the date of grant to participants of such options, subject to earlier expiration. Unless determined otherwise in the applicable award agreement, options granted under the PubCo Equity Plan shall have an exercise price equal to or greater than 100% (or, in the case of options held by any person owning, as of the applicable date of determination, shares possessing more than 10% of the total combined voting power of all classes of shares of PubCo, its subsidiaries or parent, 110%) of the fair market value of PubCo Class A Ordinary Shares on the grant date, as determined by the PubCo Board in good faith, taking into account customary relevant factors.

Award Agreements. Awards granted under the PubCo Equity Plan will be evidenced by award agreements confirming the grant of the award. The award agreement will set forth the restrictions, terms and conditions as the PubCo Board determines.

Transferability. The awards and all rights thereunder are exercisable only by the participant and shall not be assignable or transferable, unless otherwise approved by the board of directors.

Termination of Employment. Unless otherwise set forth in an award agreement, all of a participant’s awards that have not fully vested as of the earliest date on which a participant is no longer employed by and no longer provides services to PubCo and its affiliates for any reason will expire at such time. Additionally, if a participant is terminated with cause, then the portion of such participant’s awards that have vested as of such termination date will also expire at such time.

As of the date of this prospectus, an aggregate of 194,085 PubCo Options have been granted to our directors and executive officers, which consist of 194,085 outstanding PubCo Options held by Rohith Murthy with a per-share exercise price of US$0.0003 and an expiration date of January 1, 2033 (subject to earlier expiration), which are exercisable for 194,085 PubCo Class A Ordinary Shares at the holder’s discretion. In addition, as of the date of this prospectus 651,081 in restricted stock units (“RSUs”) have been granted to our directors and executive officers. The restricted shares granted as RSUs are PubCo Class A ordinary shares, issued without a subscription price. These shares are subject to vesting restrictions determined by the employee’s grade and position.

DESCRIPTION OF PUBCO SECURITIES

PubCo is a Cayman Islands exempted company limited by shares (company number 398798) and its affairs are governed by the PubCo Articles, the Cayman Companies Act and the common law of the Cayman Islands. Under the PubCo Articles, the authorized share capital of PubCo is US$50,000 divided into 440,000,000 PubCo Class A Ordinary Shares of a nominal or par value of US$0.0001 each, 50,000,000 PubCo Class B Ordinary Shares of a nominal or par value of US$0.0001 each, and 10,000,000 PubCo Preference Shares of a nominal or par value of US$0.0001 each. As of December 31, 2024, there were 28,653,467 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding.

Ordinary Shares and Preference Shares

The following description of the material terms of the securities of PubCo is a summary of specified provisions of the PubCo Articles.

Dividends

Subject to any rights and restrictions for the time being attached to any PubCo Shares, or as otherwise provided for in the Cayman Companies Act and the PubCo Articles, the payment of cash dividends in the future, if any, will be at the discretion of the PubCo Board has and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, PubCo’s overall financial condition, available distributable reserves and any other factors deemed relevant by the PubCo Board. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in PubCo being unable to pay its debts as they fall due in the ordinary course of its business.

Even if the PubCo Board decides to pay dividends, the form, frequency and amount will depend upon PubCo’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the PubCo Board may deem relevant. In addition, PubCo is a holding company and depends on the receipt of dividends and other distributions from its subsidiaries to pay dividends on PubCo Shares. When making recommendations on the timing, amount and form of future dividends, if any, the PubCo Board will consider, among other things:

●	PubCo’s results of operations and cash flow;

●	PubCo’s expected financial performance and working capital needs;

●	PubCo’s future prospects;

●	PubCo’s capital expenditures and other investment and growth plans;

●	dividend yields of comparable companies globally;

●	restrictions on payment of dividends that may be imposed on us by financing arrangements;

●	statutory restrictions on the payment of dividends; and

●	general economic and business conditions.

If any dividends or other distributions are declared or paid in cash or other assets (except dividends or other distributions payable in PubCo Class A Ordinary Shares) by the PubCo Board or PubCo on PubCo Class A Ordinary Shares pursuant to the PubCo Articles, each holder of PubCo Preference Shares shall be entitled to, with respect to all PubCo Preference Shares held by such holder, such amount of dividends or other distributions that such holder would receive had such holder converted all its PubCo Preference Shares into the applicable number of PubCo Class A Ordinary Shares immediately prior to the record date for the determination of the holders entitled to such dividends or distributions.

PubCo is a holding company and it depends on the receipt of dividends and other distributions from its subsidiaries to pay dividends on PubCo Shares. For a more detailed description on potential restrictions on its subsidiaries’ ability to pay dividends or make other distributions to PubCo, see the section titled “Regulatory Overview” included elsewhere in this prospectus.

Conversion

Each PubCo Class B Ordinary Share is convertible into an equal number of PubCo Class A Ordinary Share at any time at the option of the holder thereof (as adjusted for share subdivisions, share consolidations and similar transactions.

Any number of PubCo Class B Ordinary Shares held by a holder thereof shall be automatically and immediately converted into an equal number of PubCo Class A Ordinary Share in accordance with the PubCo Articles (as adjusted for share subdivisions, share consolidations and similar transactions) upon the occurrence of any of the following: (i) any direct or indirect sale, transfer, assignment or disposition of such PubCo Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such PubCo Class B Ordinary Shares through voting proxy or otherwise, in each case, to another person that is not an Affiliate (as defined in the PubCo Articles) of such holder, or (ii) the direct or indirect sale, transfer, assignment or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of PubCo Class B Ordinary Shares that is an entity to any person that is not an Affiliate (as defined in the PubCo Articles) of the such holder.

In addition, each PubCo Class B Ordinary Share shall be automatically and immediately converted into one PubCo Class A Ordinary Share (as adjusted for share subdivisions, consolidations and similar transactions) (i) at any time upon the holders of at least two-thirds of the issued PubCo Class B Ordinary Shares voting for or consenting to such conversion; or (ii) upon Mr. Li or any of his Affiliates (as defined in the PubCo Articles) ceasing to be the ultimate direct or indirect beneficial owner of any issued and outstanding PubCo Class B Ordinary Shares.

Any conversion of PubCo Class B Ordinary Shares into PubCo Class A Ordinary Shares pursuant to the PubCo Articles shall be effected by means of the automatic acquisition and cancellation by PubCo of each relevant PubCo Class B Ordinary Share and the immediate issuance of a PubCo Class A Ordinary Share.

PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances.

Any holder of PubCo Preference Shares shall have the right by written election to PubCo to convert all or any portion of the issued and outstanding PubCo Preference Shares held by such holder into such number of PubCo Class A Ordinary Shares as determined by dividing (a) the product of (x) the number of Preference Shares elected for conversion by such holder multiplied by (y) US$8.110360 per PubCo Preference Share (the “Deemed Subscription Price”), by (b) US$8.110360 per PubCo Class A Ordinary Share, as adjusted in accordance with the PubCo Articles (the “Conversion Price”) in effect immediately prior to such conversion.

Voting Rights

Each PubCo Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to a poll vote at general meetings of PubCo, and each Class B Ordinary Share shall entitle the holder thereof to ten votes on all matters subject to a poll vote at general meetings of PubCo, and each PubCo Preference Share shall entitle the holder thereof to a number of votes equal to the number of PubCo Class A Ordinary Shares (rounded down to the nearest whole number) into which such PubCo Preference Share is convertible pursuant to the PubCo Articles. Our PubCo Class A Ordinary Shares, PubCo Class B Ordinary Shares and PubCo Preference Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law, or otherwise agreed in the PubCo Articles.

No shareholder shall be entitled to vote at any general meeting of PubCo unless all calls, if any, or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid. On a poll, votes may be given either personally or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution is required to:

●	amend the PubCo Articles;

●	register PubCo by way of continuation in a jurisdiction outside the Cayman Islands;

●	merge or consolidate PubCo by way of a Cayman Islands statutory merger or consolidation;

●	reduce PubCo’s share capital or any capital redemption reserve in any manner authorized by law;

●	change PubCo’s name;

●	appoint an inspector to examine the affairs of PubCo;

●	recall a liquidation of PubCo; or

●	wind up PubCo voluntarily (provided that, if PubCo is unable to pay its debts as they fall due, it may be wound up voluntarily by an ordinary resolution of the shareholders).

Liquidation

In the event of any liquidation, the holders of PubCo Preference Shares then issued and outstanding shall, with respect to each PubCo Preference Share held by such holder, be entitled to receive, prior to any distribution to the holders of the PubCo Class A Ordinary Shares, PubCo Class B Ordinary Shares or any other class or series of Shares, such liquidation preference in an amount equal to the higher of (a) the Deemed Subscription Price, as adjusted for share dividends, share splits, share combinations, recapitalizations or similar events and (b) the aggregate value that such holder would have received with respect to such PubCo Preference Share had all holders of PubCo Preference Shares, immediately prior to PubCo’s liquidation, converted all PubCo Preference Shares then issued and outstanding into PubCo Class A Ordinary Shares at the Conversion Price in accordance with the relevant PubCo Articles(the aggregate amount of such liquidation preference with respect to all PubCo Preference Shares is referred to as the “Preference Amount”). If upon any liquidation the remaining assets of PubCo available for distribution to the Shareholders shall be insufficient to pay the holders of the PubCo Preference Shares the full Preference Amount, (a) the holders of the PubCo Preference Shares shall share ratably in any distribution of the remaining assets and funds of PubCo in proportion to the respective full Preference Amount that would otherwise be payable to each holder in respect of such holder’s PubCo Preference Shares upon such liquidation if all amounts payable on or with respect to such PubCo Preference Shares were paid in full, and (b) PubCo shall not make or agree to make, or set aside for the benefit of the holders of PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, any payments to the holders of PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares.

Subject to any Preference Amount to which holders of the PubCo Preference Shares are entitled, if PubCo is wound up, the liquidator may, (i) with the sanction of an ordinary resolution, divide among shareholders in specie or kind the whole or any part of the assets of PubCo, and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as among the shareholders or different classes of shares; and (ii) with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, shall think fit, provided that no shareholder shall be compelled to accept any assets whereon there is any liability.

Subject to any Preference Amount to which holders of the PubCo Preference Shares are entitled, if PubCo is wound up and its assets available for distribution among its shareholders are insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the PubCo Shares held by them. If in a winding up the assets available for distribution among PubCo’s shareholders are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among the shareholders in proportion to the par value of PubCo Shares (on an as converted to PubCo Class A Ordinary Shares basis) held by them at the commencement of the winding up, subject to a deduction from those PubCo Shares in respect of which there are monies due of all monies payable to PubCo for unpaid calls or otherwise.

Transfers of Shares

Subject to the restrictions contained in the PubCo Articles and the rules or regulations of the Designated Stock Exchange (as defined in the PubCo Articles) or any relevant securities laws, any PubCo shareholder may transfer all or any of its PubCo Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by PubCo’s directors.

Subject to the rules of any Designated Stock Exchange and to any rights and restrictions for the time being attached to any PubCo Share, the PubCo directors shall not unreasonably decline to register any transfer of PubCo Shares, and shall upon making any decision to decline to register any transfer of PubCo Shares assign an appropriate reason therefor. If the PubCo directors refuse to register a transfer of any PubCo Share, PubCo’s Secretary (as defined in the PubCo Articles) shall, within two months after the date on which the transfer request was lodged with PubCo, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. In this context, it shall not be unreasonable for the PubCo directors to decline to register any transfer of a PubCo Share if such transfer would breach or cause a breach of (i) the rules of any Designated Stock Exchange on which the PubCo Shares may be listed; or (ii) applicable law or regulation at such times and for such periods as the PubCo directors may from time to time determine.

No holder of PubCo Preference Shares may, without the prior written consent of PubCo, sell, transfer, tender, pledge, assign or otherwise dispose of, directly or indirectly, any of the PubCo Preference Shares held by such holder.

Calls on Shares and Forfeiture of Shares

The PubCo Board may from time to time make calls upon shareholders for any amounts unpaid on their PubCo Shares. Any PubCo Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, PubCo may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or PubCo. The redemption of such shares will be effected in such manner and upon such other terms as PubCo’s directors determine. PubCo may also purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Warrants

PubCo Public Warrants and PubCo Sponsor Warrants

PubCo has entered into the Assignment, Assumption and Amendment Agreement, pursuant to which each Bridgetown Warrant outstanding immediately prior to Closing ceased to be a warrant with respect to Bridgetown Class A Ordinary Shares and was assumed by PubCo and converted into a warrant of PubCo entitling the holder thereof to purchase one PubCo Class A Ordinary Share upon exercise.

Each whole warrant entitles the registered holder to purchase one PubCo Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that, unless an exemption under the Securities Act is otherwise available, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the PubCo Class A Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such PubCo Class A Ordinary Shares. In addition, we will not be obligated to issue any shares to holders seeking to exercise their PubCo Public Warrants or PubCo Sponsor Warrants, unless the issuance of the shares upon such exercise is registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the exercising holder. Holders of these warrants may exercise their warrants only for a whole number of PubCo Class A Ordinary Shares. The PubCo Sponsor Warrants may also be exercised on a cashless basis so long as they are held by Sponsor or any of the Sponsor Permitted Transferees. We may, at our option, require holders who exercise PubCo Public Warrants to exercise such warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (i) if our PubCo Class A Ordinary Shares are at the time of the warrant exercise not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act or (ii) in connection with the redemption of the warrants, as described below.

PubCo Public Warrants and PubCo Sponsor Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. The warrants may be exercised on or prior to the expiration date. The warrant holders do not have the rights or privileges of holders of PubCo Class A Ordinary Shares and any voting rights until they exercise their warrants and receive PubCo Class A Ordinary Shares.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of PubCo Class A Ordinary Shares to be issued to the warrant holder.

We have filed a registration statement covering the PubCo Class A Ordinary Shares issuable upon exercise of the warrants. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants. Notwithstanding the foregoing, if a registration statement covering the PubCo Class A Ordinary Shares issuable upon exercise of the warrants is not effective within a specified period following Closing, holders of PubCo Public Warrants may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the PubCo Public Warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the PubCo Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders.

We have no obligation to notify holders of the PubCo Public Warrants that they have become eligible for redemption and will not provide separate notice to the holders of PubCo Public Warrants at the time that they become exercisable. However, in the event we decide to redeem your PubCo Public Warrants, a notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the date fixed for redemption to the registered holders of the warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in such a manner shall be conclusively presumed to have been duly given.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are issued and outstanding and the dilutive effect on our shareholders. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of PubCo Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The PubCo Sponsor Warrants are not redeemable by us so long as they are held by Sponsor or any of the Sponsor Permitted Transferees.

A holder of a PubCo Public Warrant or PubCo Sponsor Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the PubCo Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding PubCo Class A Ordinary Shares is increased by a capitalization payable in PubCo Class A Ordinary Shares, or by a subdivision of PubCo Class A Ordinary Shares or other similar events, then, on the effective date of such capitalization, subdivision or similar event, the number of PubCo Class A Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding PubCo Class A Ordinary Shares. A rights offering to holders of PubCo Class A Ordinary Shares entitling holders to purchase PubCo Class A Ordinary Shares at a price less than the fair market value will be deemed a capitalization of a number of PubCo Class A Ordinary Shares equal to the product of (i) the number of PubCo Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for PubCo Class A Ordinary Shares) multiplied by (ii) one minus the quotient of (x) the price per PubCo Class A Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for PubCo Class A Ordinary Shares, in determining the price payable for PubCo Class A Ordinary Shares, any consideration received for such rights will be taken into account, as well as any additional amount payable upon exercise or conversion, and (ii) “fair market value” means the volume weighted average price of PubCo Class A Ordinary Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the PubCo Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are issued and outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of PubCo Class A Ordinary Shares on account of such PubCo Class A Ordinary Shares, other than in the circumstances set forth in the Assignment, Assumption and Amendment Agreement, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each PubCo Class A Ordinary Share in respect of such event.

If the number of issued and outstanding PubCo Class A Ordinary Shares is decreased by a consolidation, combination or reclassification of PubCo Class A Ordinary Shares or other similar events, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of PubCo Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding PubCo Class A Ordinary Shares.

Whenever the number of PubCo Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of PubCo Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of PubCo Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding PubCo Class A Ordinary Shares (other than those described above or that solely affects the par value of such PubCo Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another entity or conversion of us as another entity (other than a consolidation or merger in which we are the continuing corporation and we are not a subsidiary of another entity whose shareholders did not own all or substantially all of the PubCo Class A Ordinary Shares in substantially the same proportions immediately before such transaction and that does not result in any reclassification or reorganization of our issued and outstanding PubCo Class A Ordinary Shares), or in the case of any sale or conveyance to another entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are liquidated or dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our PubCo Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding PubCo Class A Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, or accepted such offer and all of the PubCo Class A Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Assignment, Assumption and Amendment Agreement. Additionally, if less than 70% of the consideration receivable by the holders of PubCo Class A Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Assignment, Assumption and Amendment Agreement.

The Assignment, Assumption and Amendment Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then-issued and outstanding PubCo Public Warrants to make any change that adversely affects the interests of the registered holders of PubCo Public Warrants.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Assignment, Assumption and Amendment Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We have waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Assignment,

The Assumption and Amendment Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

PubCo Class A Warrants

On October 14, 2022, CGCL executed a deed poll in respect of the issuance of warrants to certain holders to subscribe for CGCL Class A Ordinary Shares (the “CGCL Class A Warrants,” and such deed, the “Initial Class A Warrant Instrument”). On the Closing Date, PubCo executed a PubCo Class A Warrant Instrument, and each CGCL Class A Warrant outstanding immediately prior to the Closing Date was assumed by PubCo and converted into a PubCo Class A Warrant. Upon issuance of the PubCo Class A Warrants pursuant to the terms of the Class A Warrant Instrument and the Business Combination Agreement, CGCL Class A Warrants, the Initial Class A Warrant Instrument and the Class A Warrant Supplemental Deed will be canceled, terminated and be of no further force or effect. On the Closing Date, we also entered into a PubCo Class A Warrant Agreement with Continental, as the warrant agent, with the terms of the PubCo Class A Warrant Instrument incorporated.

If, during the exercise period, an order is made or an effective resolution is passed for the winding-up or dissolution of PubCo (except for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by a special resolution), each holder of the PubCo Class A Warrant will be treated as if, immediately before the date of such order or resolution, such warrant holder had exercised all of its PubCo Class A Warrants and will be entitled to receive out of the assets that would otherwise be available in the liquidation such sum (if any) as such warrant holder would have received had such warrant holder been the holder of the PubCo Class A Ordinary Shares to which such warrant holder would have become entitled by virtue of such exercise, after deducting from such sum an amount equal to the exercise price that would have been payable upon such exercise.

Holders of the PubCo Class A Warrants may not assign or transfer any rights or obligations under such warrants without the prior written consent of PubCo, except if such warrants are assigned or transferred to an affiliate of such warrant holder that falls within the scope of permitted transferees set forth in the PubCo Class A Warrant Instrument.

The rights attached to the PubCo Class A Warrants may from time to time be altered or abrogated with the consent of a majority of the holders of not less than 75% of the PubCo Class A Warrants by an instrument by way of a deed poll executed by PubCo and expressed to be supplemental to the PubCo Class A Warrant Instrument. Modifications to the PubCo Class A Warrant Instrument that are of a formal, minor or technical nature, or made to correct a manifest error, may be effected by an instrument by way of deed poll executed by PubCo and expressed to be supplemental to the PubCo Class A Warrant Instrument.

The PubCo Class A Warrant Agreement provides that any action, proceeding or claim against PubCo arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that PubCo irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. The PubCo Class A Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modeled on English law but does not follow recent English law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that such merger or consolidation is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (i) a special resolution (at least a majority of two thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or existing under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value, and if the company and the shareholder agree to the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree to a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value, and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, and schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement, the procedures are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States. Following amendments to the Companies Act that became effective on August 31, 2022, the majority-in-number “headcount test” in relation to the approval of shareholders’ schemes of arrangement has been abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the shareholders (or class of shareholders) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all shareholders (or class of shareholders) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value; and (b) the sanction of the Grand Court of the Cayman Islands, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Islands court will make orders for (among other things) the convening of the meetings of creditors or shareholders (or classes of them, as applicable). While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-Out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, PubCo will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) PubCo’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the company’s authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies

PubCo is an exempted company limited by shares under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company, except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The PubCo Articles provide for indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such liability (if any) arises from dishonesty, willful default or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, PubCo intends to enter into indemnification agreements with PubCo’s directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the PubCo Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to PubCo’s directors, officers or persons controlling us under the foregoing provisions, PubCo has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the PubCo Articles

Some provisions of the PubCo Articles may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that restrict the requisition of general meetings by shareholders holding less than 7.5% of the paid up voting share capital of PubCo (as more fully described below).

Such provisions could be applied to delay or prevent a change in control of PubCo or make the removal of management more difficult. This may cause the price of PubCo’s securities to fall.

However, under Cayman Islands law, PubCo’s directors may only exercise the rights and powers granted to them under the PubCo Articles for a proper purpose and for what they believe in good faith to be in the best interests of PubCo.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	directors should not improperly fetter the exercise of future discretion;

●	duty to exercise powers fairly as between different sections of shareholders;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

General Meetings of Shareholders

As a Cayman Islands exempted company, PubCo is not obliged by law to call shareholders’ annual general meetings. The PubCo directors may convene a general meeting at such time and place as they may determine.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The PubCo Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of all shareholders who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The PubCo Articles permit PubCo’s shareholders together holding at least 7.5% of PubCo’s paid up voting share capital to requisition a general meeting.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the PubCo Articles do not provide for cumulative voting. As a result, PubCo’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under the PubCo Articles, the removal of a director by ordinary resolution may be for any reason and need not be for cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either a business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, PubCo cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding-Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. For more details related to PubCo, see “—Ordinary Shares and Preference Shares—Liquidation.”

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the PubCo Articles, whenever PubCo’s share capital is divided into different classes (and as otherwise determined by the Directors in accordance with the PubCo Articles) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As required by Cayman Islands law, the PubCo Articles may only be amended by a special resolution of the shareholders.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of PubCo’s shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or PubCo’s corporate records (save for PubCo’s memorandum and articles of association, special resolutions and register of mortgages and charges).

Changes in Capital

PubCo may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

●	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the share so canceled.

Rights of Nonresident or Foreign Shareholders

There are no limitations imposed by the PubCo Articles on the rights of nonresident or foreign shareholders to hold or exercise voting rights on PubCo’s shares. In addition, there are no provisions in the PubCo Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Federal Forum Provision

The PubCo Articles provide that, unless PubCo consents in writing to the selection of an alternative forum, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, will be the U.S. federal district courts, regardless of whether such legal suit, action, or proceeding also involves parties other than PubCo. In addition, the PubCo Articles provide that, unless PubCo consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with the PubCo Articles or otherwise, including any questions regarding their existence, validity, formation or termination, provided that such forum selection provisions shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, as amended, or any other claim based on securities laws for which the federal district courts of the United States have exclusive jurisdiction. Without limiting the jurisdiction of the courts of the Cayman Islands to hear, settle and/or determine disputes related to PubCo, the PubCo Articles also provide that the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PubCo, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of PubCo to PubCo or PubCo’s shareholders, (iii) any action or petition asserting a claim arising pursuant to any provision of the applicable laws or the PubCo Articles, including but not limited to any purchase or acquisition of PubCo Shares, securities or guarantee provided in consideration thereof, or (iv) any action asserting a claim against PubCo concerning its internal affairs.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of PubCo Shares as of March 31, 2025 by:

●	each person who is known to us to beneficially own 5% or more of the outstanding PubCo Shares, unless otherwise indicated;

●	each executive officer or director of PubCo; and

●	all the executive officers and directors of PubCo as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

To our knowledge, as of March 31, 2025, 13,699,172 PubCo Class A Ordinary Shares, or 45.7% of the total outstanding PubCo Class A Ordinary Shares, were held by three record holders in the United States. Because many of these shares are held by brokers or other nominees, we cannot ascertain the exact number of PubCo Class A Ordinary Shares ultimately held by holders in the United States. As of March 31, 2025, 594,946 PubCo Class B Ordinary Shares representing 4.5% of the total issued and outstanding Class B Ordinary Shares, were held by one record holder in the United States.

The percentage of our Shares beneficially owned is computed on the basis of 29,949,193 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding as of March 31, 2025. Each PubCo Class B Ordinary Share is convertible into an equal number of PubCo Class A Ordinary Share at any time at the option of the holder thereof (as adjusted for share subdivisions, share consolidations and similar transactions). Each PubCo Class B Ordinary Share is entitled to ten votes on all matters subject to a poll vote at our general meetings. Each PubCo Preference Ordinary Share is convertible into a number of PubCo Class A Ordinary Shares at any time at the option of the holder thereof at a ratio set forth in the Articles. Each Preference Share is entitled to a number of votes equal to the number of PubCo Class A Ordinary Shares (rounded down to the nearest whole number) into which such Preference Share is convertible as of the record date for such vote or, if there is no specified record date, as of the date of such vote.

	Number of PubCo Class A Ordinary Shares Beneficially Owned(1)	Percentage of PubCo Class A Ordinary Shares Beneficially Owned	Number of PubCo Class B Ordinary Shares Beneficially Owned	Percentage of PubCo Class B Ordinary Shares Beneficially Owned	Number of PubCo Preference Shares Beneficially Owned	Percentage of PubCo Preference Shares Beneficially Owned	Percentage of Total Outstanding Shares Beneficially Owned	Percentage of Total Voting Power Beneficially Owned
Principal Holders
Bridgetown LLC(2)	6,901,775	19.0%	13,254,838	100.0%	—	—	38.7%	81.4%
Enterprise Innovation Holdings Limited(3)	10,446,054	31.5%	—	—	1,692,419	70.3%	24.9%	7.2%
PCCW Media International Limited(4)	6,577,459	22.0%	—	—	—	—	14.4%	4.0%
Daniel Wong(5)	1,600,000	5.3%	—	—	—	—	3.5%	*
Directors and Officers†
Kenneth Chan(6)	116,373	*	—	—	—	—	*	*
Derek Fong(7)	116,373	*	—	—	—	—	*	*
Rohith Murthy(8)	237,569	*	—	—	—	—	*	*
Marc Syz(9)	125,383	*	—	—	—	—	*	*
Susanna Lee(10)	116,373	*	—	—	—	—	*	*
Daniel Wang(11)	116,373	*	—	—	—	—	*	*
Wallace Pai(12)	18,735	*	—	—	—	—	*	*
Steven Teichman(13)	50,481	*	594,946	—	—	—	*	*
Shravan Thakur(14)	104,539	*	—	—	—	—	*	*
Danny Leung	—	—	—	—	—	—	—	—
Directors and executive officers as a group (ten individuals)	1,004,418	3.4%	—	—	—	—	2.2%	*

Notes:

†	Except as indicated otherwise below, the business address of our directors and executive officers is 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore.

*	Less than 1%.

(1)	Including PubCo Class A Ordinary Shares that the person has the right to acquire within 60 days following March 31, 2025 through the exercise of any options, warrants or other right, but not including any PubCo Class A Ordinary Shares issuable upon conversion of PubCo Class B Ordinary Shares or PubCo Preference Shares.

(2)	Represents (i) 451,839 PubCo Class A Ordinary Shares and 12,659,892 PubCo Class B Ordinary Shares directly held by Bridgetown LLC (“Sponsor”), (ii) 6,449,936 PubCo Class A Ordinary Shares issuable to Sponsor upon the exercise of PubCo Sponsor Warrants to purchase PubCo Class A Ordinary Shares, and (iii) 594,946 PubCo Class B Ordinary Shares that are subject to potential transfer by Steven Teichman to Sponsor for no consideration following the Closing Date. Sponsor is a Cayman Islands limited liability company, the ultimate beneficial owner of which is Mr. Richard Tzar Kai Li (“Mr. Li”). Mr. Li, by virtue of his indirect ownership of Sponsor, may be deemed to beneficially own the aforementioned ordinary shares and warrants. Mr. Li disclaims beneficial ownership of the aforementioned ordinary shares and warrants other than to the extent of any pecuniary interest in such securities. The business address of Sponsor is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(3)	Represents (i) 7,212,571 PubCo Class A Ordinary Shares and 1,692,419 PubCo Preference Shares directly held by Enterprise Innovation Holdings Limited (“EIHL”) and (ii) 3,233,483 PubCo Class A Ordinary Shares issuable to EIHL upon the exercise of PubCo Public Warrants to purchase PubCo Class A Ordinary Shares. EIHL is a member of the FWD group. Mr. Li, by virtue of his indirect majority ownership of the FWD group, may be deemed to beneficially own the aforementioned ordinary shares, preference shares and warrants. Mr. Li disclaims beneficial ownership of the aforementioned ordinary shares, preference shares and warrants other than to the extent of any pecuniary interest in such securities. The business address of EIHL is P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

(4)	Represents 6,577,459 PubCo Class A Ordinary Shares directly held by PCCW Media International Limited (“PMIL”). PMIL is a wholly-owned subsidiary of PCCW Limited, the shares of which are listed in Hong Kong. The board of directors of PCCW Limited has voting and investment power over the aforementioned ordinary shares. Based on the public disclosure of PCCW Limited, Mr. Li is the Chairman and an Executive Director of PCCW Limited. Mr. Li is the founder of certain trusts, including discretionary trusts in which he can influence how the trustees of such trusts exercise discretion. Through other entities that he directly or indirectly owns, and the trusts, Mr. Li has an interest in an aggregate of 2,391,129,358 shares of PCCW Limited (representing approximately 30.89% of PCCW Limited). The board of directors of PCCW Limited consists of Mr. Li, Susanna Hon Hing Hui, Edmund Sze Wing Tse, GBS, Shusen Meng, Fang Wang, David Zhe Wei, Aman Mehta, Frances Waikwun Wong, Bryce Wayne Lee, Lars Eric Nils Rodert, David Christopher Chance and Sharhan Mohamed Muhseen Mohamed. The business address of PMIL is 41st Floor, PCCW Tower, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

(5)	Represents 1,600,000 PubCo Class A Ordinary Shares directly held by Daniel Wong, Bridgetown’s former Chief Executive Officer, Chief Financial Officer and director. The business address of Daniel Wong is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(6)	Represents 116,373 PubCo Class A Ordinary Shares held by Mr. Chan indirectly through the Company’s Equity Plan administrator.

(7)	Represents 116,373 PubCo Class A Ordinary Shares held by Mr. Fong indirectly through the Company’s Equity Plan administrator.

(8)	Represents (i) 1,536 PubCo Class A Ordinary Shares directly held by Mr. Murthy, (ii) 11,607 PubCo Class A Ordinary Shares issuable to Mr. Murthy upon the exercise of warrants to purchase PubCo Class A Ordinary Shares, (iii) 194,085 PubCo Class A Ordinary Shares underlying the same number of options, which are exercisable at Mr. Murthy’s option and (iv) 30,341 PubCo Class A Ordinary Shares held indirectly through the Company’s Equity Plan administrator.

(9)	Represents 9,010 PubCo Class A Ordinary Shares held by Mr. Syz and 116,373 PubCo Class A Ordinary Shares held indirectly through the Company’s Equity Plan administrator. Mr. Syz’s business address is Dreikönigstrasse 12, 8027 Zürich.

(10)	Represents 116,373 PubCo Class A Ordinary Shares held by Ms. Lee indirectly through the Company’s Equity Plan administrator.

(11)	Represents 116,373 PubCo Class A Ordinary Shares held by Mr. Wang indirectly through the Company’s Equity Plan administrator.

(12)	Represents 18,735 PubCo Class A Ordinary Shares held by Mr. Pai indirectly through the Company’s Equity Plan administrator.

(13)	Represents 50,481 PubCo Class A Ordinary Shares held by Mr. Teichman indirectly through the Company’s Equity Plan administrator and 594,946 PubCo Class B Ordinary Shares that are subject to potential transfer by Steven Teichman to Bridgetown LLC for no consideration following the Closing Date.

(14)	Represents 104,539 PubCo Class A Ordinary Shares held by Mr. Thakur indirectly through the Company’s Equity Plan administrator.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Issuance of Equity Securities and related Loan Agreements

On April 27, 2022, CGCL executed a deed poll constituting up to US$50,000,000 of fixed rate, interest- bearing unsecured 2022 Convertible Notes. On the same day, CGCL entered into a convertible loan note purchase agreement with E Capital (Select) Limited, FWD Group Limited, an entity over which Mr. Li has significant influence, Mr. Kraft and other purchasers in the principal amount of US$37.0 million, of which US$12.7 million was raised in cash. Pursuant to the convertible loan note purchase agreement, CGCL issued (i) approximately US$5.4 million worth of 2022 Convertible Notes to E Capital (Select) Limited in settlement for the principal amount and accrued interest of the 2020 Convertible Notes owed to E Capital (Select) Limited as of April 27, 2022; (ii) approximately US$12.8 million worth of 2022 Convertible Notes to FWD Group Limited, in exchange for the settlement of US$6.0 million worth of Bridge Loan owed to FWD Limited as of April 27, 2022 and a cash subscription fee from FWD Group Limited of approximately US$6.8 million; and (iii) US$0.6 million worth of 2022 Convertible Notes to Mr. Kraft. On October 14, 2022, CGCL executed an amended and restated deed poll constituting up to US$50,000,000 of fixed rate unsecured convertible loan notes 2026 and PIK notes, pursuant to which all 2022 Convertible Notes in the amount of US$38.59 million (including principal and accrued interest) were converted into 15,488,498 CGCL Preference Shares. As a result, 2,260,271, 5,348,937 and 251,083 CGCL Preference Shares were issued to E Capital (Select) Limited, EIHL, which holds over 10% of the voting power of CGCL, and Mr. Kraft, respectively.

On October 14, 2022, CGCL executed a deed poll constituting up to US$20,000,000 of fixed rate unsecured loan notes, bearing a PIK interest rate of 25% per annum (together with any PIK notes, the “CGCL Loan Notes”), which provides that the CGCL Loan Notes shall not be prepaid except if it is or becomes unlawful for the CGCL Loan Notes to be outstanding (as confirmed by a written legal opinion from reputable outside legal counsel to CGCL), and entered into a loan note purchase agreement (the “Loan Note Purchase Agreement”) with PMIL and EIHL to raise funds for its working capital and general corporate purposes. Pursuant to the Loan Note Purchase Agreement dated as of October 14, 2022, CGCL issued 11.4 million of CGCL Loan Notes to PMIL and 5.0 million of CGCL Loan Notes to EIHL, at a price of US$1.0 per CGCL Loan Note (equivalent to US$16.4 million in total), as well as 12,823,301 and 6,527,295 CGCL Class C Warrants to PMIL and EIHL, respectively (equivalent to 19,350,596 CGCL Class C Warrants in total), for no consideration. On the Closing Date, the CGCL Class C Warrants held by PMIL and EIHL were converted into PubCo warrants and were exercised by PMIL and EIHL for no consideration. As a result of such exercise, PMIL and EIHL received 3,939,471 and 2,005,263 PubCo Class A Ordinary Shares, respectively.

The deed poll sets forth, among other things, the interest, repayment, redemption and default terms of the CGCL Loan Notes, including but not limited to:

●	interest on the CGCL Loan Notes is due on each of the first, second, third, fourth and fifth one-year anniversaries of the issuance date of the CGCL Loan Notes by issuance of PIK notes in the same form as the CGCL Loan Notes;

●	the CGCL Loan Notes shall not be prepaid except if it is or becomes unlawful for the CGCL Loan Notes to be outstanding (as confirmed by a written legal opinion from reputable outside legal counsel to CGCL);

●	the CGCL Loan Notes shall be redeemed by CGCL on the date that is five years after the date of the deed poll (or such later date agreed in writing by CGCL, PMIL, EIHL and/or certain of its affiliates (the “Major Noteholders”)). Following the delivery from the noteholder of the Certificate for the Note for cancellation and against a receipt (if CGCL so requires) for the moneys payable in respect of the CGCL Loan Notes, CGCL shall pay the noteholder moneys payable in respect of the CGCL Loan Notes due to the noteholder on the due date for redemption, not less than three business days prior to the redemption date;

●	on and at any time after the occurrence of an event of default that has not been waived, the Major Noteholders may by written notice to CGCL declare the CGCL Loan Notes immediately due and payable, in which case CGCL will be required to pay to each noteholder, in U.S. dollars, an amount equal to the aggregate principal amount of the outstanding CGCL Loan Notes (including the PIK notes) held by such noteholder and any accrued but unpaid interest. Such events of default include: (i) an Insolvency Event (as defined in the deed poll, as amended); (ii) a material breach by CGCL of any provision of the Loan Note Purchase Agreement and the deed poll, each as amended, that is not capable of remedy or is not cured within the prescribed timeframe; the failure of CGCL or certain of its subsidiaries to settle certain types of indebtedness when due or within any originally applicable grace period, unless the amount of indebtedness is less than US$5.0 million; (iii) the MoneyHero Group (taken as a whole) ceases to carry on all, or substantially all, of its business; (iv) CGCL’s failure to pay on the due date any amount payable pursuant to the Loan Note Purchase Agreement or the deed poll, each as amended, in the manner and at the place and in the currency in which it is expressed to be payable; and (v) the occurrence of any event or circumstance that has a Material Adverse Effect (as defined in the deed poll, as amended).

Also on October 14, 2022 and in connection with the issuance of the CGCL Loan Notes to PMIL, CGCL entered into a subscription agreement with PMIL, pursuant to which it issued 2,058,932 CGCL Class B Ordinary Shares to PMIL for no consideration.

In addition, PMIL was granted the Existing Call Option on October 14, 2022 (as further defined and described below).

On December 21, 2022, CGCL executed a supplemental deed in relation to the deed poll dated October 14, 2022 amending the limit of the aggregate principal amount of the fixed rate unsecured loan notes to US$23,000,000 and entered into an amendment to the Loan Note Purchase Agreement, pursuant to which it issued an aggregate of 5,997,271 CGCL Loan Notes to additional purchasers at a price of US$1.0 per CGCL Loan Note and an aggregate of 7,829,194 CGCL Class C Warrants to these purchasers for no consideration, including (i) 100,000 CGCL Loan Notes and 130,546 CGCL Class C Warrants to Mr. Kraft, (ii) 100,000 CGCL Loan Notes and 130,546 CGCL Class C Warrants to Prashant Aggarwal, the former chief executive officer of the MoneyHero Group, and (iii) 800,000 CGCL Loan Notes and 1,044,367 CGCL Class C Warrants to E Capital (Select) Limited. In 2022 and 2023, we accrued interest on the CGCL Loan Notes of approximately US$0.8 million and US19.0 million, respectively. As of December 31, 2022, CGCL had an aggregate of US$23.1 million in liabilities associated with the CGCL Loan Notes, which comprised three components: (i) a liability component of US$8.7 million, (ii) a derivative component for the option for additional subscription of US$2.8 million, and (iii) warrant liabilities of CGCL Class C Warrants of US$11.6 million. During the year ended December 31. 2023, the CGCL Loan Notes were fully settled and the option for additional subscription as well as Class C Warrants were fully exercised. As of December 31, 2023, CGCL had no liabilities associated with the CGCL Loan Notes.

On May 25, 2023, CGCL executed a second supplemental deed in relation to the aforementioned deed poll, amending the prepayment terms to the following: (i) CGCL shall prepay the CGCL Loan Notes in accordance with the terms of the deed poll if it is or becomes unlawful for the CGCL Loan Notes to remain outstanding, as confirmed by a written legal opinion from reputable outside legal counsel to CGCL; and (ii) CGCL may, with sufficient advance written notice required under the deed poll (a “Prepayment Notice”), repay all or any outstanding notes on the date specified in the Prepayment Notice, provided that, if all outstanding notes are not being prepaid pursuant to a Prepayment Notice, then any prepayment being made pursuant to that Prepayment Notice shall be applied pro rata among the noteholders.

In October 2023, CGCL made a voluntary prepayment of all outstanding CGCL Loan Notes and accrued but unpaid interest in an aggregate amount of US$27,676,306.

In addition, on October 12, 2023, PubCo issued (i) 2,005,263 PubCo Class A Ordinary Shares to EIHL, for no consideration, upon the exercise of certain PubCo warrants held by EIHL, which were converted from its CGCL Class C Warrants in connection with the Business Combination, and (ii) an aggregate of 451,839 PubCo Class A Ordinary Shares, 12,659,892 PubCo Class B Ordinary Shares and 6,449,936 PubCo warrants to Sponsor in accordance with the Business Combination Agreement and the Working Capital Loan Capitalization Agreement.

For additional information on the estimated beneficial ownership of Sponsor, EIHL, PMIL, E Capital, Mr. Kraft in PubCo, see “Beneficial Ownership of Securities.”

Transactions with Affiliated Entities

Certain of our subsidiaries in Singapore and Hong Kong have entered into agreements with FWD Singapore Pte. Ltd., IPP Financial Advisers Pte. Ltd., Bolttech Insurance (Hong Kong) Company Limited and EJ Media Lab Ltd, for displaying certain of their products on our platforms, facilitating the purchase of such products by our users, and providing certain advertising services and insurance brokerage services to these entities. For the years ended December 31, 2022, 2023 and 2024, revenues generated from these entities were approximately US$0.3 million, US$0.9 million and US$1.3 million, respectively. As of December 31, 2023 and December 31, 2024, accounts receivables from these entities were approximately US$224,000 and US$110,000, respectively. Additionally, certain of our subsidiaries in Hong Kong have entered into agreements with Hong Kong Telecommunications (HKT) Ltd and EJ Media Lab Ltd for procurement of goods and services, resulting in cost of revenue of nil, approximately US$0.3 million and US$1.4 million for the years ended December 31, 2022, 2023 and 2024, respectively. All these entities are affiliates of Mr Li, who beneficially owns over 10% of our voting power.

Transactions with PMIL and PCCW-HKT Telephone Limited

In addition to the transactions described above, on October 14, 2022, CGCL entered into a fifth amended and restated shareholders agreement with its then existing shareholders, as amended on April 14, 2023 (the “CGCL Shareholder Agreement”), pursuant to which, among other things, CGCL granted PMIL the Existing Call Option. Under the Existing Call Option, PMIL can subscribe for additional CGCL Loan Notes from CGCL for an aggregate purchase price of $5,000,000 together with warrants to subscribe for 6,527,934 CGCL Class C Ordinary Shares at the exercise price of $0.0001 per warrant (at the ratio of 3.253 warrants per $2.4916 of the loan notes purchased).

On the Closing Date, the Existing Call Option was permitted pursuant to the CGCL Shareholder Agreement. and PubCo executed a deed poll constituting up to US$5,000,000 of fixed rate unsecured loan notes, bearing a PIK interest rate of 25% per annum (together with any PIK notes, the “Call Option Notes”). Immediately after the Closing, PMIL elected to exercise its Call Option, as a result of which it received 2,005,460 PubCo Class A Ordinary Shares for no consideration and subscribed for 5 million of Call Option Notes in an aggregate principal amount of US$5,000,000 at a price of US$1.00 per Call Option Note. The Call Option Notes have substantially the same terms as the CGCL Loan Notes. In October 2023, PubCo made a voluntary prepayment of all outstanding Call Option Notes and accrued but unpaid interest in an aggregate amount of US$5,044,521.

Transactions with PCCW-HKT Telephone Limited

On February 15, 2023, CAGRL, one of our Hong Kong subsidiaries, entered into an office lease agreement with PCCW-HKT Telephone Limited, an entity affiliated with Mr. Li. The lease expires on February 14, 2025, and the rent is HK$179,014.50 per month (exclusive of rates, air-conditioning and management charges and all other outgoings of non-capital capture in connection with the premise), which is payable monthly.

On March 5, 2025, CAGRL, one of our Hong Kong subsidiaries, entered into an office lease agreement with PCCW-HKT Telephone Limited, an entity affiliated with Mr. Li. The lease expires on February 14, 2027, and the rent is HK$179,014.50 per month (exclusive of rates, air-conditioning and management charges and all other outgoings of non-capital capture in connection with the premise), which is payable monthly.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 42,988,598 PubCo Class A Ordinary Shares and 8,116,602 PubCo Warrants. The Selling Securityholders may from time to time offer and sell any or all of the PubCo Class A Ordinary Shares and/or PubCo Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Registered Securities other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of PubCo securities held by each Selling Securityholder immediately prior to the sale of Registered Securities in this offering, the number of Registered Securities that may be sold by each Selling Securityholder under this prospectus and the number of PubCo securities that each Selling Securityholder will beneficially own after this offering.

For purposes of the table below, we have assumed that (i) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering; and (ii) the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

	Shares Beneficially Owned Prior to this Offering							Shares Beneficially Owned After this Offering
	Number of PubCo Class A Ordinary Shares(1)	Number of PubCo Class B Ordinary Shares(2)	Number of PubCo Preference Shares(3)	% of PubCo Shares(4)	% Voting Power(5)	Number of PubCo Class A Ordinary Shares Being Offered	Number of PubCo Warrants Being Offered	Number of PubCo Class A Ordinary Shares(1)	Number of PubCo Class B Ordinary Shares(2)	Number of PubCo Preference Shares(3)	% of PubCo Shares(4)	% Voting Power(5)
Bridgetown LLC(6)	6,901,775	13,254,838	—	38.7%	81.4%	20,156,613	6,449,936	—	—	—	—	—
Enterprise Innovation Holdings Limited(7)	10,446,054	—	1,692,419	24.9%	7. 2%	12,138,473	1,666,666	—	—	—	—	—
PCCW Media International Limited(s)	6,577,459	—	—	14.4%	4.0%	6,577,459	—	—	—	—	—	—
E Capital (Select) Limited(9)	320,842	—	715,156	2.3%	*	1,035,998	—	—	—	—	—	—
Prashant Aggarwal(10)	561,710	—	—	1.2%	*	561,710	—	—	—	—	—	—
Shaun Kraft(11)	721,164	—	—	1.6%	*	451,870	—	269,294	—	—	*	*
Rohith Murthy(12)	237,569	—	—	*	*	117,464	—	—	—	—	—	—
Marc Syz(13)	125,383	—	—	*	*	4,010	—	5,000	—	—	*	*
BTIG, LLC(14)	325,000	—	—	*	*	325,000	—	—	—	—	—	—
Daniel Wong(15)	1,600,000	—	—	3.5%	*	1,600,000	—	—	—	—	—	—
John R Hass(16)	5,000	—	—	*	*	5,000	—	—	—	—	—	—
Samuel Altman(17)	5,000	—	—	*	*	5,000	—	—	—	—	—	—
In Joon Hwang(18)	5,000	—	—	*	*	5,000	—	—	—	—	—	—
Kenneth Ng(19)	5,000	—	—	*	*	5,000	—	—	—	—	—	—
Steven Teichman(20)	50,481	594,946	—	* %	*	594,946	—	—	—	—	—	—

Notes:

*	Less than 1%.

(1)	Including PubCo Class A Ordinary Shares that the person has the right to acquire within 60 days following March 31, 2025 through the exercise of any options, warrants or other right, but not including any PubCo Class A Ordinary Shares issuable upon conversion of PubCo Class B Ordinary Shares or Preference Shares.

(2)	Each PubCo Class B Ordinary Share is convertible into an equal number of PubCo Class A Ordinary Share at any time at the option of the holder thereof (as adjusted for share subdivisions, share consolidations and similar transactions). Each Class B Ordinary Share is entitled to ten votes on all matters subject to a poll vote at general meetings of PubCo. For more details, see the section titled “Description of PubCo Securities—Ordinary Shares and Preference Shares.”

(3)	Each PubCo Preference Ordinary Share is convertible into a number of PubCo Class A Ordinary Shares at any time at the option of the holder thereof at a ratio described in the section titled “Description of PubCo Securities—Ordinary Shares and Preference Shares.” Each PubCo Preference Share is entitled to a number of votes equal to the number of PubCo Class A Ordinary Shares (rounded down to the nearest whole number) into which such PubCo Preference Share is convertible as of the record date for such vote or, if there is no specified record date, as of the date of such vote.

(4)	The percentage of beneficial ownership is calculated based on 28,653,467 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding as of December 31, 2024.

(5)	Percentage of total voting power represents voting power with respect to all PubCo Shares, as a single class.

(6)	Includes (i) 12,659,892 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of PubCo Class B Ordinary Shares, (ii) 6,449,936 PubCo Sponsor Warrants, (iii) 6,449,936 PubCo Class A Ordinary Shares issuable upon the exercise of the PubCo Sponsor Warrants, which may be exercised 30 days after Closing, (iv) 451,839 PubCo Class A Ordinary Shares, and (v) 594,946 PubCo Class A Ordinary Shares issuable upon the conversion of the same number of PubCo Class B Ordinary Shares that are subject to potential transfer by Mr. Teichman to Sponsor for no consideration. The percentages of beneficial ownership and voting power do not into account any PubCo Shares that Sponsor may sell or forfeit pursuant to the Sponsor Support Agreement and the Non-Redemption Deeds, under certain circumstances described therein. Bridgetown LLC is a Cayman Islands limited liability company, the ultimate beneficial owner of which is Mr. Li. Mr. Li, by virtue of his indirect ownership of Bridgetown LLC, may be deemed to beneficially own the aforementioned PubCo securities. Mr. Li disclaims beneficial ownership of the aforementioned PubCo securities other than to the extent of any pecuniary interest in such securities. The business address of Bridgetown LLC is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(7)	Includes (i) 7,212,571 PubCo Class A Ordinary Shares and 1,692,419 PubCo Preference Shares directly held by EIHL, (ii) 1,566,817 PubCo Class A Ordinary Shares issuable to EIHL upon the exercise of warrants to purchase PubCo Class A Ordinary Shares and (iii) 1,666,666 PubCo Public Warrants directly held by EIHL. EIHL is a member of the FWD group. Mr. Li, by virtue of his indirect majority ownership of the FWD group, may be deemed to beneficially own the aforementioned ordinary shares, preference shares and warrants. Mr. Li disclaims beneficial ownership of the aforementioned ordinary shares, preference shares and warrants other than to the extent of any pecuniary interest in such securities. The business address of EIHL is P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Island.

(8)	Includes 6,577,459 PubCo Class A Ordinary Shares held by PMIL. PMIL is a wholly-owned subsidiary of PCCW Limited, the shares of which are listed in Hong Kong. The board of directors of PCCW Limited has voting and investment power over the aforementioned shares. Based on the public disclosure of PCCW Limited, Mr. Li is the Chairman and an Executive Director of PCCW Limited. Mr. Li is the founder of certain trusts, including discretionary trusts in which he can influence how the trustees of such trusts exercise discretion. Through other entities that he directly or indirectly owns, and the trusts, Mr. Li has an interest in an aggregate of 2,391,129,358 shares of PCCW Limited (representing approximately 30.89% of PCCW Limited). The board of directors of PCCW Limited consists of Mr. Li, Susanna Hon Hing Hui, Edmund Sze Wing Tse, GBS, Shusen Meng, Fang Wang, David Zhe Wei, Aman Mehta, Frances Waikwun Wong, Bryce Wayne Lee, Lars Eric Nils Rodert, David Christopher Chance and Sharhan Mohamed Muhseen Mohamed. The business address of PMIL is 41st Floor, PCCW Tower, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

(9)	Includes 320,842 PubCo Class A Ordinary Shares and 715,156 PubCo Preference Shares directly held by E Capital. The board of directors of E Capital has voting and investment power over such shares. Mr. Li, by virtue of his indirect ownership of E Capital, may be deemed to be the beneficial owner of the aforementioned PubCo securities. Mr. Li disclaims beneficial ownership of these shares other than to the extent of any pecuniary interest in such shares. The registered address of E Capital is c/o Vistra (Cayman) Limited, P. O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands.

(10)	Includes 561,710 PubCo Class A Ordinary Shares directly held by Mr. Aggarwal.

(11)	Includes (i) 704,067 PubCo Class A Ordinary Shares directly held by Mr. Kraft and (ii) 17,097 PubCo Class A Ordinary Shares issuable to Mr. Kraft upon the exercise of warrants to purchase PubCo Class A Ordinary Shares.

(12)	Includes (i) 1,536 PubCo Class A Ordinary Shares directly held by Mr. Murthy, (ii) 11,607 PubCo Class A Ordinary Shares issuable to Mr. Murthy upon the exercise of warrants to purchase PubCo Class A Ordinary Shares, (iii) 194,085 PubCo Class A Ordinary Shares underlying the same number of options, which are exercisable at Mr. Murthy’s option and (iv) 30,341 PubCo Class A Ordinary Shares held indirectly through the Company’s Equity Plan administrator.. The business address of Mr. Murthy is 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore.

(13)	Includes 9,010 PubCo Class A Ordinary Shares directly held by Mr. Syz and 116,373 PubCo Class A Ordinary Shares held indirectly through the Company’s Equity Plan administrator. Mr. Syz’s business address is Dreikönigstrasse 12, 8027 Zürich.

(14)	Includes 325,000 PubCo Class A Ordinary Shares held by BTIG, LLC. The registered address of BTIG, LLC is 600 Montgomery Street, 6th Floor, San Francisco, CA 94111. BTIG, LLC has sole voting and dispositive power over the securities held.

(15)	Represents 1,600,000 PubCo Class A Ordinary Shares held by Daniel Wong pursuant to the Schedule 13G filed with the SEC on February 2, 2024, disclosing the number of shares as of December 31, 2023. The business address of Daniel Wong is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(16)	Includes 5,000 PubCo Class A Ordinary Shares held by John R. Hass, a director of Bridgetown. The business address of John R. Hass is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(17)	Includes 5,000 PubCo Class A Ordinary Shares held by Samuel Altman, a director of Bridgetown. The business address of Samuel Altman is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(18)	Includes 5,000 PubCo Class A Ordinary Shares held by In Joon Hwang, a director of Bridgetown. The business address of In Joon Hwang is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(19)	Includes 5,000 PubCo Class A Ordinary Shares held by Kenneth Ng, an advisor to Bridgetown. The business address of Kenneth Ng is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(20)	Includes 50,481 PubCo Class A Ordinary Shares held by Mr. Teichman indirectly through the Company’s Equity Plan administrator and 594,946 PubCo Class B Ordinary Shares held by Steven Teichman, an advisor to Bridgetown. Pursuant to a letter agreement, dated September 8, 2023, between Mr. Teichman and Sponsor, (i) Mr. Teichman has agreed to transfer, for nil consideration, any or all of his 594,946 PubCo Class B Ordinary Shares to Sponsor within five business days upon receipt of a written notice from Sponsor, which may be issued at any time by Sponsor, in accordance with such notice; (ii) Mr. Teichman has agreed not to transfer any such shares to any party, other than Sponsor, without the prior written consent of Pacific Century, an affiliate of Sponsor (a “PCG Consent”); and (iii) any such shares that have been transferred by Mr. Teichman to a third party in accordance with a PCG Consent are not subject to re-transfer to Sponsor. The business address of Steven Teichman is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 26,282,971 PubCo Class A Ordinary Shares issuable upon the exercise of the warrants offered hereby. We are also registering the resale of (i) up to 42,988,598 PubCo Class A Ordinary Shares and (ii) up to 8,116,602 PubCo Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder, except with respect to amounts received by us upon exercise of our warrants to the extent such warrants are exercised for cash. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The term Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or warrants on any stock exchange, market or trading facility on which the shares or warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or warrants:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our ordinary shares or warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares or warrants short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of ordinary shares or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares or warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, our ordinary shares or warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares or warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares or warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares or warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

With respect to those Registered Securities being registered herein, we and the Selling Securityholders have agreed to indemnify or hold harmless each other and certain related persons against certain liabilities, including certain liabilities under the Securities Act.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Certain Selling Securityholders named in this prospectus have entered into lock-up agreements. See “Securities Eligible for Future Sales—Lock-Up Agreements.”

SECURITIES ELIGIBLE FOR FUTURE SALES

As of December 31, 2024, there were 28,653,467 PubCo Class A Ordinary Shares, 13,254,838 PubCo Class B Ordinary Shares and 2,407,575 PubCo Preference Shares issued and outstanding.

Sales of substantial amounts of the PubCo Class A Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Class A Ordinary Shares.

Lock-up Agreements

Pursuant to a company holders support agreement and deed dated May 25, 2023, certain shareholders of PubCo have agreed not to, without the prior written consent of the PubCo Board, transfer (i) certain of their PubCo Class A Ordinary Shares, PubCo Preference Shares and PubCo Class A Warrants, (ii) any PubCo Class A Ordinary Shares received by them upon the exercise of such warrants or (iii) any other equity security of PubCo issued or issuable to them with respect to any securities referenced in sub-clauses (i) and (ii) by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction for a period commencing on the Closing Date and ending on the earliest of: (i) the date falling six months after the Closing Date; (ii) the date on which the last reported sale price of PubCo Class A Ordinary Shares equals or exceeds US$12.00 per share (subject to an equitable adjustment to reflect the effect of any share subdivisions, share consolidations, share dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change) for any 10 consecutive trading days within any period commencing at least 150 days after the Closing Date; and (iii) the date of the completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo securities for cash, securities or other property (other than solely for equity securities of PubCo) following the Closing Date, subject to certain exceptions. These PubCo Class A Ordinary Shares and the PubCo Class A Ordinary Shares issuable upon the conversion of these PubCo Preference Shares and the exercise of these PubCo Class A Warrants are part of the Registered Securities being offered for resale under this prospectus. Pursuant to a sponsor support agreement and deed dated May 25, 2023, Sponsor has agreed to the same lock-up terms described above with respect to its 451,839 PubCo Class A Ordinary Shares, 12,659,892 PubCo Class B Ordinary Shares and 6,449,936 PubCo Sponsor Warrants. These PubCo Class A Ordinary Shares and the PubCo Class A Ordinary Shares issuable upon the conversion of these PubCo Class B Shares and the exercise of these PubCo Sponsor Warrants are part of the Registered Securities being offered for resale under this prospectus. As of the date of this prospectus, all contractual resale restrictions described in this paragraph have expired.

In addition, under the sponsor support agreement, Sponsor has agreed to subject 2,000,000 of its PubCo Class B Ordinary Shares (the “Earn-Out Shares”) to potential forfeiture, with such potential forfeiture lapsing, and the Earn-Out Shares vesting in Sponsor, if the 20-day volume weighted average trading price of PubCo Class A Ordinary Shares on the 2nd, 4th, 6th, 8th or 10th anniversary of the Closing Date is equal to or exceeds $10.00 per PubCo Class A Ordinary Share. Furthermore, pursuant to the Non-Redemption Deeds in favor of each of FWD Life Insurance Public Company and FWD Life Insurance Company, Limited, both of which assigned their rights under the Non-Redemption Deeds to EIHL on October 10, 2023, Sponsor has agreed to a lock-up of its 451,839 PubCo Class A Ordinary Shares and 10,659,892 PubCo Class B Ordinary Shares for a maximum period of five years following the Closing Date in connection with its obligations under the Non-Redemption Deeds, subject to the terms and conditions of the Non-Redemption Deeds.

Mr. Daniel Wong, Bridgetown’s former Chief Executive Officer, Chief Financial Officer and director, has also agreed to (i) a lock-up of 1,460,000 of his 1,600,000 PubCo Class A Ordinary Shares for the same period of time as the 451,839 PubCo Class A Ordinary Shares and 10,659,892 PubCo Class B Ordinary Shares of Sponsor are subject to a lock-up under the Non-Redemption Deeds, subject to a maximum period of five years following the Closing Date, and (ii) a lock-up of his 1,600,000 PubCo Class A Ordinary Shares pursuant to a letter agreement dated October 15, 2020, as amended on May 25, 2023 (the “Insider Letter”), pursuant to which he shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of these shares until the earlier of (A) six months after the Closing Date or (B) (x) if the last sale price of PubCo Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. John R. Hass, Samuel Altman, In Joon Hwang, Kenneth Ng and Steven Teichman, directors and/or advisors of Bridgetown who together hold an aggregate of 20,000 PubCo Class A Ordinary Shares and 594,946 PubCo Class B Ordinary Shares, have also agreed to the lock-up terms of the Insider Letter. These shares of Messrs. Wong, Hass, Altman, Hwang, Ng and Teichman are part of the Registered Securities being offered for resale under this prospectus. As of the date of this prospectus, all contractual resale restrictions described under (ii) in this paragraph have expired.

In addition, certain non-affiliate shareholders of PubCo holding an aggregate of 31,813 PubCo Class A Ordinary Shares, which are not part of the Registered Securities, have agreed not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or agree to dispose of, directly or indirectly, any of such shares without the prior written consent of the PubCo Board (other than in connection with any sale of such securities to PubCo to cover any applicable taxes due upon the issuance of the PubCo securities thereunder) during the period commencing from the Closing Date and ending on the date falling six months after the Closing Date. All PubCo Class A Ordinary Shares issuable upon the exercise of PubCo Options that were outstanding on the Closing Date, an aggregate of 104,321 of which are part of the Registered Securities being offered for resale under this prospectus, are also subject to the same lock-up terms. As of the date of this prospectus, all contractual resale restrictions described in this paragraph have expired.

As certain restrictions have recently expired or will expire, some securities originally subject to the lock-up agreements above have become or will become eligible for resale.

Registration Rights

Concurrently with the signing of the Business Combination Agreement, PubCo entered into the Registration Rights Agreement with certain shareholders of Bridgetown and CGCL, pursuant to which PubCo must use its reasonable efforts to cause the registration statement of which this prospectus is a part (“Form F-1 Shelf”) to be declared effective as soon as practicable after filing. Following the filing of the Form F-1 Shelf, PubCo has agreed to use reasonable efforts to convert the Form F-1 Shelf to a shelf registration on Form F-3, and/or to file and cause to become effective a shelf registration on Form F-3, as soon as practicable and in any event within 45 days after PubCo is eligible to use Form F-3. Holders of at least 20% of the then outstanding registrable securities and Sponsor may make up to three demands for an underwritten offering of all or any portion of their registrable securities pursuant to the shelf, and other significant holders listed in the Registration Rights Agreement may make one such demand; provided that PubCo will only be required to effectuate two underwritten takedowns pursuant to any such demands within the first year following the Closing, or one underwritten takedown within any three-month period for the period commencing one year after the Closing Date. In addition, holders of registrable securities have certain “piggy-back” registration rights, with certain customary exceptions. PubCo will bear all costs and expenses incurred in connection with the filing of any such registration statements.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted PubCo Shares or PubCo Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted PubCo Shares or PubCo Warrants for at least six months but who are PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent of the total number of PubCo Class A Ordinary Shares then issued and outstanding; or

●	the average weekly reported trading volume of the PubCo Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by PubCo’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which was filed on October 20, 2023, reflecting its status as an entity that is not a shell company.

Regulation S

Regulation S under the Securities Act provides a safe harbor from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the safe harbor for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the safe harbor for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

LEGAL MATTERS

The validity of PubCo Class A Ordinary Shares will be passed on for MoneyHero Limited by Walkers (Singapore) Limited Liability Partnership. The validity of PubCo Warrants, as to matters of U.S. law, will be passed upon for MoneyHero Limited by Cooley LLP.

EXPERTS

The consolidated financial statements of MoneyHero Limited at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The registered address of Ernst & Young is 27/F, One Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

ENFORCEABILITY OF CIVIL LIABILITY

PubCo is a Cayman Islands exempted company. Accordingly, you may have difficulty serving legal process within the United States upon PubCo. You may also have difficulty enforcing, both in and outside the United States, judgments obtained in U.S. courts against PubCo in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, PubCo may be served with process in the United States with respect to actions against them arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of their securities by serving their U.S. agent irrevocably appointed for that purpose. For more information, see “Risk Factors—Risks Related to PubCo and Its Securities—Because PubCo is incorporated under the laws of the Cayman Islands and conducts substantially all of its operations outside of the United States, and all of PubCo’s directors and executive officers reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.”

In addition, several of PubCo’s directors, officers and members of senior management, including but not limited to Kenneth Chan, Derek Fong, Susanna Lee and Daniel Wang, are located in Hong Kong, which makes it more difficult to serve legal process within the United States upon these individuals. In addition, there may be significant legal and other obstacles in Hong Kong to providing information needed for regulatory investigations or litigation initiated by regulators outside Hong Kong, which could make it more difficult to conduct investigations or collect evidence within Hong Kong. Furthermore, courts in Hong Kong may recognize and enforce judgments from courts in other jurisdictions in accordance with Hong Kong laws based either on the ordinances of Hong Kong or common law principles. Currently, except for the arrangement with Mainland China, Hong Kong has not entered into any multilateral convention or bilateral treaty regarding the recognition and enforcement of foreign court judgments nor is Hong Kong a party to any international treaties/conventions relevant to the enforcement of foreign court judgments, including with the United States or the Cayman Islands. Therefore, foreign judgments obtained from courts in the United States or the Cayman Islands can only be enforced in Hong Kong in accordance with common law principles, which entails issuing fresh proceedings in Hong Kong based on the foreign judgment. As a result, it may be more difficult to enforce, both in and outside the United States, judgments obtained in U.S. courts against these individuals in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws, or to bring an original action before a Hong Kong court to enforce liabilities against these individuals based upon U.S. federal securities laws. For more information, see “Risk Factors—Risks Related to Doing Business in Hong Kong—There may be difficulties in effecting service of legal process, conducting investigations, collecting evidence, enforcing foreign judgments or bringing original actions in Hong Kong based on United States or other foreign laws against PubCo’s directors, officers and members of senior management who are located in Hong Kong.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

As a foreign private issuer within the meaning of the rules under the Exchange Act, PubCo is required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. You may access information on PubCo at the SEC website, containing reports and other information, at: http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

MONEYHERO LIMITED

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of MoneyHero Limited.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of MoneyHero Limited (the Company) as of December 31, 2024 and 2023, the related consolidated statements of loss and other comprehensive income/(loss), changes in equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young

We have served as the Company’s auditor since 2015.

Hong Kong, The People’s Republic of China

May 6, 2025

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF LOSS AND OTHER COMPREHENSIVE INCOME/(LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Notes	2024	2023	2022
		US$	US$	US$

REVENUE	5	79,510,746	80,671,081	68,132,256

Cost and expenses:
Cost of revenue		(46,179,969)	(43,929,982)	(33,881,248)
Advertising and marketing expenses		(21,618,803)	(16,244,958)	(16,473,378)
Technology costs		(7,427,086)	(9,522,437)	(6,554,254)
Employee benefit expenses		(24,150,614)	(24,931,493)	(34,289,879)
General, administrative and other operating expenses		(15,542,864)	(16,725,243)	(13,854,809)
Foreign exchange differences, net		(4,783,117)	656,605	(4,051,710)

Operating loss		(40,191,707)	(30,026,427)	(40,973,022)

Other income/(expenses):
Other income	5	2,091,957	877,514	181,509
Share-based payment on listing	26	-	(67,027,178)	-
Finance costs	7	(25,472)	(19,028,007)	(7,800,597)
Changes in fair value of financial instruments		446,811	(57,333,432)	(1,101,484)

LOSS BEFORE TAX	6	(37,678,411)	(172,537,530)	(49,693,594)

Income tax (expense)/credit	9	(108,928)	(62,983)	251,779

LOSS FOR THE YEAR		(37,787,339)	(172,600,513)	(49,441,815)

OTHER COMPREHENSIVE INCOME/(LOSS)

Other comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods (net of tax):
Exchange differences on translation of foreign operations		3,738,760	(820,391)	3,088,057

Other comprehensive income/(loss) that will not be reclassified to profit or loss in subsequent periods (net of tax):
Remeasurement gains/(losses) on defined benefit plan		11,731	(29,965)	42,103

OTHER COMPREHENSIVE INCOME/(LOSS) FOR THE YEAR, NET OF TAX		3,750,491	(850,356)	3,130,160

TOTAL COMPREHENSIVE LOSS FOR THE YEAR, NET OF TAX		(34,036,848)	(173,450,869)	(46,311,655)

LOSS PER SHARE ATTRIBUTABLE TO ORDINARY EQUITY HOLDERS OF THE PARENT	33

Basic and diluted		(0.94)	(17.92)	(102.43)

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS AT DECEMBER 31, 2024 AND 2023

	Notes	2024	2023
		US$	US$

NON-CURRENT ASSETS
Non-current financial asset	10	600,000	-
Intangible assets	11	1,017,983	7,294,083
Property and equipment	12	214,513	190,489
Right-of-use assets	13	743,807	589,721
Deposits	16	24,608	26,072
Total non-current assets		2,600,911	8,100,365

CURRENT ASSETS
Accounts receivable	14	13,537,896	17,236,384
Contract assets	15	11,825,444	16,024,969
Prepayments and other assets	16	10,148,983	4,855,371
Tax recoverable		63,052	388
Pledged bank deposits	17	185,336	188,745
Cash and cash equivalents	17	42,521,520	68,641,016
Total current assets		78,282,231	106,946,873

CURRENT LIABILITIES
Accounts and other payable	18	30,209,247	33,221,616
Warrant liabilities	21	1,392,997	1,839,808
Lease liabilities	13	441,878	574,630
Tax payable		32,069	-
Provisions	22	71,274	71,872
Total current liabilities		32,147,465	35,707,926

NET CURRENT ASSETS		46,134,766	71,238,947

TOTAL ASSETS LESS CURRENT LIABILITIES		48,735,677	79,339,312

NON-CURRENT LIABILITIES
Lease liabilities	13	293,672	31,431
Deferred tax liabilities	23	29,857	29,272
Provisions	22	185,274	194,260
Total non-current liabilities		508,803	254,963

NET ASSETS		48,226,874	79,084,349

continued/…

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (continued)

AS AT DECEMBER 31, 2024 AND 2023

	Notes	2024	2023
		US$	US$
EQUITY
Issued capital	24	4,363	4,200
Reserves	27	48,222,511	79,080,149

TOTAL EQUITY		48,226,874	79,084,349

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

		Issued	Share		Capital, warrant and other		Stock compensation		Retirement benefit		Exchange fluctuation		Accumulated
	Notes	capital	premium		reserves		reserve		reserve		reserve		losses		Total
		US$	US$		US$		US$		US$		US$		US$		US$

At December 31, 2023 and at January 1, 2024		4,200	368,185,898	*	12,392,314	*	35,238,071	*	39,430	*	1,645,185	*	(338,420,749	)*	79,084,349
Loss for the year		-	-		-		-		-		-		(37,787,339)		(37,787,339)
Other comprehensive loss for the year:
Exchange differences on translation of foreign operations		-	-		-		-		-		3,738,760		-		3,738,760
Remeasurement losses on defined benefit plan, net of tax		-	-		-		-		11,731		-		-		11,731

Total comprehensive loss for the year		-	-		-		-		11,731		3,738,760		(37,787,339)		(34,036,848)

Shares issued pursuant to share-based payment arrangement		159	787,437		-		(787,437)		-		-		-		159
Issuance of share for settlement of long-term employee benefit	24	4	301,765		(301,769)		-		-		-		-		-
Equity-settled share-based payment arrangements	25	-	-		-		3,179,214		-		-		-		3,179,214

At December 31, 2024		4,363	369,275,100	*	12,090,545	*	37,629,848	*	51,161	*	5,383,945	*	(376,208,088	)*	48,226,874

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (continued)

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

		Issued	Share	Capital, warrant and other		Stock compensation		Retirement benefit	Exchange fluctuation	Accumulated
	Notes	capital	premium	reserves		reserve		reserve	reserve	losses	Total
		US$	US$	US$		US$		US$	US$	US$	US$

At December 31, 2022 and at January 1, 2023		2,020	148,113,631	23,747		30,967,747		69,395	2,465,576	(165,820,236)	15,821,880
Loss for the year		-	-	-		-		-	-	(172,600,513)	(172,600,513)
Other comprehensive loss for the year:
Exchange differences on translation of foreign operations		-	-	-		-		-	(820,391)	-	(820,391)
Remeasurement losses on defined benefit plan, net of tax		-	-	-		-		(29,965)	-	-	(29,965)

Total comprehensive loss for the year		-	-	-		-		(29,965)	(820,391)	(172,600,513)	(173,450,869)

Scrip dividend for Preference Shares	24	46	(46)	-		-		-	-	-	-
Shares issued pursuant to share-based payment arrangement		3	2,358,717	-		(2,358,720)		-	-	-	-
Shares issued upon exercise of Class C warrants	21, 24	2,718	51,347,266	-		-		-	-	-	51,349,984
Capital Reorganization - Share Exchange	1, 24	(3,317)	3,317	-		-		-	-	-	-
Repurchase and cancellation of Old Class A Ordinary Shares		-	(14,170)	-		-		-	-	-	(14,170)
Capital Reorganization - Shares issued to acquire net assets of Bridgetown	26	2,497	153,544,381	-		-		-	-	-	153,546,878
Reclassification of warrant liabilities	21	-	-	12,049,646		-		-	-	-	12,049,646
Shares issued for the settlement of expenses	24(d), 25	32	499,968	-		-		-	-	-	500,000
Shares issued upon the exercise of call option for loan notes	24(c)	201	12,332,834	-		-		-	-	-	12,333,035
Reclassification of liabilities for long-term employee benefits		-	-	318,921		-		-	-	-	318,921
Equity-settled share-based payment arrangements	25	-	-	-		6,629,044		-	-	-	6,629,044

At December 31, 2023		4,200	368,185,898 *	12,392,314	*	35,238,071	*	39,430 *	1,645,185 *	(338,420,749)*	79,084,349

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (continued)

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Issued	Share		Capital, warrant and other		Stock compensation		Retirement benefit		Exchange fluctuation		Accumulated
	capital	premium		reserves		reserve		reserve		reserve		losses	Total
	US$	US$		US$		US$		US$		US$		US$	US$

At January 1, 2022	265	108,515,276		23,747		16,536,912		27,292		(622,481)		(116,378,421)	8,102,590
Loss for the year	-	-		-		-		-		-		(49,441,815)	(49,441,815)
Other comprehensive income for the year:
Exchange differences on translation of foreign operations	-	-		-		-		-		3,088,057		-	3,088,057
Remeasurement gains on defined benefit plan, net of tax	-	-		-		-		42,103		-		-	42,103

Total comprehensive loss for the year	-	-		-		-		42,103		3,088,057		(49,441,815)	(46,311,655)

Issue of shares	1,755	39,598,355		-		-		-		-		-	39,600,110
Equity-settled share-based payment arrangements	-	-		-		14,430,835		-		-		-	14,430,835

At December 31, 2022	2,020	148,113,631	*	23,747	*	30,967,747	*	69,395	*	2,465,576	*	(165,820,236)*	15,821,880

*	These reserves accounts comprise the consolidated reserves of US$48,222,511 (2023: US$79,080,149; 2022: US$15,819,860) in the consolidated statements of financial position.

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Notes	2024	2023	2022
		US$	US$	US$

CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		(37,678,411)	(172,537,530)	(49,693,594)
Adjustments for:
Finance costs	7	25,472	19,028,007	7,800,597
Interest income	5	(1,478,436)	(872,503)	(28,043)
Gain on disposal of items of property and equipment, net	5	(7,068)	(3,690)	(4,539)
Loss on lease modifications	13(c)	-	-	65,406
Depreciation of property and equipment	12	309,033	218,471	328,438
Depreciation of right-of-use assets	13(a)	712,003	743,956	871,157
Amortization of intangible assets	11	3,021,933	6,202,250	3,589,155
Impairment of intangible assets	11	4,541,074	3,105,507	1,450,781
Impairment of goodwill		-	-	4,382,926
Equity-settled share-based payment expense	6	3,179,214	6,629,044	14,430,835
Other equity-settled transactions	6	-	500,000	882,115
Share-based payment on listing	26	-	67,027,178	-
Gain on disposal of assets in Malaysian operations		(600,000)	-	-
Gain on derecognition of convertible loans and bridge loan	6	-	-	(135,031)
Changes in fair value of financial instruments, net	6	(446,811)	57,333,432	1,101,484
Other long-term employee benefits expense/(credit)	6	-	109,702	(4,951,482)
Retirement benefits expense	6	79,131	56,672	75,376
Unrealized foreign exchange difference, net		4,196,831	(895,392)	3,389,441
Provision for expected credit losses	6	112,122	3,757	-
Reversal of provision for expected credit losses	6	-	(1,558)	(14,242)

		(24,033,913)	(13,352,697)	(16,459,220)
Decrease/(increase) in accounts receivable		3,185,104	(7,396,057)	5,351,533
Increase in prepayments and other assets		(5,569,341)	(1,196,743)	(728,924)
Decrease/(increase) in contract assets		4,017,017	(4,759,157)	(2,618,240)
(Decrease)/increase in accounts and other payable		(2,340,190)	9,721,951	(98,021)
Payment for reinstatement of terminated lease		-	(33,977)	-

Cash used in operations		(24,741,323)	(17,016,680)	(14,552,872)
Interest paid		(23,700)	(48,363)	(42,130)
Income tax (paid)/refunded		(49,149)	22,338	-
Retirement benefits paid		(74,016)	-	(14,402)

Net cash flows used in operating activities		(24,888,188)	(17,042,705)	(14,609,404)

continued/…

MONEYHERO LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

FOR THE YEARS ENDED DECEMBER 31, 2024, 2023 AND 2022

	Notes	2024	2023	2022
		US$	US$	US$

CASH FLOWS FROM INVESTING ACTIVITIES
Interest received		1,467,357	859,454	15,905
Purchases of items of property and equipment	12	(337,508)	(117,337)	(254,925)
Proceeds from disposal of items of property and equipment		7,068	6,104	9,002
Additions to intangible assets	11	(1,397,149)	(2,097,621)	(4,734,550)
Decrease/(increase) in pledged bank deposits		3,409	7,138	(10,775)

Net cash flows used in investing activities		(256,823)	(1,342,262)	(4,975,343)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible loans	28	-	-	12,656,069
Proceeds from bridge loan	28	-	-	7,000,000
Settlement of bridge loan	28	-	-	(6,390,000)
Proceeds from loan notes	28	-	5,000,000	22,397,271
Proceeds from Capital Reorganization, net	26	-	91,513,464	-
Settlement of loan notes	28	-	(32,720,827)	-
Principal portion of lease payments	28	(721,892)	(730,908)	(873,308)
Proceeds received from the exercise of share options		159	-	-

Net cash flows (used in)/from financing activities		(721,733)	63,061,729	34,790,032

NET (DECREASE)/INCREASEIN CASH AND CASH EQUIVALENTS		(25,866,744)	44,676,762	15,205,285
Cash and cash equivalents at beginning of year		68,641,016	24,077,695	9,190,286
Effect of foreign exchange rate changes, net		(252,752)	(113,441)	(317,876)

CASH AND CASH EQUIVALENTS AT END OF YEAR		42,521,520	68,641,016	24,077,695

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	CORPORATE AND GROUP INFORMATION

MoneyHero Limited (the “Company”) is a limited liability company incorporated in the Cayman Islands on March 21, 2023 to facilitate the public listing (“Capital Reorganization”) of CompareAsia Group Capital Limited (“CGCL”). The registered office of the Company is located at 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The principal place of business of the Company is located at 70 Shenton Way, #18-15, EON Shenton, S079118, Singapore.

The Company and its subsidiaries (collectively, the “Group”) is primarily involved in the operation of online comparison platforms for banking, insurance and other financial products, the provision of advertising and marketing services and insurance brokerage services.

Capital Reorganization

The Capital Reorganization (see note 26) was effectuated by:

○	a special purpose acquisition company (“SPAC”) Bridgetown Holdings Limited (“Bridgetown”), incorporated in the Cayman Islands and listed on the Nasdaq Stock Market (“NASDAQ”), merging on October 12, 2023 (“Closing Date”) with Gemini Merger Sub 1 Limited, incorporated in the Cayman Islands and a directly wholly-owned subsidiary of the Company; with Gemini Merger Sub 1 Limited surviving and remaining as a wholly-owned subsidiary of the Company (“Initial Merger”);

○	Gemini Merger Sub 2 Limited, incorporated in the Cayman Islands and a directly wholly-owned subsidiary of the Company, merging with CGCL on October 12, 2023; with CGCL surviving and becoming a wholly-owned subsidiary of the Company; and

○	the Company becoming a publicly traded company on NASDAQ on October 13, 2023.

In connection with this Capital Reorganization, the Company acquired the ordinary shares, preference shares and warrants of CGCL on the Closing Date by way of exchanging 10,254,474 Class A ordinary shares and 4,450,419 Preference Shares of the Company for the 33,379,256 ordinary shares and 14,486,506 preference shares of CGCL outstanding as of the Closing Date at an exchange ratio of 0.307212 (“Share Exchange”); and exchanging 20,067,574 private warrants of the Company for 20,067,574 warrants of CGCL (“CGCL Warrants”). The Company acquired the ordinary shares and warrants of Bridgetown on the Closing Date by way of exchanging an aggregate of 24,515,133 Class A and Class B ordinary shares, 19,833,035 public warrants and 6,449,936 sponsor warrants of the Company for the 24,515,133 ordinary shares and 26,282,971 warrants of Bridgetown (“Bridgetown Warrants”), as well as the issuance of 451,839 Class A ordinary shares of the Company to settle certain working capital loans of Bridgetown, as of the Closing Date. On October 13, 2023, the Company’s ordinary shares and public warrants commenced trading on NASDAQ using the symbol “MNY” and “MNYWW”, respectively.

The Capital Reorganization is not within the scope of IFRS 3 Business Combination as Bridgetown does not meet the definition of a business in accordance with IFRS 3. The Capital Reorganization is treated as the equivalent of the Company issuing shares at the closing of the Capital Reorganization for the net assets of Bridgetown as of the Closing Date. The net assets of Bridgetown are recorded at cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of the Company’s shares issued considering a fair value of Bridgetown’s shares of US$6.15 per share (market price of Bridgetown’s ordinary shares at the Closing Date) over the fair value of Bridgetown’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares in accordance with IFRS 2 Share-based Payment.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	CORPORATE AND GROUP INFORMATION (continued)

Capital Reorganization (continued)

This amounts to approximately US$67,027,000 which is expensed to profit or loss as a share listing expense and considered non-recurring in nature.

Prior to the Capital Reorganization, the audited consolidated financial statements for the year ended December 31, 2022 were issued for CGCL, which is the predecessor to the Company for financial reporting purposes. The Company had no operations prior to the Capital Reorganization. As a result of the Capital Reorganization, CGCL became a wholly-owned subsidiary of the Company. The comparable consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 represents the consolidated financial statements of CGCL and its subsidiaries. These consolidated financial statements have been presented as a continuation of the consolidated financial information of the CGCL Group, except for the capital structure (see note 26). All information related to the numbers of ordinary and preference shares, share options and warrants disclosed in the consolidated financial statements were adjusted retrospectively to reflect the current capital structure, unless otherwise stated.

Information about subsidiaries

Particulars of the Company’s principal subsidiaries as at the date of this financial statements are as follows:

			Percentage
			of equity
	Place of		attributable to
	incorporation	Issued	the Company		Principal
Name	and business	share capital	Direct	Indirect	activities
CompareAsia Group Capital Limited	Cayman Islands	US$0.01	100	-	Investment holding

CompareAsia Group Limited	Hong Kong	HK$1	-	100	Investment holding and management services to group companies

CAG Regional Limited	Hong Kong	HK$1	-	100	Provision of management and administrative services to group companies

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	CORPORATE AND GROUP INFORMATION (continued)

Information about subsidiaries (continued)

			Percentage
			of equity
	Place of		attributable to
	incorporation	Issued	the Company		Principal
Name	and business	share capital	Direct	Indirect	activities
CAG Regional Singapore Pte. Ltd	Singapore	SGD2,059,066	-	100	Provision of information technology support and management services to group companies

Compargo Malaysia Sdn. Bhd.	Malaysia	MYR500,000	-	100	Provision of administrative services to group companies

Ekos Limited	Hong Kong	HK$1	-	100	Provision of business administration, software and technology services

Ekos Inc.	Philippines	PHP10,000,000	-	100	Provision of business administration, software and technology services

Ekos Pte. Ltd.	Singapore	SGD1	-	100	Provision of business administration, software and technology services

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	CORPORATE AND GROUP INFORMATION (continued)

Information about subsidiaries (continued)

			Percentage
			of equity
	Place of		attributable to
	incorporation	Issued	the Company		Principal
Name	and business	share capital	Direct	Indirect	activities
MoneyGuru Philippines Corporation	Philippines	PHP9,200,000	-	100	Provision of financial comparison services via online platform

MoneyHero Insurance Brokerage, Inc.	Philippines	PHP40,000,000	-	100	Provision of insurance brokerage services

MoneyHero Insurance Brokers Limited	Hong Kong	HK$17,400,000	-	100	Provision of insurance brokerage services

MoneyHero Global Limited	Hong Kong	HK$4,085,155	-	100	Provision of financial comparison services via online platform

Singsaver Insurance Brokers Pte. Ltd.	Singapore	SGD1,060,001	-	100	Provision of insurance brokerage services

Singsaver Pte. Ltd.	Singapore	SGD100,000	-	100	Provision of financial comparison services via online platform

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	CORPORATE AND GROUP INFORMATION (continued)

Information about subsidiaries (continued)

			Percentage
			of equity
	Place of		attributable to
	incorporation	Issued	the Company		Principal
Name	and business	share capital	Direct	Indirect	activities
Seedly Pte. Ltd	Singapore	SGD2,950,181	-	100	An online platform specializing in personal finance community and product comparison

理財一零一有限公司 (Money101 Limited*)	Taiwan	TWD5,000,000	-	100	Provision of financial comparison services via online platform

*	English translation for identification purpose only

2.1	BASIS OF PREPARATION

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”). They have been prepared under the historical cost convention except for the warrants and non-current financial asset that are stated at their fair value as explained in the accounting policies set out in note 2.4. The financial statements are presented in United States dollars (“US$”).

The Group has prepared the financial statements on the basis that it will continue to operate as a going concern.

Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. A subsidiary is an entity (including a structured entity), directly or indirectly, controlled by the Company. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee (i.e., existing rights that give the Group the current ability to direct the relevant activities of the investee).

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.1	BASIS OF PREPARATION (continued)

Basis of consolidation (continued)

Generally, there is a presumption that a majority of voting rights results in control. When the Company has, directly or indirectly, less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

(a)	the contractual arrangement with the other vote holders of the investee;

(b)	rights arising from other contractual arrangements; and

(c)	the Group’s voting rights and potential voting rights.

The financial statements of the subsidiaries are prepared for the same reporting period as the Company, using consistent accounting policies. The results of subsidiaries are consolidated from the date on which the Group obtains control and continue to be consolidated until the date that such control ceases.

Profit or loss and each component of other comprehensive income/(loss) are attributed to the owners of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control described above. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Group loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, any non-controlling interest and exchange fluctuation reserves; and recognizes the fair value of any investment retained and any resulting surplus or deficit in profit or loss. The Group’s share of components previously recognized in other comprehensive income/(loss) is reclassified to profit or loss or accumulated losses, as appropriate, on the same basis as would be required if the Group had directly disposed of the related assets or liabilities.

2.2	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES

The Group has adopted the following revised IFRSs for the first time for the current year’s financial statements.

Amendments to IFRS 16	Lease Liability in a Sale and Leaseback
Amendments to IAS 1	Classification of Liabilities as Current or Non-current (the “2020 Amendments”)
Amendments to IAS 1	Non-current Liabilities with Covenants (the “2022 Amendments”)
Amendments to IAS 7 and IFRS 7	Supplier Finance Arrangements

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.2	CHANGES IN ACCOUNTING POLICIES AND DISCLOSURES (continued)

The nature and the impact of the revised IFRSs are described below:

(a)	Amendments to IFRS 16 specify the requirements that a seller-lessee uses in measuring the lease liability arising in a sale and leaseback transaction to ensure the seller-lessee does not recognize any amount of the gain or loss that relates to the right of use it retains. Since the Group has no sale and leaseback transactions with variable lease payments that do not depend on an index or a rate occurring from the date of initial application of IFRS 16, the amendments did not have any impact on the financial position or performance of the Group.

(b)	The 2020 Amendments clarify the requirements for classifying liabilities as current or non-current, including what is meant by a right to defer settlement and that a right to defer must exist at the end of the reporting period. Classification of a liability is unaffected by the likelihood that the entity will exercise its right to defer settlement. The amendments also clarify that a liability can be settled in its own equity instruments, and that only if a conversion option in a convertible liability is itself accounted for as an equity instrument would the terms of a liability not impact its classification. The 2022 Amendments further clarify that, among covenants of a liability arising from a loan arrangement, only those with which an entity must comply on or before the reporting date affect the classification of that liability as current or non-current. Additional disclosures are required for non-current liabilities that are subject to the entity complying with future covenants within 12 months after the reporting period.

The Group has reassessed the terms and conditions of its liabilities as at January 1, 2023 and 2024 and concluded that the classification of its liabilities as current or non-current remained unchanged upon initial application of the amendments. Accordingly, the amendments did not have any impact on the financial position or performance of the Group.

(c)	Amendments to IAS 7 and IFRS 7 clarify the characteristics of supplier finance arrangements and require additional disclosure of such arrangements. The disclosure requirements in the amendments are intended to assist users of financial statements in understanding the effects of supplier finance arrangements on an entity’s liabilities, cash flows and exposure to liquidity risk. As the Group does not have supplier finance arrangements, the amendments did not have any impact on the Group’s financial statements.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.3	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS

The Group has not applied the following new and revised IFRSs, that have been issued but are not yet effective, in these financial statements. The Group intends to apply these new and revised IFRSs, if applicable, when they become effective.

IFRS 18	Presentation and Disclosure in Financial Statements[3]
IFRS 19	Subsidiaries without Public Accountability: Disclosures[3]
Amendments to IFRS 9 and IFRS 7	Amendments to the Classification and Measurement of Financial Instruments[2]
Amendments to IFRS 10 and IAS 28	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture[4]
Amendments to IAS 21	Lack of Exchangeability[1]
Annual Improvements to IFRS Accounting Standards - Volume 11	Amendments to IFRS 1, IFRS 7, IFRS 9, IFRS 10 and IAS 7[2]
Amendments to IFRS 9 and IFRS 7	Contracts Referencing Nature-dependent Electricity[2]

[1]	Effective for annual periods beginning on or after January 1, 2025
[2]	Effective for annual periods beginning on or after January 1, 2026
[3]	Effective for annual/reporting periods beginning on or after January 1, 2027
[4]	No mandatory effective date yet determined but available for adoption

Further information about those IFRSs that are expected to be applicable to the Group is described below.

IFRS 18 replaces IAS 1 Presentation of Financial Statements. While a number of sections have been brought forward from IAS 1 with limited changes, IFRS 18 introduces new requirements for presentation within the statement of profit or loss, including specified totals and subtotals. Entities are required to classify all income and expenses within the statement of profit or loss into one of the five categories: operating, investing, financing, income taxes and discontinued operations and to present two new defined subtotals. It also requires disclosures about management-defined performance measures in a single note and introduces enhanced requirements on the grouping (aggregation and disaggregation) and the location of information in both the primary financial statements and the notes. Some requirements previously included in IAS 1 are moved to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors, which is renamed as IAS 8 Basis of Preparation of Financial Statements. As a consequence of the issuance of IFRS 18, limited, but widely applicable, amendments are made to IAS 7 Statement of Cash Flows, IAS 33 Earnings per Share and IAS 34 Interim Financial Reporting. In addition, there are minor consequential amendments to other IFRSs. IFRS 18 and the consequential amendments to other IFRSs are effective for annual periods beginning on or after January 1, 2027 with earlier application permitted. Retrospective application is required. The Group is currently analyzing the new requirements and assessing the impact of IFRS 18 on the presentation and disclosure of the Group’s financial statements.

IFRS 19 allows eligible entities to elect to apply reduced disclosure requirements while still applying the recognition, measurement and presentation requirements in other IFRSs. To be eligible, at the end of the reporting period, an entity must be a subsidiary as defined in IFRS 10 Consolidated Financial Statements, cannot have public accountability and must have a parent (ultimate or intermediate) that prepares consolidated financial statements available for public use which comply with IFRSs. Earlier application is permitted. As the Company is a listed company, it is not eligible to elect to apply IFRS 19. Some of the Company’s subsidiaries are considering the application of IFRS 19 in their specified financial statements.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.3	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS (continued)

Amendments to IFRS 9 and IFRS 7 Amendments to the Classification and Measurement of Financial Instruments clarify the date on which a financial asset or financial liability is derecognized and introduce an accounting policy option to derecognize a financial liability that is settled through an electronic payment system before the settlement date if specified criteria are met. The amendments clarify how to assess the contractual cash flow characteristics of financial assets with environmental, social and governance and other similar contingent features. Moreover, the amendments clarify the requirements for classifying financial assets with non-recourse features and contractually linked instruments. The amendments also include additional disclosures for investments in equity instruments designated at fair value through other comprehensive income and financial instruments with contingent features. The amendments shall be applied retrospectively with an adjustment to opening accumulated losses (or other component of equity) at the initial application date. Prior periods are not required to be restated and can only be restated without the use of hindsight. Earlier application of either all the amendments at the same time or only the amendments related to the classification of financial assets is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

Amendments to IFRS 9 and IFRS 7 Contracts Referencing Nature-dependent Electricity clarify the application of the “own-use” requirements for in-scope contracts and amend the designation requirements for a hedged item in a cash flow hedging relationship for in-scope contracts. The amendments also include additional disclosures that enable users of financial statements to understand the effects these contracts have on an entity’s financial performance and future cash flows. The amendments relating to the own-use exception shall be applied retrospectively. Prior periods are not required to be restated and can only be restated without the use of hindsight. The amendments relating to the hedge accounting shall be applied prospectively to new hedging relationships designated on or after the date of initial application. Earlier application is permitted. The amendments to IFRS 9 and IFRS 7 shall be applied at the same time. The amendments are not expected to have any significant impact on the Group’s financial statements.

Amendments to IFRS 10 and IAS 28 address an inconsistency between the requirements in IFRS 10 and in IAS 28 in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The amendments require a full recognition of a gain or loss resulting from a downstream transaction when the sale or contribution of assets constitutes a business. For a transaction involving assets that do not constitute a business, a gain or loss resulting from the transaction is recognized in the investor’s profit or loss only to the extent of the unrelated investor’s interest in that associate or joint venture. The amendments are to be applied prospectively and are not expected to have any significant impact on the Group’s financial statements.

Amendments to IAS 21 specify how an entity shall assess whether a currency is exchangeable into another currency and how it shall estimate a spot exchange rate at a measurement date when exchangeability is lacking. The amendments require disclosures of information that enable users of financial statements to understand the impact of a currency not being exchangeable. Earlier application is permitted. When applying the amendments, an entity cannot restate comparative information. Any cumulative effect of initially applying the amendments shall be recognized as an adjustment to the opening balance of retained profits or to the cumulative amount of translation differences accumulated in a separate component of equity, where appropriate, at the date of initial application. The amendments are not expected to have any significant impact on the Group’s financial statements.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.3	ISSUED BUT NOT YET EFFECTIVE INTERNATIONAL FINANCIAL REPORTING STANDARDS (continued)

Annual Improvements to IFRS Accounting Standards – Volume 11 set out amendments to IFRS 1, IFRS 7 (and the accompanying Guidance on implementing IFRS 7), IFRS 9, IFRS 10 and IAS 7. Details of the amendments that are expected to be applicable to the Group are as follows:

●	IFRS 7 Financial Instruments: Disclosures: The amendments have updated certain wording in paragraph B38 of IFRS 7 and paragraphs IG1, IG14 and IG20B of the Guidance on implementing IFRS 7 for the purpose of simplification or achieving consistency with other paragraphs in the standard and/or with the concepts and terminology used in other standards. In addition, the amendments clarify that the Guidance on implementing IFRS 7 does not necessarily illustrate all the requirements in the referenced paragraphs of IFRS 7 nor does it create additional requirements. Earlier application is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

●	IFRS 9 Financial Instruments: The amendments clarify that when a lessee has determined that a lease liability has been extinguished in accordance with IFRS 9, the lessee is required to apply paragraph 3.3.3 of IFRS 9 and recognize any resulting gain or loss in profit or loss. In addition, the amendments have updated certain wording in paragraph 5.1.3 of IFRS 9 and Appendix A of IFRS 9 to remove potential confusion. Earlier application is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

●	IFRS 10 Consolidated Financial Statements: The amendments clarify that the relationship described in paragraph B74 of IFRS 10 is just one example of various relationships that might exist between the investor and other parties acting as de facto agents of the investor, which removes the inconsistency with the requirement in paragraph B73 of IFRS 10. Earlier application is permitted. The amendments are not expected to have any significant impact on the Group’s financial statements.

●	IAS 7 Statement of Cash Flows: The amendments replace the term “cost method” with “at cost” in paragraph 37 of IAS 7 following the prior deletion of the definition of “cost method”. Earlier application is permitted. The amendments are not expected to have any impact on the Group’s financial statements.

Amendments to IFRS 9 and IFRS 7 Contracts Referencing Nature-dependent Electricity only apply to contracts that reference nature-dependent electricity. These are contracts that expose an entity to variability in an underlying amount of electricity because the source of electricity generation depends on uncontrollable natural conditions, typically associated with renewable electricity sources such as sun and wind (‘in-scope contracts’). Contracts referencing nature-dependent electricity include contracts to buy or sell nature-dependent electricity, as well as financial instruments that reference such electricity. The amendments cannot be applied by analogy to other contracts, items or transactions. The amendments are not expected to have any significant impact on the Group’s financial statements.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES

Fair value measurement

The Group measures equity investment as equity investments designated at fair value through other comprehensive income and warrant liabilities at fair value at the end of each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 – based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 – based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Impairment of non-financial assets

Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. An impairment loss is charged to profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.

An assessment is made at the end of each reporting period as to whether there is an indication that previously recognized impairment losses may no longer exist or may have decreased. If such an indication exists, the recoverable amount is estimated. A previously recognized impairment loss of an asset is reversed only if there has been a change in the estimates used to determine the recoverable amount of that asset, but not to an amount higher than the carrying amount that would have been determined (net of any depreciation/amortization) had no impairment loss been recognized for the asset in prior years. A reversal of such an impairment loss is credited to profit or loss in the period in which it arises.

Related parties

A party is considered to be related to the Group if:

(a)	the party is a person or a close member of that person’s family and that person

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of the key management personnel of the Group or of a parent of the Group;

or

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Related parties (continued)

(b)	the party is an entity where any of the following conditions applies:

(i)	the entity and the Group are members of the same group;

(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii)	the entity and the Group are joint ventures of the same third party;

(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)	the entity is controlled or jointly controlled by a person identified in (a);

(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the parent of the Group.

Property and equipment and depreciation

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. The cost of an item of property and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

Expenditure incurred after items of property and equipment have been put into operation, such as repairs and maintenance, is normally charged to profit or loss in the period in which it is incurred. In situations where the recognition criteria are satisfied, the expenditure for a major inspection is capitalized in the carrying amount of the asset as a replacement. Where significant parts of property and equipment are required to be replaced at intervals, the Group recognizes such parts as individual assets with specific useful lives and depreciates them accordingly.

Depreciation is calculated on the straight-line basis to write off the cost of each item of property and equipment to its residual value over its estimated useful life. The estimated useful lives used for this purpose are as follows:

Leasehold improvements	Over the shorter of the lease terms and 2 to 3 years
Furniture, fixtures and office equipment	3 to 5 years
Computer equipment	2 to 3 years

Where parts of an item of property and equipment have different useful lives, the cost of that item is allocated on a reasonable basis among the parts and each part is depreciated separately. Residual values, useful lives and the depreciation method are reviewed, and adjusted if appropriate, at least at each financial year end.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Property and equipment and depreciation (continued)

An item of property and equipment including any significant part initially recognized is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on disposal or retirement recognized in profit or loss in the year the asset is derecognized is the difference between the net sales proceeds and the carrying amount of the relevant asset.

Intangible assets

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

An intangible asset is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of loss and other comprehensive income/(loss).

Development costs

The Group undertakes research and development activities and incurs corresponding expenditures with a view to improving its existing platforms. Expenditures on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss as incurred.

Expenditures on development activities, whereby research findings are applied to a plan or a design for substantially enhanced platform, are capitalized if the enhanced platform are technically and commercially feasible, the Group intends to complete and has sufficient resources to complete development, future economic benefits are probable and the Group can reliably measure the expenditures attributable to the intangible asset during its development.

The expenditures capitalized includes contractor costs and direct labor costs. Capitalized development expenditures are stated at cost less any impairment losses and are amortized using the straight-line basis over three or five years, commencing from the date when the intangible asset is available for use. Other development costs that do not meet these criteria, as well as ongoing maintenance and costs associated with routine upgrades and enhancements are recognized as an expense as incurred. Subsequent expenditures on capitalized intangible assets are capitalized only when it increases the economic benefits embodied in the specific asset to which it relates. All other expenditures are expensed when incurred.

When intangible assets under development are no longer useable or development is abandoned, they are written off to their recoverable amount of nil.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Leases

The Group assesses at contract inception whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Group as a lessee

The Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Group recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

(a)	Right-of-use assets

Right-of-use assets are recognized at the commencement date of the lease (that is the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and any impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use assets are depreciated on a straight-line basis over the lease terms.

(b)	Lease liabilities

Lease liabilities are recognized at the commencement date of the lease at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for termination of a lease, if the lease term reflects the Group exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in lease payments (e.g., a change to future lease payments resulting from a change in an index or rate) or a change in assessment of an option to purchase the underlying asset.

(c)	Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to its short-term leases (that is those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the recognition exemption for leases of low-value assets to leases of office equipment and laptop computers that are considered to be of low value. Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Investments and other financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost or fair value through other comprehensive income.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of accounts receivable that do not contain a significant financing component or for which the Group has applied the practical expedient of not adjusting the effect of a significant financing component, the Group initially measures a financial asset at its fair value, plus in the case of a financial asset not at fair value through profit or loss, transaction costs. Accounts receivable that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price determined under IFRS 15 in accordance with the policies set out for “Revenue recognition” below.

In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows, while financial assets classified and measured at fair value through other comprehensive income are held within a business model with the objective of both holding to collect contractual cash flows and selling.

Purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace are recognized on the trade date, that is, the date that the Group commits to purchase or sell the asset.

Subsequent measurement

Financial assets at amortized cost (debt instruments)

Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

Financial assets designated at fair value through other comprehensive income (equity investments)

Upon initial recognition, the Group can elect to classify irrevocably its equity investment as equity investments designated at fair value through other comprehensive income when they meet the definition of equity under IAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to the statement of profit or loss. Dividends are recognized as other income in the statement of profit or loss when the right of payment has been established, except when the Group benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in other comprehensive income. Equity investments designated at fair value through other comprehensive income are not subject to impairment assessment.

Derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated statement of financial position) when:

●	the rights to receive cash flows from the asset have expired; or

●	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Derecognition of financial assets (continued)

When the Group has transferred its rights to receive cash flows from an asset or has entered a pass-through arrangement, it evaluates if, and to what extent, it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of the Group’s continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Impairment of financial assets

The Group recognizes an allowance for expected credit losses (“ECLs”) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

General approach

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Group assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward-looking information. The Group considers that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

The Group considers a financial asset to be in default when contractual payments are 90 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when to be internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Impairment of financial assets (continued)

General approach (continued)

Financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for accounts receivable and contract assets which apply the simplified approach as detailed below.

Stage 1 – Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 – Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 – Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For accounts receivable and contract assets that do not contain a significant financing component or when the Group applies the practical expedient of not adjusting the effect of a significant financing component, the Group applies the simplified approach in calculating ECLs. Under the simplified approach, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

Financial liabilities

Initial recognition and measurement

Financial liabilities of the Group are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings and payables, as appropriate.

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Financial liabilities (continued)

Subsequent measurement

The subsequent measurement of financial liabilities depends on their classification as follows:

Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.

Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Group that are not designated as hedging instruments in hedge relationships as defined by IFRS 9. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognized in profit or loss. The net fair value gain or loss recognized in profit or loss does not include any interest charged on these financial liabilities.

Financial liabilities designated upon initial recognition as at fair value through profit or loss are designated at the initial date of recognition, and only if the criteria in IFRS 9 are satisfied. Gains or losses on liabilities designated at fair value through profit or loss are recognized in the profit or loss, except for the gains or losses arising from the Group’s own credit risk which are presented in other comprehensive income/(loss) with no subsequent reclassification to profit or loss. The net fair value gain or loss recognized in the profit or loss does not include any interest charged on these financial liabilities.

Financial liabilities at amortized cost (accounts and other payable, and loans and borrowings)

After initial recognition, accounts and other payable, and interest-bearing loans and borrowings are subsequently measured at amortized cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the effective interest rate amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in profit or loss.

Convertible loans

The component of convertible loans that exhibits characteristics of a liability is recognized as a liability in the consolidated statement of financial position, net of transaction costs. Upon issuance of convertible loans, the fair value of the liability component is determined using a market rate for an equivalent non-convertible bond; and this amount is carried as a liability on the amortized cost basis until extinguished on conversion or redemption. The remainder of the proceeds is allocated to the conversion option that is recognized and included in shareholders’ equity, net of transaction costs. The carrying amount of the conversion option is not remeasured in subsequent years. Transaction costs are apportioned between the liability and equity components of the convertible loans based on the allocation of proceeds to the liability and equity components when the instruments are first recognized.

If the conversion option of a convertible loan exhibits characteristics of an embedded derivative, on initial recognition, the derivative component of the convertible loan is bifurcated at fair value and presented as other derivative financial instruments and is subsequently measured at fair value through profit or loss. The financial liability host instrument is initially measured based on the residual of the excess of proceeds over the amount initially recognized as the embedded derivative. The financial liability host instrument is carried at amortized cost. Transaction costs for convertible loans with embedded derivatives are allocated to the liability component of the convertible loans.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled, or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and a recognition of a new liability, and the difference between the respective carrying amounts is recognized in profit or loss.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Warrant liabilities

Bridgetown Warrants which were exchanged for warrants of the Company are liability-classified. They are initially recognized at fair value on the date of exchange and are subsequently carried at fair value. Changes in fair value are recognized in the consolidated statements of loss and other comprehensive income/(loss) as “Other income/(expense)”.

Where the terms of a financial liability are renegotiated and the entity issues equity instruments to a creditor to extinguish all or part of the liability (debt for equity swap), a gain or loss is recognized in profit or loss, which is measured as the difference between the carrying amount of the financial liability and the fair value of the equity instruments issued.

Warrant reserve

Before the Capital Reorganization, CGCL Warrants were derivatives classified as liabilities and initially recognized at fair value, and were subsequently remeasured until the date the CGCL Warrants were exchanged for the Company’s warrants. As the Company’s warrants will be settled by exchanging a fixed amount of cash for a fixed number of the Company’s equity instruments, these warrants are classified as equity after the Capital Reorganization. Incremental costs directly attributable to the issuance of new warrants are deducted against the warrant reserve account. Expired warrants are reclassified from warrant reserve to accumulated losses under equity.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits, and short term highly liquid investments that are readily convertible into known amounts of cash, are subject to an insignificant risk of changes in value, and have a maturity of within three months when acquired, less bank overdrafts which are repayable on demand and form an integral part of the Group’s cash management.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Provisions

A provision is recognized when a present obligation (legal or constructive) has arisen as a result of a past event and it is probable that a future outflow of resources will be required to settle the obligation, provided that a reliable estimate can be made of the amount of the obligation.

When the effect of discounting is material, the amount recognized for a provision is the present value at the end of the reporting period of the future expenditures expected to be required to settle the obligation. The increase in the discounted present value amount arising from the passage of time is included in profit or loss.

Income tax

Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized either in other comprehensive income/(loss) or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and

●	in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:

●	when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss and does not give rise to equal taxable and deductible temporary differences; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Income tax (continued)

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. Revenue excludes any amounts collected on behalf of third parties, including sales taxes and indirect taxes.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Group will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

(a)	Internet leads generation and marketing service income

The Group generates fees from financial institution customers for its integrated marketing services which generate leads for the financial institutions from users comparing credit cards, personal loans, mortgages, medical insurance, travel insurance, car insurance and other financial products through the Group’s comparison platforms. Revenue is recognized over time as the services are provided to the customer. Users are considered to be the financial institution’s customers and cash incentives provided to the users are accounted for as consideration payable to the customers and recorded as a reduction of revenue at the later of: (i) when revenue is recognized or (ii) when the Group pays or promises to pay the consideration.

Reward fulfilment costs such as gifts, third-party vouchers and gift cards provided to the users are recorded as cost of revenues.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

Revenue from contracts with customers (continued)

(b)	Insurance commission income

The Group provides insurance brokerage services from which it earns commission income from insurance companies. Insurance commission income is recognized at a point in time when the related insurance policy is issued by the insurance company to the policyholder. Discounts provided to the users are accounted for as consideration payable to the customers and recorded as a reduction of revenue at the later of: (i) when revenue is recognized or (ii) when the Group pays or promises to pay the consideration.

(c)	Marketing income

The Group provides marketing services from which it earns service income. Marketing income is recognized over time because the customer simultaneously receives and consumes the benefits provided by the Group.

(d)	Events income

The Group provides sponsorship and related services associated with exhibition and conference events. Events income is recognized over time when the event takes place.

Other income

Interest income is recognized on an accrual basis using the effective interest method by applying the rate that exactly discounts the estimated future cash receipts over the expected life of the financial instrument or a shorter period, when appropriate, to the net carrying amount of the financial asset.

Contract assets

If the Group performs by transferring goods or services to a customer before being unconditionally entitled to the consideration under the contact terms, a contract asset is recognized for the earned consideration that is conditional. Contract assets are subject to impairment assessment, details of which are included in the accounting policies for impairment of financial assets. They are reclassified to accounts receivable when the right to the consideration becomes unconditional.

Contract liabilities

A contract liability is recognized when a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. If a customer pays the consideration before the Group transfers goods or services to the customer, a contract liability is recognized when the payment is made, or the payment is due (whichever is earlier). Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).

Employee benefits

The Company operates certain share-based payment arrangements for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Employee benefits (continued)

Equity-settled transactions

Certain employees of the Group receive remuneration in the form of share-based payments, whereby employees render services as consideration for equity instruments (“equity-settled transactions”). The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined using a binomial model, further details of which are given in note 25 to the financial statements.

The cost of equity-settled transactions is recognized in employee benefit expense, together with a corresponding increase in equity, over the period in which the performance and/or service conditions are fulfilled. The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The charge or credit to profit or loss for a period represents the movement in the cumulative expense recognized as at the beginning and end of that period.

Market performance conditions are taken into account when determining the grant date fair value of awards. Service and non-market performance conditions are not taken into account when determining the grant date fair value of awards, but the likelihood of the conditions being met is assessed as part of the Group’s best estimate of the number of equity instruments that will ultimately vest. For awards that do not ultimately vest because non-market performance and/or service conditions have not been met, no expense is recognized.

Where the terms of an equity-settled award are modified, at a minimum, an expense is recognized as if the terms had not been modified, if the original terms of the award are met. In addition, an expense is recognized for any modification that increases the total fair value of the share-based payments or is otherwise beneficial to the employee as measured at the date of modification.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any expense not yet recognized for the award is recognized immediately. This includes any award where non-vesting conditions within the control of either the Group or the employee are not met. However, if a new award is substituted for the cancelled award, and is designated as a replacement award on the date that it is granted, the cancelled and new awards are treated as if they were a modification of the original cancelled award, as described in the previous paragraph.

Other long-term employee benefits

Certain employees of the Group receive remuneration as part of the Group’s Value Creation Plan, whereby employees render services as consideration for an award based on the enterprise value of the Company and its subsidiaries, as determined by the board of directors of the Company. The Group accounts for such transactions as long-term bonuses in its consolidated financial statements. A liability is recognized based on (i) the enterprise value of the Company and its subsidiaries; and (ii) the Group’s best estimate of the number of awards that will ultimately vest at each reporting period and up to and including the settlement date with the corresponding expense recognized in profit or loss.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Employee benefits (continued)

Pension schemes

The Group operates certain defined contribution schemes (the “Pension Schemes”) under the laws/requirements of respective jurisdictions for those employees who are eligible to participate in the Pension Schemes. Contributions are made generally based on a percentage of the employees’ basic salaries and are charged to profit or loss as they become payable in accordance with the rules of the Pension Schemes. The assets of the Pension Schemes are held separately from those of the Group in respective independently administered funds. The Group’s employer contributions vest fully with the employees when contributed into the Pension Schemes.

Defined benefit schemes

Employees in certain jurisdictions are eligible for long service payments in the event their employment is terminated. These payments are typically determined as a percentage of current salary based on the number of years of employment. The cost of providing benefits under these provisions is determined using the projected unit credit actuarial valuation method.

Defined benefit costs comprise the following:

-	Service cost

-	Net interest on the net defined benefit liability; and

-	Re-measurements of the net defined benefit liability

Service costs which include current service costs, past service costs and gains or losses on non-routine settlements are recognized as expense in profit or loss. Past service costs are recognized when plan amendment or curtailment occurs.

Net interest on the net defined benefit liability is the change during the period in the net defined benefit liability that arises from the passage of time, which is determined by applying the discount rate to the net defined benefit liability. Net interest on the net defined liability is recognized as expense or income in profit or loss.

Remeasurement of the net defined benefit liability comprise actuarial gains and losses are recognized immediately in other comprehensive income/(loss) in the period in which they arise. Remeasurements are recognized in accumulated losses within equity and are not reclassified to profit or loss in subsequent periods.

Foreign currencies

These financial statements are presented in US$, which is the Company’s functional currency. Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Foreign currency transactions recorded by the entities in the Group are initially recorded using their respective functional currency rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency rates of exchange ruling at the end of the reporting period. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

2.4	MATERIAL ACCOUNTING POLICIES (continued)

Foreign currencies (continued)

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was measured. The gain or loss arising on translation of a non-monetary item measured at fair value is treated in line with the recognition of the gain or loss on change in fair value of the item (i.e. translation difference on the item whose fair value gain or loss is recognized in other comprehensive income/(loss) or profit or loss is also recognized in other comprehensive income/(loss) or profit or loss, respectively).

In determining the exchange rate on initial recognition of the related asset, expense or income on the derecognition of a non-monetary asset or non-monetary liability relating to an advance consideration, the date of initial transaction is the date on which the Group initially recognizes the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, the Group determines the transaction date for each payment or receipt of the advance consideration.

The functional currencies of certain overseas subsidiaries are currencies other than the US$. As at the end of the reporting period, the assets and liabilities of these entities are translated into US$ at the exchange rates prevailing at the end of the reporting period and their profit or loss are translated into US$ at the exchange rates that approximate to those prevailing at the dates of the transactions.

The resulting exchange differences are recognized in other comprehensive income/(loss) and accumulated in the exchange fluctuation reserve. On disposal of a foreign operation, the cumulative amount in the reserve relating to that particular foreign operation is recognized in profit or loss.

For the purpose of the consolidated statement of cash flows, the cash flows of overseas subsidiaries are translated into US$ at the exchange rates ruling at the dates of the cash flows. Frequently recurring cash flows of overseas subsidiaries which arise throughout the year are translated into US$ at the weighted average exchange rates for the year.

Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received and all attached conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the related costs, for which it is intended to compensate, are expensed; or the grant is offset directly against the expense item it relates to. When the grant relates to an asset, it is recognized as income in equal amounts over the expected useful life of the related asset.

Comparative figures

Certain comparative figures have been reclassified to conform to the current year presentation.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The preparation of the Group’s financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and their accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amounts of the assets or liabilities affected in the future.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements, which has the most significant effect on the amounts recognized in the financial statements:

Determination of functional currency

In determining the functional currency of each entity of the Group, judgement is required to determine and consider the currency that mainly influences sale prices of services and of the country/jurisdiction whose competitive forces and regulations mainly determines the sales prices of services; the currency that mainly influences labor and other costs of providing services; the currency in which funds from financing activities are generated; and the currency in which receipts from operating activities are usually retained. The functional currency of each entity in the Group is determined based on management’s assessment of the primary economic environment in which the entity operates. When the indicators are mixed and the functional currency is not obvious, management uses its judgement to determine the functional currency that most faithfully represents the economic effects of the underlying transactions, events and conditions.

Estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below.

Impairment of non-financial assets

The Group assesses whether there are any indicators of impairment for all non-financial assets at the end of each reporting period. Non-financial assets with finite useful lives are tested for impairment when there are indicators that the carrying amounts may not be recoverable. An impairment exists when the carrying value of an asset or a cash-generating unit exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The calculation of the fair value less costs of disposal is based on available data from binding sales transactions in an arm’s length transaction of similar assets or observable market prices less incremental costs for disposing of the asset. When value in use calculations are undertaken, management must estimate the expected future cash flows from the asset or cash-generating unit and choose a suitable discount rate in order to calculate the present value of those cash flows. The calculations of value in use for an asset or cash-generating unit are most sensitive to the following assumptions: forecasted revenues, cost of revenue and operating expenses.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

3.	SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES (continued)

Estimation uncertainty (continued)

Development costs

Development costs are capitalized and amortized in accordance with the accounting policy for intangible assets in note 2.4 to the financial statements. Determining the amounts to be capitalized, the amortization period and the amortization method requires management to make assumptions regarding the expected future cash generation of the assets, the expected period of benefits, and the pattern in which the asset’s future economic benefits are expected to be consumed by the Group. These estimates are continually reviewed and updated based on past experience.

Fair value of financial instruments

The Group estimates fair values of warrant liabilities. The fair value of financial instruments is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal (or most advantageous) market at the measurement date under current market conditions (i.e., an exit price) regardless of whether that price is directly observable or estimated using another valuation technique. When the fair values of financial instruments recorded in the statement of financial position cannot be derived from active markets, they are determined using a variety of valuation techniques that include the use of valuation models, including market-based valuation technique and binomial option pricing models. The inputs to these valuation models are taken from observable markets where possible, but where this is not possible, estimation is required in establishing fair values. Judgements and estimates include considerations of model inputs such as volatility, discount rates and non-performance risk. Information about the valuation on the Group’s derivatives and warrant liabilities is disclosed in notes 19, 20 and 21 to the financial statements.

The non-current financial asset represents an unlisted equity investment has been valued based on a market-based valuation technique as detailed in note 32 to the financial statements. The valuation requires the Group to determine the comparable public companies (peers) and select the price multiple. In addition, the Group makes estimates about the discount for illiquidity. The Group classifies the fair value of these investments as Level 3. Further details are included in note 10 to the financial statements.

Equity-settled share-based payment transactions

The Group measures the cost of equity-settled share-based payments with employees by reference to the fair value at the date at which they are granted. Judgement is required in determining the most appropriate valuation model for the equity-settled share-based payments, depending on the terms and conditions of the transactions. Management is also required to use judgement in determining the most appropriate inputs to the valuation model. The assumptions and model used are disclosed in note 25 to the financial statements. In addition, management is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Group’s forfeiture rate, management analyzed its historical forfeiture rate and the remaining lives of unvested options.

Revenue from internet leads generation and marketing service income – Estimating variable consideration

Variable consideration is recognized based on management’s best estimate of the user applications for products and/or services resulting from leads provided to financial institution customers through the Group’s platforms (i.e. estimated approval rates) prior to the actual approval of the applications by the financial institution customers. Management considers the historical application approval experience in making its estimates. Any variances between the accrued revenue and actual amounts billed are subsequently adjusted upon the confirmation of the amount with the financial institution customers.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

4.	OPERATING SEGMENT INFORMATION

The Group has six reportable segments based on geographic areas, namely Hong Kong, Singapore, Philippines, Taiwan, Malaysia and Other Asia. Each of these geographic segments operates an online financial comparison platform with their respective local market brand. Each geographical segment has different regulatory, political and economic environments for which its financial performance is influenced by market factors and strategic initiatives. Furthermore, each geographic segment represents a business in a different stage of development with Hong Kong and Singapore being the most mature. No operating segments have been aggregated to form the above reportable operating segments.

Management monitors the results of the Group’s operating segments separately for the purpose of assessing performance and making decisions about resource allocations. Segment performance is evaluated based on reportable segment results which is a measure of operating loss before tax.

	Hong Kong	Singapore	Philippines	Taiwan	Malaysia	Other Asia	Unallocated	Total
	US$	US$	US$	US$	US$	US$	US$	US$
Year ended December 31, 2024
Segment revenue
Sales to external customers	30,443,311	30,890,285	12,843,932	5,136,523	196,695	-	-	79,510,746

Segment loss	(2,585,990)	(6,501,311)	(1,726,411)	(1,331,595)	(552,509)	(88,113)	(11,432,169)	(24,218,098)
Reconciliation:
Interest income								1,478,436
Gain on disposal of assets in Malaysian operations								600,000
Finance costs								(25,472)
Depreciation and amortization								(4,042,969)
Impairment of intangible assets								(4,541,074)
Equity-settled share-based payment expense								(3,179,214)
Changes in fair value of financial instruments								446,811
Unrealized foreign exchange differences, net								(4,196,831)

Loss before tax								(37,678,411)

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

4.	OPERATING SEGMENT INFORMATION (continued)

	Hong Kong	Singapore	Philippines	Taiwan	Malaysia	Other Asia	Unallocated	Total
	US$	US$	US$	US$	US$	US$	US$	US$
Year ended December 31, 2023
Segment revenue
Sales to external customers	26,947,177	32,069,713	14,169,389	6,742,747	738,053	4,002	-	80,671,081

Segment profit/(loss)	680,500	(1,579,640)	768,659	(826,446)	(485,596)	(105,546)	(5,216,442)	(6,764,511)
Reconciliation:
Interest income								872,503
Finance costs								(19,028,007)
Depreciation and amortization								(7,164,677)
Impairment of intangible assets								(3,105,507)
Equity-settled share-based payment expense								(6,629,044)
Other long-term employee benefits expense								(109,702)
Changes in fair value of financial instruments								(57,333,432)
Share-based payment on listing								(67,027,178)
Transaction expenses								(6,643,367)
Other equity-settled transactions								(500,000)
Unrealized foreign exchange differences, net								895,392

Loss before tax								(172,537,530)

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

4.	OPERATING SEGMENT INFORMATION (continued)

	Hong Kong	Singapore	Philippines	Taiwan	Malaysia	Other Asia	Unallocated	Total
	US$	US$	US$	US$	US$	US$	US$	US$
Year ended December 31, 2022
Segment revenue
Sales to external customers	22,247,140	23,467,954	9,857,822	11,027,139	1,282,194	250,007	-	68,132,256

Segment loss	(283,904)	(2,035,946)	(1,327,478)	(1,160,908)	(1,877,997)	(1,353,876)	(8,541,112)	(16,581,221)
Reconciliation:
Interest income								28,043
Finance costs								(7,800,597)
Depreciation and amortization								(4,788,750)
Impairment of goodwill								(4,382,926)
Impairment of intangible assets								(1,450,781)
Equity-settled share-based payment expense								(14,430,835)
Other long-term employee benefits credit								4,951,482
Changes in fair value of financial instruments								(1,101,484)
Gain on derecognition of convertible loans and bridge loan								135,031
Other equity-settled transactions								(882,115)
Unrealized foreign exchange differences, net								(3,389,441)

Loss before tax								(49,693,594)

Segment information on non-current assets is shown below:

	2024	2023
	US$	US$

Hong Kong	119,515	284,367
Singapore	1,693,004	7,635,554
Philippines	121,049	66,218
Taiwan	42,735	50,195
Malaysia	-	37,959

Total non-current assets	1,976,303	8,074,293

The non-current assets information above is based on the locations of the assets and excludes financial instruments.

A measure of total assets and liabilities for each reportable segment is not disclosed as such amounts are not regularly provided to the chief operating decision maker.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

5.	REVENUE AND OTHER INCOME

An analysis of revenue is as follows:

	2024	2023	2022
	US$	US$	US$
Revenue from contracts with customers
Internet leads generation and marketing service income	71,188,725	75,794,855	64,930,368
Insurance commission income	5,206,123	3,362,745	1,665,997
Marketing income	2,109,372	1,026,223	1,079,027
Events income	1,006,526	487,258	456,864

	79,510,746	80,671,081	68,132,256

(i)	Disaggregated revenue information

	2024	2023	2022
	US$	US$	US$
Geographical markets
Hong Kong	30,443,311	26,947,177	22,247,140
Singapore	30,890,285	32,069,713	23,467,954
Philippines	12,843,932	14,169,389	9,857,822
Taiwan	5,136,523	6,742,747	11,027,139
Malaysia	196,695	738,053	1,282,194
Other Asia	-	4,002	250,007

Total revenue from contracts with customers	79,510,746	80,671,081	68,132,256

Timing of revenue recognition
At a point in time	5,206,123	3,362,745	1,665,997
Over time	74,304,623	77,308,336	66,466,259

Total revenue from contracts with customers	79,510,746	80,671,081	68,132,256

By vertical
Credit cards	48,958,072	60,257,595	49,430,329
Personal loans and mortgages	12,185,083	10,166,389	9,718,621
Wealth	8,503,596	3,579,975	5,617,431
Insurance	8,181,119	5,853,092	2,661,822
Other verticals	1,682,876	814,030	704,053

Total revenue from contracts with customers	79,510,746	80,671,081	68,132,256

Revenue recognized in the current reporting period that was included in contract liabilities at the beginning of the reporting period amounted to US$1,312,735 (2023: US$301,986; 2022: US$568,354).

(ii)	Information about major customers

Revenue from customers, which individually contributed over 10% of the total revenue of the Group during the year is as follows:

	2024	2023	2022
	US$	US$	US$

Customer A	11,159,000	17,713,000	33,260,000

Customer B	9,109,000	11,801,000	N/A*

Customer C	9,170,000	9,614,000	N/A*

Customer D	7,970,000	N/A*	N/A*

*	The customers generated less than 10% of the total revenue of the Group during the year.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

5.	REVENUE AND OTHER INCOME (continued)

(iii)	Performance obligations

Information about the Group’s performance obligations is summarized below:

Internet leads generation and marketing service income

The integrated marketing services performance obligation is generally satisfied over time as the services are mainly provided to the financial institution customers and payment is generally due within one to three months.

Insurance commission income

The performance obligation is generally satisfied when the related insurance policy is issued to the policyholder, and payment is generally due within one to three months from the Group’s customer.

Marketing income

The performance obligation for marketing income is generally satisfied over time as services are rendered and payment is generally due within one to three months.

Events income

The performance obligation for events income is generally satisfied over time when the event takes place and payment is generally received in advance of the event date and recorded as contract liabilities.

An analysis of other income is as follows:

	2024	2023	2022
	US$	US$	US$

Other income
Bank interest income	1,467,357	859,454	15,905
Interest income on refundable rental deposit	11,079	13,049	12,138
Government grants	6,056	-	-
Gain on disposal of assets in Malaysian operations*	600,000	-	-
Gain on disposal of items of property and equipment, net	7,068	3,690	4,539
Gain on derecognition of convertible loan and bridge loan	-	-	135,031
Others	397	1,321	13,896
	2,091,957	877,514	181,509

*	During the year ended December 31, 2024, the Group has disposed of the brand, its website, domain names, select user data, and certain intellectual property right operating exclusively in Malaysia with carrying amount of US$nil to a third party in exchange of preference shares in the third party with an estimated fair value of US$600,000 (note 10).

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

6.	LOSS BEFORE TAX

The Group’s loss before tax is arrived at after charging/(crediting):

	Notes	2024	2023	2022
		US$	US$	US$

Amortization of intangible assets (other than development costs)		-	-	187,198
Amortization of development costs (included in technology costs)	11	3,021,933	6,202,250	3,401,957
Depreciation of property and equipment (included in general, administrative and other operating expenses)	12	309,033	218,471	328,438
Depreciation of right-of-use assets (included in general, administrative and other operating expenses)	13(a)	712,003	743,956	871,157

Employee benefit expense:
Salaries, allowances and other benefits		20,310,898	18,392,916	26,805,750
Equity-settled share-based payment expense		3,179,214	6,629,044	14,430,835
Other long-term employee benefits expense/(credit)		-	109,702	(4,951,482)
Pension scheme contributions (defined contribution scheme)		1,322,973	1,179,399	1,419,470
Retirement benefits expense		79,131	56,672	75,376
Less:
Amount capitalized		(677,370)	(1,357,537)	(2,756,415)
Government grant recognized*		(64,232)	(78,703)	(733,655)
		24,150,614	24,931,493	34,289,879

Lease payments not included in measurement of lease liabilities (included in general, administrative and other operating expenses)	13(c)	11,126	42,931	157,264
Provision for expected credit losses	14	112,122	3,757	-
Impairment of goodwill (included in general, administrative and other operating expenses)#		-	-	4,382,926
Impairment of intangible assets (included in general, administrative and other operating expenses)	11	4,541,074	3,105,507	1,450,781
Changes in fair value of other derivative financial instruments (included in other income/expenses)	19, 20	-	9,536,904	1,139,938
Changes in fair value of warrant liabilities	21	(446,811)	47,796,528	(38,454)
Other equity-settled transactions (included in general, administrative and other operating expenses)	25	-	500,000	882,115
Gain on disposal of items of property and equipment, net (included in other income/expenses)		(7,068)	(3,690)	(4,539)
Gain on derecognition of convertible loans and bridge loan (included in other income/expenses)		-	-	(135,031)
Gain on disposal of assets in Malaysian operations (included in other income/expenses)		(600,000)	-	-
Reversal of provision for expected credit losses	14	-	(1,558)	(14,242)
Foreign exchange differences, net		4,783,117	(656,605)	4,051,710

*	Various government grants have been received for employment support schemes in related to covid-19 and other job support schemes.

#	During the year ended December 31, 2022, the Group recognized impairment losses of US$4,382,926 related to goodwill and US$1,450,781 related to intangible assets of the Seedly CGU, which arose mainly due to negative operating factors affecting the Seedly CGU. During the year ended December 31, 2022, the goodwill has been fully impaired.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

7.	FINANCE COSTS

An analysis of finance costs is as follows:

	Notes	2024	2023	2022
		US$	US$	US$

Finance costs on convertible loans	19	-	-	2,894,050
Finance costs on loan notes	20	-	18,975,635	786,058
Finance costs on lease liabilities	13(c)	23,700	48,363	42,130
Finance costs on bridge loans	20	-	-	4,074,175
Increase in discounted amounts of provisions arising from the passage of time	22	1,772	4,009	4,184
		25,472	19,028,007	7,800,597

8.	KEY MANAGEMENT PERSONNEL COMPENSATION

The compensation to key management personnel of the Group is as follows:

	2024	2023	2022
	US$	US$	US$

Salaries, allowances and other benefits	1,735,928	1,384,247	1,761,735
Equity-settled share-based payment expense	2,076,504	4,869,487	14,430,835
Reversal of other long-term employee benefits	-	(69,207)	(1,525,014)
Pension scheme contributions	28,088	19,189	16,226
	3,840,520	6,203,716	14,683,782

9.	INCOME TAX

The applicable corporate income tax rates for Hong Kong, Singapore, Taiwan and Malaysia subsidiaries are 16.5%, 17%, 20% and 24%, respectively, and the applicable corporate income tax rates for Philippines are 20% or 25% depending on the net taxable income and the total assets of the respective entities, for the years ended December 31, 2024, 2023 and 2022. Tax on losses have been calculated at the rates of tax prevailing in the countries/jurisdictions in which the Group operates.

	2024	2023	2022
	US$	US$	US$
Current
Charge for the year	112,323	64,343	28,516
Deferred (note 23)	(3,395)	(1,360)	(280,295)

Income tax expense/(credit) for the year	108,928	62,983	(251,779)

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

9.	INCOME TAX (continued)

A reconciliation of the tax expense/(credit) applicable to loss before tax at the statutory tax rate for the countries/jurisdictions in which the Group’s operations are domiciled to the tax expense/(credit) at the Group’s effective tax rate is as follows:

	2024	2023	2022
	US$	US$	US$

Loss before tax	(37,678,411)	(172,537,530)	(49,693,594)
Tax credit at the domestic rates applicable to losses in the countries/jurisdictions where the Group operates	(6,345,825)	(3,809,856)	(7,164,497)
Income not subject to tax	(471,515)	(180,380)	(134,867)
Expenses not deductible for tax	881,506	636,813	4,606,490
Tax losses and deductible temporary differences not recognized	5,955,248	3,645,841	2,448,213
Tax losses and deductible temporary differences utilized from previous periods	(12,983)	(282,239)	(4,352)
Others	102,497	52,804	(2,766)

Income tax expense/(credit) at the Group’s effective tax rate	108,928	62,983	(251,779)

At the end of the reporting period, the Group had unused tax losses of US$73,469,156 (2023: US$62,470,655; 2022: US$58,224,610), subject to the agreement by the relevant tax authorities, that are available for offsetting against future taxable profits of the entities in which the losses arose, of which, an aggregate amount of US$42,594,044 (2023: US$32,753,721; 2022: US$26,692,435) are available indefinitely and the remaining will expire between one to ten years. The Group had deductible temporary differences of US$27,161,665 (2023: US$18,659,174 ; 2022: US$9,811,082) at the end of the reporting period. Deferred tax assets have not been recognized in respect of these losses and deductible temporary differences as they have mainly arisen in entities that have been loss-making and, in the opinion of management, it is currently not considered probable that taxable profits will be available against which the tax losses can be utilized.

At the end of the reporting period, no deferred tax has been recognized for withholding taxes of the Group’s subsidiaries established in certain jurisdictions with relevant tax laws and regulations. In the opinion of the management, it is not probable that these subsidiaries will distribute such earnings in the foreseeable future. The aggregate amount of taxable temporary differences associated with investments in subsidiaries in these jurisdictions amounted to US$45,913 (2023: US$363,858; 2022: US$379,325), for which deferred tax liabilities of US$6,887 (2023: US$2,292; 2022: US$5,316) have not been recognized at December 31, 2024.

Pillar Two legislation has been enacted or substantively enacted in certain jurisdictions in which the Group operates. However, this legislation does not apply to the Group as its consolidated revenue is lower than Euro 750 million.

10.	NON-CURRENT FINANCIAL ASSET

During the year ended December 31, 2024, the Group disposed certain assets in Malaysia to a third party including the brand, its website, domain names, select user data, and certain intellectual property right in exchange for preference shares in the parent company of the buyer. At initial recognition, the Group made an irrevocable election to present subsequent changes in the fair value of the equity instrument in other comprehensive income as the Group is holding this investment for strategic purposes. No dividends were received on this investment during the year. The change in fair value of the unlisted equity investment from the date of initial recognition to December 31, 2024 was insignificant.

2024
US$
Equity investments designated at fair value through other comprehensive income
Unlisted equity investment, at fair value	600,000

Total	600,000

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

11.	INTANGIBLE ASSETS

Development
costs
US$

Cost
At January 1, 2023	22,492,522
Additions	2,097,621
Exchange realignment	335,329

At December 31, 2023 and January 1, 2024	24,925,472
Additions	1,397,149
Exchange realignment	(603,511)

At December 31, 2024	25,719,110

Accumulated amortization and impairment
At January 1, 2023	8,085,850
Amortization provided during the year	6,202,250
Impairment during the year	3,105,507
Exchange realignment	237,782

At December 31, 2023 and January 1, 2024	17,631,389
Amortization provided during the year	3,021,933
Impairment during the year	4,541,074
Exchange realignment	(493,269)

At December 31, 2024	24,701,127

Net carrying amount
At December 31, 2024	1,017,983

At December 31, 2023	7,294,083

As at December 31, 2024, due to the uncertainty in the global economic outlook and the net assets of the Company being more than its market capitalization, the Group performed an impairment test for the cash generating unit (“CGU”) containing the intangible assets. The recoverable amount of the CGU that included the intangible assets was determined based on a value in use calculation using cash flow projections based on financial budgets approved by senior management covering a three-year period. The discount rate applied in the cash flow projections was 18%.

Based on the impairment test, the carrying amount of the intangible assets was impaired by US$4,541,074 and no impairment loss was allocated to the property and equipment and right-of-use assets included in the CGU as the recoverable amounts of these assets were higher than their carrying amounts. The impairment loss recognized was included in “General, administrative and other operating expenses” in the consolidated statement of profit or loss.

During the year ended December 31, 2023, an impairment loss of US$3,105,507 (2022: Nil) was recognized as certain development projects were abandoned and written down to their recoverable amount of nil as a result of changes in the Company’s technology development investment strategy.

During the year ended December 31, 2023, the Group revised the estimated useful lives of certain intangible assets to better reflect the expected period of usage. The change has been applied prospectively and resulted in an increase in amortization of approximately US$1,900,000 for the year.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

12.	PROPERTY AND EQUIPMENT

		Furniture,
		fixtures
	Leasehold	and office	Computer
	improvements	equipment	equipment	Total
	US$	US$	US$	US$

Cost
At January 1, 2023	274,542	195,639	1,015,916	1,486,097
Additions	23,989	9,776	83,572	117,337
Disposals/write-off	(125,223)	(29,478)	(53,990)	(208,691)
Exchange realignment	(707)	(234)	6,926	5,985

At December 31, 2023 and January 1, 2024	172,601	175,703	1,052,424	1,400,728
Additions	187,732	17,606	132,170	337,508
Disposals/write-off	-	-	(83,746)	(83,746)
Exchange realignment	(5,419)	(3,304)	(27,080)	(35,803)
At December 31, 2024	354,914	190,005	1,073,768	1,618,687

Accumulated depreciation
At January 1, 2023	254,152	158,694	779,638	1,192,484
Depreciation provided during the year	9,068	20,703	188,700	218,471
Disposals/write-off	(126,724)	(29,299)	(50,254)	(206,277)
Exchange realignment	(1,044)	(627)	7,232	5,561

At December 31, 2023 and January 1, 2024	135,452	149,471	925,316	1,210,239
Depreciation provided during the year	154,721	15,172	139,140	309,033
Disposals/write-off	-	-	(83,746)	(83,746)
Exchange realignment	(5,108)	(2,804)	(23,440)	(31,352)

At December 31, 2024	285,065	161,839	957,270	1,404,174

Net carrying amount
At December 31, 2024	69,849	28,166	116,498	214,513

At December 31, 2023	37,149	26,232	127,108	190,489

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

13.	LEASES

The Group as a lessee

The Group has lease contracts for offices premises and office equipment used in its operations. Leases of offices premises generally have lease periods of two to three years, while the office equipment generally have a lease term of five years. Generally, the Group is restricted from assigning and subleasing the leased assets outside the Group.

(a)	Right-of-use assets

The carrying amount of the Group’s right-of-use assets and the movements during the year is as follows:

	Office	Office
	premises	equipment	Total
	US$	US$	US$

At January 1, 2023	775,876	2,538	778,414
Additions	412,276	7,118	419,394
Remeasurement on lease modifications	134,429	-	134,429
Depreciation charge	(740,950)	(3,006)	(743,956)
Exchange realignment	1,447	(7)	1,440

At December 31, 2023 and January 1, 2024	583,078	6,643	589,721
Remeasurement on lease modifications	884,288	-	884,288
Depreciation charge	(710,579)	(1,424)	(712,003)
Exchange realignment	(18,231)	32	(18,199)

At December 31, 2024	738,556	5,251	743,807

(b)	Lease liabilities

The carrying amount of lease liabilities and the movements during the year are as follows:

	2024	2023
	US$	US$

Carrying amount at January 1	606,061	785,687
New leases	-	416,451
Remeasurement on lease modifications	866,795	133,171
Accretion of interest recognized during the year	23,700	48,363
Payments	(745,592)	(779,271)
Exchange realignment	(15,414)	1,660

Carrying amount at December 31	735,550	606,061

Analyzed into:
Current portion	441,878	574,630
Non-current portion	293,672	31,431

The maturity analysis of lease liabilities is disclosed in note 31 to the financial statements.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

13.	LEASES (continued)

The Group as a lessee (continued)

(c)	The amounts recognized in profit or loss in relation to leases are as follows:

	2024	2023	2022
	US$	US$	US$

Interest on lease liabilities	23,700	48,363	42,130
Depreciation charge of right-of-use assets	712,003	743,956	871,157
Expense relating to short-term leases	11,126	42,931	157,264
Loss on lease modifications	-	-	65,406

Total amount recognized in profit or loss	746,829	835,250	1,135,957

(d)	The Group’s total cash outflows for leases are disclosed in Note 28(b) to the financial statements. The Group also had non-cash additions/lease modifications to right-of-use assets and lease liabilities of US$884,288 (2023: US$553,823; 2022: US$1,192,165) and US$866,795 (2023: US$549,622; 2022: US$1,172,679), respectively.

14.	ACCOUNTS RECEIVABLE

	2024	2023
	US$	US$

Accounts receivable	13,644,371	17,346,035
Allowance for expected credit losses	(106,475)	(109,651)

Net carrying amount	13,537,896	17,236,384

The Group’s trading terms with its customers are mainly on credit. The credit period is generally one to three months. The Group seeks to maintain strict control over its outstanding receivables and overdue balances are reviewed regularly by management. The Group does not hold any collateral or other credit enhancements over its accounts receivable balances. Accounts receivable are non-interest-bearing.

The movements in the allowance for expected credit losses are as follows:

	2024	2023
	US$	US$

At January 1	109,651	123,632
Provision for expected credit losses	112,122	3,757
Reversals	-	(1,558)
Write off	(112,246)	(16,716)
Exchange realignment	(3,052)	536

At December 31	106,475	109,651

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

14.	ACCOUNTS RECEIVABLE (continued)

An analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on days past due for customers with similar loss patterns by geographical region. The calculation reflects reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Generally, accounts receivable are written off if past due for more than two years and are not subject to enforcement activity.

As at December 31, 2024, accounts receivables included an aggregate balance of US$109,959 (2023: US$224,304) for revenue earned from companies controlled by a shareholder with significant influence over the Company (see note 29).

Set out below is the information about the credit risk exposure on the Group’s accounts receivable using a provision matrix:

	Expected	Gross	Expected
	credit	carrying	credit
	loss rate	amount	loss
	%	US$	US$

As at December 31, 2024
Current to 6 months past due	0.22%	13,219,385	28,796
6 months to 12 months past due	7.19%	333,152	23,964
Over 12 months past due	58.49%	91,834	53,715

	0.78%	13,644,371	106,475

As at December 31, 2023
Current to 6 months past due	0.02%	16,889,341	3,606
6 months to 12 months past due	2.33%	281,919	6,567
Over 12 months past due	56.92%	174,775	99,478

	0.63%	17,346,035	109,651

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

15.	CONTRACT ASSETS

	December 31,	December 31,	January 1,
	2024	2023	2023
	US$	US$	US$

Contract assets arising from:
Internet leads generation and marketing service income	11,815,345	15,997,795	11,082,660
Marketing and events income	10,099	27,174	57,449
	11,825,444	16,024,969	11,140,109

Contract assets are mainly recognized for revenue earned from internet leads generation and marketing service income as the receipt of consideration is based on the billing process. Included in contract assets for internet leads generation and marketing service income are unbilled amounts of revenue. Upon completion of the billing of the revenue from contract customers, the amounts recognized as contract assets are reclassified to accounts receivable. The decrease in contract assets in 2024 was mainly due to the decrease in internet leads generation and marketing service income near the end of the year as compared with year ended December 31, 2023. The increase in contract assets in 2023 was mainly due to the increase in internet leads generation and marketing service income near the end of the year as compared with year ended December 31, 2022.

The expected timing of recovery or settlement for contract assets as at the end of the reporting period is within one year.

An impairment analysis is performed at each reporting date using a provision analysis to measure expected credit losses. The provision rates for the measurement of the expected credit losses of the contract assets are based on those of the accounts receivable as the contract assets and the accounts receivables are from the same customer bases. As at December 31, 2024 and 2023, the loss allowance was assessed by management to be minimal.

16.	PREPAYMENTS AND OTHER ASSETS

	2024	2023
	US$	US$

Prepayments	8,845,219	3,389,557
Deposits and other receivables	1,328,372	1,491,886
	10,173,591	4,881,443

Portion classified as non-current	(24,608)	(26,072)
Current portion	10,148,983	4,855,371

The financial assets included in the above balances relate to deposits and other receivables for which there was no recent history of default and past due amount. As at December 31, 2024 and 2023, the loss allowance was assessed to be minimal.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

17.	CASH AND CASH EQUIVALENTS AND PLEDGED BANK DEPOSITS

	2024	2023
	US$	US$

Cash and bank balances	23,005,589	14,152,465
Time deposits	19,701,267	54,677,296

	42,706,856	68,829,761
Less: Pledged bank deposits	(185,336)	(188,745)

Cash and cash equivalents	42,521,520	68,641,016

Certain cash at banks earn interest at floating rates based on the respective short-term deposit rates. The bank balances and pledged deposits are deposited with creditworthy banks with no recent history of default.

The Group has pledged bank deposits mainly for corporate credit card and trading facilities.

At December 31, 2024, cash and cash equivalents included bank deposits of US$35,260 (2023: US$34,986) which are contractually restricted on use in order to meet the capital requirements in accordance with the rules and conditions for the issue and renewal of a license to operate as a non-life insurance broker in Thailand.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

18.	ACCOUNTS AND OTHER PAYABLE

Accounts payable are non-interest-bearing and are normally settled on 15 to 60-day terms. Other payable are non-interest-bearing and are normally settled on 30 to 120-day terms.

Details of contract liabilities included in accounts and other payable are as follows:

	December 31,	December 31,	January 1,
	2024	2023	2023
	US$	US$	US$

Contract liabilities arising from:
Internet leads generation and marketing service income	907,480	1,256,307	225,632
Marketing and events income	94,837	56,428	76,354

	1,002,317	1,312,735	301,986

Contract liabilities include short-term advances received under the contractual arrangements with customers. The increase in contract liabilities in 2023 was mainly due to the increase in prepayments received from customers in relation to the provision of internet leads generation and marketing services at the end of the year. The decrease in contract liabilities in 2024 was mainly due to the decrease in prepayments received from customers in relation to the provision of internet leads generation and marketing services at the end of the year.

19.	CONVERTIBLE LOANS

On August 10, 2020, the Group issued a convertible loan of US$4,000,000 (“2020 Convertible Loan”) to a company controlled by a shareholder with significant influence over the Company which had a term of 12 months and a coupon rate of 12% per annum. On October 14, 2021, pursuant to an amendment and restatement agreement, the 2020 Convertible Loan was extended for a period of 12 months with the principal amount on the extended convertible loan (“Extended Convertible Loan”) being the principal amount plus the accrued interest of the 2020 Convertible Loan. The Extended Convertible Loan did not have any coupon, but had an exit premium and an establishment fee of 20% and 3% respectively on the principal of the loan payable by the Company upon the maturity or early repayment of the Extended Convertible Loan upon the exercise of redemption right by the loan holders upon the occurrence of certain capital events. The redemption right is accounted for as an embedded derivative and bifurcated from the financial liability host contract.

For both the 2020 Convertible Loan and the Extended Convertible Loan, the loan holders may convert all or any portion of the outstanding loan at a conversion price of US$10,000 per ordinary share and this conversation option is accounted for as an equity component which is assessed to be immaterial.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

19.	CONVERTIBLE LOANS (continued)

On April 27, 2022, pursuant to the convertible loan note purchase agreement, the Group issued other convertible loans with the total principal amount of US$37,017,318, including an aggregate principal amount of US$19,383,318 being issued to shareholders and companies controlled by a shareholder with significant influence over the Company, and key management personnel, with maturity period of 4 years (“2022 Convertible Loans”) to replace the Extended Convertible Loan and the unsettled bridge loan (see note 20) with their respective accrued and unpaid finance costs, as well as for additional cash proceeds of US$12,656,069. The 2022 Convertible Loans had coupon rates of 9% per annum, 10% per annum, 11% per annum and 12% per annum for each of the 1st to 4th anniversary from the issuance date of the convertible loans, respectively. The 2022 Convertible Loans are convertible into preference shares or ordinary shares of the Company upon certain capital and fund raising events on a variable conversion price which depended on the price of shares offered by the Company to the investors in such capital and fund raising event. The conversion option is accounted for as an embedded derivative and bifurcated from the financial liability host contract.

On October 14, 2022, the conversion price of the 2022 Convertible Loans was amended and all of the 2022 Convertible Loans were converted into 4,758,252 Preference Shares of the Company.

(a)	The movements of the liability component and derivative component from the redemption right of the Extended Convertible Loan are as follows:

Extended Convertible Loan - liability component

2022
US$

As at January 1	4,294,265
Finance costs	506,327
Extinguished during the year	(4,800,592)

As at December 31	-

Extended Convertible Loan – derivative component

2022
US$

As at January 1	589,731
Change in fair value	145,957
Extinguished during the year	(735,688)

As at December 31	-

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

19.	CONVERTIBLE LOANS (continued)

(b)	The movements of the liability component and derivative component from the conversion feature of the 2022 Convertible Loans are as follows:

2022 Convertible Loans - liability component

2022
US$

As at January 1	-
Issued during the year	26,993,304
Finance costs	2,387,723
Converted during the year	(29,381,027)

As at December 31	-

2022 Convertible Loans - derivative component

2022
US$

As at January 1	-
On initial recognition	10,024,014
Change in fair value	158,548
Exercised during the year	(10,182,562)

As at December 31	-

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

20.	INTEREST-BEARING BORROWINGS

Bridge loan

On September 28, 2021, the Group entered into a bridge loan facility agreement with the total commitment of US$26,000,000 in which US$6,000,000 was contributed by a company controlled by a shareholder with significant influence over the Company, and key management personnels of the Company. The bridge loan would be released to the Group from an escrow account in 12 instalments and have a maturity period of 12 months from the utilization date of the facility. The bridge loan did not have any coupon, but had a facility fee of 3% on the total commitment of the facility paid upfront and an exit premium of 20% on the total commitment of the facility payable by the Group upon the maturity or early repayment of the bridge loan. Early repayment can only be made upon the exercise of the redemption right by the lenders, which is contingent upon the occurrence of certain capital events. The bridge loan contains two components: a liability component and an embedded derivative in respect of the embedded redemption option. The bridge loan was fully settled and the facility agreement expired during the year ended December 31, 2022.

The movements of the liability component and derivative component from the embedded redemption option of the bridge loan are as follows:

Bridge loan - liability component

2022
US$

As at January 1	12,274,215
Drawdown during the year	6,756,665
Finance costs	4,074,175
Repaid during the year	(7,374,346)
Settled during the year	(15,730,709)

As at December 31	-

Bridge loan - derivative component

2022
US$

As at January 1	1,551,677
On initial recognition	842,181
Change in fair value	835,433
Exercised during the year	(3,229,291)

As at December 31	-

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

20.	INTEREST-BEARING BORROWINGS (continued)

Loan notes

Pursuant to the loan note purchase agreement date October 14, 2022 and the amendment to the agreement dated December 21, 2022, the Group issued loan notes of US$22,397,271, in which US$17,400,000 was contributed by shareholders with significant influence over the Company and key management personnel of the Company, with coupon rate of 25% per annum paid in kind and a maturity period of 5 years. Class C Warrants of the Company were issued to the subscribers of the loan notes and one of the subscribers was also granted a 3-year option for the additional subscription of US$5,000,000 loan notes together with the grant of a certain number of the Company’s Class C Warrants (which changed to the grant of a certain number of the Company’s Class A ordinary shares after the Capital Reorganization) upon such subscription with the terms set out in these agreements (see note 24). Thus, the loan note transaction contains three components: a liability component and two freestanding derivatives in respect of the option for additional subscription of loan notes, and the Class C Warrants issued (see note 21). The option for additional subscription of US$5,000,000 loan notes was exercised by the option holder on October 12, 2023. All the loan notes were fully settled in cash in October 2023 (see note 28).

The movements of financial liability and derivatives of the loan notes and derivatives issued during the year are as follows:

Loan notes – liability component

	2023	2022
	US$	US$
As at January 1	8,745,192	-
Issued during the year	5,000,000	7,959,134
Finance costs	18,975,635	786,058
Repayment during the year	(32,720,827)	-
As at December 31	-	8,745,192

Freestanding derivative - option for additional subscription of loan notes

	2023	2022
	US$	US$
As at January 1	2,796,131	-
On initial recognition	-	2,796,131
Change in fair value	9,536,904	-
Exercised during the year	(12,333,035)	-
As at December 31	-	2,796,131

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

20.	INTEREST-BEARING BORROWINGS (continued)

Loan notes (continued)

Freestanding derivative - option for additional subscription of loan notes (continued)

The Group used the market approach to determine the underlying equity value of the Company, and binomial option pricing model to determine the fair value of the option for additional subscription of loan notes and the fair values of the Class C Warrants issued on initial recognition and at the end of the reporting period. The following table lists the inputs to the model used for the year ended December 31, 2022 and upon exercise:

For the year ended December 31, 2022

2022
Risk-free rate (%)	4.06 – 4.33
Volatility (%)	61 – 62
Dividend yield (%)	-

The Group considered there was no material impact on the fair value of the derivative components of the loan note resulting from a percentage change in the volatility as of December 31, 2022.

Upon exercise

Risk-free rate (%)	4.76
Volatility (%)	63
Dividend yield (%)	-

21.	WARRANT LIABILITIES

On October 14, 2022, the Group issued 12,040,542 Class A-1 Warrants with an exercise price of US$2.9899 per warrant, 4,013,516 Class A-2 Warrants with an exercise price of US$5.9798 per warrant and 4,013,516 Class A-3 Warrants with an exercise price of US$8.9697 per warrant to shareholders of the Company which entitles the holders to subscribe to a total of 20,067,574 Class A Ordinary Shares of the Company. The exercise prices of these warrants are subject to adjustments upon the occurrence of various adjustment events. The exercise period of these warrants is five years from their date of issuance. Upon the Capital Reorganization, these Class A-1, A-2 and A-3 Warrants were replaced on a one to one basis by new Class A-1, A-2 and A-3 Warrants with the same exercise prices, while each of these new Class A-1, A-2 and A-3 Warrants entitles the holders to subscribe for 0.307212 Class A Ordinary Share of the Company only. The Company’s new Class A-1, A-2 and A-3 Warrants were classified as equity according to their terms. None of these warrants were exercised during the periods presented.

On October 14, 2022 and December 21, 2022, the Group issued an aggregate of 8,349,958 Class C Warrants with an exercise price of US$0.0001 to shareholders, key management personnels and third parties of the Company which entitles the holders to subscribe for 8,349,958 Class C Ordinary Shares of the Company. The exercise price of the warrants are subject to adjustments upon the occurrence of various adjustment events. The exercise period of these warrants is five years from the date of issuance. All Class C Warrants were exercised upon the Capital Reorganization and none were exercised prior to the Capital Reorganization.

The Company issued 26,282,971 warrants upon the Capital Reorganization to replace the outstanding warrants of Bridgetown one to one, with no change in exercise price and major terms (see note 26). These warrants included 19,833,035 Public Warrants and 6,449,936 Sponsor Warrants (as defined in note 26). Each warrant entitles the holder to purchase one Class A ordinary share of the Company at an exercise price of US$11.50 per whole share. The warrants are exercisable and will expire five years after October 12, 2023, or earlier upon redemption or liquidation. The public warrants are listed on NASDAQ under the trading symbol “MNYWW” and are measured at fair value.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

21.	WARRANT LIABILITIES (continued)

Movements of the balance of warrant liabilities during the years ended December 31, 2024 and 2023 are as follows:

	Class A	Class C	Public	Sponsor
	Warrants	Warrants	Warrants	Warrants	Total
	US$	US$	US$	US$	US$

At January 1, 2023	807,139	11,642,006	-	-	12,449,145
Issuance of warrants upon the Capital Reorganization	-	-	3,768,277	1,225,488	4,993,765
Change in fair value	11,242,507	39,707,978	(2,379,964)	(773,993)	47,796,528
Exercised during the year	-	(51,349,984)	-	-	(51,349,984)
Reclassified to equity upon Capital Reorganization	(12,049,646)	-	-	-	(12,049,646)
At December 31, 2023 and January 1, 2024	-	-	1,388,313	451,495	1,839,808
Change in fair value	-	-	(337,162)	(109,649)	(446,811)
At December 31, 2024	-	-	1,051,151	341,846	1,392,997

As at December 31, 2024, Public Warrants and Sponsor Warrants with a total carrying amount of approximately US$430,180 (2023:US$568,162) were held by shareholders with significant influence of the Company.

22.	PROVISIONS

	2024	2023
	US$	US$
Provision for reinstatement costs	71,274	71,872
Provision for defined benefit obligations	185,274	194,260
As at December 31	256,548	266,132
Provision for reinstatement costs
As at January 1	71,872	100,483
Additional provision	3,855	-
Reversal of unutilized amounts	(5,781)	-
Settled during the year	-	(31,782)
Increase in discounted amounts arising from the passage of time	1,772	4,009
Exchange realignment	(444)	(838)
As at December 31	71,274	71,872
Portion classified as current liabilities	(71,274)	(71,872)
Non-current portion	-	-

The Group has certain leases of office properties with clauses of reinstatement of alteration at the end of these leases. The provision for the reinstatement costs of these office properties was estimated based on reinstatement quotes obtained by the Group.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

22.	PROVISIONS (continued)

Provision for defined benefit obligations

The Group made provisions for defined benefit obligations in respect of termination benefits and pursuant to applicable labor laws in corresponding jurisdictions. According to the law, employees are entitled to termination benefits upon dismissal or retirement.

The liability for termination of employment is measured using the projected unit credit method. The actuarial assumptions include expected salary increases and discount rates. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on government bonds with a term that is consistent with the estimated term of the termination benefit obligation.

The most recent actuarial valuations of the estimated liabilities for employee benefits were carried out by E. M. Zalamea Actuarial Services, Inc. for the Group’s subsidiaries in the Philippines using the projected unit credit actuarial valuation method for the years ended December 31, 2024 and 2023.

The principal actuarial assumptions used as at the end of the reporting period are as follows:

	2024	2023
Discount rate (%)	6.07 - 6.08	6.15 - 6.19
Expected rate of salary increases (%)	6.00	6.00

A quantitative sensitivity analysis for significant assumptions as at the end of the reporting period is shown below:

		Increase/		Increase/
		(decrease)		(decrease)
		in defined		in defined
	Increase	benefit	Decrease	benefit
	in rate	obligations	in rate	obligations
	%	US$	%	US$
2024
Discount rate	1	(33,908)	1	43,318
Future annual salary increases	1	42,894	1	(34,214)
2023
Discount rate	1	(34,297)	1	43,440
Future annual salary increases	1	43,349	1	(34,637)

The sensitivity analysis estimates the impact on defined benefit obligations from reasonable changes in key assumptions occurring at the end of the reporting period. The sensitivity analysis is based on changing one assumption at a time, keeping all other assumptions constant, and it may not be representative of an actual change in the defined benefit obligations as it is unlikely that changes in assumptions would occur in isolation from one another.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

22.	PROVISIONS (continued)

Provision for defined benefit obligations (continued)

The total expenses recognized in the consolidated statements of loss and other comprehensive income/(loss) in respect of the plan are as follows:

	2024	2023	2022
	US$	US$	US$
Current service cost	67,548	49,109	69,689
Interest cost	11,583	7,563	5,687
Net benefit expenses recognized in general, administrative and other operating expenses	79,131	56,672	75,376

The movements in the defined benefit obligations classified as non-current liabilities are as follows:

	2024	2023
	US$	US$
At January 1	194,260	101,913
Current service cost	67,548	49,109
Interest cost	11,583	7,563
Benefits paid	(74,016)	-
Remeasurement losses/(gains) debited/(credited) to other comprehensive income/(loss) arising from:
Changes in financial assumptions	4,147	41,325
Experience adjustments	(19,632)	(6,440)
Exchange realignment	1,384	790
At December 31	185,274	194,260

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

23.	DEFERRED TAXATION

The movements in deferred tax assets/(liabilities) during the year are as follows:

Deferred tax liabilities

	Provision for defined benefit obligations	Depreciation allowance in excess of related depreciation	Right-of-use assets	Total
	US$	US$	US$	US$
At January 1, 2023	(30,459)	(5,081)	(123,078)	(158,618)
Deferred tax credited to profit or loss	-	1,360	68,519	69,879
Deferred tax credited to other comprehensive income/(loss)	4,920	-	-	4,920
Exchange realignment	(16)	4	(449)	(461)
Gross deferred tax liabilities at December 31, 2023 and January 1, 2024	(25,555)	(3,717)	(55,008)	(84,280)
Deferred tax credited/(charged) to profit or loss	-	3,395	(65,211)	(61,816)
Deferred tax charged to other comprehensive income/(loss)	(3,754)	-	-	(3,754)
Exchange realignment	(548)	322	2,762	2,536
Gross deferred tax liabilities at December 31, 2024	(29,857)	-	(117,457)	(147,314)

Deferred tax assets

Lease liabilities
US$
At January 1, 2023	123,078
Deferred tax charged to profit or loss	(68,519)
Exchange realignment	449
Gross deferred tax assets at December 31, 2023 and January 1, 2024	55,008
Deferred tax credited to profit or loss	65,211
Exchange realignment	(2,762)
Gross deferred tax assets at December 31, 2024	117,457

For presentation purposes, certain deferred tax assets and liabilities have been offset in the statements of financial position. The following is an analysis of the deferred tax balances of the Group for financial reporting purposes:

	2024	2023
	US$	US$
Net deferred tax assets recognized in the consolidated statement of financial position	-	-
Net deferred tax liabilities recognized in the consolidated statement of financial position	29,857	29,272

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

24.	SHARE CAPITAL

Movements of share capital of the Company:

	Number of shares
	Class A Ordinary Shares	Class B Ordinary Shares	Preference Shares	Total

At January 1, 2024	25,280,667	13,254,838	3,466,820	42,002,325

Conversion of Preference Shares to Class A Ordinary Shares	1,059,245	-	(1,059,245)	-
Shares issued pursuant to share-based payment arrangement	1,593,333	-	-	1,593,333
Issuance of share for settlement of long-term employee benefit	30,167	-	-	30,167

At December 31, 2024	27,963,412	13,254,838	2,407,575	43,625,825

	Number of shares
	Class A Ordinary Shares	Class B Ordinary Shares	Old Class A Ordinary Shares	Old Class B Ordinary Shares	Class C Ordinary Shares	Preference Shares	Total

At January 1, 2023	-	-	815,700	632,529	-	4,758,252	6,206,481

Scrip dividend for Preference Shares (note (a))	-	-	-	-	-	142,032	142,032
Conversion of Preference Shares to Old Class A Ordinary Shares	-	-	449,865	-	-	(449,865)	-
Shares issued pursuant to share-based payment arrangement	-	-	8,726	-	-	-	8,726
Shares issued upon exercise of Class C warrants (note 21)	-	-	-	-	8,349,958	-	8,349,958
Repurchase and cancellation of Old Class A Ordinary Shares	-	-	(2,304)	-	-	-	(2,304)
Capital Reorganization - Share Exchange (note (b))	10,254,474	-	(1,271,987)	(632,529)	(8,349,958)	-	-
Capital Reorganization - Shares issued to acquire net assets of Bridgetown (note 26)	10,092,134	14,874,838	-	-	-	-	24,966,972
Shares issued upon the exercise of call option for loan notes (note (c))	2,005,460	-	-	-	-	-	2,005,460
Share issued for settlement of expenses (note (d))	325,000	-	-	-	-	-	325,000
Conversion of Class B Ordinary shares to Class A Ordinary Shares	1,620,000	(1,620,000)	-	-	-	-	-
Conversion of Preference Shares to Class A Ordinary Shares	983,599	-	-	-	-	(983,599)	-

At December 31, 2023	25,280,667	13,254,838	-	-	-	3,466,820	42,002,325

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

24.	SHARE CAPITAL (continued)

Movements of share capital of the Company: (continued)

	Number of shares
	Old Class A Ordinary Shares	Old Class B Ordinary Shares	Old Class C Ordinary Shares	Preference Shares	Ordinary Shares*	Seed Preference Shares*	Series A Preference Shares*	Series B Preference Shares*	Series B-1 Preference Shares*	Total

At January 1, 2022	-	-	-	-	215,982	60,182	296,076	182,024	61,436	815,700

2022 Share Exchange (note (e))	815,700	-	-	-	(215,982)	(60,182)	(296,076)	(182,024)	(61,436)	-
Shares issued for settlement of 2022 Convertible Loans (note (f))	-	-	-	4,758,252	-	-	-	-	-	4,758,252
Shares issued for equity-settled transactions (note (g))	-	632,529	-	-	-	-	-	-	-	632,529

At December 31, 2022	815,700	632,529	-	4,758,252	-	-	-	-	-	6,206,481

*	Pursuant to a written shareholders’ resolution passed on December 21, 2022, the Ordinary Shares, Seed Preference Shares, Series A Preference Shares, Series B Preferences Shares and Series B-1 Preference Shares were cancelled.

As at December 31, 2022, the total number of ordinary shares of the Company outstanding were 1,448,229. The movements of the shares issued by the Company in 2022 have been retrospectively adjusted to give effect to the share exchange for purposes of computing loss per ordinary share (note 33).

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

24.	SHARE CAPITAL (continued)

Notes:

(a)	Prior to the Capital Reorganization, the Company declared scrip dividends to holders of the Preference Shares and issued an aggregate of 142,032 Preference Shares. No other dividends were declared to holders of any shares of the Company during the years ended December 31, 2024 and 2023.

(b)	As described in note 1, upon closing of the Capital Reorganization, 10,254,474 Class A ordinary shares and 4,450,419 Preference Shares of the Company were exchanged for 33,379,256 ordinary shares of CGCL and 14,486,506 preference shares of CGCL at an exchange ratio of 0.307212.

(c)	The Company executed a deed poll constituting up to US$5,000,000 of fixed rate unsecured loan notes, bearing a paid in kind (“PIK”) interest rate of 25% per annum (together with any PIK notes, the “Call Option Notes”) subscribed by a company controlled by a shareholder with significant influence over the Company (the “Option Holder”). Immediately after the closing of the Capital Reorganization, the Option Holder elected to exercise its call option for subscription of additional loan notes (see note 20) in full pursuant to the call option agreement by and between the Company and the Option Holder, as a result of which it received 2,005,460 Class A Ordinary Shares of the Company for no consideration and subscribed for US$5,000,000 of Call Option Notes in an aggregate principal amount of US$5,000,000. The Company has fully settled the Call Option Notes together with any accrued interest in October, 2023.

(d)	The Company issued 325,000 Class A Ordinary Shares for settlement of professional services rendered by a third party to the Group in lieu of the cash settlement option of US$500,000 (note 25).

(e)	The issued and fully paid Ordinary Shares, Seed Preference Shares, Series A Preference Shares, Series B Preference Shares and Series B-1 Preference Shares (collectively, the “Existing Shares”) were automatically and compulsorily repurchased by the Company in exchange for the issuance of 815,700 Old Class A Ordinary Shares to the holders of the Existing Shares (“2022 Share Exchange”). Pursuant to a written shareholders’ resolution passed on October 14, 2022, the Company created and issued 6,165,000 Class A Warrants to subscribe to 6,165,000 Old Class A Ordinary Shares in the capital of the Company to the holders of the Existing Shares.

(f)	The Company issued 4,758,252 Preference Shares in exchange for settling all of the Company’s 2022 Convertible Loans and the corresponding accrued interest amounts (see note 19).

(g)	The Company allotted and issued 632,529 Old Class B Ordinary Shares to a company controlled by a shareholder with significant influence over the Company as non-cash consideration for the company’s assistance as the lead subscriber for the structuring of loan note purchase (see note 20) and other arrangements. Pursuant to a written shareholders’ resolution passed on October 14, 2022, the Company created 7,388,525 Class C Warrants, of which 3,939,472 Class C Warrants were issued to the holders of the Class B Ordinary Shares to subscribe to 3,939,472 Class C Ordinary Shares in the capital of the Company (see notes 20 and 21). Pursuant to a written resolution passed on December 21, 2022, the Company created 1,203,159 additional Class C Warrants to subscribe to 1,203,159 Class C Ordinary Shares in the capital of the Company and issued 4,410,486 Class C Warrants to subscribe to 4,410,486 Class C Ordinary Shares to holders of the loan notes (see notes 20 and 21).

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

24.	SHARE CAPITAL (continued)

Details of share capital of the Company:

	2024	2023
	US$	US$
Authorized:
440,000,000 Class A Ordinary Shares	44,000	44,000
50,000,000 Class B Ordinary Shares	5,000	5,000
10,000,000 Preference Shares	1,000	1,000
	50,000	50,000
Issued and fully paid:
27,963,412 (2023: 25,280,667) Class A Ordinary Shares	2,797	2,528
13,254,838 (2023: 13,254,838) Class B Ordinary Shares	1,325	1,325
2,407,575 (2023: 3,466,820) Preference Shares	241	347
	4,363	4,200

All class of shares above have a par value of US$0.0001 each.

The terms of the different classes of shares outstanding are as follows:

Class A Ordinary Shares

The holders of Class A Ordinary Shares are entitled to (i) receive dividends as declared from time to time, (ii) vote at shareholders’ meetings of the Company, and (iii) capital upon liquidation of the Company after the holders of convertible Preference Shares, as determined by the liquidator of the Company and sanctioned by ordinary resolution.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

24.	SHARE CAPITAL (continued)

Class B Ordinary Shares

The holders of Class B Ordinary Shares are entitled to (i) receive dividends as declared from time to time, (ii) vote at shareholders’ meetings of the Company, (iii) capital upon liquidation of the Company after the holders of convertible Preference Shares, as determined by the liquidator of the Company and sanctioned by ordinary resolution, and (iv) convert their Class B Ordinary Shares into Class A Ordinary Shares of the Company at their discretion.

Preference Shares

After Capital Reorganization:

The holders of Preference Shares are entitled to (i) receive dividends, which are at the discretion of the board of directors of the Company, that such holder would receive had such holder converted all its Preference Shares into the applicable number of Class A Ordinary Shares immediately prior to the record date for the determination of the holders entitled to such dividend or distribution, (ii) vote at shareholders’ meetings of the Company, (iii) capital upon liquidation of the Company before the holders of Class A Ordinary Shares and Class B Ordinary Shares, as determined by the liquidator of the Company and sanctioned by ordinary resolution, and (iv) convert their Preference Shares into Class A Ordinary Shares of the Company at their discretion.

Before Capital Reorganization:

The holders of Preference Shares are entitled to (i) the number of votes equal to the number of Old Class A Ordinary Shares into which the Preference Shares could then be converted at shareholder meeting of the Company; (ii) capital upon liquidation, winding up or dissolution of the Company before holders of Old Class A Ordinary Shares, Old Class B Ordinary Shares, Old Class C Ordinary Shares and Class D Ordinary Shares; (iii) receive fixed cumulative payment-in-kind dividends at a rate of 3 per cent per annum of the deemed issue price of the Preference Shares in preference to the holders of Old Class A Ordinary Shares, Old Class B Ordinary Shares, Old Class C Ordinary Shares and Class D Ordinary Shares if the board of directors resolve to declare and pay a dividend in any financial year; and (iv) conversion to Old Class A Ordinary Shares based on the applicable conversion price at the time of conversion. Preference Shares are subject to automatic conversion to Old Class A Ordinary Shares based on the applicable conversion price immediately prior to closing of a capital markets transaction or trade sale.

Preference Shares are classified as equity since they are non-redeemable and any dividends are discretionary.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

25.	SHARE-BASED PAYMENTS

Equity-settled share-based payment transactions - 2015 share option scheme

During the year ended December 31, 2015, the Board of Directors of the Company approved the 2015 Equity Plan, which is administrated by the Board of Directors. The Company operates the share option scheme primarily for the purpose of providing incentives and rewards to eligible participants (including key management and other employees of the Group) who contribute to the long-term growth and profitability of the Group. Eligible participants of the share option scheme are granted options to subscribe for ordinary shares of the Company (the “Old Share Options”). The Old Share Options granted typically have a term of ten years and vest over one to five years based on continued services. Certain of the Old Share Options have market conditions which are taken into account in the determination of the fair value of such options as at the date of grant. Any unvested Old Share Options will vest in full and be cashed out at an amount according to the terms set out in the grant letters upon the occurrence of certain triggering events which the Company considered not probable.

Old Share options do not confer rights on the holders to dividends or to vote at shareholders’ meetings.

A summary of the movements in the number of Old Share Options held by key management personnel of the Group which were granted in respect of their services rendered to the Group during the year ended December 31, 2022 was as follows:

	2022
	Weighted
	average
	exercise price	Number of
	US$ per share	options
At January 1	86.44	144,797
Cancelled during the year	86.44	(144,797)
At December 31	-	-

During the year ended December 31, 2022, all the outstanding Old Share Options were cancelled and the 2015 share option scheme was terminated for no consideration. As a result, the total amount of unrecognized share-based compensation expense related to the Old Share Options of US$6,023,000 was immediately recognized in employee benefit expenses upon the cancellation of the awards.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

25.	SHARE-BASED PAYMENTS (continued)

Equity-settled share-based payment transactions - share option scheme - 2022 Equity Plan and MoneyHero Equity Plan

On December 16, 2022, the Board of Directors of the Company approved the 2022 Equity Plan, which is administrated by the Board of Directors. The Company operates the share option scheme primarily for the purpose of providing incentives and rewards to eligible participants (including key management and other employees of the Group) who contribute to the long-term growth and profitability of the Group. Eligible participants of the share option scheme are granted options to subscribe for ordinary shares of the Company (the “2022 Share Options”). The 2022 Share Options granted typically have a term of ten years and vest over 45 to 48 months based on continued services. Certain of the 2022 Share Options have other vesting conditions relating to the performance of the Group which are non-market performance vesting conditions and are included in the assumptions about the number of equity instruments that are expected to vest. Upon the occurrence of certain triggering events, 50% of the unvested 2022 Share Options will vest, and the remaining 50% will vest on the first anniversary of such event, with certain conditions such as the participants’ continued employment with the Group. Upon the occurrence of such event, the Board of Directors may (in its sole discretion), with respect to any or all of the 2022 Share Options that are outstanding and vested at such time, take certain actions including, and depending on the conditions, (a) to provide for the assumption, substitution or continuation of such vested 2022 Share Options or the adjustment of performance criteria or acceleration of vesting; (b) to cash out the excess of fair market value of the share of the Company to be awarded over the exercise price of the 2022 Share Options; (c) to unilaterally terminate all or any portion of such vested 2022 Share Options for no consideration if the exercise price of the 2022 Share Options equals to or exceeds the fair market value of the share of the Company; or (d) to convert into equity securities of the listing vehicle in applicable cases.

2022 Share Options do not confer rights on the holders to dividends or to vote at shareholders’ meetings.

Following the consummation of the Capital Reorganization (note 1), all outstanding share options under the 2022 Equity Plan were replaced by share options issued under the Company’s new equity plan (the “MoneyHero Share Options” issued under “MoneyHero Equity Plan”) at an exchange ratio of 0.307212 MoneyHero Share Options for each of the 2022 Share Option. There was no incremental fair value in addition to the original grant-date fair value of original 2022 Share Options to be recognized.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

25.	SHARE-BASED PAYMENTS (continued)

Equity-settled share-based payment transactions - share option scheme - 2022 Equity Plan and MoneyHero Equity Plan (continued)

A summary of the movements in the number of share options under the 2022 Equity Plan, which was subsequently replaced by the MoneyHero Share Options, held by employees and key management personnel of the Group which were granted in respect of their services rendered to the Group is as follows:

	2024		2023
	Weighted		Weighted
	average		average
	exercise price	Number of	exercise price	Number of
	US$ per share	options	US$ per share	options
At January 1,	0.0001	2,879,571	-	-
Granted during the year	0.0001	51,419	0.0001	3,188,929
Forfeited during the year	0.0001	(647,602)	0.0001	(309,358)
Exercised during the year	0.0001	(1,593,333)	-	-
At December 31,	0.0001	690,055	0.0001	2,879,571

The weighted average share price at the date of exercise for share options exercised during the year ended December 31, 2024 was US$1.21 per share (2023: No share options were exercised).

The range of exercise prices and the remaining contractual life of the MoneyHero Share Options held by employees and key management personnel of the Group outstanding as at the end of the reporting period are as follows:

	Remaining contractual life (years)	Exercise price US$ per share	Number of Share Options

2024	8 – 8.15	0.0001	690,055
2023	9 – 9.15	0.0001	2,879,571

The fair values of MoneyHero Share Options granted during the year ended December 31, 2024 were estimated as at the date of grant using a binomial model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used:

Dividend yield (%)	-
Risk-free interest rate (%)	3.94
Exit rate (%)	25
Exercise multiples (%)	220
Volatility (%)	63
Expected life of options (years)	9
Fair value of underlying Ordinary Share (US$ per share)	1.03

The fair values of 2022 Share Options granted during the year ended December 31, 2023 before the Capital Reorganization were estimated as at the date of grant using a binomial model, taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used:

Dividend yield (%)	-
Risk-free interest rate (%)	3.49 - 3.87
Exit rate (%)	25
Exercise multiples (%)	220 - 280
Volatility (%)	60 - 62
Expected life of options (years)	10
Fair value of underlying Ordinary Share (US$ per share)	0.43 - 1.82

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

25.	SHARE-BASED PAYMENTS (continued)

Equity-settled share-based payment transactions - share option scheme - 2022 Equity Plan and MoneyHero Equity Plan (continued)

The Group estimated the expected volatility based on the historical volatility of similar companies that are publicly-traded given the Company has been a private company that lacks information on share price volatility before the Capital Reorganization. The Company selected companies with similar characteristics, including invested capital’s value, business model, risk profiles, position within the industry, and with historical share price information sufficient to meet the contractual lives of the Company’s options. Further, the expected dividend yield was determined to be 0% since the Company had not historically declared or paid dividends nor does it plan to do so in the foreseeable future. The Company also estimated the risk-free interest rates based the yield of U.S. Treasury Strips with maturity life equal to the contractual lives of the options of 10 years. The estimated fair value of the ordinary shares, at the option grant dates, was determined with the assistance from an independent third-party appraiser.

Equity-settled share-based payment transactions – restricted share scheme – MoneyHero Equity Plan

The Group established a Restricted Share Units Scheme (“RSU Scheme”) with the intention of granting restricted share units (“RSU”) to selected employees and certain new joiners. The purpose of this scheme is to acknowledge, reward employee contributions and attract new talents, while also providing incentives to enhance the Group’s performance and maximize value for the benefit of both the Group and its shareholders.

The restricted shares granted under RSU Scheme are Class A ordinary shares, and they are issued without a subscription price. The RSUs are subject to vesting restrictions determined by the employee’s grade and position, as follows:

●	100% vest upon date of grant; or

●	33.3% of the RSUs vest upon the date of grant, followed by 33.3% vest on first anniversary from the date of grant, and 33.4% vest on second anniversary from the date of grant;

●	33.3% of the RSUs vest on the first anniversary from the date of employment, followed by 33.3% vest on second anniversary from the date of employment, and 33.4% vest on third anniversary from the date of employment.

For the year ended December 31, 2024, the Group estimated that approximately 2,076,000 RSUs will be granted to certain employees and new joiners under the RSU Scheme based on an announcement from the CEO to the employees and board approval of the RSU Scheme in October 2024. As services are effectively being rendered by the employees for the RSU earlier than the grant date, an estimated cost of the services is recognized in advance of the grant date in February 2025 when the precise terms and conditions of the RSU Scheme are finalized. Once grant dates are established, the Group will revise the fair value of the RSUs so that the amounts recognized for the services received will ultimately be based on the grant date fair value of the RSUs.

The estimated fair value of the RSUs used to recognize estimated cost of services rendered prior to their grant date was determined using the Chaffee Model for the year ended December 31, 2024. The significant inputs into the model are shown below.

Dividend yield (%)	Nil
Risk-free interest rate (%)	3.84 – 4.97
Expected volatilities (%)	74 - 123
Fair value of underlying Ordinary Share (US$ per share)	1.12

For the year ended December 31, 2024, $1,195,000 of equity-settled share-based payment expense relate to RSUs was charged to the profit or loss.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

25.	SHARE-BASED PAYMENTS (continued)

Equity-settled Transactions – Others

On October 14, 2022, the Company allotted and issued 632,528 Class B Ordinary Shares of US$0.0001 each for non-cash consideration as the compensation to a company controlled by a shareholder of the Company for its assistance as the lead subscriber for the structuring of loan note purchase (see note 20) and other arrangements. The Company measured the fair value of services received indirectly with reference to the fair value of the equity instruments granted as consideration for the services. The fair value of the non-cash consideration of US$882,115 was charged to profit or loss for the year ended December 31, 2022.

The Company has used the market approach to determine the underlying equity value of the Company and thus the fair value of Class B Ordinary Shares. The significant assumptions used in this analysis include, but are not limited to, the derived multiples from comparable companies and other market data. The selection of comparable businesses is based on similar characteristics of the business in which the reporting unit operates giving consideration to risk profiles, size, geography, and diversity of products and services.

On November 6, 2023, the Company allotted and issued 325,000 Class A Ordinary Shares of the Company of US$0.0001 each for the settlement to a third party for its professional services rendered. The Company measured the fair value of services received at the market price of the services, which was $500,000 and charged to profit or loss for the year ended December 31, 2023 (see note 24(d)).

26.	CAPITAL REORGANIZATION

As described in note 1, the Capital Reorganization has been accounted for with reference to the principles of reverse acquisitions as if CGCL is the accounting acquirer and Bridgetown is accounting acquiree. Accordingly, except for the capital structure, these financial statements have been presented as a continuation of the consolidated financial information of CGCL with:

●	the assets and liabilities of CGCL Group recognized and measured at their carrying amounts immediately prior to the Capital Reorganization;

●	the accumulated losses and other equity balances of CGCL Group recognized at their carrying amounts immediately prior to the Capital Reorganization; and the financial information for periods prior to the Capital Reorganization being that of CGCL Group.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

26.	CAPITAL REORGANIZATION (continued)

As Bridgetown, the accounting acquiree, does not meet the definition of a business for the purposes of IFRS 3, the Capital Reorganization is determined to be an acquisition of the net assets of Bridgetown together with an equity-settled share-based payment which is regarded as an issuance of the Company’s ordinary shares in exchange for a stock exchange listing service. The stock exchange listing service has been recorded in profit or loss and measured as the excess of fair value of the Company’s ordinary shares issued to acquire Bridgetown over the fair value of Bridgetown’s identifiable net assets acquired, with the amount expensed as incurred:

The fair value of Bridgetown’s identifiable net assets acquired comprising:

US$

Cash	46,783
Cash held in Trust Account	91,466,681
Warrant liabilities (note a)	(4,993,764)
Net identifiable assets acquired	86,519,700
Less: Fair Value of consideration comprising
10,092,134 Company’s Class A ordinary shares (note b)	62,066,624
14,874,838 Company’s Class B ordinary shares	91,480,254
Total Fair value of consideration	153,546,878
Share-based payment on listing	67,027,178

Notes:

(a)	The warrant liabilities acquired include those in relation to the warrants issued by Bridgetown to Bridgetown’s public investors (Public Warrants) and Bridgetown LLC, the sponsor (Sponsor Warrants). The holders of Bridgetown’s warrants (including public investors and the sponsor) received one warrant of the Company for each Bridgetown’s warrant, resulting in the issuance of 26,282,971 warrants by the Company upon the Capital Reorganization (see note 21).

(b)	Concurrently with the execution of the Initial Merger, the Company, Bridgetown, Bridgetown’s sponsor and CGCL entered into a working capital loan capitalization agreement (the “Working Capital Loan Capitalization Agreement”). Included in the 10,092,134 Class A Ordinary Shares of the Company issued to Bridgetown’s sponsor were 451,839 shares issued pursuant to the Working Capital Loan Capitalization Agreement to settle an aggregate of US$4,518,390 of working capital loans from Bridgetown’s sponsors to Bridgetown.

Professional services fee of US$6,643,367 were incurred to facilitate the listing on NASDAQ via the Capital Reorganization and recognized as administrative and other operating expenses in profit or loss for the year ended December 31, 2023.

27.	RESERVES

The amounts of the Group’s reserves and the movements therein for the current and prior years are presented in the consolidated statement of changes in equity on pages F-6 and F-8 of the financial statements.

The capital, warrant and other reserves mainly represented certain adjustments to equity arising from the Capital Reorganization (note 26), and outstanding Class A Warrants classified as equity measured at fair value upon initial recognition and not subsequently remeasured.

As at December 31, 2024, Class A Warrants with a carrying amount of approximately US$3,085,077 (2023: $3,118,496) were held by a shareholder with significant influence over the Company and key management personnel of the Company.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

28.	NOTES TO THE STATEMENTS OF CASH FLOWS

(a)	Changes in liabilities arising from financing activities

2024	Lease
liabilities
US$

At January 1, 2024	606,061
Changes from financing cash flows	(721,892)
Interest paid classified as operating cash flows	(23,700)

Non-cash transactions:
Remeasurement of lease modifications	866,795
Finance costs accrued	23,700
Exchange realignment	(15,414)
At December 31, 2024	735,550

2023		Lease
	Loan notes	liabilities
	US$	US$
At January 1, 2023	8,745,192	785,687
Changes from financing cash flows	(27,720,827)	(730,908)
Interest paid classified as operating cash flows	-	(48,363)
Non-cash transactions:
New leases and remeasurement of lease modifications	-	549,622
Finance costs accrued	18,975,635	48,363
Exchange realignment	-	1,660
At December 31, 2023	-	606,061

2022		Convertible		Lease
	Loan notes	loans	Bridge loan	Liabilities
	US$	US$	US$	US$
At January 1, 2022	-	4,294,265	12,274,215	486,678
Changes from financing cash flows	22,397,271	12,656,069	610,000	(873,308)
Interest paid classified as operating cash flows	-	-	-	(42,130)
Non-cash transactions:
Finance costs accrued	786,058	2,894,050	4,074,175	42,130
New leases	-	-	-	1,237,069
Remeasurement on lease modifications	-	-	-	(64,390)
Recognition of warrant liabilities	(11,642,006)	-	-	-
Initial recognition of derivative financial instruments	(2,796,131)	(10,024,014)	(842,181)	-
Derecognition of derivative financial instruments	-	735,688	3,229,291	-
Issuance of convertible loan for settlement of bridge loan	-	18,960,000	(18,960,000)	-
Conversion to Preference Shares	-	(29,381,027)	-	-
Other non-cash transactions	-	(135,031)	(385,500)	-
Exchange realignment	-	-	-	(362)
At December 31, 2022	8,745,192	-	-	785,687

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

28.	NOTES TO THE STATEMENTS OF CASH FLOWS (continued)

(b)	Total cash outflow for leases

The total cash outflow for leases included in the statements of cash flows is as follows:

	2024	2023	2022
	US$	US$	US$
Within operating activities	34,826	91,294	199,394
Within financing activities	721,892	730,908	873,308
	756,718	822,202	1,072,702

29.	RELATED PARTY TRANSACTIONS

In addition to the transactions, arrangements and balances detailed elsewhere in these financial statements, the Group had the following transactions with companies controlled by a shareholder with significant influence over the Company and key management personnel on agreed terms between the relevant parties during the years ended December 31, 2024, 2023 and 2022:

	2024	2023	2022
	US$	US$	US$
Finance costs on bridge loan
- Key management personnel	-	-	97,428
- A company controlled by a shareholder with significant influence over the Company	-	-	487,140
Finance costs on convertible loans
- Key management personnel	-	-	77,403
- Companies controlled by a shareholder with significant influence over the Company	-	-	1,679,203
Finance costs on loan notes
- Key management personnel	-	152,468	1,590
- Companies controlled by a shareholder with significant influence over the Company	-	15,013,576	744,727
Revenue earned from companies controlled by a shareholder with significant influence over the Company
- Internet leads generation and marketing service income	103,236	161,451	197,835
- Insurance commission income	1,077,441	695,088	93,593
- Marketing income	75,314	25,161	32,398
Cost of revenue paid to companies controlled by a shareholder with significant influence over the Company	1,425,553	251,140	-
Equity-settled transactions included in general, administrative and other operating expenses (note 25)	-	-	882,115

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

30.	FINANCIAL INSTRUMENTS BY CATEGORY

The carrying amounts of each of the categories of financial instruments as at the end of the reporting period are as follows:

2024

Financial assets

	Financial asset at fair value through other comprehensive income	Financial assets at amortized cost	Total
	US$	US$	US$
2024
Non-current financial asset	600,000	-	600,000
Accounts receivable	-	13,537,896	13,537,896
Financial assets included in deposits and other receivables	-	639,444	639,444
Pledged bank deposits	-	185,336	185,336
Cash and cash equivalents	-	42,521,520	42,521,520

	600,000	56,884,196	57,484,196

Financial liabilities

	Financial liabilities at fair value through profit or loss - designated as such upon initial recognition	Financial liabilities at amortized cost	Total
	US$	US$	US$
2024
Financial liabilities included in accounts and other payable	-	27,403,211	27,403,211
Warrant liabilities	1,392,997	-	1,392,997
Lease liabilities	-	735,550	735,550

	1,392,997	28,138,761	29,531,758

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

30.	FINANCIAL INSTRUMENTS BY CATEGORY (continued)

The carrying amounts of each of the categories of financial instruments as at the end of the reporting period are as follows: (continued)

2023

Financial assets at amortized cost

2023
US$
Accounts receivable	17,236,384
Financial assets included in deposits and other receivables	808,679
Pledged bank deposits	188,745
Cash and cash equivalents	68,641,016
86,874,824

Financial liabilities

	Financial liabilities at fair value through profit or loss - designated as such upon initial recognition	Financial liabilities at amortized cost	Total
	US$	US$	US$
2023
Financial liabilities included in accounts and other payable	-	29,504,114	29,504,114
Warrant liabilities	1,839,808	-	1,839,808
Lease liabilities	-	606,061	606,061

	1,839,808	30,110,175	31,949,983

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

31.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Group’s principal financial instruments are cash and cash equivalents, pledged bank deposits and warrant liabilities. The main purpose of these financial instruments is to finance the Group’s operations. The Group has various other financial assets and liabilities such as accounts receivable, financial assets included in deposits and other receivables, lease liabilities and financial liabilities included in accounts and other payable, which mainly arise directly from its operations.

It is, and has been throughout the year under review, the Group’s policy that no trading in financial instruments shall be undertaken.

The main risks arising from the Group’s financial instruments, assets and liabilities are credit risk, liquidity risk and foreign currency risk. Management reviews and agrees policies for managing each of these risks and they are summarized below.

Credit risk

The Group trades mainly with recognized and creditworthy third parties. Customers who wish to trade on credit terms are normally subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis.

Maximum exposure and year-end staging

The tables below show the credit quality and the maximum exposure to credit risk based on the Group’s credit policy, which is mainly based on past due information unless other information is available without undue cost or effort, and year-end staging classification as at December 31. The amounts presented are gross carrying amounts for financial assets.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

31.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Credit risk (continued)

Maximum exposure and year-end staging (continued)

	12-month ECLs	Lifetime ECLs
				Simplified
	Stage 1	Stage 2	Stage 3	approach	Total
	US$	US$	US$	US$	US$
December 31, 2024
Accounts receivable*	-	-	-	13,644,371	13,644,371
Contract assets*	-	-	-	11,825,444	11,825,444
Financial assets included in deposits and other receivables
- Normal**	639,444	-	-	-	639,444
Pledged bank deposits
- Not yet past due	185,336	-	-	-	185,336
Cash and cash equivalents
- Not yet past due	42,521,520	-	-	-	42,521,520
	43,346,300	-	-	25,469,815	68,816,115
December 31, 2023
Accounts receivable*	-	-	-	17,346,035	17,346,035
Contract assets*	-	-	-	16,024,969	16,024,969
Financial assets included in deposits and other receivables
- Normal**	808,679	-	-	-	808,679
Pledged bank deposits
- Not yet past due	188,745	-	-	-	188,745
Cash and cash equivalents
- Not yet past due	68,641,016	-	-	-	68,641,016
	69,638,440	-	-	33,371,004	103,009,444

*	For accounts receivable and contract assets to which the Group applies the simplified approach for impairment, information is disclosed in notes 14 and 15 to the financial statements.

**	The credit quality of financial assets included in deposits and other receivables is considered to be “normal” when it is not past due and there is no information indicating that the financials had a significant increase in credit risk since initial recognition. Otherwise, the credit quality of the financial assets is considered to be “doubtful”.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

31.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Liquidity risk

The Group monitors its risk to a shortage of funds and considers the maturity of both its financial liabilities and financial assets and projected cash flows from operations. The Group’s objective is to ensure there are adequate funds to meet its liquidity requirements in the short and longer terms.

The maturity profile of the Group’s financial liabilities as at the end of the reporting period, based on the contractual undiscounted payments, is as follows:

	Within 1 year or on demand	1 to 5 years	Total
	US$	US$	US$
2024
Lease liabilities	469,930	304,338	774,268
Financial liabilities included in accounts and other payable	27,403,211	-	27,403,211
	27,873,141	304,338	28,177,479
2023
Lease liabilities	591,361	33,081	624,442
Financial liabilities included in accounts and other payable	29,504,114	-	29,504,114
	30,095,475	33,081	30,128,556

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

31.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES (continued)

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate as a result of changes in foreign exchange rates.

The Group operates across Asia and is exposed to foreign exchange risk arising from foreign currency transactions. The Group’s operating units may have financial instruments denominated in currencies other than their respective functional currencies. They are therefore exposed to foreign currency risk, as the value of the financial instruments denominated in other currencies will fluctuate due to changes in exchange rates. The Group does not hedge foreign currency exposures.

The Group’s senior management monitors and manages the Group’s foreign currency risk exposure position on an ongoing basis, and considers hedging significant foreign currency exposure should the need arise.

The following table demonstrates the sensitivity at the end of the reporting period to a reasonably possible change in the SGD, TWD, MYR, PHP, THB and IDR exchange rates, with all other variables held constant, of the Group’s loss before tax. As HK$ is pegged to US$, the directors of the Company anticipate that there will be no significant movements in the US$/HK$ exchange rates and the exposure on US$ will not be material.

	2024		2023
	Increase/	Increase/	Increase/	Increase/
	(decrease) in	(decrease)	(decrease) in	(decrease)
	foreign	in loss	foreign	in loss
	exchange rate	after tax	exchange rate	after tax
	US$		US$
SGD	3%	(1,527,154)	3%	(1,477,961)
	(3)%	1,527,154	(3)%	1,477,961
TWD	3%	(500,404)	3%	(474,534)
	(3)%	500,404	(3)%	474,534
MYR	3%	(196,365)	3%	(402,719)
	(3)%	196,365	(3)%	402,719
PHP	3%	(635,994)	3%	(576,565)
	(3)%	635,994	(3)%	576,565
THB	3%	(328,388)	3%	(329,276)
	(3)%	328,388	(3)%	329,276
IDR	3%	(183,444)	3%	(184,116)
	(3)%	183,444	(3)%	184,116

Capital management

The primary objectives of the Group’s capital management are to safeguard the Group’s ability to continue as a going concern and to maintain healthy capital ratios in order to support its business and maximize shareholders’ value.

The Group manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Group may return capital to shareholders or issue new shares. No changes were made in the objectives, policies or processes for managing capital during the years ended December 31, 2024 and 2023.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

32.	FAIR VALUE AND FAIR VALUE HIERARCHY OF FINANCIAL INSTRUMENTS

The Group’s management is responsible for determining the policies and procedures for the fair value measurement of financial instruments. At each reporting date, management analyzes the movements in the values of financial instruments and determines the major inputs applied in the valuation. The valuation is reviewed and approved by management.

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Management has assessed that the carrying amounts of financial assets included in accounts receivable, financial assets included in deposits and other receivables, cash and cash equivalents, pledged bank deposits, financial liabilities included in accounts and other payable and lease liabilities reasonably approximate to their fair values largely due to the short term maturities/no fixed terms of repayment of these instruments or because the effect of discounting not reflected in the carrying amounts of these instruments are not material. The fair values of the non-current portion of deposits and lease liabilities have been calculated and assessed mainly by discounting the expected future cash flows using rates currently available for instruments with similar terms, credit risk and remaining maturities, as appropriate. The changes in fair value as a result of the Group’s own non-performance risk for interest-bearing borrowings and lease liabilities as at December 31, 2024 and 2023 were assessed to be insignificant.

The fair values of non-current financial asset represents an unlisted equity investment designated at fair value through other comprehensive income have been estimated using a market-based valuation technique based on assumptions that are not supported by observable market prices or rates. The valuation requires the management to determine comparable companies (peers) based on industry, size, leverage and strategy, and to calculate the enterprise value to sales (“EV/S”) multiple for each comparable company identified. The multiple is calculated by dividing the enterprise value of the comparable company by a sales measure. The trading multiple is then discounted for considerations such as illiquidity. The discounted multiple is applied to the corresponding sales measure of the unlisted equity investments to measure the equity value. The value of the unlisted equity investment is further derived from by option pricing model (OPM) based on calculated equity value. Management believe that the estimated fair value resulting from the valuation techniques, which are recorded in the consolidated statement of financial position, and the related changes in fair value, which are recorded in other comprehensive income, are reasonable, and that they were the most appropriate values at the end of the reporting period. The carrying amount and the estimated fair value of the non-current financial asset are US$600,000 and US$600,000, respectively as of December 31, 2024.

For the fair value of the unlisted equity investments at fair value through other comprehensive income, management has estimated the potential effect of using reasonably possible alternatives as inputs to the valuation model.

Below is a summary of significant unobservable inputs to the non-current financial asset together with a quantitative sensitivity analysis as at December 31, 2024:

	Valuation technique	Significant unobservable input	Range	Sensitivity of fair value to the input
Unlisted equity investments	Valuation multiples	Average EV/S multiple of peers	4.82	10% increase/decrease in multiple would result in increase/ decrease in fair value by US$45,797
		Volatility	50%	10% increase/decrease in volatility would result in decrease/ increase in fair value by US$6,060

The derivative financial instruments and warrant liabilities are initially recognized at fair value and are subsequently remeasured at fair value at the end of each reporting period. The fair value measurement of the derivative financial instruments and warrant liabilities, except for Public Warrants and Sponsor Warrants issued upon the Capital Reorganization, are measured using significant unobservable inputs, as further detailed in notes 19, 20 and 21 to the financial statements, and categorized within Level 3 fair value measurement. Public Warrants and Sponsor Warrants issued upon the Capital Reorganization (note 21) that are accounted for as a derivative financial liability and measured at fair value at each reporting date are Level 1 Instruments.

During the year, there were no transfers of fair value measurements between Level 1 and Level 2 and no transfers into or out of Level 3 for financial liabilities (2023: Nil). As at December 31, 2024 and 2023, the Group had no financial instrument measured at fair value which was categorized within Level 1 or Level 2 fair value measurement, except for the Public Warrants and Sponsor Warrants.

MONEYHERO LIMITED

NOTES TO FINANCIAL STATEMENTS

33.	LOSS PER SHARE ATTRIBUTABLE TO ORDINARY EQUITY HOLDERS OF THE COMPANY

The calculation of the basic loss per share amounts is based on the loss for the year attributable to ordinary equity holders, and the weighted average number of ordinary shares of in issue during the period.

	2024	2023	2022
	US$	US$	US$
	per share	per share	per share

Basic and diluted loss per share
Total basic and diluted loss per share attributable to the ordinary equity holders of the Company	(0.94)	(17.92)	(102.43)

	2024	2023	2022
	US$	US$	US$
Loss
Loss attributable to the equity shareholders of the Company	37,787,339	172,600,513	49,441,815

	2024	2023	2022

Number of shares
Weighted-average number of ordinary shares	40,404,943	9,632,562	482,689

The computation of basic and diluted loss per Class A and Class B ordinary share are the same as the Class A and Class B ordinary shares have the same rights to participate in profits and losses and are all treated as ordinary shares on an as converted basis.

No adjustment has been made to the basic loss per share amounts presented for the years ended December 31, 2024, 2023 and 2022 in respect of a dilution as the impact of the warrants, preference shares, convertible loans and share options outstanding have an anti-dilutive effect on the basic loss per share amounts presented.

34.	APPROVAL OF THE FINANCIAL STATEMENTS

The financial statements were approved and authorized for issue by the board of directors on May 6, 2025.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The PubCo Articles provide for indemnification of PubCo’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own dishonesty, willful default or fraud.

PubCo has entered into indemnification agreements with its directors and executive officers, agreeing to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was its director or officer. Except with respect to expenses to be reimbursed by it in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Not applicable.

Item 8. Exhibits and Financial Statement Schedules.

			Incorporation by Reference
Exhibit No.	Description	Filed Herewith	Form	File No.	Exhibit No.	Filing Date
2.1+	Business Combination Agreement, dated as of May 25, 2023, by and among Bridgetown Holdings Limited, PubCo, Gemini Merger Sub 1, Gemini Merger Sub 2 and CompareAsia Group Capital Limited.		F-4	333-274454	2.1	September 11, 2023
3.1	Second Amended and Restated Memorandum and Articles of Association of PubCo		20-F	001-41838	1.1	October 20, 2023
5.1	Opinion of Walkers (Singapore) Limited Liability Partnership as to validity of PubCo Class A Ordinary Shares and certain PubCo Warrants.		F-1	333-275205	5.1	November 8, 2024
5.2	Opinion of Cooley LLP as to validity of certain PubCo Warrants.		F-1	333-275205	5.2	November 8, 2024
10.1+	Company Holders Support and Deed, dated as of May 25, 2023, by and among Bridgetown Holdings Limited, PubCo, CompareAsia Group Capital Limited and the other parties named therein.		F-4	333-274454	10.1	September 11, 2023
10.2+	Sponsor Support and Lock-Up Agreement and Deed, dated as of May 25, 2023, by and among Bridgetown Holdings Limited, PubCo and CompareAsia Group Capital Limited.		F-4	333-274454	10.2	September 11, 2023
10.3	Registration Rights Agreement, dated as of May 25, 2023, by and among Bridgetown Holdings Limited, Bridgetown LLC, PubCo and the undersigned parties listed as “Holders” thereto.		F-4	333-274454	10.3	September 11, 2023
10.4	Assignment, Assumption and Amendment Agreement, dated as of May 25, 2023, by and among Continental Stock Transfer & Trust Company, PubCo and Bridgetown Holdings Limited.		F-4	333-274454	10.4	September 11, 20233
10.5	PubCo Class A Warrant Instrument.		20-F	001-41838	2.2	October 20, 2023
10.6	PubCo Class A Warrant Agreement.		20-F	001-41838	2.3	October 20,2023
10.7	2023 Equity Incentive Plan.		20-F	001-41838	4.5	October 20,2023
10.8	Form of Indemnification Agreement		20-F	001-41838	4.6	October 20, 2023
21.1	List of subsidiaries of PubCo.		20-F	001-41838	8.1	October 20, 2023
23.1	Consent of Ernst & Young.	X
107	Filing Fee Table.		F-1	333-275205	107	January 8, 2024
24.1	Power of Attorney (included on the signature page of this Registration Statement)
101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Exhibit 101 Inline XBRL document set

†	Previously filed.

+	Schedules and annexes have been omitted.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 27, 2025.

MoneyHero Limited

By:	/s/ Danny Leung
Name:	Danny Leung
Title:	Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rohith Murthy	Chief Executive Officer and Director	May 27, 2025
(principal executive officer)

/s/ Danny Leung	Interim Chief Financial Officer & Group	May 27, 2025
Danny Leung	Director of Finance (principal financial
officer and principal accounting officer)

*	Director	May 27, 2025
Kenneth Chan

*	Director	May 27, 2025
Derek Fong

*	Director	May 27, 2025
Steven Teichman

*	Director	May 27, 2025
Marc Syz

*	Director	May 27, 2025
Susanna Lee

*	Director	May 27, 2025
Daniel Wang

*	Director	May 27, 2025
Wallace Pai

By:	/s/ Danny Leung
Danny Leung
As Attorney-in-Fact

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Rohith Murthy or Danny Leung acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post- effective amendments, of MoneyHero Limited, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rohith Murthy	Chief Executive Officer and Director	May 27, 2025
(principal executive officer)

/s/ Danny Leung	Interim Chief Financial Officer & Group	May 27, 2025
Danny Leung	Director of Finance (principal financial
officer and principal accounting officer)

/s/ Kenneth Chan	Director	May 27, 2025
Kenneth Chan

/s/ Derek Fong	Director	May 27, 2025
Derek Fong

/s/ Steven Teichman	Director	May 27, 2025
Steven Teichman

/s/ Marc Syz	Director	May 27, 2025
Marc Syz

/s/ Susanna Lee	Director	May 27, 2025
Susanna Lee

/s/ Daniel Wang	Director	May 27, 2025
Daniel Wang

/s/ Wallace Pai	Director	May 27, 2025
Wallace Pai

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MoneyHero Limited has signed this registration statement or amendment thereto in New York on May 27, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.